Filed Pursuant to Rule 424B5
Registration File No.: 333-130786

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 9, 2007)

$3,025,841,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
CIBC Inc.
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19. The assets of the issuing entity will primarily be 241 fixed rate mortgage loans secured by first liens on 314 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2007-CIBC19 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement. The Series 2007-CIBC19 certificates are interests in the issuing entity only and are not interests in or obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-CIBC19 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 12th day of each month, commencing on July 12, 2007.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$52,983,000		5.5380%	Fixed	January 12, 2012	Aaa/AAA	February 12, 2049
Class A-2(6)	$151,614,000		5.8150%	Fixed(7)	June 12, 2012	Aaa/AAA	February 12, 2049
Class A-3(6)	$180,000,000		5.7470%	WAC(8)	February 12, 2017	Aaa/AAA	February 12, 2049
Class A-4(6)	$1,195,030,000		5.7470%	WAC(8)	April 12, 2017	Aaa/AAA	February 12, 2049
Class A-SB(6)	$117,589,000		5.7300%	WAC(9)	October 12, 2016	Aaa/AAA	February 12, 2049
Class A-1A(6)	$595,708,000		5.7470%	WAC(8)	May 12, 2017	Aaa/AAA	February 12, 2049
Class X	$3,275,606,503	(10)	0.0123%	Variable(11)	March 12, 2017	Aaa/AAA	February 12, 2049
Class A-M	$327,561,000		5.7470%	WAC(8)	May 12, 2017	Aaa/AAA	February 12, 2049
Class A-J	$262,048,000		5.7470%	WAC(8)	May 12, 2017	Aaa/AAA	February 12, 2049
Class B	$24,567,000		5.7470%	WAC(8)	June 12, 2017	Aa1/AA+	February 12, 2049
Class C	$36,851,000		5.7470%	WAC(8)	June 12, 2017	Aa2/AA	February 12, 2049
Class D	$32,756,000		5.7470%	WAC(8)	June 12, 2017	Aa3/AA−	February 12, 2049
Class E	$49,134,000		5.7470%	WAC(8)	June 12, 2017	A2/A	February 12, 2049

(Footnotes on table on page S-9)

You should carefully consider the risk factors beginning on page S-40 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Bear, Stearns & Co. Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and CIBC World Markets Corp. are acting as co-lead managers for this offering. Bear, Stearns & Co. Inc. is acting as co-manager for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.
The underwriters expect to deliver the offered certificates to purchasers in book entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 14, 2007. We expect to receive from this offering approximately 100.1% of the initial aggregate principal balance of the offered certificates, plus accrued interest from June 1, 2007, before deducting expenses payable by us.

JPMorgan	CIBC World Markets

                                                        Bear, Stearns & Co. Inc.

June 5, 2007

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19

Idaho
1 property
$1,278,200
0.0% of total
Nebraska
1 property
$7,743,368
0.2% of total
Missouri
2 properties
$10,072,392
0.3% of total
North Dakota
3 properties
$12,350,000
0.4% of total
Minnesota
2 properties
$7,500,000
0.2% of total
Iowa
1 property
$660,000
0.0% of total
Wisconsin
2 properties
$11,018,800
0.3% of total
Indiana
14 properties
$93,380,000
2.9% of total
Ohio
12 properties
$121,223,264
3.7% of total
New York
17 properties
$406,122,000
12.4% of total
Washington
4 properties
$21,704,417
0.7% of total
Illinois
20 properties
$290,341,898
8.9% of total
Michigan
21 properties
$70,048,889
2.1% of total
Pennsylvania
24 properties
$309,672,000
9.5% of total
Massachusetts
11 properties
$103,258,568
3.2% of total
Oregon
2 properties
$9,818,100
0.3% of total
Connecticut
3 properties
$62,848,460
1.9% of total
New Jersey
14 properties
$136,338,284
4.2% of total
Utah
11 properties
$96,704,210
3.0% of total
Delaware
2 properties
$17,400,000
0.5% of total
Nevada
1 property
$9,000,000
0.3% of total
District of Columbia
1 property
$3,960,000
0.1% of total
Virginia
4 properties
$27,551,776
0.8% of total
Maryland
9 properties
$62,537,913
1.9% of total
California
20 properties
$225,094,328
6.9% of total
North Carolina
9 properties
$36,046,437
1.1% of total
West Virginia
1 property
$4,500,000
0.1% of total
Arizona
11 properties
$140,355,144
4.3% of total
Colorado
5 properties
$74,270,000
2.3% of total
Georgia
10 properties
$34,790,775
1.1% of total
South Carolina
3 properties
$37,130,718
1.1% of total
Louisiana
5 properties
$35,481,072
1.1% of total
Kentucky
7 properties
$38,621,581
1.2% of total
Kansas
2 properties
$8,172,000
0.2% of total
Florida
13 properties
$266,615,222
8.1% of total
Oklahoma
2 properties
$25,100,000
0.8% of total
Texas
31 properties
$347,221,986
10.6% of total
Arkansas
3 properties
$4,672,100
0.1% of total
Mississippi
3 properties
$15,058,000
0.5% of total
Tennessee
7 properties
$89,844,000
2.7% of total
< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

599 Lexington Avenue — New York, NY

LOWE'S

River City Marketplace — Jacksonville, FL

PENSKE

Green Hills Corporate Center — Reading, PA

Sabre Headquarters — Southlake, TX

FUJITSU

Cabot Industrial Portfolio V — Various

Crowne Plaza Metro Chicago — Chicago, IL

St. Julien Hotel & Spa — Boulder, CO

Marriott – Farmington — Farmington, CT

Doubletree Guest Suites — Plymouth Meeting, PA

Temple U Health
System Headquarters — Philadelphia, PA

Summary of Certificates	S-9
Summary of Terms	S-11
Risk Factors	S-40
Geographic Concentration Entails Risks	S-40
Risks Relating to Mortgage Loan Concentrations	S-41
Risks Relating to Enforceability of Cross-Collateralization	S-43
The Borrower’s Form of Entity May Cause Special Risks	S-44
Ability to Incur Other Borrowings Entails Risk	S-45
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date	S-49
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-50
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-50
Tenant Concentration Entails Risk	S-52
Certain Additional Risks Relating to Tenants	S-53
Substitution of Mortgaged Properties May Lead to Increased Risks	S-54
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-54
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-55
Tenant Bankruptcy Entails Risks	S-55
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-55
Retail Properties Have Special Risks	S-56
Office Properties Have Special Risks	S-57
Hotel Properties Have Special Risks	S-58
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-59
Multifamily Properties Have Special Risks	S-59
Industrial Properties Have Special Risks	S-61
Manufactured Housing Community Properties Have Special Risks	S-62
Mixed-Use Facilities Have Special Risks	S-63
Self Storage Properties Have Special Risks	S-63
Parking Garage Facilities Have Special Risks	S-64
Risks Relating to Certain Assistance Programs	S-64
Lack of Skillful Property Management Entails Risks	S-64
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-65
Condominium Ownership May Limit Use and Improvements	S-65
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-66
Limitations of Appraisals	S-67
Risks Relating to Underwritten Net Cash Flow	S-68
Potential Conflicts of Interest	S-68
Special Servicer May Be Directed to Take Actions	S-70
Bankruptcy Proceedings Entail Certain Risks	S-71
Risks Relating to Prepayments and Repurchases	S-72
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-74
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-75
Risks Relating to Interest on Advances and Special Servicing Compensation	S-75
Risks of Limited Liquidity and Market Value	S-75
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-75
Subordination of Subordinate Offered Certificates	S-76
Limited Information Causes Uncertainty	S-76
Environmental Risks Relating to the Mortgaged Properties	S-76
Tax Considerations Relating to Foreclosure	S-77
Risks Associated with One Action Rules	S-77

SCHEDULE I	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS
ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2007-CIBC19 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the Series 2007-CIBC19 certificates;

Summary of Terms, commencing on page S-11 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2007-CIBC19 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-40 of this prospectus supplement, which describe risks that apply to the Series 2007-CIBC19 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-214 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)(i)    IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT IN ACQUIRING, HOLDING, MANAGING, OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS AND (ii) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE CERTIFICATES OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES WHERE THE ISSUE OF THE CERTIFICATES WOULD OTHERWISE CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’);

(B)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(C)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

Summary of Certificates

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/S&P)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$52,983,000		30.000%	Fixed	January 12, 2012	5.5380%	2.68	Aaa/AAA	7/07-1/12
A-2(6)	$151,614,000		30.000%	Fixed(7)	June 12, 2012	5.8150%	4.92	Aaa/AAA	2/12-6/12
A-3(6)	$180,000,000		30.000%	WAC(8)	February 12, 2017	5.7470%	8.39	Aaa/AAA	4/14-2/17
A-4(6)	$1,195,030,000		30.000%	WAC(8)	April 12, 2017	5.7470%	9.79	Aaa/AAA	2/17-4/17
A-SB(6)	$117,589,000		30.000%	WAC(9)	October 12, 2016	5.7300%	7.14	Aaa/AAA	1/12-10/16
A-1A(6)	$595,708,000		30.000%	WAC(8)	May 12, 2017	5.7470%	9.53	Aaa/AAA	7/07-5/17
X	$3,275,606,503	(10)	N/A	Variable(11)	March 12, 2017	0.0123%	N/A	Aaa/AAA	N/A
A-M	$327,561,000		20.000%	WAC(8)	May 12, 2017	5.7470%	9.91	Aaa/AAA	5/17-5/17
A-J	$262,048,000		12.000%	WAC(8)	May 12, 2017	5.7470%	9.91	Aaa/AAA	5/17-5/17
B	$24,567,000		11.250%	WAC(8)	June 12, 2017	5.7470%	9.93	Aa1/AA+	5/17-6/17
C	$36,851,000		10.125%	WAC(8)	June 12, 2017	5.7470%	9.99	Aa2/AA	6/17-6/17
D	$32,756,000		9.125%	WAC(8)	June 12, 2017	5.7470%	9.99	Aa3/AA−	6/17-6/17
E	$49,134,000		7.625%	WAC(8)	June 12, 2017	5.7470%	9.99	A2/A	6/17-6/17
Non-Offered Certificates
F	$36,851,000		6.500%	WAC(8)	N/A	5.7470%	N/A	A3/A−	N/A
G	$40,945,000		5.250%	WAC(8)	N/A	5.7470%	N/A	Baa1/BBB+	N/A
H	$32,756,000		4.250%	WAC(8)	N/A	5.7470%	N/A	Baa2/BBB	N/A
J	$40,945,000		3.000%	WAC(8)	N/A	5.7470%	N/A	Baa3/BBB−	N/A
K	$8,189,000		2.750%	Fixed(7)	N/A	5.4700%	N/A	Ba1/BB+	N/A
L	$8,189,000		2.500%	Fixed(7)	N/A	5.4700%	N/A	Ba2/BB	N/A
M	$16,378,000		2.000%	Fixed(7)	N/A	5.4700%	N/A	Ba3/BB−	N/A
N	$8,189,000		1.750%	Fixed(7)	N/A	5.4700%	N/A	B1/B+	N/A
P	$4,094,000		1.625%	Fixed(7)	N/A	5.4700%	N/A	B2/B	N/A
Q	$12,284,000		1.250%	Fixed(7)	N/A	5.4700%	N/A	B3/B−	N/A
NR	$40,945,503		N/A	Fixed(7)	N/A	5.4700%	N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement. The rated final distribution date for each class of certificates is February 12, 2049. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.
(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.
(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
(6)	For purposes of making distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 182 mortgage loans, representing approximately 81.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 59 mortgage loans, representing approximately 18.2% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 100.0% of all the mortgage loans secured by multifamily and manufactured housing community properties.
So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates, interest and principal distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balances of the Class A-4 and Class A-SB certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata.
(7)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-2, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months); provided, that the pass-through rate applicable to the Class A-2 certificates on the first distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).
(8)	The pass-through rates applicable to the Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).
(9)	The pass-through rate applicable to the Class A-SB certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.0170%.
(10)	The notional amount of the Class X certificates will be equal to the aggregate of the certificate balances of each class of certificates (other than the Class X, Class R and Class LR certificates).
(11)	The pass-through rate on the Class X certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net interest rates for all of the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on all of the other certificates (other than the Class R and Class LR certificates), weighted on the basis of their respective certificate balances immediately prior to that distribution date. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

The Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

Summary of Terms

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this prospectus supplement.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, and CIBC Inc., a Delaware corporation. JP Morgan Chase Bank, N.A. is also an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the underwriters. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this prospectus supplement.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	125	$1,811,091,702	55.3%	52.8%	66.7%
CIBC Inc.	116	1,464,514,801	44.7	47.2	33.3
Total	241	$3,275,606,504	100.0%	100.0%	100.0%

Master Servicers	Capmark Finance Inc., a California corporation, will act as master servicer with respect to 125 of the mortgage loans, representing approximately 55.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (83 mortgage loans in loan group 1, representing approximately 52.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 42 mortgage loans in loan group 2, representing approximately 66.7% of the aggregate principal balance of the mortgage loans in loan group 2). The principal commercial mortgage servicing offices of the Capmark Finance Inc. are located at 116 Welsh Road, Horsham, Pennsylvania 19044, and its telephone number is
(215) 328-1258. See ‘‘Transaction Parties—The Master Servicers—Capmark Finance Inc.’’ in this prospectus supplement.

Wells Fargo Bank, N.A., a national banking association, will act as master servicer with respect to 116 of the mortgage loans, representing approximately 44.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (99 mortgage loans in loan group 1, representing approximately 47.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 17 mortgage loans in loan group 2, representing approximately 33.3% of the aggregate principal balance of the mortgage loans in loan group 2). The principal commercial mortgage servicing offices of Wells Fargo Bank, N.A. are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. See ‘‘Transaction Parties—The Master Servicers—Wells Fargo Bank, N.A.’’ in this prospectus supplement.

The master servicers will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement and will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans in the trust fund and the companion loans that are not part of the trust fund.

The 599 Lexington Avenue loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. The master servicer of the 599 Lexington Avenue whole loan under the 2007-LDP10 pooling and servicing agreement is Midland Loan Services, Inc., a Delaware corporation. The servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

The AmeriCold Portfolio loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18,

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18. The primary servicer of the AmeriCold Portfolio whole loan under the 2007-CIBC18 pooling and servicing agreement is Midland Loan Services, Inc.

Special Servicer	LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing office of LNR Partners, Inc. is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

The 599 Lexington Avenue loan will be specially serviced under the 2007-LDP10 pooling and servicing agreement. The special servicer of the 599 Lexington Avenue whole loan under the 2007-LDP10 pooling and servicing agreement is J.E. Robert Company, Inc., a Virginia corporation. The primary servicing offices of J.E. Robert Company, Inc. are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

The AmeriCold Portfolio whole loan will be specially serviced under the 2007-CIBC18 pooling and servicing agreement. The special servicer of the AmeriCold Portfolio whole loan under the 2007-CIBC18 pooling and servicing agreement is LNR Partners, Inc.

Trustee and Paying Agent	LaSalle Bank National Association, a national banking association, with its corporate trust office located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, JP Morgan 2007-CIBC19 and its telephone number is (312) 904-6342. See ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the 599 Lexington Avenue loan and the AmeriCold Portfolio loan for which Wells Fargo Bank, N.A., as trustee, is the mortgagee of record under each of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 and the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, respectively.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, and CIBC Inc., a Delaware corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and CIBC Inc. originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor. CIBC Inc. is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘Risk Factors—Potential Conflicts of Interest.’’

Cut-off Date	With respect to each mortgage loan, the due date of the related mortgage loan in June 2007, or, June 1, 2007, with respect to those mortgage loans that were originated in May 2007 and have their first due date in July 2007.

Closing Date	On or about June 14, 2007.

Distribution Date	The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in July 2007.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Transaction Overview

On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicers, the special servicer and the trustee. The master servicers will service the mortgage loans (other than the specially serviced mortgage loans, the 599 Lexington Avenue loan and the AmeriCold Portfolio loan) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2007-CIBC19:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class X

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

•	Class E

The Series 2007-CIBC19 certificates will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus: Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class NR, Class R and Class LR.

The Series 2007-CIBC19 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 241 fixed rate mortgage loans secured by first liens on 314 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$52,983,000
Class A-2	$151,614,000
Class A-3	$180,000,000
Class A-4	$1,195,030,000
Class A-SB	$117,589,000
Class A-1A	$595,708,000
Class X	$3,275,606,503
Class A-M	$327,561,000
Class A-J	$262,048,000
Class B	$24,567,000
Class C	$36,851,000
Class D	$32,756,000
Class E	$49,134,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	5.5380%
Class A-2	5.8150	%(1)
Class A-3	5.7470	%(2)
Class A-4	5.7470	%(2)
Class A-SB	5.7300	%(3)
Class A-1A	5.7470	%(2)
Class X	0.0123	%(4)
Class A-M	5.7470	%(2)
Class A-J	5.7470	%(2)
Class B	5.7470	%(2)
Class C	5.7470	%(2)
Class D	5.7470	%(2)
Class E	5.7470	%(2)

(1)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class A-2 certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months); provided, that the pass-through rate applicable to the Class A-2 certificates on the first distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(2)	The pass-through rates applicable to the Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(3)	The pass-through rate applicable to the Class A-SB certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.0170%.

(4)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class X, Class R and Class LR certificates). The pass-through rate on the Class X certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net interest rates for all of the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on all of the other certificates (other than the Class R and Class LR certificates), weighted on the basis of their respective certificate balances immediately prior to that distribution date, which will be calculated as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

B. Interest Rate Calculation Convention	Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’

For purposes of calculating the pass-through rates on each of the classes of certificates with a pass-through rate that is based on, limited by, or equal to the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions— Pass-Through Rates’’ and ’’—Interest Distribution Amount’’ in this prospectus supplement.

C. Servicing and Administration Fees
The master servicers and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the 599 Lexington Avenue loan and the AmeriCold Portfolio loan) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.0200% to 0.1100%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (excluding the 599 Lexington Avenue loan and the AmeriCold Portfolio loan, which will be subject to a special servicing fee pursuant to the 2007-LDP10 pooling and servicing agreement and the 2007-CIBC18 pooling and servicing agreement, respectively) that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicers and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the 599 Lexington Avenue loan and the AmeriCold Portfolio loan) in the trust fund at the trustee fee rate equal to a per annum rate of 0.00063%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Distributions

A. Amount and Order of Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates: To pay interest concurrently: (a) on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1; (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2; and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution: (a)(1) first, to principal on the Class A-SB certificates, in an amount equal to funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Schedule I to this prospectus supplement, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1)

above have been made and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then to principal on the Class A-3 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3 certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero, and (6) then to principal on the Class A-SB certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero; and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the certificate balances of the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the

Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates), to principal on the Class A-M certificates, until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Class E certificates: To the Class E certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Tenth/Non-offered certificates: In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 182 mortgage loans, representing approximately 81.8% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 59 mortgage loans, representing approximately 18.2% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 100.0% of all the mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and Principal Entitlements
A description of the interest entitlement of each class of offered certificates can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of offered certificates entitled to principal on a particular distribution date can be found in ‘‘Description of the Certificates—Distributions— Principal Distribution Amount’’ in this prospectus supplement.

C. Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates as described in ‘‘Description of the Certificates —Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this prospectus supplement). No principal payments or mortgage loan losses will be allocated to the Class X, Class R or Class LR certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.

*	The Class X certificates are interest-only certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement or interest rate protection will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X, Class R or Class LR certificates) will reduce the certificate balance of that class of certificates.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicers, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicers are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates to the extent described in this prospectus supplement). See ‘‘Description of the Certificates—Distributions— Priority’’ in this prospectus supplement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic mortgage loan payment with respect to a mortgage loan serviced by such master servicer (unless a master servicer or the special servicer determines that the advance would be non-recoverable). The master servicers will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. There may be other circumstances in which the master servicers will not be required to advance one full month of principal and/or interest. If a master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. See ‘‘Description of the Certificates— Advances’’ in this prospectus supplement.

B. Property Protection Advances	Each master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If a master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

C. Interest on Advances	The master servicers, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement and ‘‘Description of the Certificates —Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 241 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 314 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $3,275,606,504.

The 599 Lexington Avenue loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $225,000,000 and representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of four mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans, evidenced by promissory note A2, is the 599 Lexington Avenue loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A1, is part of the split loan structure, but is not included in the trust and is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. The third and fourth of these mortgage loans, evidenced by promissory notes A3 and A4, respectively, are part of the split loan structure but are not included in the trust. The 599 Lexington Avenue A1 pari passu companion loan, the 599 Lexington Avenue A3 pari passu companion loan and the 599 Lexington Avenue A4 pari passu companion loan (collectively, the 599 Lexington Avenue pari passu companion loans) are pari passu in right of payment with the 599 Lexington Avenue loan and have outstanding principal balances as of the cut-off date of $225,000,000, $150,000,000 and $150,000,000, respectively.

The 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans will be serviced in accordance with the 2007-LDP10 pooling and servicing agreement by the 599 Lexington Avenue master servicer and the 599 Lexington Avenue special servicer, and in accordance with the applicable servicing standards provided in the 2007-LDP10 pooling and servicing agreement. In addition, the holders of the 599

Lexington Avenue whole loan that represent a majority of the aggregate outstanding principal balance of the 599 Lexington Avenue whole loan will have certain consent rights, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the 599 Lexington Avenue master servicer and/or the 599 Lexington Avenue special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the 599 Lexington Avenue loan that is included in the trust. Additionally, any holder of the 599 Lexington Avenue whole loan will have a right to consult on a non-binding basis with the 599 Lexington Avenue master servicer or the 599 Lexington Avenue special servicer. See ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the 599 Lexington Avenue loan is the aggregate principal balance of the 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans.

The AmeriCold Portfolio loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $35,000,000 and representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of five mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans, evidenced by promissory note A-2C, is the AmeriCold Portfolio loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A-2A, is part of the split loan structure, but is not included in the trust and is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18. The third, fourth and fifth of these mortgage loans, evidenced by promissory notes A-2B, A-1A and A-1B, respectively, are part of the split loan structure but are not included in the trust. The AmeriCold Portfolio A-2A pari passu companion loan, the AmeriCold Portfolio A-2B pari passu companion loan, the AmeriCold Portfolio A-1A pari passu companion loan and the AmeriCold Portfolio A-1B pari passu companion loan (collectively, the AmeriCold

Portfolio pari passu companion loans) are pari passu in right of payment with the AmeriCold Portfolio loan and have outstanding principal balances as of the cut-off date of $70,000,000, $35,000,000, $180,000,000 and $30,000,000, respectively.

The AmeriCold Portfolio loan and the AmeriCold Portfolio pari passu companion loans will be serviced in accordance with the 2007-CIBC18 pooling and servicing agreement by the AmeriCold Portfolio primary servicer and the AmeriCold Portfolio special servicer, and in accordance with the servicing standards provided in the 2007-CIBC18 pooling and servicing agreement. In addition, the holder of the AmeriCold Portfolio A-1A pari passu companion loan (the directing certificateholder of the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4 will be the holder of the AmeriCold Portfolio A-1A pari passu companion loan for this purpose), will have the right, subject to certain conditions set forth in the related intercreditor agreement, to direct the AmeriCold Portfolio primary servicer and/or the AmeriCold Portfolio special servicer, and or consent, with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the AmeriCold Portfolio loan that is included in the trust. See ‘‘Description of the Mortgage Pool— The AmeriCold Portfolio Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the AmeriCold Portfolio loan is the aggregate principal balance of the AmeriCold Portfolio loan and the AmeriCold Portfolio pari passu companion loans.

Five (5) mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the AB subordinate companion loan not being part of the trust fund. The AB mortgage loans are secured by the related mortgaged properties identified on Annex A-1 to this prospectus supplement as Green Hills Corporate Center, ABB Automation, Inc., Cumberland Tech Center, Holiday Inn Express – Temecula and Veteran’s Parkway, representing in the aggregate approximately 3.8% of the aggregate principal balance of the mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The following table and discussion contains general information regarding the AB mortgage loans:

AB Mortgage Loan	% of Initial Pool Balance	Loan Group	% of Initial Loan Group 1 Balance
Green Hills Corporate Center	2.0%	1	2.4%
ABB Automation, Inc.	0.9%	1	1.1%
Cumberland Tech Center	0.4%	1	0.4%
Holiday Inn Express – Temecula	0.3%	1	0.4%
Veteran’s Parkway	0.2%	1	0.3%

Each AB mortgage loan and its related AB subordinate companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related AB subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related AB subordinate companion loan. The applicable master servicer and the special servicer will service and administer each AB mortgage loan and its AB subordinate companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each AB subordinate companion loan will not be assets of the trust, and will be beneficially owned by the holder of the AB subordinate companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool— AB Mortgage Loan Pairs’’ in this prospectus supplement.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to any AB mortgage loan is calculated without regard to the related AB subordinate companion loan, and in the case of the 599 Lexington

Avenue loan and the AmeriCold Portfolio loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the 599 Lexington Avenue pari passu companion loans and the AmeriCold Portfolio pari passu companion loans, respectively. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool— Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$3,275,606,504	$2,679,897,968	$595,708,536
Number of mortgage loans	241	182	59
Number of mortgaged properties	314	250	64
Number of crossed loan pools	5	1	4
Crossed loan pools as a percentage	4.5%	0.3%	23.2%
Range of mortgage loan principal balances	$997,779 to $225,000,000	$997,779 to $225,000,000	$2,400,000 to $36,500,000
Average mortgage loan principal balances	$13,591,728	$14,724,714	$10,096,755
Range of mortgage rates	5.39600% to 7.60000%	5.39600% to 7.60000%	5.56700% to 6.42000%
Weighted average mortgage rate	5.77243%	5.77502%	5.76078%
Range of original terms to maturity	60 months to 240 months	60 months to 240 months	60 months to 120 months
Weighted average original term to maturity	117 months	117 months	119 months
Range of remaining terms to maturity	56 months to 238 months	56 months to 238 months	58 months to 120 months
Weighted average remaining term to maturity	115 months	115 months	117 months
Range of original amortization term(2)	240 months to 360 months	240 months to 360 months	240 months to 360 months
Weighted average original amortization term(2)	352 months	353 months	345 months
Range of remaining amortization terms(2)	238 months to 360 months	238 months to 360 months	238 months to 360 months
Weighted average remaining amortization term(2)	352 months	353 months	345 months
Range of loan-to-value ratios(3)	32.0% to 80.1%	32.0% to 80.1%	43.6% to 80.0%
Weighted average loan-to-value ratio(3)	74.6%	74.5%	74.8%
Range of loan-to-value ratios as of the maturity date(3)(4)	26.9% to 80.0%	26.9% to 80.0%	28.3% to 80.0%
Weighted average loan-to-value ratio as of the maturity(3)(4)	70.0%	69.7%	71.2%
Range of debt service coverage ratios(5)	1.06x to 2.76x	1.12x to 2.76x	1.06x to 1.80x
Weighted average debt service coverage ratio(5)	1.32x	1.32x	1.29x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Partial Interest-only	42.3%	43.0%	38.8%
Interest-only	39.3%	36.1%	53.7%
Balloon	17.6%	19.9%	7.5%
Fully Amortizing Loans	0.8%	1.0%	0.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes the mortgage loans that are interest-only for the entire term.
(3)	In the case of 28 mortgage loans (identified as Loan Nos. 2, 6, 8, 9, 11, 22, 27, 29, 31, 34, 41, 42, 51, 55, 61, 78, 79, 83, 92, 105, 106, 110, 122, 127, 130, 186, 189, and 228 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the ‘‘as-stabilized’’ values as defined in the related appraisal. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans. In the case of 1 mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the AmeriCold Portfolio loan and the AmeriCold Portfolio pari passu companion loans.
(4)	Excludes the fully amortizing mortgage loans.
(5)	For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the loan. With respect to the 599 Lexington Avenue loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was based on the aggregate cut-off date principal balance and debt service of the 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans. With respect to the AmeriCold Portfolio loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was based on the aggregate cut-off date principal balance and debt service of the AmeriCold Portfolio loan and the AmeriCold Portfolio pari passu companion loans. In the case of 1 mortgage loan (identified as Loan No. 162 on Annex A-1 to this prospectus supplement), the underwritten debt service coverage ratio was calculated net of an $800,000 letter of credit in making such calculation.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group1 Balance	% of Initial Loan Group 2 Balance
Actual/360	239	$3,256,506,504	99.4%	100.0%	96.8%
30/360	2	19,100,000	0.6	0.0	3.2
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest Only	116	$1,384,650,000	42.3%	43.0%	38.8%
Interest Only	63	1,288,356,000	39.3	36.1	53.7
Balloon	61	576,707,886	17.6	19.9	7.5
Subtotal	240	$3,249,713,886	99.2%	99.0%	100.0%
Fully Amortizing Loans
Fully Amortizing	1	$25,892,618	0.8%	1.0%	0.0%
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	204	$2,876,773,477	87.8%	87.6%	88.8%
Yield Maintenance	26	214,858,369	6.6	5.5	11.2
Yield Maintenance, Defeasance/Yield Maintenance	1	85,000,000	2.6	3.2	0.0
Defeasance, Defeasance/Yield Maintenance	4	37,692,112	1.2	1.4	0.0
Defeasance, Defeasance/Fixed Penalty	3	35,963,123	1.1	1.3	0.0
Yield Maintenance/Fixed Penalty	2	15,569,422	0.5	0.6	0.0
Defeasance/Fixed Penalty	1	9,750,000	0.3	0.4	0.0
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	11	$107,500,165	3.3%	3.9%	0.5%
4	197	2,479,366,396	75.7	75.9	74.7
5	7	215,272,000	6.6	8.0	0.0
6	2	10,992,112	0.3	0.4	0.0
7	6	289,571,830	8.8	10.6	0.9
10	15	117,604,000	3.6	0.0	19.7
25	1	13,000,000	0.4	0.5	0.0
37	1	17,600,000	0.5	0.7	0.0
61	1	24,700,000	0.8	0.0	4.1
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	81	$942,385,249	28.8%	35.2%	0.0%
Office	57	820,593,052	25.1	30.6	0.0
Hotel	26	427,073,355	13.0	15.9	0.0
Multifamily	40	393,974,536	12.0	0.0	66.1
Industrial	67	316,488,908	9.7	11.8	0.0
Manufactured Housing	23	198,262,000	6.1	0.0	33.3
Mixed Use	12	124,777,209	3.8	4.5	0.6
Self Storage	7	48,402,194	1.5	1.8	0.0
Parking Garage	1	3,650,000	0.1	0.1	0.0
Total:	314	$3,275,606,504	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 39 states and the District of Columbia. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
New York	17	$406,122,000	12.4%
Texas	31	$347,221,986	10.6%
Pennsylvania	24	$309,672,000	9.5%
Illinois	20	$290,341,898	8.9%
Florida	13	$266,615,222	8.1%
California	20	$225,094,328	6.9%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Loan Group 1 Balance
New York	12	$337,982,000	12.6%
Pennsylvania	23	$305,422,000	11.4%
Texas	23	$281,327,164	10.5%
Florida	12	$251,415,222	9.4%
Illinois	5	$170,395,898	6.4%
California	17	$162,264,328	6.1%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Loan Group 2 Balance
Illinois	15	$119,946,000	20.1%
New York	5	$68,140,000	11.4%
Indiana	8	$68,108,000	11.4%
Texas	8	$65,894,821	11.1%
California	3	$62,830,000	10.5%
New Jersey	1	$34,846,323	5.8%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. The issuing entity may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the issuing entity.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates —Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the issuing entity as a result of a material document defect or a material breach of the representations and warranties made by the related mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, have the option to purchase from the trust any defaulted mortgage loan. Furthermore, the AB subordinate companion loan holders also have a purchase option with respect to the AB mortgage loans, and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans —Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

Tax Status	Elections will be made to treat designated portions of the trust as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each offered certificate will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the offered certificates using the accrual method of accounting.

•	It is anticipated that the Class X and Class E certificates will be issued with original issue discount, that the Class A-J, Class B, Class C and Class D certificates will be issued with a de minimis amount of original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class A-M certificates will be issued at a premium for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-4	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA−
Class E	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in New York, Texas, Pennsylvania, Illinois, Florida and California secure mortgage loans representing approximately 12.4%, 10.6%, 9.5%, 8.9%, 8.1% and 6.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in New York, Pennsylvania, Texas, Florida, Illinois and California secure mortgage loans representing approximately 12.6%, 11.4%, 10.5%, 9.4%, 6.4% and 6.1%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Illinois, New York, Indiana, Texas, California and New Jersey secure mortgage loans representing approximately 20.1%, 11.4%, 11.4%, 11.1%, 10.5% and 5.8%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 15 mortgaged properties securing mortgage loans representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California (13 mortgaged properties securing mortgage loans representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgaged properties securing mortgage loans representing approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) and 5 mortgaged properties securing mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California (4 mortgaged properties securing mortgage loans in loan group 1 representing approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing a mortgage loan in loan group 2 representing approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

During the past several years, California’s economy has benefited from a rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See
‘‘—Other Risks—Past Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ and ‘‘Certain Legal Aspects of the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 8.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 6.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 15.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 18.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate,

approximately 23.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 28.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 52.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Each of the other mortgage loans represents approximately no more than 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 3.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	81	$942,385,249	28.8%	35.2%	0.0%
Office	57	$820,593,052	25.1%	30.6%	0.0%
Hotel	26	$427,073,355	13.0%	15.9%	0.0%
Multifamily	40	$393,974,536	12.0%	0.0%	66.1%
Industrial	67	$316,488,908	9.7%	11.8%	0.0%
Manufactured Housing	23	$198,262,000	6.1%	0.0%	33.3%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	Twenty-five (25) groups of mortgage loans (comprised of 72 mortgage loans), representing approximately 25.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (18 groups of mortgage loans in loan group 1, representing approximately 20.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 7 groups of mortgage loans in loan group 2, representing approximately 49.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date and principal balance of the pool of mortgage loans as of the cut-off date), have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this prospectus supplement.

•	Five (5) groups of mortgage loans (comprised of 19 mortgage loans), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 group of mortgage loans (comprised of 2 mortgage loans), representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 groups of mortgage loans (comprised of 17 mortgage loans), representing approximately 23.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted.

•	Fifteen (15) mortgage loans, representing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1, representing approximately 8.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 14.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 5 groups of mortgage loans, comprised of 19 mortgage loans representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 17 mortgage loans in loan group 2, representing approximately 23.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans are indicated on Annex A-1 to this prospectus supplement as Loan Nos. 60, 74, 86, 90, 114, 124, 125, 126, 128, 135, 145, 149, 154, 163, 172, 180, 194, 224 and 225. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 1 mortgage loan, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

Fourteen (14) mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement), representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loan in loan group 2, representing approximately 4.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. See ‘‘Description of the Mortgage Pool— Top Fifteen Mortgage Loans’’ in this prospectus supplement. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 5 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Green Hills Corporate Center, ABB Automation, Inc., Cumberland Tech Center, Holiday Inn Express – Temecula, and Veteran’s Parkway, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is an AB subordinate companion loan and is not included in the trust.

However, the AB subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

In addition to the AB mortgage loans, the 599 Lexington Avenue loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans in the trust (approximately 8.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans, evidenced by promissory note A2, is the 599 Lexington Avenue loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A1, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. The third and fourth of these mortgage loans, evidenced by promissory notes A3 and A4, respectively, are included in the trust established in connection with the issuance of the Credit Suisse Commercial Mortgage Trust Series 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2. The 599 Lexington Avenue A1 pari passu companion loan, the 599 Lexington Avenue A3 pari passu companion loan and the 599 Lexington Avenue A4 pari passu companion loan (collectively, the 599 Lexington Avenue pari passu companion loans) are pari passu in right of payment with the 599 Lexington Avenue loan and have outstanding principal balances as of the cut-off date of $225,000,000, $150,000,000 and $150,000,000, respectively. See ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement.

In addition to the AB mortgage loans and the 599 Lexington Avenue loan, the AmeriCold Portfolio loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the aggregate principal balance of the pool of the mortgage loans in the trust (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans, evidenced by promissory note A-2C, is the AmeriCold Portfolio loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A-2A, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18. The third of these mortgage loans, evidenced by promissory note A-2B, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. The fourth of these mortgage loans, evidenced by promissory note A-1A, is included in the trust established in connection with the issuance of the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-CD4. The fifth of these mortgage loans, evidenced by promissory note A-1B, is included in the trust established in connection with the issuance of the GE Commercial Mortgage Corporation, Series 2007-C1 Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The AmeriCold Portfolio A-2A pari passu companion loan, the AmeriCold Portfolio A-2B pari passu companion loan, the AmeriCold Portfolio A-1A pari passu companion loan and the AmeriCold Portfolio A-1B pari passu companion loan (collectively, the AmeriCold Portfolio pari passu companion loans) are pari passu in right of payment with the AmeriCold Portfolio loan and have outstanding principal balances as of the cut-off date of $70,000,000, $35,000,000, $180,000,000 and $30,000,000, respectively. See ‘‘Description of the Mortgage Pool—The AmeriCold Portfolio Whole Loan’’ in this prospectus supplement.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans, the 599 Lexington Avenue majority holders (the holders of a majority of the aggregate outstanding principal balance of the 599 Lexington Avenue whole loan) and the AmeriCold Portfolio directing certificateholder (the directing certificateholder of the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,

Series 2007-CD4, the holder of the AmeriCold Portfolio A-1A pari passu companion loan), will have the right to approve certain modifications to the related loans included in the trust fund under certain circumstances. In exercising the foregoing rights, the holder of the related AB subordinate companion loan, the 599 Lexington Avenue majority holders and the AmeriCold Portfolio directing certificateholder, as applicable, do not have any obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement.

Although the 599 Lexington Avenue pari passu companion loans, the AmeriCold Portfolio pari passu companion loans and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the 599 Lexington Avenue loan, the AmeriCold Portfolio loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of all of the senior obligations, the subordinate obligations or the pari passu obligations, as applicable, upon the maturity of the 599 Lexington Avenue loan, the AmeriCold Portfolio loan or the related AB mortgage loan, as the case may be.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Pair,’’ ‘‘—The 599 Lexington Avenue Whole Loan’’ and ‘‘—The AmeriCold Portfolio Whole Loan’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans— Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred secured subordinate debt.

In the case of 1 mortgage loan (identified as Loan No. 84 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower has incurred two secured loans with original principal balances of $400,000 and $840,000, respectively, both of which are subject to a subordination agreement in favor of the holder of the related senior mortgage loan.

The borrowers under certain of the mortgage loans have incurred unsecured subordinate debt.

In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower has an unsecured $6,000,000 line of credit with a banking institution; provided however, it has agreed to not allow its outstanding principal balance to exceed $4,000,000 at any one time. This line of credit is subordinated to the mortgage loan under a subordination and standstill agreement executed at the closing of the mortgage loan. See ‘‘Description of the Mortgage Pool— Additional Debt—Unsecured Subordinate Indebtedness’’ in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 4 mortgage loans (identified as Loan Nos. 4, 9, 12 and 61 on Annex A-1 to this prospectus supplement), representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 5.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans in loan group 2), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	With respect to 57 mortgage loans (identified as Loan Nos. 5, 14, 26, 29, 33, 38, 39, 41, 50, 51, 53, 56, 58, 60, 64, 73, 74, 77, 79, 82, 86, 89, 91, 93, 100, 101, 102, 114, 124, 125, 126, 127, 131, 132, 135, 145, 154, 158, 161, 162, 163, 166, 168, 179, 180, 186, 188, 191, 192, 194, 211, 216, 217, 219, 225, 228 and 238 on Annex A-1 to this prospectus supplement), representing approximately 20.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (36 mortgage loans in loan group 1, representing approximately 17.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 21 mortgage loans in loan group 2, representing approximately 32.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future under certain circumstances.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that 240 of the mortgage loans, representing 99.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (181 mortgage loans in loan group 1, representing 99.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 59 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 116 mortgage loans, representing approximately 42.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (90 mortgage loans in loan group 1, representing approximately 43.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 26 mortgage loans in loan group 2, representing approximately 38.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 84 months of their respective terms and 63 mortgage loans, representing approximately 39.3%

of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (33 mortgage loans in loan group 1, representing approximately 36.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 30 mortgage loans in loan group 2, representing approximately 53.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective maturity dates.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or those tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 39 mortgage loans, representing approximately 13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of these mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates of those mortgage loans. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 5 mortgage loans (identified as Loan Nos. 5, 16, 57, 70 and 204 on Annex A-1 to this prospectus supplement), representing 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 mortgage loans) the related borrower is permitted to substitute a property of like kind and quality or substantially similar use for the mortgaged property currently securing the related mortgage loan. As a result, it is possible that the mortgaged property that secures such mortgage loan as of the cut-off date may not secure the related mortgage loan for its entire term. Any substitution will require the borrower to meet certain conditions, which may include debt service coverage tests and/or property value tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel (or a private letter ruling from the Internal Revenue Service) that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties securing the mortgage loan identified on Annex A-1 to this prospectus supplement as Loan No. 3.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

Retail properties secure 75 mortgage loans representing approximately 28.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 35.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Fifty-one (51) of the mortgaged properties, securing mortgage loans representing approximately 23.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 28.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ Six (6) of the mortgaged properties, securing mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ Twenty-four (24) of the mortgaged properties, securing mortgage loans representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Certain of the retail properties (including the mortgaged property securing the mortgage loan identified as Loan No. 2 on Annex A-1 to this prospectus supplement, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above.

Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Office Properties Have Special Risks

Office properties secure 47 mortgage loans representing approximately 25.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 30.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Hotel Properties Have Special Risks

Hotel properties secure 25 of the mortgage loans representing approximately 13.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 15.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘Risk Factors—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Twenty-one (21) of the hotel properties that secure mortgage loans representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Multifamily Properties Have Special Risks

Multifamily properties secure 36 mortgage loans representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 66.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (2 mortgaged properties securing the mortgage loans identified as Loan Nos. 33 and 162 on Annex A-1 to this prospectus supplement, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.1% of the aggregate principal balance of the mortgage loans in group 2 as of the cut-off date)), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Past Hurricanes’’ in this prospectus supplement.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants in respect of various units within the mortgaged properties.

Industrial Properties Have Special Risks

Industrial properties secure 21 of the mortgage loans representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Risks Associated With Refrigerated Distribution Warehouse Facilities.    With respect to 1 mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the aggregate principal of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged properties consist of refrigerated distribution/warehouse facilities ‘‘cold storage facilities’’. Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs that are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

Cold storage facilities are often located near or adjacent to tenants’ processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics that are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

Manufactured Housing Community Properties Have Special Risks

Manufactured housing community properties secure 22 mortgage loans representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing 33.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Mixed-Use Facilities Have Special Risks

Mixed-use mortgaged properties secure 12 of the mortgage loans representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).  Mixed-use mortgaged properties consist of either (i) office and retail components, (ii) retail and multifamily components and (iii) manufactured housing community and self storage components, and as such, mortgage loans secured by mixed-use mortgaged properties will share the risks associated with such underlying components. In addition, a mixed-use property may be managed by a manager that is not experienced in managing all property types comprising the mortgaged property.

Self Storage Properties Have Special Risks

Self storage properties secure 5 mortgage loans, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Parking Garage Facilities Have Special Risks

Parking garage mortgaged properties secure 1 of the mortgage loans representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, ceiling clearance heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

Risks Relating to Certain Assistance Programs

Three (3) of the mortgaged properties, securing 2 mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’, ‘‘—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Four (4) mortgaged properties, securing mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) consist of a leasehold interest in the related mortgaged property, but not on any corresponding fee interest. In addition, 3 mortgaged properties, securing mortgage loans representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgaged properties securing 2 mortgage loans in loan group 1 representing approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing 1 mortgage loan in loan group 2 representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date), consist of both a fee parcel and a leasehold interest in a separate adjacent parcel. In addition, 1 mortgaged property securing 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), consists of a fee estate and a subleasehold estate in the entire related mortgaged property, but not on the corresponding leasehold estate in such property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as-stabilized’’ and ‘‘as-is’’ values although the appraised value reflected in this prospectus supplement with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 28 mortgage loans (identified as Loan Nos. 2, 6, 8, 9, 11, 22, 27, 29, 31, 34, 41, 42, 51, 55, 61, 78, 79, 83, 92, 105, 106, 110, 122, 127, 130, 186, 189 and 228 on Annex A-1 to this prospectus supplement), representing approximately 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (25 mortgage loans in loan group 1 representing approximately 21.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2 representing approximately 7.2% of the aggregate principal balance of the mortgage loans as of the cut-off date), the appraised value represented is the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicers, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if a master servicer, the special servicer or any of their respective affiliates holds Series 2007-CIBC19 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, the special servicer or its affiliate that holds Series 2007-CIBC19 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2007-CIBC19 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicers or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. In the circumstances described above, the interests of the applicable mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters.

CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC World Markets Corp., one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Five (5) mortgage loans (identified as Loan Nos. 4, 23, 87, 96 and 123 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are each evidenced by one of two notes secured by a single mortgage and a single assignment of leases. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions and amendments to the loan documents proposed by the special servicer with respect to the related mortgaged property or with respect to the purchase of the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The 599 Lexington Avenue pari passu companion loans will not be included as assets of the trust fund, but are being serviced under the 2007-LDP10 pooling and servicing agreement, subject to the 599 Lexington Avenue intercreditor agreement. The 599 Lexington Avenue majority holders have certain rights with respect to the 599 Lexington Avenue whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the 599 Lexington Avenue master servicer and/or the 599 Lexington Avenue special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the 599 Lexington Avenue loan. In exercising such rights, the 599 Lexington Avenue majority holders do not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

In addition, the AmeriCold Portfolio pari passu companion loans will not be included as assets of the trust fund, but are being serviced under the 2007-CIBC18 pooling and servicing agreement, subject to the AmeriCold Portfolio intercreditor agreement. The AmeriCold Portfolio directing certificateholder has certain rights with respect to the AmeriCold Portfolio whole loan, including the right, under certain conditions, to direct and/or consent with respect to certain actions with respect to the mortgaged properties proposed by the AmeriCold Portfolio special servicer. In exercising such rights, the AmeriCold Portfolio directing certificateholder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to any AB Mortgage Loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the holder of an AB subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs,’’ ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

In addition, the 599 Lexington Avenue special servicer under the 2007-LDP10 pooling and servicing agreement may, at the direction of the 599 Lexington Avenue majority holders, take actions with respect to the 599 Lexington Avenue loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. The 599 Lexington Avenue majority holders will exercise their rights in accordance with the 2007-LDP10 pooling and servicing agreement pursuant to which the 599 Lexington Avenue loan and the 599 Lexington Avenue pari passu companion loans are being serviced. Each of the 599 Lexington Avenue majority holders and the holders of the 599 Lexington Avenue pari passu companion loans may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the 599 Lexington Avenue majority holders or the holders of the 599 Lexington Avenue pari passu companion loans may direct the 599 Lexington Avenue special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the 599 Lexington Avenue special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition, the 599 Lexington Avenue special servicer may be removed without cause by the 599

Lexington Avenue majority holders as described in this prospectus supplement. See ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—The Directing Certificateholder’’ and ‘‘Transaction Parties— The Special Servicer’’ in this prospectus supplement.

In addition, the AmeriCold Portfolio special servicer under the 2007-CIBC18 pooling and servicing agreement may, at the direction of the AmeriCold Portfolio directing certificateholder, take actions with respect to the AmeriCold Portfolio loan that could adversely affect the holders of some or all of the classes of offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. The AmeriCold Portfolio directing certificateholder will exercise its rights in accordance with the 2007-CIBC18 pooling and servicing agreement pursuant to which the AmeriCold Portfolio loan and the AmeriCold Portfolio pari passu companion loans are being serviced. The AmeriCold Portfolio directing certificateholder may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the AmeriCold Portfolio directing certificateholder may direct the AmeriCold Portfolio special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the AmeriCold Portfolio special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition, the AmeriCold Portfolio special servicer may be removed without cause by the AmeriCold Portfolio directing certificateholder as described in this prospectus supplement. See ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection for themselves or their affiliates, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related sponsor has emerged, or is in the process of emerging, from bankruptcy. For example, a principal of the borrower under 4 mortgage loans (identified as Loan Nos. 9, 17, 91 and 151 on Annex A-1 to this prospectus supplement), representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1 representing approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the classes of certificates with a pass-through rate equal to, limited by, or based on, the weighted average net mortgage rate of the mortgage loans could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average of the net mortgage rate of the mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of the other certificates (other than the Class R and Class LR certificates), the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although the mortgage loans (other than the mortgage loan identified as Loan No. 3 on Annex A-1 to this prospectus supplement representing approximately 2.6% of the aggregate principal balance of the mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)) have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 60 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement for an overview of the open periods. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	a master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of AB subordinate companion loans may have the option to purchase the related mortgage loan in the trust after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicers, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates— Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 10.6%, 8.1% and 6.9% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.5%, 9.4% and 6.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 11.1%, 2.6% and 10.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, Florida and California, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to 2 mortgage loans (identified as Loan Nos. 8 and 11 on Annex A-1 to this prospectus supplement) representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), in the event that terrorism insurance rates rise significantly or such coverage is not available with an all-risk policy, then the cost of the annual premium associated with terrorism insurance that the mortgagor is required to incur will be limited to 200% of the cost of the then current premium for all-risk casualty insurance without terrorism coverage.

With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $825,000.

With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $230,335.

With respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $125,000.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $150,000.

With respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $100,000.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as the case may be, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

See also ‘‘—Bankruptcy Proceedings Entail Certain Risks’’ above.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ in this prospectus supplement.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Past Hurricanes.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. The long-term national, regional and local economic and other effects of that damage, are not yet fully known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

Description of the Mortgage Pool

General

The trust will consist primarily of 241 fixed rate mortgage loans secured by 314 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $3,275,606,504 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ with respect to each mortgage loan is the due date of the related mortgage loan in June 2007, or, June 1, 2007, with respect to those mortgage loans that were originated in May 2007 and have their first due date in July 2007. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this prospectus supplement). Loan Group 1 will consist of 182 mortgage loans, representing approximately 81.8% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 59 mortgage loans, representing approximately 18.2% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate Certificates, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) (i) with respect to each mortgage loan with an AB subordinate companion loan, is calculated without regard to the related AB subordinate companion loan, (ii) with respect to the 599 Lexington Avenue Loan, is calculated including the 599 Lexington Avenue Pari Passu Companion Loans, (iii) with respect to the AmeriCold Portfolio Loan, is calculated including the AmeriCold Portfolio Pari Passu Companion Loans and (iv) with respect to mortgage loans with permitted subordinate debt or permitted pari passu debt in the future, particularly as it relates to DSCRs and LTV Ratios, does not include any potential subordinate or pari passu debt.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 4 mortgaged properties securing mortgage loans (identified as Loan Nos. 39, 68, 121 and 196 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (approximately 1.8% of the Initial Loan Group 1 Balance) on a leasehold estate in one or more of the related commercial properties but not on the corresponding fee interest with respect to such property; or

(3)    with respect to 1 mortgaged property securing 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 1.9% of the Initial Loan Group 1 Balance), on a fee simple estate and a subleasehold estate in the entire related commercial property, but not on the corresponding leasehold estate with respect to such property; or

(4)    with respect to 3 mortgaged properties securing mortgage loans (identified as Loan Nos. 7, 31 and 37 on Annex A-1 to this prospectus supplement), representing approximately 2.8% of the Initial Pool Balance (2 mortgaged properties securing mortgage loans representing approximately 2.6% of the Initial Loan Group 1 Balance, and 1 mortgaged property securing a mortgage loan representing approximately 3.6% of the Initial Loan Group 2 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold and/or subleasehold estates described in clauses (1) through (4), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about June 14, 2007 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A. (‘‘JPMCB’’) and CIBC Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to LaSalle Bank National Association, as paying agent (in such capacity, the ‘‘Paying Agent’’) an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until July 2007. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were or will be originated in the period between October 23, 2006 and May 31, 2007. Thirty-seven (37) of the mortgage loans, representing approximately 14.3% of the Initial Pool Balance (33 mortgage loans in Loan Group 1, representing approximately 15.8% of the Initial Loan Group 1 Balance, and 4 mortgage loans in Loan Group 2, representing approximately 7.6% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans are 30-days or more delinquent and none of the mortgage loans have been 30-days or more delinquent since origination. A mortgage loan will be treated as 30-days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The 599 Lexington Avenue Loan.    The 599 Lexington Avenue Loan, with a principal balance as of the Cut-off Date of $225,000,000, is part of a split loan structure with the 599 Lexington Avenue Pari Passu Companion Loans (which are pari passu with the 599 Lexington Avenue Loan) and are not included in the trust. See ‘‘—The 599 Lexington Avenue Whole Loan’’ below.

The AmeriCold Portfolio Loan.    The AmeriCold Portfolio Loan, with a principal balance as of the Cut-off Date of $35,000,000, is part of a split loan structure with the AmeriCold Portfolio Pari Passu Companion Loans (which are each pari passu with the AmeriCold Portfolio Loan) and are not included in the trust. See ‘‘—The AmeriCold Portfolio Whole Loan’’ below.

AB Mortgage Loans.    Five (5) mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 4, 23, 87, 96 and 123 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the Initial Pool Balance (approximately 4.7% of the Initial Loan Group 1 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The AB Mortgage Loan (‘‘Green Hills Corporate Center AB Mortgage Loan’’) identified as Loan No. 4 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $65,000,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $4,000,000.

The AB Mortgage Loan (the ‘‘ABB Automation, Inc. AB Mortgage Loan’’) identified as Loan No. 23 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $29,600,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,862,500.

The AB Mortgage Loan (the ‘‘Cumberland Tech Center AB Mortgage Loan’’) identified as Loan No. 87 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $11,680,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $730,000.

The AB Mortgage Loan (the ‘‘Holiday Inn Express – Temecula AB Mortgage Loan’’) identified as Loan No. 96 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $10,230,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $675,000.

The AB Mortgage Loan (the ‘‘Veteran’s Parkway AB Mortgage Loan’’) identified as Loan No. 123 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $8,135,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $510,000.

The Green Hills Corporate Center AB Mortgage Loan, the ABB Automation, Inc. AB Mortgage Loan, the Cumberland Tech Center AB Mortgage Loan, the Holiday Inn Express – Temecula AB Mortgage Loan and the Veteran’s Parkway AB Mortgage Loan are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans, the 599 Lexington Avenue Pari Passu Companion Loans and the AmeriCold Portfolio Pari Passu Companion Loans are referred to as a ‘‘Companion Loan’’ in this prospectus supplement. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—AB Mortgage Loan Pairs’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios without taking into account the related AB Subordinate Companion Loan and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Green Hills Corporate Center	1	1.39x	1.23x	80.0%	85.0%
ABB Automation, Inc.	1	1.28x	1.15x	79.5%	84.5%
Cumberland Tech Center	1	1.36x	1.22x	79.5%	84.4%
Holiday Inn Express – Temecula	1	1.43x	1.27x	78.7%	83.9%
Veteran’s Parkway	1	1.15x	1.03x	79.8%	84.8%

Other Secured Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Seller has informed us that, in addition to the outstanding secured indebtedness discussed above, it is aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 84 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower has incurred two secured loans with original principal balances of $400,000 and $840,000, respectively, both of which are subject to a subordination agreement in favor of the holder of the related senior mortgage loan.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 57 mortgage loans (identified as Loan Nos. 5, 14, 26, 29, 33, 38, 39, 41, 50, 51, 53, 56, 58, 60, 64, 73, 74, 77, 79, 82, 86, 89, 91, 93, 100, 101, 102, 114, 124, 125, 126, 127, 131, 132, 135, 145, 154, 158, 161, 162, 163, 166, 168, 179, 180, 186, 188, 191, 192, 194, 211, 216, 217, 219, 225, 228 and 238 on Annex A-1 to this prospectus supplement), representing approximately 20.2% of the Initial Pool Balance (36 mortgage loans in Loan Group 1, representing approximately 17.4% of the Initial Loan Group 1 Balance and 21 mortgage loans in Loan Group 2, representing approximately 32.6% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include: (i) the consent of the mortgage lender and/or (ii) LTV Ratio and DSCR tests.

•	In the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the Initial Pool Balance (approximately 2.4% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $3,000,000 as of the date of the origination of the related mortgage loan has been made to the direct or indirect owners of the related borrower, secured by such direct or indirect owners’ ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (approximately 1.5% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $3,356,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance (approximately 1.4% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $3,500,000 as of the date of the origination of the related mortgage loan has been made to the direct or indirect owners of the related borrower, secured by such direct or indirect owners’ ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 61 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (2.6% of Group 2), a mezzanine loan secured by the owners’ ownership interests in the related borrower, with an aggregate principal balance of $2,000,000 as of the date of the origination of the mortgage loan, has been made to the owners of the related borrower.

Unsecured Indebtedness.    The applicable Mortgage Loan Seller is aware of the following existing or specifically permitted unsecured debt with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial Pool Balance (approximately 1.7% of the Initial Loan Group 1 Balance), the related borrower has an unsecured $6,000,000 line of credit, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan, however, the related borrower has agreed not to borrow more than $4,000,000 at any time while the mortgage loan is outstanding.

•	In the case of 1 mortgage loan (identified as Loan No. 49 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt in an amount not to exceed 3% of the outstanding principal balance of the mortgage loan, the proceeds of which are to be used solely for expenses related to the mortgaged property.

•	In the case of 1 mortgage loan (identified as Loan No. 119 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured subordinate debt from its affiliates in an amount not to exceed $800,000.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Preferred Equity.    The applicable Mortgage Loan Seller is aware that the following related borrowers have issued or are permitted to issue in the future preferred equity in such borrower with respect to each mortgage loan:

•	In the case of 3 mortgage loans (identified as Loan Nos. 50, 53 and 56 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1 Balance and 2.9% of the Initial Loan Group 2 Balance), the related borrower has issued preferred equity in such borrower in an amount equal to approximately $5,716,800, $6,450,000 and $3,611,000, respectively.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The 599 Lexington Avenue Whole Loan

The Loans.    One (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the ‘‘599 Lexington Avenue Loan’’), representing approximately 6.9% of the Initial Pool Balance (approximately 8.4% of the Initial Loan Group 1 Balance), is part of a split loan structure comprised of four mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘599 Lexington Avenue Mortgaged Property’’). The 599 Lexington Avenue Loan is evidenced by promissory note A2 and has an outstanding principal balance as of the Cut-off Date of $225,000,000. The mortgage loans evidenced by promissory notes A1, A3 and A4 (with outstanding principal balances as of the Cut-off Date of $225,000,000, $150,000,000 and $150,000,000, respectively) are collectively referred to in this prospectus supplement as the ‘‘599 Lexington Avenue Pari Passu Companion Loans.’’ The 599 Lexington Avenue Pari Passu Companion Loans are not included in the trust. Only the 599 Lexington Avenue Loan is included in the trust. The 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans are pari passu in right of payment with each other and are collectively referred to in this prospectus supplement as the ‘‘599 Lexington Avenue Whole Loan.’’ The notes evidencing the 599 Lexington Avenue Whole Loan are collectively referred to in this prospectus supplement as the ‘‘599 Lexington Avenue Notes.’’

The 599 Lexington Avenue Pari Passu Companion Loan evidenced by promissory note A1 (the ‘‘599 Lexington Avenue A1 Pari Passu Companion Loan’’) is included in the trust fund established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. The 599 Lexington Avenue Pari Passu Companion Loans evidenced by promissory notes A3 and A4 are included in the trust fund established in connection with the issuance of the Credit Suisse Commercial Mortgage Trust Series 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2.

For purposes of the information presented in this prospectus supplement with respect to the 599 Lexington Avenue Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans.

Servicing.    The 599 Lexington Avenue Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage

Pass-Through Certificates, Series 2007-LDP10 (the ‘‘2007-LDP10 Pooling and Servicing Agreement’’) and the related intercreditor agreement (the ‘‘599 Lexington Avenue Intercreditor Agreement’’). The 599 Lexington Avenue Intercreditor Agreement generally provides that the 599 Lexington Avenue Whole Loan will be serviced by the applicable master servicer (the ‘‘599 Lexington Avenue Master Servicer’’) and the applicable special servicer (the ‘‘599 Lexington Avenue Special Servicer’’) in accordance with the servicing standards under the 2007-LDP10 Pooling and Servicing Agreement.

Pursuant to the terms of the 599 Lexington Avenue Intercreditor Agreement, the 599 Lexington Avenue Master Servicer or the 599 Lexington Avenue Special Servicer will be required to notify each holder of the 599 Lexington Avenue Notes in writing and obtain the written consent of the holders of 599 Lexington Avenue Notes representing greater than 50% of the outstanding principal balance of the 599 Lexington Avenue Notes (the ‘‘599 Lexington Avenue Majority Holders’’) with respect to certain servicing actions set forth below (provided that generally a failure by the 599 Lexington Avenue Majority Holders to object to any proposed action within 30 days (or such shorter time period required under the related mortgage loan documents for such consent will have the effect of a deemed consent)). Additionally, the holder of any 599 Lexington Avenue Note will have the right to consult with the 599 Lexington Avenue Master Servicer or the 599 Lexington Avenue Special Servicer with respect to the servicing actions set forth below:

(1)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the 599 Lexington Avenue Mortgaged Property;

(2)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term of the 599 Lexington Avenue Whole Loan or material modification or waiver of any terms of the 599 Lexington Avenue Whole Loan relating to the nature or amount of required insurance coverage;

(3)    any proposed sale of the 599 Lexington Avenue Whole Loan or related REO Property for less than outstanding principal balance of the 599 Lexington Avenue Whole Loan plus all accrued and unpaid interest thereon;

(4)    any determination to bring an REO Property related to the 599 Lexington Avenue Whole Loan into compliance with applicable environmental laws or to address hazardous materials located at a related REO Property;

(5)    any release of collateral or any acceptance of substitute or additional collateral for the 599 Lexington Avenue Whole Loan (other than pursuant to the specific terms of the related mortgage loan documents);

(6)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the 599 Lexington Avenue Whole Loan or consent to a transfer of the 599 Lexington Avenue Mortgaged Property or interests in the related borrower (other than pursuant to the specific terms of the related mortgage loan documents);

(7)    any property management company changes with respect to the 599 Lexington Avenue Whole Loan as to which lender is required to consent or approve under the related mortgage loan documents;

(8)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves with respect to the 599 Lexington Avenue Whole Loan, in an amount greater than or equal to $1,500,000 (other than those required pursuant to the specific terms of the related mortgage loan documents);

(9)    any acceptance of an assumption agreement releasing the related borrower from liability under the 599 Lexington Avenue Whole Loan (other than pursuant to the specific terms as provided under the related mortgage loan documents);

(10)    any approval of a material capital expenditure, if lenders’ approval is required under the related mortgage loan documents; and

(11)    any adoption or approval of a plan in bankruptcy of the related borrower under the 599 Lexington Avenue Whole Loan.

Notwithstanding the above, no advice, direction or objection from or by the 599 Lexington Avenue Majority Holders may (and the 599 Lexington Avenue Master Servicer or the 599 Lexington Avenue Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the 599 Lexington Avenue Master Servicer or the 599 Lexington Avenue Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the 599 Lexington Avenue Master Servicer or the 599 Lexington Avenue Special Servicer, as applicable, to violate any provision of the 599 Lexington Avenue Intercreditor Agreement or the 2007-LDP10 Pooling and Servicing Agreement (including the 599 Lexington Avenue Master Servicer’s and the 599 Lexington Avenue Special Servicer’s obligation to act in accordance with the servicing standards under the 2007-LDP10 Pooling and Servicing Agreement), the related mortgage loan documents or applicable law or result in an adverse REMIC event or an adverse grantor trust event.

If a servicing event of default with respect to the 599 Lexington Avenue Master Servicer under the 2007-LDP10 Pooling and Servicing Agreement has occurred and remains unremedied that materially and adversely affects the holder of the 599 Lexington Avenue Loan, the 599 Lexington Avenue A3 Pari Passu Companion Loan or the 599 Lexington Avenue A4 Pari Passu Companion Loan, the 599 Lexington Avenue Majority Holders will have the right to require the 599 Lexington Avenue Master Servicer to appoint a sub-servicer solely with respect to the 599 Lexington Avenue Whole Loan, subject to confirmation by the Rating Agencies that such appointment will not cause the downgrade, qualification or withdrawal of the ratings on any securities backed by the 599 Lexington Avenue Loan or any 599 Lexington Avenue Pari Passu Companion Loan.

Sale of Defaulted Mortgage Loan.    Under the 2007-LDP10 Pooling and Servicing Agreement, if the 599 Lexington Avenue A1 Pari Passu Companion Loan is subject to a fair value purchase option, the 599 Lexington Avenue Special Servicer will be required to determine the purchase price for the 599 Lexington Avenue Loan, the 599 Lexington Avenue A3 Pari Passu Companion Loan and the 599 Lexington Avenue A4 Pari Passu Companion Loan. Each option holder specified under the 2007-LDP10 Pooling and Servicing Agreement will have an option to purchase the 599 Lexington Avenue A1 Pari Passu Companion Loan and the holders of the 599 Lexington Avenue Loan, the 599 Lexington Avenue A3 Pari Passu Companion Loan and the 599 Lexington Avenue A4 Pari Passu Companion Loan (or their designees) will have an option to purchase their related loan, at the purchase price determined by the 599 Lexington Avenue Special Servicer pursuant to and in accordance with the 2007-LDP10 Pooling and Servicing Agreement.

Distributions.    Pursuant to the 599 Lexington Avenue Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the 599 Lexington Avenue Loan and/or the 599 Lexington Avenue Pari Passu Companion Loans (in each case, subject to the rights of the 599 Lexington Avenue Master Servicer, the 599 Lexington Avenue Special Servicer and the trustee under the 2007-LDP10 Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the 599 Lexington Avenue Pari Passu Companion Loans and any other service providers with respect to the 599 Lexington Avenue Pari Passu Companion Loans) to payments and reimbursements pursuant to and in accordance with the terms of the 2007-LDP10 Pooling and Servicing Agreement) will be applied to the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

The AmeriCold Portfolio Whole Loan

The Loans.    One (1) mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement) (the ‘‘AmeriCold Portfolio Loan’’), representing approximately 1.1% of the Initial Pool Balance (approximately 1.3% of the Initial Loan Group 1 Balance), is part of a split loan structure comprised of five mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘AmeriCold Portfolio Mortgaged Property’’). The AmeriCold Portfolio Loan is evidenced by promissory note A-2C and has an outstanding principal balance of $35,000,000 as of the Cut-off Date. The mortgage loans evidenced by promissory notes A-2A, A-2B, A-1A and A-1B (with outstanding principal balances of $70,000,000, $35,000,000, $180,000,000 and $30,000,000, respectively) are collectively referred to in this prospectus supplement as the ‘‘AmeriCold Portfolio Pari Passu Companion Loans.’’ The AmeriCold Portfolio Pari Passu Companion Loans are not included in the trust. Only the AmeriCold Portfolio Loan is included in the trust. The AmeriCold Portfolio Loan and the AmeriCold Portfolio Pari Passu Companion Loans are pari passu with each other and are referred to in this prospectus supplement as the ‘‘AmeriCold Portfolio Notes.’’ The AmeriCold Portfolio Loan and the AmeriCold Portfolio Pari Passu Companion Loans are collectively, referred to in this prospectus supplement as the ‘‘AmeriCold Portfolio Whole Loan.’’

The AmeriCold Portfolio Pari Passu Companion Loan evidenced by promissory note A-2A is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18. The AmeriCold Portfolio Pari Passu Companion Loan evidenced by promissory note A-2B is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. The AmeriCold Portfolio Pari Passu Companion Loan evidenced by promissory note A-1A is included in the trust established in connection with the issuance of the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-CD4. The AmeriCold Portfolio Pari Passu Companion Loan evidenced by promissory note A-1B is included in the trust established in connection with the issuance of the GE Commercial Mortgage Corporation, Series 2007-C1 Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C1.

The holders of the AmeriCold Portfolio Notes (the ‘‘AmeriCold Portfolio Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each AmeriCold Portfolio Noteholder (the ‘‘AmeriCold Portfolio Intercreditor Agreement’’). Pursuant to the terms of the AmeriCold Portfolio Intercreditor Agreement, the AmeriCold Portfolio Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 (the ‘‘2007-CIBC18 Pooling and Servicing Agreement’’). The AmeriCold Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the AmeriCold Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the AmeriCold Portfolio Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, the directing certificateholder of the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-CD4, the holder of the AmeriCold Portfolio A-1A Pari Passu Companion Loan (the ‘‘AmeriCold Portfolio Directing Certificateholder’’), has the right to direct the AmeriCold Portfolio Primary Servicer and the AmeriCold Portfolio Special Servicer with respect to certain actions set forth below, and the AmeriCold Portfolio Directing Certificateholder is required to consult on a non-binding basis with the holder of the AmeriCold Portfolio Loan (the applicable Master Servicer or the Special Servicer, as the case may be (in each case, in consultation with the Directing Certificateholder) will be the holder of the AmeriCold Portfolio Loan for this purpose), with respect to such actions (in the event that the AmeriCold Portfolio Directing Certificateholder and the holder of the AmeriCold Portfolio Loan disagree, the AmeriCold Portfolio Intercreditor Agreement provides that the AmeriCold Portfolio Directing Certificateholder’s decision will be binding upon the holder of the AmeriCold Portfolio Loan):

(1)    any modification of, or waiver with respect to, the AmeriCold Portfolio Whole Loan that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the AmeriCold Portfolio Whole Loan or a modification or waiver of any other monetary term of the AmeriCold Portfolio Whole Loan relating to the amount of any payment of principal or interest or any other sums due and payable under the AmeriCold Portfolio Whole Loan documents or a modification or waiver of any material non-monetary provision of the AmeriCold Portfolio Whole Loan, including, but not limited to, provisions that restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the AmeriCold Portfolio Mortgaged Property or the related borrower;

(2)    any modification of, or waiver with respect to, the AmeriCold Portfolio Whole Loan that would result in a discounted pay-off of the AmeriCold Portfolio Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the AmeriCold Portfolio Mortgaged Property or any acquisition of the AmeriCold Portfolio Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(4)    any sale of all or any portion of the AmeriCold Portfolio Mortgaged Property or REO property;

(5)    any action to bring the AmeriCold Portfolio Mortgaged Property or REO property into compliance with any laws relating to hazardous materials;

(6)    the sale of the AmeriCold Portfolio Whole Loan for less than the outstanding principal balance of the AmeriCold Portfolio Whole Loan plus all accrued and unpaid interest thereon;

(7)    any substitution or release of collateral for the AmeriCold Portfolio Whole Loan;

(8)    any release of the related borrower or guarantor from liability with respect to the AmeriCold Portfolio Whole Loan including, without limitation, by acceptance of an assumption of the AmeriCold Portfolio Whole Loan by a successor borrower or replacement guarantor;

(9)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

(10)    any transfer of the AmeriCold Portfolio Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as expressly permitted by the AmeriCold Portfolio Whole Loan documents;

(11)    any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement;

(12)    any approval of a replacement special servicer for the AmeriCold Portfolio Whole Loan (other than in connection with the Trustee’s becoming the successor special servicer upon the occurrence of an event of default under the 2007-CIBC18 Pooling and Servicing Agreement with respect to the AmeriCold Portfolio Special Servicer);

(13)    consenting to any modification or waiver of any provision of any AmeriCold Portfolio Whole Loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the related borrower;

(14)    approval of any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required by the AmeriCold Portfolio Whole Loan documents);

(15)    the execution, renewal or material modification of any major lease, to the extent lender approval is required by the AmeriCold Portfolio Whole Loan documents;

(16)    approval of the termination or replacement of a manager or of the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required by the AmeriCold Portfolio Whole Loan documents;

(17)    any waiver of amounts required to be deposited into escrow reserve accounts under the AmeriCold Portfolio Whole Loan documents, or any amendment to any of the AmeriCold Portfolio Whole Loan documents that would modify the amount required to be deposited into reserve accounts established under the AmeriCold Portfolio Whole Loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

(18)    the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the AmeriCold Portfolio Whole Loan, if such settlement would result in a shortfall of amounts due and payable to the AmeriCold Portfolio Noteholders;

(19)    the approval or adoption of any annual budget for, or material alteration at, the AmeriCold Portfolio Mortgaged Property (if lender approval is required by the AmeriCold Portfolio Whole Loan documents);

(20)    (A) the release to the related borrower of any escrow to which the related borrower is not entitled under the AmeriCold Portfolio Whole Loan documents or under applicable law; and (B) the approval of significant repair or renovation projects (other than in connection with casualty or condemnation events) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the AmeriCold Portfolio Whole Loan documents (to the extent the lender’s consent is required by the AmeriCold Portfolio Whole Loan documents); or

(21)    the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty.

Servicing.    The AmeriCold Portfolio Intercreditor Agreement generally provides that the AmeriCold Portfolio Whole Loan will be serviced by the primary servicer (the ‘‘AmeriCold Portfolio Primary Servicer’’) and the applicable special servicer (the ‘‘AmeriCold Portfolio Special Servicer’’) according to the servicing standards under the 2007-CIBC18 Pooling and Servicing Agreement.

Distributions.    Under the terms of the AmeriCold Portfolio Intercreditor Agreement, any payment (whether principal or interest or prepayment under the AmeriCold Portfolio Notes, or proceeds relating to the AmeriCold Portfolio Mortgaged Property (in each case, subject to the rights of the master servicer, the primary servicer, the special servicer, the depositor, the trustee, Wells Fargo Bank, N.A., in its capacity as paying agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the 2007-CIBC18 Pooling and Servicing Agreement)) will be applied to the AmeriCold Portfolio Loan and the AmeriCold Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

AB Mortgage Loan Pairs

General

Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The applicable Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the applicable Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement, but subject to the terms of the related Intercreditor Agreement to the extent set forth in such Intercreditor Agreement. In servicing any AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the applicable Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related AB Subordinate Companion Loans as a collective whole. The Master Servicers and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to the AB Mortgage Loan Pairs.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related AB Subordinate Companion Loan will be distributed to such holder net of certain fees and expenses on the related AB Subordinate Companion Loan as set forth in the related Intercreditor Agreement.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The applicable Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be a Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related AB Subordinate Companion Loan in a material manner without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the applicable Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the applicable Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan;

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

•	to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicers, the Special Servicer or the Trustee; and

•	any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30-days after its receipt of a repurchase option notice from the applicable Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)	Cut-off LTV Ratio(2)	Property Type
599 Lexington Avenue	1	$225,000,000	6.9%	$728	1.25x	75.0%	Office
River City Marketplace	1	110,000,000	3.4	$197	1.29x	78.6%	Retail
Sabre Headquarters	1	85,000,000	2.6	$179	1.23x	77.3%	Office
Green Hills Corporate Center	1	65,000,000	2.0	$111	1.39x	80.0%	Office
Cabot Industrial Portfolio V	1	60,000,000	1.8	$31	1.67x	73.8%	Industrial
Crowne Plaza Metro Chicago	1	51,500,000	1.6	$129,397	1.30x	64.9%	Hotel
St. Julien Hotel & Spa	1	45,000,000	1.4	$223,881	1.38x	67.1%	Hotel
Marriott – Farmington	1	43,879,038	1.3	$115,168	1.43x	71.8%	Hotel
Doubletree Guest Suites	1	39,800,000	1.2	$157,312	1.42x	75.7%	Hotel
Temple U Health System Headquarters	1	38,000,000	1.2	$143	1.16x	79.2%	Office
Marriott – Memphis	1	38,000,000	1.2	$119,122	1.60x	75.1%	Hotel
Harrisburg Portfolio	1	36,500,000	1.1	$102	1.22x	78.2%	Office
Bronx Apartment Portfolio	2	36,500,000	1.1	$74,490	1.39x	77.2%	Multifamily
Peartree Square	1	35,500,000	1.1	$254	1.46x	77.7%	Retail
Lincoln Place Shopping Center	1	35,432,000	1.1	$192	1.41x	80.0%	Retail
Total Weighted Average		$945,111,038	28.9%		1.34x	75.5%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.
(2)	Calculated based upon the aggregate principal balance and debt service of the 599 Lexington Avenue Loan and 599 Lexington Avenue Pari Passu Companion Loans and the AmeriCold Portfolio Loan and AmeriCold Portfolio Pari Passu Companion Loans, each as of the Cut-off Date.

For more information regarding the fifteen largest mortgage loans and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans’’ in Annex A-3 to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1st	241	$3,275,606,504	100.0%	100.0%	100.0%
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	2	$124,172,000	3.8%	4.6%	0.0%
5	19	692,924,821	21.2	22.0	17.3
7	194	2,201,912,572	67.2	69.2	58.4
8	2	44,024,000	1.3	1.6	0.0
10	24	212,573,111	6.5	2.5	24.3
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

As used in this prospectus supplement, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of (i) the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or (ii) on the basis of a 30-day month for 12 months (‘‘30/360’’), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	239	$3,256,506,504	99.4%	100.0%	96.8%
30/360	2	19,100,000	0.6	0.0	3.2
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amort Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest Only	116	$1,384,650,000	42.3%	43.0%	38.8%
Interest Only	63	1,288,356,000	39.3	36.1	53.7
Balloon	61	576,707,886	17.6	19.9	7.5
Subtotal	240	$3,249,713,886	99.2%	99.0%	100.0%
Fully Amortizing Loans	1	$25,892,618	0.8%	1.0%	0.0%
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	204	$2,876,773,477	87.8%	87.6%	88.8%
Yield Maintenance	26	214,858,369	6.6	5.5	11.2
Yield Maintenance, Defeasance/Yield Maintenance	1	85,000,000	2.6	3.2	0.0
Defeasance, Defeasance/Yield Maintenance	4	37,692,112	1.2	1.4	0.0
Defeasance, Defeasance/Fixed Penalty	3	35,963,123	1.1	1.3	0.0
Yield Maintenance/Fixed Penalty	2	15,569,422	0.5	0.6	0.0
Defeasance/Fixed Penalty	1	9,750,000	0.3	0.4	0.0

Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at the ‘‘Discount Rate,’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of a series of ‘‘Monthly Amounts’’ assumed to be paid at the end of each month remaining from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance charge), discounted at the ‘‘Discount Rate.’’ ‘‘Monthly Amount’’ will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or the remaining weighted average life, of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods(1)

Open Period (No. of Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	11	$107,500,165	3.3%	3.9%	0.5%
4	197	2,479,366,396	75.7	75.9	74.7
5	7	215,272,000	6.6	8.0	0.0
6	2	10,992,112	0.3	0.4	0.0
7	6	289,571,830	8.8	10.6	0.9
10	15	117,604,000	3.6	0.0	19.7
25	1	13,000,000	0.4	0.5	0.0
37	1	17,600,000	0.5	0.7	0.0
61	1	24,700,000	0.8	0.0	4.1
Total:	241	$3,275,606,504	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 213 of the mortgage loans, representing approximately 93.0% of the Initial Pool Balance (162 mortgage loans in Loan Group 1, representing approximately 93.9% of the Initial Loan Group 1 Balance and 51 mortgage loans in Loan Group 2, representing approximately 88.8% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment, and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel comprising the related Mortgaged Property that permit release of one or more of such parcels without releasing all such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels comprising the related Mortgaged Property after the partial Defeasance.

Additionally, certain mortgage loans permit the release of the Mortgaged Properties securing such mortgage loans from cross-collateralization arrangements with the Mortgaged Properties securing other mortgage loans in certain circumstances under the terms of the related mortgage loan documents.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement, representing approximately 1.8% of the Initial Pool Balance (approximately 2.2% of the Initial Group 1 Balance)), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of individual properties by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate allocated loan amount of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original amount of the loan, (ii) the fair market value of the substitute property is equal to or greater than the appraised value of the substituted property at the time of closing of the mortgage loan, (iii) the debt service coverage ratio of all of the mortgaged properties after the substitution is greater than (x) the debt service coverage ratio on the origination date, and (y) the debt service coverage ratio immediately preceding the substitution, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 1.9% of the Initial Group 1 Balance as of the Cut-off Date), there is currently located on the related

Mortgaged Property a parking lot containing 106 parking spaces (the ‘‘Parking Lot Parcel’’). The income generated from the Parking Lot Parcel has been included in the mortgage loan seller’s underwriting of the related Mortgage Loan. The related Mortgage Loan documents permit the related Mortgagor to release the Parking Lot Parcel from the lien of the related Mortgage Loan documents upon satisfaction of certain conditions set forth in the related Mortgage Loan documents, including without limitation the following conditions: (i) the Debt Service Coverage Ratio (as defined in the related Mortgage Loan documents) is at least 1.30x for the related Mortgage Loan, except that for purposes of calculating Operating Income (as defined in the related Mortgage Loan Documents) only 50% of the trailing twelve month income from parking will be included; (ii) the related Mortgagor shall have provided the holder of the Mortgage Loan with evidence reasonably acceptable to a prudent lender that the related Mortgagor has replaced the parking spaces currently located on the Parking Lot Parcel with at least eighty-five (85) parking spaces (the ‘‘Replacement Parking’’), which Replacement Parking shall be (1) either (i) owned by the related Mortgagor, (ii) owned by an affiliate of the related Mortgagor with a perpetual easement and right of use in favor of the related Mortgagor and the related Mortgaged Property (after giving effect to the release of the Parking Lot Parcel), or (iii) controlled by the related Mortgagor through a perpetual easement, (2) for the exclusive use of the related Mortgagor, the related Mortgaged Property and all guests and invitees of the hotel operated at the related Mortgaged Property and (3) located in a single location and within a three (3) block radius of the Mortgaged Property (the foregoing including conditions (1), (2) and (3) are collectively, the ‘‘Permanent Replacement Parking Conditions’’); provided, however, that related Mortgagor may elect to lease temporary Replacement Parking until such time as the Replacement Parking becomes available on a permanent basis on the related Mortgaged Property, so long as (1) any such lease of parking shall be upon terms and conditions acceptable to a prudent lender, (2) the location of the temporary parking shall be located in a single location and within a three (3) block radius of the related Mortgaged Property and (3) the related Mortgagor shall have provided the holder of the Mortgage Loan with evidence, which would be acceptable to a prudent lender, that from and after the completion of the re-development of the released Parking Lot Parcel all Permanent Replacement Parking Conditions will be satisfied and in no event will the lease for such temporary parking spaces expire prior to the date that all such Permanent Replacement Parking Conditions are satisfied; and (iii) the related Mortgagor shall provide the holder of the related Mortgage Loan with evidence acceptable to a prudent lender that the annual expense of maintaining and operating the Replacement Parking shall not exceed the lesser of (y) $290,000 or (z) the actual cost incurred by the related Mortgagor in occupying, maintaining and operating the Parking Lot Parcel for the calendar year immediately preceding the date of the Release.

With respect to 1 mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement, representing approximately 1.1% of the Initial Pool Balance (approximately 1.3% of the Initial Group 1 Balance)), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of individual properties by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate allocated loan amount of the substituted properties either pursuant to a single substitution or multiple substitutions, exceed 20% of the original amount of the loan, (ii) the fair market value of the substitute property is equal to or greater than the appraised value of the substituted property at the time of closing of the mortgage loan, (iii) the debt service coverage ratio of all of the mortgaged properties after the substitution is greater than (x) the debt service coverage ratio on the origination date, and (y) the debt service coverage ratio immediately preceding the substitution, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to 1 mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the Initial Group 1 Balance as of the Cut-off Date), the borrower is permitted to obtain the release of a portion of the Mortgaged Property (described in the related Mortgage and hereinafter referred to as the ‘‘Release Parcel’’) that is currently improved with a parking lot. No payment of principal is required in connection with the release of the Release Parcel, and the borrower is not required to comply with any financial tests, but the remaining property must meet zoning code requirements and a restrictive covenant must be recorded against the Release Parcel stating that any future use of the Release Parcel will not be in violation of any provision with respect to parking, access rights, visibility, restricted uses, site improvements, signage or naming rights contained in any then-existing lease of the remaining Mortgaged Property. As of the closing date of the mortgage loan, the release of the Release Parcel would violate parking ratios contained in two of the leases demising premises on the Mortgaged Property if those two leases were still in effect at the time of the release of the Release Parcel and if no additional parking were obtained or created for the Mortgaged Property. In the event that the Release Parcel is released and either such tenant terminates its lease as a result, the related Mortgagor (as lessor) and the indemnitors with respect to this mortgage loan (as lessees) are required to enter into a master lease with respect to the terminated space(s), for rents equal to that payable under the terminated lease(s) and for a term ending on the earlier to occur of 5 years after commencement and the commencement of rent under a lease to a tenant in occupancy of the related space.

With respect to 1 mortgage loan (identified as Loan No. 57 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Group 1 Balance as of the Cut-off Date), the related borrower may obtain the release of the mortgaged property by substituting another property of similar use acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) the borrower pays to the holder of the mortgage loan an amount equal to one percent (1%) of the outstanding principal balance of the mortgage loan as of the date of such proposed substitution, (ii) the fair market value of the substitute property is not less than one hundred five percent (105%) of the greater of (x) the fair market value of the substituted property as of the origination date of the mortgage loan and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) after giving effect to the substitution, the debt service coverage ratio for the mortgage loan is not less than the greater of (x) the debt service coverage ratio for the mortgage loan as of the origination date of the mortgage loan and (y) the debt service coverage ratio for the mortgage loan as of the date immediately preceding the substitution, (iv) receipt by the lender of a confirmation in writing from the rating agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, and (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents.

With respect to 1 mortgage loan (identified as Loan No. 70 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to 5 individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is equal to or greater than one hundred percent (100%) of the net operating income of the substituted property, (iv) the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vi) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vii) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to 1 mortgage loan (identified as Loan No. 141 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Group 1 Balance as of the Cut-off Date), the borrower is permitted to release a portion of the Mortgaged Property (which must be unimproved and non-income producing as of the closing date of the mortgage loan and as of the release date), provided that such release will not have an adverse effect on the use or operation of the remaining property or improvements (including the use of the property by any tenant) and that the remaining property will have a loan to value ratio of no more than 80% and a Debt Service Coverage Ratio (as defined in the related mortgage loan documents) of at least 1.20x.

With respect to 1 mortgage loan (identified as Loan No. 204 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (approximately 0.2% of the Initial Group 1 Balance as of the Cut-off Date), the mortgage loan is secured by a property that is leased to a single tenant. The lease to that tenant provides, in part, that if the tenant wishes to terminate its business operations on the property that now secures this loan, the tenant may identify a replacement property and, if the replacement property meets certain conditions, then the tenant may cause the borrower under this mortgage loan to acquire the replacement property, so that the replacement property is leased to the tenant and encumbered by a mortgage to secure this mortgage loan; one of the conditions that the lease requires is that the holder of this mortgage loan permit the substitution. In that regard, the related mortgage loan documents impose various requirements as conditions precedent to the substitution, including, without limitation, that the substitution not pose a material risk to the Trust’s continued qualification as a REMIC.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this prospectus supplement.

Each Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, each Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the the Special Servicer has obtained (a) the consent of the Directing Certificateholder and (b) the applicable Master Servicer or the Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted, has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans— Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 34 of the Mortgaged Properties, securing mortgage loans representing approximately 10.1% of the Initial Pool Balance (32 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 11.4% of the Initial Loan Group 1 Balance and 2 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 4.1% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the States of California, Nevada, Oregon, Tennessee, Utah and Washington.

With respect to any environmental insurance policy that may have been obtained by a Mortgage Loan Seller in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan.

For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan; provided, however, the loan amount and debt service payments used in this prospectus supplement for purposes of calculating the LTV Ratios and UW DSCRs of the 599 Lexington Avenue Loan are the aggregate principal balance and aggregate debt service of the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans. In addition, the loan amount and debt service payments used in this prospectus supplement for purposes of calculating the LTV Ratios and UW DSCRs of the AmeriCold Portfolio Loan are the aggregate principal balance and aggregate debt service of the AmeriCold Portfolio Loan and the AmeriCold Portfolio Pari Passu Companion Loans.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. In the case of 1 mortgage loan (identified as Loan No. 162 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 1.0% of the Initial Group 2 Balance as of the Cut-off Date), the underwritten debt service coverage ratio was calculated net of an $800,000 letter of credit in making such calculation. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicers, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining the relevant operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this prospectus supplement.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 28 mortgage loans (identified as Loan Nos. 2, 6, 8, 9, 11, 22, 27, 29, 31, 34, 41, 42, 51, 55, 61, 78, 79, 83, 92, 105, 106, 110, 122, 127, 130, 186, 189 and 228 on Annex A-1 to this prospectus supplement), representing approximately 18.9% of the Initial Pool Balance (25 mortgage loans in Loan Group 1 representing approximately 21.6% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2 representing approximately 7.2% of the Initial Loan Group 2 Balance), the LTV Ratios were based on the ‘‘as-stabilized’’ values as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under ‘‘Transaction Parties—The

Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan, the Trustee will only hold originals of the documents described in clause (i)) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The Pooling and Servicing Agreement requires that the Trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Illinois. The Trustee will not move any Mortgage File outside the State of Illinois, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies, to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30-days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy (or binding commitment therefor) insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i)    the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

(j)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and other creditors’ rights limitations on enforceability, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

(o)    the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(p)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

(q)    to (i) the Mortgage Loan Seller’s knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) the Mortgage Loan Seller’s actual knowledge, no condemnation proceedings are pending;

(r)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(s)    all escrow amounts required to be deposited by the borrower at origination have been deposited;

(t)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, there were and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(u)    the terms of the mortgage loan documents evidencing such mortgage loan comply in all material respects with all applicable local, state, and federal laws and regulations and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination, funding and servicing of the mortgage loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan (or in the case of certain representations and warranties, is deemed to materially and adversely affect the value of a mortgage loan), the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan

Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Seller, the Trustee, the Paying Agent, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Bear, Stearns & Co. Inc. (collectively, the ‘‘Underwriters’’) or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions.’’ The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 125 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 63.9% of the Initial Pool Balance (111 mortgage loans in Loan Group 1, representing approximately 71.5% of the Initial Loan Group 1 Balance and 14 mortgage loans in Loan Group 2, representing approximately 30.0% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 1 Lockbox Loan, representing approximately 0.1% of the Initial Pool Balance (approximately 0.1% of the Initial Loan Group 1 Balance), the related Lockbox Account was required to be established on the origination date of the related mortgage loan into which operating lessee is required to make deposits directly and amounts may not be released to the borrower, unless, with respect to that Lockbox Loan, all debt service and required reserve account deposits have been made. Pursuant to the terms of 28 Lockbox Loans, representing approximately 27.2% of the Initial Pool Balance (27 mortgage loans in Loan Group 1 representing approximately 32.7% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 2.6% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 96 Lockbox Loans, representing approximately 36.6% of the Initial Pool Balance (83 mortgage loans in Loan Group 1, representing approximately 38.7% of the Initial Loan Group 1 Balance and 13 mortgage loans in Loan Group 2, representing approximately 27.5% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

Transaction Parties

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of March 26, 2007, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $50.9 billion. Of that amount, approximately $44.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2006, JPMCB originated approximately $15.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $15.0 billion in 2006. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, PNC Bank, National Association, Capmark Finance Inc. and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of March 26, 2007, JPMCB securitized approximately $29.1 billion through the CIBC program and approximately $28.2 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC Inc.

General.    CIBC Inc. is a sponsor. CIBC Inc. is also acting as a Mortgage Loan Seller. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the Underwriters for this transaction.

CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is a corporation incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

Sponsor’s Securitization Program.    The following is a description of CIBC Inc.’s commercial mortgage-backed securities securitization program. CIBC Inc. originates and underwrites loans through five regional offices.

CIBC Inc.’s primary business is the underwriting and origination of fixed rate mortgage loans secured by commercial or multifamily properties for CIBC Inc.’s securitization program. CIBC Inc. also originates floating rate loans (e.g., construction and interim loans) on the same property types, the majority of which CIBC Inc. holds on its balance sheet. As sponsor, CIBC Inc. sells the majority of the fixed-rate loans it originates through commercial mortgage-backed securities securitizations. CIBC Inc. began originating commercial mortgage loans for securitization in 1997 and securitizing commercial mortgage loans in 1998. As of March 31, 2007, the total amount of commercial mortgage loans originated and securitized by CIBC Inc. is in excess of $15.0 billion.

In the calendar year ended December 31, 2006, CIBC Inc. originated approximately $4.7 billion of commercial mortgage loans, and securitized approximately $3.9 billion of commercial mortgage loans.

CIBC Inc.’s annual commercial mortgage loan originations intended for securitization have grown from approximately $154 million in 1997 to approximately $1 billion in 2001 and to approximately $4.7 billion in 2006. The commercial mortgage loans originated by CIBC Inc. include both fixed-rate and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. CIBC Inc. primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC Inc. originates loans in every state other than in Arizona and Wisconsin (in Arizona and Wisconsin, CIBC Inc.’s affiliate Canadian Imperial Bank of Commerce, New York Agency originates commercial mortgage loans).

As a sponsor, CIBC Inc. originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC Inc. works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. CIBC Inc. acts as sponsor, originator or loan seller in transactions in which other entities also act as sponsor and/or mortgage loan seller. Multiple seller transactions in which CIBC Inc. has participated to date have included for the most part the ‘‘CIBC’’ program, in which CIBC Inc. and JPMCB generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of March 31, 2007, CIBC Inc. securitized approximately $12.9 billion through the CIBC program.

Neither CIBC Inc. nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, CIBC Inc. sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB and CIBC Inc. JPMCB is also a sponsor and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the Underwriters. CIBC Inc. is also a sponsor and is an affiliate of CIBC World Markets Corp., one of the Underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘The Sponsors’’ in this prospectus supplement and the prospectus for a discussion relating to JPMCB.

CIBC Inc.

See ‘‘The Sponsors’’ in this prospectus supplement for a discussion relating to CIBC Inc.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by each Mortgage Loan Seller in accordance with the commercial mortgage-backed securitization program of each Mortgage Loan Seller.

Property Analysis.    The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Appraisal and Loan-to-Value Ratio.    For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an ‘‘as-stabilized’’ basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either

(i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have secured creditor or other environmental policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ above.

Physical Assessment Report.    Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19, the issuing entity (the ‘‘Issuing Entity’’), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that each Master Servicer, the Special Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Amendment.’’ The Issuing Entity administers the mortgage loans through the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A discussion of the duties of the Trustee, the Paying Agent, the Master Servicers and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent,’’ ‘‘—The Master Servicers’’ and ‘‘—The Special Servicer’’ and ‘‘Servicing of the Mortgage Loans.’’

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Paying Agent, the Depositor, the Master Servicers and the Special Servicer. The fiscal year of the Trust is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Paying Agent, the Master Servicers and the Special Servicer.

The Depositor is contributing the mortgage loans to the Issuing Entity. The Depositor is purchasing the mortgage loans from the Mortgage Loan Sellers, as described in this prospectus supplement under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans, Paying Agent; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions.’’

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee, paying agent, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2007, LaSalle serves as trustee or paying agent on over 465 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicers and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—JP Morgan 2007-CIBC19 or at such other address as the Trustee may designate from time to time.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Using information set forth in this prospectus supplement, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicers, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicers, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicers, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicers.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corporation contains a 14 calendar day ‘‘go shop’’ clause which continued until 11:59 PM New York time on May 6th, 2007. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

The contract referenced above was entered into by ABN AMRO Bank N.V. without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval. As of the date hereof, a shareholder’s meeting to vote on the proposed sale of LaSalle Bank National Association has not occurred. Various interested parties have filed or have indicated that they will file an appeal of the ruling. On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank National Association or selling LaSalle Bank National Association to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

As compensation for the performance of its routine duties, LaSalle will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00063% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and will be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Paying Agent, Certificate Registrar or Authenticating Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the 599 Lexington Avenue Pari Passu Companion Loans or the AmeriCold Portfolio Pari Passu Companion Loans. See ‘‘Description of the Pooling Agreements —The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Master Servicers

General

There will be two master servicers under the Pooling and Servicing Agreement, Capmark Finance Inc. and Wells Fargo Bank, N.A. (each, a ‘‘Master Servicer’’).

Name	No. of Loans	% of Initial Pool Balance
Capmark Finance Inc.	125	55.3%
Wells Fargo Bank, N.A.	116	44.7%

Capmark Finance Inc.

Capmark Finance Inc. (‘‘Capmark’’) will be one of the master servicers and will be responsible for the master servicing and administration of the mortgage loans, originated or acquired by JPMCB, pursuant to the Pooling and Servicing Agreement.

Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master servicer and/or primary servicer.

	Year (amounts in $ billions)
	2004	2005	2006
CMBS (US)	100.2	122.4	135.3
Other	97.0	102.8	131.5
Total	197.2	225.2	266.8

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly-owned subsidiary of Capmark Financial Group Inc. (‘‘Capmark Financial Group’’), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark’s portfolio in the United States.

Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’), a national banking association, will be one of the master servicers and will be responsible for the master servicing and administration of the mortgage loans, originated or acquired by CIBC Inc., pursuant to the Pooling and Servicing Agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch. Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of March 31, 2007, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 12,165 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $107.8 billion, including approximately 10,812 loans securitized in approximately 97 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $103.0 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master or primary serviced in commercial mortgage-backed securitization transactions.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of an event that results in the transfer of the loan to special servicing.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of ‘‘Aaa’’ from Moody’s. Wells Fargo Bank’s long term deposits are rated ‘‘Aaa’’ by Moody’s, ‘‘AA’’ by S&P and ‘‘AA+’’ by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will initially be appointed as Special Servicer under the Pooling and Servicing Agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the Special Servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of March 31, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion, (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion, and (g) 144 domestic CMBS pools as of March 31, 2007 with a then current face value in excess of $217 billion. Additionally, LNR Partners has resolved over $17.6 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.2 billion for the three months ended March 31, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of March 31, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 24,000 assets in the 50 states, the District of Columbia, the Carribean, Guam, Mexico and Europe with a then-current face value in excess of $277 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage-backed securitization pools generally, for which LNR Partners has developed processes and procedures that materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgage backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the sponsor(s), the trust, the Master Servicers, the Trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more Classes of the Certificates. Otherwise, except for LNR Partners acting as Special Servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Directing Certificateholder, provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. With respect to the

599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Special Servicer may be removed, and a successor 599 Lexington Avenue Special Servicer appointed at any time by the 599 Lexington Avenue Majority Holders, to the extent set forth in the 599 Lexington Avenue Intercreditor Agreement. With respect to the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Special Servicer may be removed, and a successor special servicer appointed, at any time by the AmeriCold Portfolio Directing Certificateholder, to the extent set forth in the AmeriCold Portfolio Intercreditor Agreement.

Servicing and Other Compensation and Payment of Expenses

The fee of each Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of each mortgage loan (including the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) and, if provided under the related Intercreditor Agreement, the Companion Loans and the AB Subordinate Companion Loans, and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.0200% to 0.1100%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.0248% per annum. In addition to the Servicing Fee, each Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan), (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, provided, further, that the applicable Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the 599 Lexington Avenue Loan or the AmeriCold Portfolio Loan, (2) a specified percentage of all assumption (subject to certain subservicing agreements and other than with respect to any fees for assumptions received with respect to the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans, the AB Subordinate Companion Loans and the related Companion Loans (to the extent permitted under the related Intercreditor Agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans or the related Companion Loans (to the extent permitted under the related Intercreditor Agreement) and, if provided under the related Intercreditor Agreement, the related AB Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related Intercreditor Agreement, the related AB Subordinate Companion Loans since the Closing Date. Each Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and each Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. Each Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan), the related Companion Loans and the AB Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’) for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The 599 Lexington Avenue Loan will be serviced under the 2007-LDP10 Pooling and Servicing Agreement (including those occasions under the 2007-LDP10 Pooling and Servicing Agreement when the servicing of the 599 Lexington Avenue Loan has been transferred from the 599 Lexington Avenue Master Servicer to the 599 Lexington Avenue Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the 599 Lexington Avenue Loan. Only the 599 Lexington Avenue Special Servicer will be entitled to special servicing compensation on the 599 Lexington Avenue Loan.

The AmeriCold Portfolio Loan will be serviced under the 2007-CIBC18 Pooling and Servicing Agreement (including those occasions under the 2007-CIBC18 Pooling and Servicing Agreement when the servicing of the AmeriCold Portfolio Loan has been transferred from the AmeriCold Portfolio Primary Servicer to the AmeriCold Portfolio Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the AmeriCold Portfolio Loan. Only the AmeriCold Portfolio Special Servicer will be entitled to special servicing compensation on the AmeriCold Portfolio Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to such Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund. The 599 Lexington Avenue Whole Loan will be subject to a special servicing fee pursuant to the 2007-LDP10 Pooling and Servicing Agreement, which will accrue at a rate equal to 0.25% per annum. The AmeriCold Portfolio Whole Loan will be subject to a special servicing fee pursuant to the 2007-CIBC18 Pooling and Servicing Agreement, which will accrue at a rate equal to 0.25% per annum.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the AmeriCold Portfolio Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The 599 Lexington Avenue Whole Loan will be subject to a workout fee pursuant to the 2007-LDP10 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.00% per annum. The AmeriCold Portfolio Whole Loan will be subject to a workout fee pursuant to the 2007-CIBC18 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.00% per annum.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase in the related mortgage loan purchase agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer, within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan) or the applicable Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of an AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan generally within the first 90 days after such AB Mortgage Loan becomes a Specially Serviced Mortgage Loan pursuant to the related Intercreditor Agreement, (v) the purchase of any loan by a related mezzanine lender, provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan or (vi) with respect to the AmeriCold Portfolio Pari Passu Companion Loans, the purchase of the related AmeriCold Portfolio Companion Notes under a separate pooling and servicing agreement. The 599 Lexington Avenue Whole Loan will be subject to a liquidation fee pursuant to the 2007-LDP10 Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The AmeriCold Portfolio Whole Loan will be subject to a liquidation fee pursuant to the 2007-CIBC18 Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the AmeriCold Portfolio Loan will be payable out of, and based on, collections on the AmeriCold Portfolio Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the Master Servicers and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicers or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances,’’ the Master Servicers, the Trustee and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicers will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicers as additional servicing compensation.

Each Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all Prepayment Interest Excesses in respect of the mortgage loans for the related Distribution Date and (C) to the extent earned solely on principal payments, net investment earnings received by such Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of a Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees payable to that Master Servicer for such Due Period, (B) all Prepayment Interest Excesses payable to that Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings received by that

Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

 Description of the Certificates

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19, which will be a trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates are referred to collectively in this prospectus supplement as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class NR, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class X Certificates and Residual Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class X Certificates and Residual Certificates) and on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X Certificates and Residual Certificates) (the ‘‘Principal Balance Certificates’’) outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $3,275,606,503.

The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $249,765,503.

The Offered Certificates (other than the Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations (the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Underwriters, the Master Servicers, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in July 2007 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the 599 Lexington Avenue Loan, the AmeriCold Portfolio Loan and the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Paying Agent will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain-on-Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the

Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

Each Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds and such Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The Paying Agent is authorized but not required to direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The Paying Agent will be entitled to retain any interest or other income earned on such funds and the Paying Agent will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The aggregate amount available for distribution to Certificateholders on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)    the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan, only to the extent received by the Paying Agent pursuant to the 2007-LDP10 Pooling and Servicing Agreement and the 2007-CIBC18 Pooling and Servicing Agreement, respectively, and/or the 599 Lexington Avenue Intercreditor Agreement and the AmeriCold Portfolio Intercreditor Agreement, respectively), as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    all Yield Maintenance Charges;

(6)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)    all P&I Advances made by each Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus; and

(z)    with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the Due Date for the mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if the mortgage loan had a Due Date in June 2007 and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently: (i) on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for such Class, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) (A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such

Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero, and (F) then, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their

Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D

Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class Q Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-second, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class Q Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class Q Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-fourth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-fifth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balances of the Class of Certificates in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.5380%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.8150%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to the WAC Rate minus 0.0170%.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.4700%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.4700%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.4700%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.4700%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.4700%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 5.4700%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.4700%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.0123% per annum. The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class R and Class LR Certificates), weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this prospectus supplement.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by a Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts for the immediately preceding February and January, as applicable.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class of Certificates to the extent not previously paid, for all prior Distribution Dates.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X Certificates and Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by a Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class X Certificates and Residual Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class X Certificates and Residual Certificates) for the related Distribution Date.

Principal Distribution Amount.    So long as (i) the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and the Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled

Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by a Master Servicer as of the business day preceding the related Master Servicer Remittance Date) or advanced by a Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by a Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to a Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by a Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,

Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule III to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule I to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the 599 Lexington Avenue Whole Loan held pursuant to the 2007-LDP10 Pooling and Servicing Agreement and the AmeriCold Portfolio Whole Loan held pursuant to 2007-CIBC18 Pooling and Servicing Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to a Master Servicer or the Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to a Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by a Master Servicer as if received on the predecessor mortgage loan.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates (excluding the Class X Certificates) and the Class F, Class G, Class H and Class J Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class X Certificates) and the Class F, Class G, Class H and Class J Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 12, 2012
Class A-2	June 12, 2012
Class A-3	February 12, 2017
Class A-4	April 12, 2017
Class A-SB	October 12 2016
Class A-1A	May 12, 2017
Class X	March 12, 2017
Class A-M	May 12, 2017
Class A-J	May 12, 2017
Class B	June 12, 2017
Class C	June 12, 2017
Class D	June 12, 2017
Class E	June 12, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X Certificates) were calculated on the basis of a 0% CPR. With respect to the Class X Certificates, the Assumed Final Distribution Date set forth above was calculated on the basis of a 100% CPR, and the assumption that the optional termination of the trust will be exercised on the first eligible Distribution Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be February 12, 2049. See ‘‘Ratings’’ in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

•	the rights of the holders of the Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates are still outstanding, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal

Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates and the remaining Non-Offered Certificates (other than the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X Certificates and Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicers, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class X Certificates and Residual Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class X Certificates and Residual Certificates) as follows: to Class NR Certificates, Class Q Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates and Class A-M Certificates in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Classes of Certificates are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class X Certificates) in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. Each Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that a Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicers nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or prepayment premiums or with respect to the 599 Lexington Avenue Pari Passu Companion Loans, the AmeriCold Portfolio Pari Passu Companion Loans or any AB Subordinate Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan or, in the case of the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan, an appraisal reduction has been made in accordance with the 2007-LDP10 Pooling and Servicing Agreement and the 2007-CIBC18 Pooling and Servicing Agreement, respectively, and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that a Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

Each Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to an AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related AB Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, none of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’).

Each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicers and shall be bound by any non-recoverability determination of the Special Servicer.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

Each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in the second preceding paragraph, such reimbursement will be made first from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the applicable Master Servicer and the Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the applicable Master Servicer. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. Additionally, with respect to the 599 Lexington Avenue Loan, if the applicable Master Servicer or the Special Servicer determines that any P&I Advance with respect to the 599 Lexington Avenue Loan, if made, would be non-recoverable, such determination will not be binding on the 599 Lexington Avenue Master Servicer and the trustee under the 2007-LDP10 Pooling and Servicing Agreement as it relates to any proposed P&I Advance with respect to the 599 Lexington Avenue Pari Passu Companion Loans. Additionally, with respect to the AmeriCold Portfolio Loan, if the applicable Master Servicer or the Special Servicer determines that any P&I Advance with respect to the AmeriCold Portfolio Loan, if made, would be non-recoverable, such determination will not be binding on the AmeriCold Portfolio Primary Servicer and the trustee under the 2007-CIBC18 Pooling and Servicing Agreement as it relates to any proposed P&I Advance with respect to the AmeriCold Portfolio Pari Passu Companion Loans. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicers and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicers and shall be bound by any non-recoverability determination of the Special Servicer and the Master Servicers shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the applicable Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be non-recoverable. Non-recoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the Master Servicers or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on the 599 Lexington Avenue Pari Passu Companion Loans, the AmeriCold Portfolio Pari Passu Companion Loans or any AB Subordinate Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loans if any related AB Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicers, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicers nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related AB Subordinate Companion Loan (except with respect to a balloon payment);

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related AB Subordinate Companion Loan, or a change in any other material economic term of the mortgage loan or a related AB Subordinate Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related AB Subordinate Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related AB Subordinate Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (other than with respect to the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan) as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Special Servicer (which calculation may be relied upon by the applicable Master Servicer as of 1 business day prior to the related Determination Date) as of the first Determination Date that is at least 10 business days following the date the Special Servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder, the applicable Master Servicer, the Trustee and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first, to the Class NR Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates and then to the Class A Certificates and the Class X Certificates, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30-days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder, the applicable Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

The 599 Lexington Avenue Loan is subject to the provisions in the 2007-LDP10 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the 2007-LDP10 Pooling and Servicing Agreement in respect of the 599 Lexington Avenue Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the 599 Lexington Avenue Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the 2007-LDP10 Pooling and Servicing Agreement, the 599 Lexington Avenue Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise the 599 Lexington Avenue Whole Loan. Any appraisal reduction calculated with respect to the 599 Lexington Avenue Whole Loan will be allocated to the 599 Lexington Avenue Loan and the 599 Lexington Avenue Pari Passu Companion Loans, pro rata, based on their outstanding principal balances.

The AmeriCold Portfolio Loan is subject to the provisions in the 2007-CIBC18 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the 2007-CIBC18 Pooling and Servicing Agreement in respect of the AmeriCold Portfolio Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the AmeriCold Portfolio Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the 2007-CIBC18 Pooling and Servicing Agreement, the AmeriCold Portfolio Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise the AmeriCold Portfolio Whole Loan. Any appraisal reduction calculated with respect to the AmeriCold Portfolio Whole Loan will be allocated to the AmeriCold Portfolio Loan and the AmeriCold Portfolio Pari Passu Companion Loans, pro rata, based on their outstanding principal balances.

Any mortgage loan (other than the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan) previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Underwriters, the Master Servicers, the Special Servicer, the Directing Certificateholder, the holder of each AB Subordinate Companion Loan, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by the Master Servicers in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Paying Agent) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

(3)    the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)    the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90-119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) paid to each Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    identification of any material modification, extension or waiver of a mortgage loan; and

(32)    identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, each Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Pair.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website, which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicers pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7), which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of the Master Servicers or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicers or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website on the same date they are filed with the Securities and Exchange Commission. The Trustee’s internet website will initially be located at ‘‘www.etrustee.net’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (312) 904-6342. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.

The Pooling and Servicing Agreement will require the Master Servicers and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicers will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the Special

Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Residual Certificates) and (c) each Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicers or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by a Master Servicer and the Trustee plus the reasonable out of pocket expenses of that Master Servicer related to such purchase, unless that Master Servicer is the purchaser, (3) if the 599 Lexington Avenue Mortgaged Property is an REO Property under the terms of the 2007-LDP10 Pooling and Servicing Agreement, the pro rata portion of the fair market value of the related property, as determined by the 599 Lexington Avenue Master Servicer in accordance with clause (2) above, and (4) if the AmeriCold Portfolio Mortgaged Property is an REO Property under the terms of the 2007-CIBC18 Pooling and Servicing Agreement, the pro rata portion of the fair market value of the related property, as determined by the AmeriCold Portfolio Primary Servicer in accordance with clause  (2) above. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicers or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicers or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions— Priority’’ in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicers or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

 Servicing of the Mortgage Loans

General

The servicing of the mortgage loans (excluding the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) and any REO Properties. The 599 Lexington Avenue Loan will be serviced in accordance with the 2007-LDP10 Pooling and Servicing Agreement by the 599 Lexington Avenue Master Servicer and the 599 Lexington Avenue Special Servicer and according to the servicing standards provided for in the 2007-LDP10 Pooling and Servicing Agreement, which require, among other things, that the 599 Lexington Avenue Master Servicer and 599 Lexington Avenue Special Servicer attempt to maximize recovery on all portions of the 599 Lexington Avenue Whole Loan. The AmeriCold Portfolio Loan will be serviced in accordance with the 2007-CIBC18 Pooling and Servicing Agreement by the AmeriCold Portfolio Primary Servicer and the AmeriCold Portfolio Special Servicer and according to the servicing standards provided for in the 2007-CIBC18 Pooling and Servicing Agreement, which require, among other things, that the AmeriCold Portfolio Primary Servicer and the AmeriCold Portfolio Special Servicer attempt to maximize recovery on all portions of the AmeriCold Portfolio Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the 599 Lexington Avenue Loan, the AmeriCold Portfolio Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (excluding the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) for which it is responsible. Each of the Master Servicers and the Special Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicers and Special Servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the Special Servicer shall not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement, unless (i) the Special Servicer receives the consent of the Directing Certificateholder and (ii) the Special Servicer receives the written confirmation of Moody’s and S&P that such agreement will not cause the downgrade, withdrawal or qualification of any of the then current ratings assigned to any Class of Certificates.

Each Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (excluding the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the applicable Servicing Standards. ‘‘Servicing Standards’’ means the General Servicing Standard or the Capmark Servicing Standard, as applicable. ‘‘General Servicing Standard’’ means, with respect to the Master Servicer (other than Capmark) or the Special Servicer, the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, with a view to (x) in the case of the Master Servicer, the timely collection of scheduled payments of principal and interest on the mortgage loans, and (y) in the case of the Special Servicer, the maximization of recovery of principal and interest on a net present value basis on the Specially Serviced Mortgage Loans, as applicable, and, in either case, in the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan and the Certificateholders (as a collective whole)), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the Master Servicer or the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Master Servicer or the Special Servicer or any of its affiliates, as the case may be;

(C)    the Master Servicer’s obligation to make Advances;

(D)    the Master Servicer’s or the Special Servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or AB Subordinate Companion Loan it may have; and

(G)    any debt that the Master Servicer or the Special Servicer or any of its affiliates, as the case may be, has extended to any borrower or any of their affiliates.

‘‘Capmark Servicing Standard’’ means, with respect to Capmark, (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans it is servicing under the Pooling and Servicing Agreement, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

(A)    any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

(B)    the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Master Servicer or any of its affiliates, as the case may be;

(C)    the Master Servicer’s obligation to make Advances; and

(D)    the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including each AB Mortgage Loan, but excluding the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the applicable Master Servicer (who shall promptly notify the Special Servicer and the Directing Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing and the Directing Certificateholder consents, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the applicable Master Servicer, which provides that such refinancing will occur within 120 days of such related maturity date, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur or immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date at any time before the refinancing);

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan or mortgage loan with mezzanine debt, the holder of the related AB Subordinate Companion Loan or mezzanine loan cures such delinquency);

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the applicable Master Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)    as to which, in the judgment of the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default that the applicable Master Servicer or the Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each AB Mortgage Loan, the interests of the Certificateholders and the holder of the related AB Subordinate Companion Loan, in each case as a collective whole) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than in certain circumstances the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each AB Mortgage Loan, the interests of Certificateholders and the holder of the related AB Subordinate Companion Loan, in each case as a collective whole), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30-days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided, that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including any AB Subordinate Companion Loans, but not including the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) serviced by the Special Servicer and any mortgage loans (including any AB Subordinate Companion Loans, but not including the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) that have become REO Properties are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans.’’ If any of the AB Subordinate Companion Loans becomes specially serviced, then the related AB Mortgage Loan, as applicable, will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The Master Servicers will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the applicable Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30-days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the applicable Master Servicer, the Trustee (upon request) and each Rating Agency.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which Master Servicers must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicers, subject to consent or deemed consent of the Special Servicer. Except as otherwise described in the succeeding paragraphs below, both (a) the Master Servicers will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer (which will be deemed to have been granted if the Special Servicer does not respond within a specified number of days following a Master Servicer’s delivery of certain notice and other information) and (b) the Special Servicer will not be permitted to consent to a Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)    any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve under the mortgage loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default;

provided, that in the event that a Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), that Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related AB Subordinate Companion Loan as described under ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement).

With respect to the 599 Lexington Avenue Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the 599 Lexington Avenue Majority Holders, provided, nothing precludes the Directing Certificateholder from consulting with the 599 Lexington Avenue Special Servicer, regardless of whether the 599 Lexington Avenue Majority Holders are entitled to exercise such rights. See ‘‘Description of the Mortgage Pool—The 599 Lexington Avenue Whole Loan’’ in this prospectus supplement.

With respect to the AmeriCold Portfolio Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the AmeriCold Portfolio Directing Certificateholder, provided, nothing precludes the Directing Certificateholder from consulting with the AmeriCold Portfolio Special Servicer, regardless of whether the AmeriCold Portfolio Directing Certificateholder is entitled to exercise such rights. See ‘‘Description of the Mortgage Pool—The AmeriCold Portfolio Whole Loan’’ in this prospectus supplement.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder; provided, further, however, that the Controlling Class Certificateholder selected to serve as the Directing Certificateholder may appoint an entity to act on its behalf as the Directing Certificateholder. The initial Directing Certificateholder will be CRES Investment NO. I, LP.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Master Servicers nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or any failure to approve an action by or objection of the Directing Certificateholder, that would cause either the Master Servicers or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standards), or the REMIC Provisions.

The Master Servicers and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The Master Servicers may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicers or the Special Servicer, as applicable, may be replaced by the Trustee, or Certificateholders representing at least 51% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either a Master Servicer or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning Master Servicer and the applicable Master Servicer is required to immediately take the place of such resigning Special Servicer unless the Trustee or the applicable Master Servicer, as the case may be, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee or the applicable Master Servicer, as the case may be, in any case in which a Master Servicer or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, and, with respect to the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, and, with respect to the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, and, with respect to the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder):

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class (or, with respect to the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, or, with respect to the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder),

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, or, with respect to the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder), and

(d)    may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, or, with respect to the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder) over the interests of the holders of one or more other Classes of Certificates.

The taking of, or refraining from taking, any action by the Master Servicers or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicers or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicers (with respect to the mortgage loans and the Specially Serviced Mortgage Loans, but excluding the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) or the Special Servicer (with respect to REO Properties other than the 599 Lexington Avenue Mortgaged Property and the AmeriCold Portfolio Mortgaged Property) will be required to use efforts consistent with the Servicing Standards (other than with respect to the 599 Lexington Avenue Loan, which is serviced under the 2007-LDP10 Pooling and Servicing Agreement, and other than with respect to the AmeriCold Portfolio Loan, which is serviced under the 2007-CIBC18 Pooling and Servicing Agreement) to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than the 599 Lexington Avenue Mortgaged Property and the AmeriCold Portfolio Mortgaged Property) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the applicable Master Servicer in accordance with the Servicing Standards; provided, that the applicable Master Servicer will be obligated to use reasonable efforts to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the Special Servicer; provided, further, that the applicable Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Special Servicer will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. Notwithstanding any contrary provision above, the Master Servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was in effect at the time of origination of the related mortgage loan or the date of original issuance of the Certificates and is available at commercially reasonable rates. In addition, the applicable Master Servicer will be entitled to rely on insurance consultants (at the applicable Master Servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing Certificateholder shall have no liability with respect to that determination.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the applicable Master Servicer and that Master Servicer will be required to use efforts consistent with the Servicing Standard to cause the borrower to maintain such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan (other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism (or that expressly requires the borrower to maintain insurance coverage for acts of terrorism but limits the amounts that must be spent by the borrower for the related premium), a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standards and with the consent of the Directing Certificateholder (or, with respect to the 599 Lexington Avenue Whole Loan, subject to the consent of the 599 Lexington Avenue Majority Holders, or, with respect to the AmeriCold Portfolio Whole Loan, subject to the consent of the AmeriCold Portfolio Directing Certificateholder), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, and, in the case of the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder) will not have more than 30-days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, or, in the case of the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder), the Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, none of the Master Servicers, the Special Servicer or the Directing Certificateholder will be liable for any loss related to its failure to require the borrower to maintain (or to itself maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to the 599 Lexington Avenue Loan, which is serviced under the 2007-LDP10 Pooling and Servicing Agreement, and with respect to the AmeriCold Portfolio Loan, which is serviced under the 2007-CIBC18 Pooling and Servicing Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicers and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicers or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or Trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable Master Servicer to the Special Servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicers will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2)    provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class X Certificates and Residual Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and, in the case of the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Majority Holders, and, in the case of the AmeriCold Portfolio Whole Loan, the AmeriCold Portfolio Directing Certificateholder), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the applicable Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the 599 Lexington Avenue Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the 599 Lexington Avenue Intercreditor Agreement, such that neither the trust as holder of the 599 Lexington Avenue Loan nor any holder of any 599 Lexington Avenue Pari Passu Companion Loan gain priority over the other holder that is not reflected in the related loan documents and the 599 Lexington Avenue Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the AmeriCold Portfolio Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the AmeriCold Portfolio Intercreditor Agreement, such that neither the trust as holder of the AmeriCold Portfolio Loan nor any holder of any AmeriCold Portfolio Pari Passu Companion Loan gains a priority over the other holders that is not reflected in the related loan documents and the AmeriCold Portfolio Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30-days after a mortgage loan (other than with respect to the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan) has become a Specially Serviced Mortgage Loan, the

Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30-days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement (and such purchase price is subject to the terms of the related Intercreditor Agreement). See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt—Mezzanine Debt’’ in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and

Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the 599 Lexington Avenue Loan, which is subject to inspection pursuant to the 2007-LDP10 Pooling and Servicing Agreement, and other than the Mortgaged Property securing the AmeriCold Portfolio Loan, which is subject to inspection pursuant to the 2007-CIBC18 Pooling and Servicing Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2008 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the applicable Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related AB Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement). The Special Servicer or the applicable Master Servicer, as the case may be, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as the case may be, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicers and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicers or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the 599 Lexington Avenue Master Servicer, the Depositor, the 599 Lexington Avenue Special Servicer, the trustee under the 2007-LDP10 Pooling and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the 599 Lexington Avenue Loan under the 2007-LDP10 Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the 599 Lexington Avenue Master Servicer, the 599 Lexington Avenue Special Servicer, the Depositor or the trustee under the 2007-LDP10 Pooling and Servicing Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the 2007-LDP10 Pooling and Servicing Agreement. The Pooling and Servicing Agreement will also provide that the AmeriCold Portfolio Primary Servicer, the Depositor, the AmeriCold Portfolio Special Servicer, the trustee under the 2007-CIBC18 Pooling and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the AmeriCold Portfolio Loan under the 2007-CIBC18 Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the AmeriCold Portfolio Primary Servicer, the AmeriCold Portfolio Special Servicer, the Depositor or the trustee under the 2007-CIBC18 Pooling and Servicing Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the 2007-CIBC18 Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Master Servicers and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which a Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of a Master Servicer, the Special Servicer or the Depositor, will be the successor of that Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicers and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicers or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the applicable Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the applicable Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(d)    any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30-days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    a servicing officer of the Master Servicers or the Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicers or the Special Servicer, as applicable, as the sole or material factor in such rating action; and

(g)    the Master Servicers or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P’s Select Servicer List within 60 days of such removal.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicers or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of any AB Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related AB Subordinate Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related AB Subordinate Companion Loan, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable

Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related AB Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee, the Master Servicers and the Special Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicers, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

 Yield and Maturity Considerations

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class  X Certificates, reduction of the Notional Amount of the Class  X Certificates); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the Notional Amount of the Class X Certificates, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the Class X Certificates).

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicers or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class  X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amount of the related Class X Certificates.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates or, in the case of the Class X Certificates, applied to reduce the Notional Amount of the Class X Certificates. An investor should consider, in the case of any Offered Certificate (other than a Class X Certificate) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balances of other Classes of Certificates (other than the Residual Certificates), the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Classes of Certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR Certificates, Class Q Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates and then to the Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X Certificates directly, they will reduce the Notional Amount of the Class X Certificates, to the extent such losses are allocated to any Class of Principal Balance Certificates, which will reduce the yield on such Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates, the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, then the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in July 2007;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicers or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is June 14, 2007;

(g)    the Pass-Through Rates, initial Certificate Balance and initial Notional Amount of the respective Classes of Certificates are as described in this prospectus supplement;

(h)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(i)    the optional termination of the trust will not be exercised;

(j)    no reserves, earnouts or holdbacks are applied to prepay any mortgage loan in whole or in part.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	85	85	85	85	85
June 12, 2009	68	68	67	67	54
June 12, 2010	45	41	37	32	7
June 12, 2011	17	4	0	0	0
June 12, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	2.68	2.52	2.41	2.33	2.16

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	97	94	86
June 12, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	4.92	4.87	4.81	4.76	4.60

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	98	96	92	76
June 12, 2013	100	93	86	80	76
June 12, 2014	64	52	44	39	31
June 12, 2015	64	47	38	34	31
June 12, 2016	44	24	16	13	12
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	8.39	7.76	7.41	7.20	6.84

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	100	100	100	100	100
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.79	9.77	9.73	9.69	9.46

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	93	93	93	93	94
June 12, 2013	74	74	74	74	75
June 12, 2014	53	53	53	53	53
June 12, 2015	31	31	31	31	32
June 12, 2016	8	8	8	8	9
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	7.14	7.14	7.14	7.14	7.15

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	99	99	99	99	99
June 12, 2011	99	99	99	99	99
June 12, 2012	97	96	96	96	92
June 12, 2013	96	95	94	93	92
June 12, 2014	94	93	91	91	90
June 12, 2015	94	91	90	90	90
June 12, 2016	93	90	89	89	89
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.53	9.41	9.32	9.25	9.00

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	100	100	100	100	100
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.91	9.91	9.91	9.87	9.66

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	100	100	100	100	100
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.91	9.91	9.91	9.91	9.66

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	100	100	100	100	100
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.91	9.91	9.91	9.66

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	100	100	100	100	100
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.99	9.92	9.91	9.91	9.69

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	100	100	100	100	100
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.99	9.99	9.91	9.91	9.74

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Percent of the Initial Certificate Balance
of the Class E Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	100	100	100	100	100
June 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.99	9.99	9.99	9.92	9.74

(1)	The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicers or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase prices of the Class X Certificates are as specified in the table below, expressed as a percentage of the initial Notional Amount, plus accrued interest from June 1, 2007 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of the table below, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPR model described under ‘‘—Weighted Average Life’’ above and assumes that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any period in which Defeasance is permitted, any yield maintenance period and any period during which penalty points are required to be paid.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

Assumed Purchase Price of Initial Notional Amount of Class X Certificates	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
0.08196%	14.387%	14.255%	14.156%	14.074%	13.974%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Certain Federal Income Tax Consequences

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the 2007-LDP10 Pooling and Servicing Agreement, the 2007-CIBC18 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the 2007-LDP10 Pooling and Servicing Agreement and the 2007-CIBC18 Pooling and Servicing Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC,‘‘ respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class NR Certificates will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR Certificates) are ‘‘Regular Certificates’’ as defined in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the 599 Lexington Avenue Loan and the AmeriCold Portfolio Loan, a beneficial interest in an allocable portion of the property securing the 599 Lexington Avenue Whole Loan and the AmeriCold Portfolio Whole Loan, respectively, and in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class X and Class E Certificates will be issued with original issue discount, that the Class A-J, Class B, Class C and Class D will be issued with a de minimis amount of original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class A-M Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the Prepayment Assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from June 1, 2007). Any

‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to a Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 18.1% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ‘‘Underwriting Agreement’’), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or the Notional Amount, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities Inc.	CIBC World Markets Corp.	Bear, Stearns & Co. Inc.
Class A-1	$36,983,000	$16,000,000	$0
Class A-2	$106,614,000	$45,000,000	$0
Class A-3	$126,000,000	$54,000,000	$0
Class A-4	$932,030,000	$263,000,000	$0
Class A-SB	$82,589,000	$35,000,000	$0
Class A-1A	$450,708,000	$145,000,000	$0
Class X	$3,275,606,503	$0	$0
Class A-M	$327,561,000	$0	$0
Class A-J	$262,048,000	$0	$0
Class B	$24,567,000	$0	$0
Class C	$36,851,000	$0	$0
Class D	$32,756,000	$0	$0
Class E	$49,134,000	$0	$0

In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 100.1% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2007, before deducting expenses payable by the Depositor estimated to be approximately $5,000,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders,’’ which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information,’’ we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered

Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers.

CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., one of the Mortgage Loan Sellers.

 Certain ERISA Considerations

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, the Master Servicers, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicers, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the

Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, either Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 Legal Matters

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 Certain Legal Aspects of the Mortgage Loans

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York, Illinois and California that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Seventeen (17) of the Mortgaged Properties, securing mortgage loans representing approximately 12.4% of the Initial Pool Balance (12 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 12.6% of the Initial Group 1 Balance, and 5 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 11.4% of the Initial Group 2 Balance), are located in the State of New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Thirty-one (31) of the Mortgaged Properties, securing mortgage loans representing approximately 10.6% of the Initial Pool Balance (23 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 10.5% of the Initial Loan Group 1 Balance, and 8 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 11.1% of the Initial Loan Group 2 Balance), are located in the State of Texas. Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within 4 years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee’s sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of either trustee’s sale is continued for at least 21 days in statutory form after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners’ court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee’s sale. Under Texas law, if the sale price at a judicial foreclosure or trustee’s sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

 Ratings

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’ and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P
A-1	Aaa	AAA
A-2	Aaa	AAA
A-3	Aaa	AAA
A-4	Aaa	AAA
A-SB	Aaa	AAA
A-1A	Aaa	AAA
X	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA
B	Aa1	AA+
C	Aa2	AA
D	Aa3	AA−
E	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by February 12, 2049 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of the Certificate Balance of any other Class of Certificates, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 Legal Investment

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
2007-CIBC18 Pooling and Servicing Agreement	S-92
2007-LDP10 Pooling and Servicing Agreement	S-90
30/360	S-98
30/360 Basis	S-131
599 Lexington Avenue A1 Pari Passu Companion Loan	S-89
599 Lexington Avenue Intercreditor Agreement	S-90
599 Lexington Avenue Loan	S-89
599 Lexington Avenue Majority Holders	S-90
599 Lexington Avenue Master Servicer	S-90
599 Lexington Avenue Mortgaged Property	S-89
599 Lexington Avenue Notes	S-89
599 Lexington Avenue Pari Passu Companion Loans	S-89
599 Lexington Avenue Special Servicer	S-90
599 Lexington Avenue Whole Loan	S-89
AB Mortgage Loan	S-86
AB Mortgage Loan Pair	S-86
AB Subordinate Companion Loan	S-86
Acceptable Insurance Default	S-180
Accrued Interest from Recoveries	S-150
Actual/360 Basis	S-98
Additional Exclusions	S-180
Administrative Cost Rate	S-149
Advances	S-160
AmeriCold Portfolio Directing Certificateholder	S-92
AmeriCold Portfolio Intercreditor Agreement	S-92
AmeriCold Portfolio Loan	S-91
AmeriCold Portfolio Mortgaged Property	S-92
AmeriCold Portfolio Noteholders	S-92
AmeriCold Portfolio Notes	S-92
AmeriCold Portfolio Pari Passu Companion Loans	S-92
AmeriCold Portfolio Primary Servicer	S-94
AmeriCold Portfolio Special Servicer	S-94
AmeriCold Portfolio Whole Loan	S-92
Appraisal Reduction	S-163
Appraisal Reduction Event	S-162
Asset Status Report	S-175
Assumed Final Distribution Date	S-155
Assumed Scheduled Payment	S-152
Authenticating Agent	S-124
Available Distribution Amount	S-141
Base Interest Fraction	S-154
Capmark	S-126
Capmark Financial Group	S-127
Capmark Servicing Standard	S-173
CBE	S-203
Certificate Account	S-140
Certificate Balance	S-136
Certificate Owner	S-137
Certificate Registrar	S-124
Certificateholders	S-85
Certificates	S-136
Class	S-136
Class A Certificates	S-136
Class A-SB Planned Principal Balance	S-153
Clearstream	S-137
Closing Date	S-85
CMBS	S-128
CMSA Investor Reporting Package	S-167
Code	S-205
Collateral Support Deficit	S-158
Companion Loan	S-86
Compensating Interest Payment	S-134
Controlling Class	S-178
Controlling Class Certificateholder	S-178
Corrected Mortgage Loan	S-175
Crossed Loan	S-117
Cross-Over Date	S-148
Custodian	S-111
Cut-off Date	S-84
Cut-off Date Balance	S-84
Cut-off Date LTV Ratios	S-110
Defeasance	S-101
Defeasance Lockout Period	S-101
Depositor	S-85
Depositories	S-137
Determination Date	S-139
Direct Participants	S-138
Directing Certificateholder	S-177
Discount Rate	S-99, S-100
Distributable Certificate Interest	S-150
Distribution Account	S-140
Distribution Date	S-139

Page
DSCR	S-84
DTC	S-137
Due Period	S-142
Effective Gross Income	S-109
ERISA	S-208
ERISA Plan	S-208
ESA	S-122
Euroclear	S-137
Events of Default	S-189
Excluded Plan	S-209
Exemption	S-208
FIRREA	S-122
Form 8-K	S-108
FSMA	S-7
Gain-on-Sale Reserve Account	S-140
General Servicing Standard	S-172
Group 1 Principal Distribution Amount	S-150
Group 1 Principal Shortfall	S-153
Group 2 Principal Distribution Amount	S-151
Group 2 Principal Shortfall	S-153
Indirect Participants	S-138
Initial Loan Group 1 Balance	S-84
Initial Loan Group 2 Balance	S-84
Initial Pool Balance	S-84
Initial Resolution Period	S-114
Insurance and Condemnation Proceeds	S-140
Intercreditor Agreement	S-95
Interest Accrual Period	S-150
Interest Distribution Amount	S-149
Interest Reserve Account	S-140
IRS	S-185
Issuing Entity	S-123
JPMCB	S-85
LaSalle	S-124
LDP	S-119
Liquidation Fee	S-133
Liquidation Fee Rate	S-133
Liquidation Proceeds	S-140
LNR	S-128
LNR Partners	S-128
Loan Group 1	S-84
Loan Group 2	S-84
Loan Groups	S-84
Lockbox Accounts	S-117
Lockbox Loans	S-117
Lockout Period	S-99
Lower-Tier Distribution Account	S-140
Lower-Tier REMIC Regular Interests	S-205
LTV Ratio	S-110
LTV Ratios	S-84
MAI	S-115
Master Servicer	S-126
Master Servicer Remittance Date	S-159
Maturity Date LTV Ratios	S-110
Mezz Cap AB Mortgage Loan	S-86
Mezz Cap AB Mortgage Loans	S-86
Mezz Cap Loan Pair	S-86
Mezz Cap Loan Pairs	S-86
Monthly Amount	S-100
Moody’s	S-212
Mortgage	S-84
Mortgage File	S-111
Mortgage Loan Sellers	S-85
Mortgage Note	S-84
Mortgage Rate	S-149
Mortgaged Property	S-85
Net Aggregate Prepayment Interest Shortfall	S-150
Net Mortgage Rate	S-149
Net Operating Income	S-109
NOI	S-109
Non-Offered Certificates	S-136
Non-Offered Subordinate Certificates	S-157
Nonrecoverable Advance	S-160
Notional Amount	S-137
Offered Certificates	S-136
Operating Statements	S-110
Option Price	S-184
PAR	S-123
Parking Lot Parcel	S-103
Participants	S-137
Pass-Through Rate	S-148
Paying Agent	S-85
Percentage Interest	S-137
Periodic Payments	S-141
Permitted Investments	S-141
Plan	S-208
Pooling and Servicing Agreement	S-136
Prepayment Assumption	S-205
Prepayment Interest Excess	S-134
Prepayment Interest Shortfall	S-134
Primary Collateral	S-117
Prime Rate	S-162
Principal Balance Certificates	S-137
Principal Distribution Amount	S-150
Principal Shortfall	S-152
Purchase Agreements	S-85
Purchase Option	S-184
Purchase Price	S-114

Page
P&I Advance	S-159
Qualified Substitute Mortgage Loan	S-115
Rated Final Distribution Date	S-212
Rating Agencies	S-212
Record Date	S-139
Regular Certificates	S-205
Reimbursement Rate	S-162
Related Proceeds	S-160
Release Date	S-101
RELEVANT IMPLEMENTATION DATE	S-6
RELEVANT MEMBER STATE	S-6
REMIC	S-205
REMIC Provisions	S-205
REO Account	S-182
REO Loan	S-153
REO Property	S-175
Residual Certificates	S-136
Restricted Group	S-208
Rules	S-138
Scheduled Principal Distribution Amount	S-152
Senior Certificates	S-136
Servicing Advances	S-160
Servicing Fee	S-131
Servicing Fee Rate	S-131
Servicing Standards	S-172
Similar Law	S-208
Special Servicing Fee	S-132
Special Servicing Fee Rate	S-132
Specially Serviced Mortgage Loans	S-175
Stated Principal Balance	S-153
Statement to Certificateholders	S-165
Subordinate Certificates	S-136
Subordinate Offered Certificates	S-136
S&P	S-127, S-212
Trustee	S-85
Trustee Fee	S-125
Trustee Fee Rate	S-125
Underwriters	S-116
Underwriting Agreement	S-207
Underwritten Cash Flow	S-109
Underwritten Cash Flow Debt Service Coverage Ratio	S-108
Underwritten NOI	S-109
Unscheduled Principal Distribution Amount	S-152
Upper-Tier Distribution Account	S-140
Upper-Tier REMIC	S-205
UW DSCR	S-108
UW NCF	S-109
UW NOI	S-109
Voting Rights	S-169
WAC Rate	S-149
Wells Fargo Bank	S-127
Withheld Amounts	S-140
Withheld Loans	S-140
Workout Fee	S-132
Workout Fee Rate	S-132
Workout-Delayed Reimbursement Amount	S-161
Yield Maintenance Charge	S-99, S-100

SCHEDULE I
CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
July 12, 2007	$117,589,000.00
August 12, 2007	$117,589,000.00
September 12, 2007	$117,589,000.00
October 12, 2007	$117,589,000.00
November 12, 2007	$117,589,000.00
December 12, 2007	$117,589,000.00
January 12, 2008	$117,589,000.00
February 12, 2008	$117,589,000.00
March 12, 2008	$117,589,000.00
April 12, 2008	$117,589,000.00
May 12, 2008	$117,589,000.00
June 12, 2008	$117,589,000.00
July 12, 2008	$117,589,000.00
August 12, 2008	$117,589,000.00
September 12, 2008	$117,589,000.00
October 12, 2008	$117,589,000.00
November 12, 2008	$117,589,000.00
December 12, 2008	$117,589,000.00
January 12, 2009	$117,589,000.00
February 12, 2009	$117,589,000.00
March 12, 2009	$117,589,000.00
April 12, 2009	$117,589,000.00
May 12, 2009	$117,589,000.00
June 12, 2009	$117,589,000.00
July 12, 2009	$117,589,000.00
August 12, 2009	$117,589,000.00
September 12, 2009	$117,589,000.00
October 12, 2009	$117,589,000.00
November 12, 2009	$117,589,000.00
December 12, 2009	$117,589,000.00
January 12, 2010	$117,589,000.00
February 12, 2010	$117,589,000.00
March 12, 2010	$117,589,000.00
April 12, 2010	$117,589,000.00
May 12, 2010	$117,589,000.00
June 12, 2010	$117,589,000.00
July 12, 2010	$117,589,000.00
August 12, 2010	$117,589,000.00
September 12, 2010	$117,589,000.00
October 12, 2010	$117,589,000.00
November 12, 2010	$117,589,000.00
December 12, 2010	$117,589,000.00
January 12, 2011	$117,589,000.00
February 12, 2011	$117,589,000.00
March 12, 2011	$117,589,000.00
April 12, 2011	$117,589,000.00
May 12, 2011	$117,589,000.00
June 12, 2011	$117,589,000.00
July 12, 2011	$117,589,000.00
August 12, 2011	$117,589,000.00
September 12, 2011	$117,589,000.00
October 12, 2011	$117,589,000.00
November 12, 2011	$117,589,000.00
December 12, 2011	$117,589,000.00
January 12, 2012	$117,588,749.89
February 12, 2012	$116,321,044.18
March 12, 2012	$114,721,348.81
April 12, 2012	$113,398,539.39
May 12, 2012	$111,585,495.68
June 12, 2012	$109,887,858.57
July 12, 2012	$107,936,929.89
August 12, 2012	$106,220,125.09
September 12, 2012	$104,494,691.00
October 12, 2012	$102,517,528.59
November 12, 2012	$100,773,483.53
December 12, 2012	$98,778,219.82
January 12, 2013	$97,015,378.94
February 12, 2013	$95,243,676.98
March 12, 2013	$92,738,402.66
April 12, 2013	$90,945,201.63
May 12, 2013	$88,902,128.12
June 12, 2013	$87,074,751.68
July 12, 2013	$84,995,361.75
August 12, 2013	$83,148,351.30
September 12, 2013	$81,292,058.26
October 12, 2013	$79,184,543.65
November 12, 2013	$77,308,329.45
December 12, 2013	$75,181,439.24
January 12, 2014	$73,285,106.04
February 12, 2014	$71,379,241.97
March 12, 2014	$68,742,943.58
April 12, 2014	$66,809,501.83
May 12, 2014	$64,625,932.68
June 12, 2014	$62,671,799.17
July 12, 2014	$60,468,104.93
August 12, 2014	$58,493,074.17
September 12, 2014	$56,508,116.66
October 12, 2014	$54,274,442.57
November 12, 2014	$52,268,281.70
December 12, 2014	$50,013,984.93
January 12, 2015	$47,986,410.13
February 12, 2015	$45,948,644.03
March 12, 2015	$43,189,552.04
April 12, 2015	$41,127,676.05

Schedule I-1

Date	Balance
May 12, 2015	$38,819,189.97
June 12, 2015	$36,735,346.73
July 12, 2015	$34,405,494.98
August 12, 2015	$32,299,466.30
September 12, 2015	$30,182,851.34
October 12, 2015	$27,821,125.34
November 12, 2015	$25,681,999.45
December 12, 2015	$23,298,379.00
January 12, 2016	$21,136,518.61
February 12, 2016	$18,963,790.81
March 12, 2016	$16,314,836.41
April 12, 2016	$14,117,871.34
May 12, 2016	$11,677,995.66
June 12, 2016	$9,457,721.60
July 12, 2016	$6,995,175.24
August 12, 2016	$4,751,360.67
September 12, 2016	$2,496,266.02
October 12, 2016 and thereafter	$0.00

Schedule I-2

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

ANNEX A-1-1

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ANNEX A-1

      LOAN #       SELLER  PROPERTY NAME                           STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------------------

        1           JPMCB  599 Lexington Avenue                    599 Lexington Avenue
        2           JPMCB  River City Marketplace                  I-95 and Duval Road
        3           JPMCB  Sabre Headquarters                      3120 & 3150 Sabre Drive
        4           CIBC   Green Hills Corporate Center            2675 Morgantown Road, 100-300 Gundy Drive,
                                                                   100 Davis Drive & 100 Kachel Boulevard
        5           JPMCB  Cabot Industrial Portfolio V            Various
       5.01                245 Great Circle Road                   245 Great Circle Road
       5.02                301 South Northpoint Drive              301 South Northpoint Drive
       5.03                488 South Royal Lane                    488 South Royal Lane
       5.04                2900 Earhart Court                      2900 Earhart Court
       5.05                720-760 Dearborn Park Lane              720-760 Dearborn Park Lane
       5.06                3000 Earhart Court                      3000 Earhart Court
       5.07                3401 West Papago                        3401 West Papago
       5.08                5240 Panola Industrial Boulevard        5240 Panola Industrial Boulevard
       5.09                5430 GA Highway 85                      5430 GA Highway 85
       5.10                3845 Crowfarn Drive                     3845 Crowfarn Drive
       5.11                4287 Delp Street                        4287 Delp Street
       5.12                8813 Boehning Lane                      8813 Boehning Lane
       5.13                8829-8841 Boehning Lane                 8829-8841 Boehning Lane
       5.14                5191 Snapfinger Woods Drive             5191 Snapfinger Woods Drive
       5.15                8740 Boehning Lane                      8740 Boehning Lane
        6           CIBC   Crowne Plaza Metro Chicago              733 West Madison Street
        7           JPMCB  St. Julien Hotel & Spa                  900 Walnut Street
        8           CIBC   Marriott - Farmington                   15 Farm Springs Road
        9           JPMCB  Doubletree Guest Suites                 640 West Germantown Pike
        10          JPMCB  Temple U Health System Headquarters     2450 West Hunting Park Avenue
        11          CIBC   Marriott - Memphis                      2625 Thousand Oaks Boulevard
        12          CIBC   Harrisburg Portfolio                    Various
      12.01                300 Corporate Center Drive              300 Corporate Center Drive
      12.02                200 Corporate Center Drive              200 Corporate Center Drive
      12.03                150 Corporate Center Drive              150 Corporate Center Drive
      12.04                800 Corporate Circle                    800 Corporate Circle
      12.05                500 Nationwide Drive                    500 Nationwide Drive
      12.06                600 Corporate Circle                    600 Corporate Circle
      12.07                2401 Park Drive                         2401 Park Drive
      12.08                2404 Park Drive                         2404 Park Drive
        13          CIBC   Bronx Apartment Portfolio               Various
      13.01                530-540 East 169th Street               530-540 East 169th Street
      13.02                480-490 East 188th Street               480-490 East 188th Street
        14          CIBC   Peartree Square                         691 Co-op City Boulevard
        15          JPMCB  Lincoln Place Shopping Center           5905 - 6115 North Illinios Street
        16          JPMCB  AmeriCold Portfolio                     Various
      16.01                Clearfield                              755 East 1700 South Street
      16.02                Murfreesboro                            2641 Stephenson Drive
      16.03                Connell                                 720 West Juniper Street
      16.04                Strasburg                               545 Radio Station Road
      16.05                Amarillo                                10300 Southeast Third Street
      16.06                Thomasville                             121 Roseway Drive
      16.07                West Memphis                            1651 South Airport Road
      16.08                Russellville                            203 Industrial Boulevard
      16.09                Syracuse                                264 Farrell Road
      16.10                Atlanta                                 1740 Westgate Parkway
      16.11                Babcock                                 1524 Necedah Road
      16.12                Turlock                                 660 Fifth Street
      16.13                Nampa                                   231 Second Road North
      16.14                Woodburn                                1440 Silverton Avenue
      16.15                Wichita                                 2707 North Mead Street
      16.16                Fort Smith                              1634 Midland Boulevard
      16.17                Sebree                                  1541 US Highway 41
      16.18                Boston                                  100 Widett Circle
      16.19                Bettendorf                              6875 State Street
      16.20                Walla Walla                             1115 West Rose Street
        17          JPMCB  Orchard Place Shopping Center           4801-4869 Golf Road
        18          JPMCB  Pike Run Village                        40 Pike Run Road
        19          CIBC   LG Portfolio                            Various
      19.01                A.C. Moore and Thomasville              980 Bethlehem Pike
      19.02                Circuit City and OfficeMax              6920-6930 West Kellogg Drive
      19.03                OfficeMax and Sports Authority          4235 Stone Mountain Highway
      19.04                Caromont - Gastonia                     2711 X-Ray Drive
      19.05                CaroMont - Belmont                      209 Park Street
      19.06                Hollywood Video                         2505 Dallas Highway
      19.07                Walgreens and H&R Block                 2644 James Road
      19.08                CaroMont - Stanley                      700 North Main Street
      19.09                CaroMont - Kings Mountain               214 North Cleveland Avenue
        20          JPMCB  The Shops at Boardman Park              712 Boardman Poland Road and 377
                                                                   Boardman Poland Road
        21          JPMCB  Crossroads Center                       200 Crossroads Mall
        22          JPMCB  Royal Oaks Plaza                        15400-15544 Northwest 77th Court
        23          CIBC   ABB Automation, Inc.                    29801 Euclid Avenue
        24          JPMCB  Zidan-Springhill and Walnut Creek       Various
      24.01                Walnut Creek                            4600 Colter Drive
      24.02                Country Lakes                           9701 East 30th Street
      24.03                Hamilton Square                         808 Clubhouse Drive West
        25          CIBC   Plaza de Hacienda                       1735-1869 North Hacienda Boulevard
        26          CIBC   Freehold Mall                           3684 Route 9
        27          CIBC   Hotel Indigo                            1244 North Dearborn Street
        28          CIBC   GE - Cleveland, TN                      1520 Lauderdale Memorial Highway
        29          CIBC   Embassy Suites - PHX                    1515 North 44th Street
        30          JPMCB  Park Terrace                            4080 West First Street
        31          CIBC   Holopack International Corp.            1 Technology Circle
        32          CIBC   China Town Center                       10901 North Lamar Boulevard
        33          CIBC   Campus Hill Apartments Portfolio        Various
        34          CIBC   Abbott Square                           530 South 2nd Street
        35          CIBC   Kierland Corporate Center Phase I       7047 East Greenway Parkway
        36          CIBC   Lakeshore Athletic Club - Illinois      211 North Stetson Avenue
                           Center
        37          JPMCB  Del Prado Anaheim                       1616 South Euclid Street
        38          JPMCB  Hampton Inn Coconut Grove               2800 Southwest 28th Terrace
        39          JPMCB  Airport Industrial Center               163 Rochester Drive
        40          JPMCB  Las Palmas Shopping Center              803 Castroville Road
        41          CIBC   9400 Shea Boulevard                     9400 East Shea Boulevard
        42          JPMCB  River Park 6                            10897 South River Front Parkway
        43          CIBC   Arizona Golf Resort                     425 South Power Road
        44          JPMCB  Zidan/Van Rooy Apartment Portfolio      Various
      44.01                Springhill                              6495 Piping Rock Lane
      44.02                Sandstone                               1039 Paz Drive North
        45          JPMCB  River Park                              10813 South River Front Parkway
        46          CIBC   Summit Square Center                    SWC Route 413 and Summit Trace Road
        47          JPMCB  Shreveport Storage Portfolio            Various
      47.01                EBK                                     2282 East Bert Kouns Industrial Loop
      47.02                Airline                                 3990 Airline Drive
      47.03                I-49                                    411 East Bert Kouns Industrial Loop
        48          CIBC   Bluff at Vista Ridge                    625 East Vista Ridge Mall Drive
        49          JPMCB  5th & G Plaza                           400-430 G Street
        50          CIBC   The Greentree Place Apartments          250 South Elizabeth Way
        51          JPMCB  River City Plaza Shopping Center        950 West Shawnee Street
        52          JPMCB  Lenox Plaza Shopping Center             1750 Route 46
        53          CIBC   San Mar Plaza Shopping Center           901-935 Highway 80
        54          CIBC   59 Temple Place                         57-63 Temple Place & 501-507 Washington Street
        55          CIBC   Glen Arbor Apartments                   1900 Stevens Road
        56          CIBC   Prien Lake Plaza                        1704-1776 West Prien Lake Road
        57          CIBC   Value City                              3251 Westerville Road
        58          CIBC   Towne Square Shopping Center            910 West Parker Road
        59          JPMCB  Invesco Portfolio                       Various
      59.01                1800 Ogletown Road                      1800 Ogletown Road
      59.02                6600 Cabot Drive                        6600 Cabot Drive
        60          JPMCB  Shady Oaks                              5097 East Shady Oaks Road
        61          JPMCB  Chowder Bay Apartments                  4700 South Rio Grande Avenue
        62          JPMCB  Beverly Hills Ice House                 9348 Civic Center Drive
        63          JPMCB  Water's Edge Apartments                 936 Waterview Way
        64          JPMCB  Park Place Apartments                   66, 92, 108 Devir Street
        65          CIBC   Moon Valley                             1001 5th Street West
        66          CIBC   221 Canal Street                        221 Canal Street
        67          JPMCB  Haymarket Square                        1688-1742 Boston Road
        68          JPMCB  Braker Lane Crossing                    4501 West Braker Lane
        69          CIBC   Eastgate Plaza                          6901-7145 North 9th Avenue & 2740-2790
                                                                   Creighton Boulevard
        70          JPMCB  Osprey Portfolio - Michigan             Various
      70.01                25250 Easy Street                       25250 Easy Street
      70.02                44830-44990 Vic Wertz                   44830-44990 Vic Wertz Drive
      70.03                Ten Mile Buildings                      14116 - 14140 East 10 Mile Road
      70.04                5936 Ford Court                         5936 Ford Court
      70.05                44562 Morely Drive                      44562 Morely Drive
      70.06                44675 Morley Drive                      44675 Morley Drive
      70.07                44621 Morely Drive                      44621 Morely Drive
      70.08                34575 Commerce                          34575 Commerce
      70.09                18780 Kelly Court                       18780 Kelly Court
      70.10                18810 Kelly Court                       18810 Kelly Court
      70.11                44372 Reynolds Drive                    44372 Reynolds Drive
      70.12                44360 Reynolds Drive                    44360 Reynolds Drive
      70.13                33500 Kelly Road                        33500 Kelly Road
        71          CIBC   535 Broadway                            535 Broadway
        72          JPMCB  Foothills Vista Tech Center             15210 & 15220 South 50th Street
        73          CIBC   Bridgestone Building                    21250 East 36th Drive
        74          JPMCB  Town & Country                          815 East Oakton Street
        75          JPMCB  Reserved
        76          JPMCB  Total Quality Logistics                 4320 Ferguson Drive
        77          CIBC   Carlton Hotel - South Beach             1433 Collins Avenue
        78          CIBC   466 Broome Street                       466 Broome Street
        79          CIBC   The Meadows Phase II                    773 West Grassland Drive
        80          CIBC   Millennium Plaza                        2780-2818 Weston Road
        81          JPMCB  DL Storage                              1620 14th Street
        82          JPMCB  4600 Powder Mill Road                   4600 Powder Mill Road
        83          CIBC   Bed Bath & Beyond Plaza                 14800-14860 South Military Trail & 4920
                                                                   West Atlantic Avenue
        84          CIBC   The Fremont Building                    1501 16th Street
        85          CIBC   AT&T Center - Dallas, TX                1430-1440 Empire Central
        86          JPMCB  Farmington Estates                      3308 Kehm Boulevard and Susan Circle Drive
        87          CIBC   Cumberland Tech Center                  27301 West 11 Mile Road
        88          JPMCB  Neways Office Building                  2089 West Neways Drive
        89          JPMCB  Pleasant Valley Plaza                   125 West Pleasant Valley Road
        90          JPMCB  York                                    650 York Creek Drive Northwest
        91          CIBC   Filene' s Basement                      215-227 Needham Street
        92          CIBC   River Ranch Apartments                  5100 River Valley Boulevard
        93          JPMCB  Greenbriar Hills Apartments             110 Falls Terrace
        94          JPMCB  Country Inn & Best Western              Various
      94.01                Best Western - Blue Ridge               840 East King Street
      94.02                Country Inn & Suites                    818 East King Street
        95          JPMCB  Smithfield Plaza                        2175 Southeast Ocean Boulevard
        96          JPMCB  Holiday Inn Express - Temecula          27660 Jefferson Avenue
        97          CIBC   Liberty Tree Building                   630 Washington Street
        98          CIBC   106th South Business Park               10421 and 10437 South Jordan Gateway
        99          JPMCB  Corinthian Colleges                     9200 SouthPark Center Loop
       100          CIBC   Harper Collins                          1000 Keystone Industrial Park
       101          JPMCB  Coral Hills Shopping Center             4775, 4805, 4807, 4813 & 4821 Marlboro Pike
       102          CIBC   Lake Park Outlets                       5327 Mill Store Road
       103          CIBC   Sand Lake Plaza                         6450 Poe Avenue
       104          CIBC   Outpost - Lake Placid, NY               211 Saranac Avenue
       105          CIBC   First Financial Centre                  700 North Water Street
       106          CIBC   Beaver Brook Village                    91-101 Mill Street
       107          CIBC   Vineyard Pavilion                       245-285 South Palm Canyon Drive
       108          CIBC   Willow Pointe Apartments                13717 Northwest 2nd Avenue
       109          JPMCB  Village Greens of Annapolis             South Cherry Grove Avenue
       110          CIBC   Cheyenne Market Place                   1360-1366 West Cheyenne Avenue
       111          JPMCB  Marcus Whitman Hotel                    6 West Rose Street
       112          CIBC   Empire Distributors of North Carolina   1757 TW Alexander Drive
       113          CIBC   Woodbury Apartments                     802 Barry Street
       114          JPMCB  Pleasant Valley                         2999 McCool Road
       115          CIBC   Creekside Four Office Building          11000 Southwest Stratus Street
       116          JPMCB  Meridian Center I                       2 Industrial Way West
       117          JPMCB  AT&T Beaumont Call Centre               555 Main Street
       118          CIBC   Pure Resources Office Building          500 West Illinois Avenue
       119          JPMCB  Mid America V                           7919 Mid America Boulevard
       120          JPMCB  Sheraton Four Points & Ocean Park       3800 & 3900 State Highway
       121          CIBC   Trexlertown Marketplace                 6379 Hamilton Boulevard
       122          CIBC   Adams Four                              800 West 4th Street
       123          JPMCB  Veteran's Parkway                       1370 Veteran's Parkway
       124          JPMCB  Midway Estates                          3308 Kehm Boulevard
       125          JPMCB  Edgebrook                               1801 DeKalb Avenue
       126          JPMCB  Kingsway Estates                        38455 North Sheridan Road
       127          CIBC   Holiday Inn North Haven                 201 Washington Avenue
       128          JPMCB  Brookmeadow                             143 Brookmeadow North Lane Southwest
       129          JPMCB  Homewood Suites - Omaha                 7010 Hascall Street
       130          JPMCB  Haggerty Corridor Office                28125 Cabot Drive
       131          CIBC   Klein Crossing Shopping Center          6064 FM 2920 Road
       132          CIBC   Plaza North Shopping Center             1800 Fort Harrison Road
       133          CIBC   Frances Way Villas Apartments           900 Frances Way
       134          CIBC   Oceanside                               3817 Plaza Drive
       135          JPMCB  Maple Grove Estates                     3800 Belvidere Road
       136          JPMCB  New Town Properties                     3236 Canal Street
       137          JPMCB  Hampton Inn Juno Beach                  13801 U.S. Highway 1
       138          CIBC   Mesa Verde Apartments                   9700 West 51st Place
       139          CIBC   Villas De Nolana                        121 East Quamasia Avenue
       140          JPMCB  430/487 Market Street                   430 and 487 Market Street
       141          CIBC   The Village Walk                        1990 Route 70 East
       142          CIBC   River Square Center - Waco, TX          215 South 2nd Street & 217 Mary Avenue
       143          CIBC   9039 Sunset Boulevard                   9039 Sunset Boulevard
       144          JPMCB  Fairfield Inn LN                        5 North Pottstown Pike
       145          JPMCB  Shoreline Terrace                       38569 - 38619 North Sheridan Road
       146          JPMCB  Brookwood MHC                           825 1st Avenue East
       147          CIBC   CPPI Building                           6790 Flanders Drive
       148          CIBC   20 Research Place                       20 Research Place
       149          JPMCB  Woodfield                               6111 Woodfield Drive Southeast
       150          CIBC   Dalton Avenue Plaza                     455-457 Dalton Avenue
       151          CIBC   Cathedral Court Apartments              900 Cathedral Street
       152          CIBC   Eustis Shoppes - Eustis, FL             David Walker Drive & US-441
       153          CIBC   Telephone Road                          9300 Telephone Road
       154          JPMCB  Pleasant Ridge                          27W370 Geneva Road
       155          CIBC   Fat Cats Portfolio                      Various
      155.01               Salt Lake City                          3739 South 900 East
      155.02               Provo                                   1200 North University Avenue
       156          CIBC   Riverside Office Plaza                  1155 West Rio Salado Parkway
       157          CIBC   Holiday Inn Express - Jackson, MS       310 Greymont Avenue
       158          JPMCB  All Storage Trinity Precinct            8850 Trinity Boulevard
       159          CIBC   Montcor Buildings - OH                  Various
      159.01               11085 Montgomery Road                   11085 Montgomery Road
      159.02               11159 Montgomery Road                   11159 Montgomery Road
      159.03               11147 Montgomery Road                   11147 Montgomery Road
       160          JPMCB  Sterling Plaza                          6609 & 6670 West Sam Houston Parkway South
       161          JPMCB  All Storage Kelly Old Mill              2640 Kelly Boulevard
       162          JPMCB  University Park Apartments Purdue       1823 South River Road
       163          JPMCB  Valley Oaks                             6208 Lawn Avenue
       164          JPMCB  Hampton Inn - Myrtle Beach              4551 Highway 501
       165          CIBC   Kaplan Higher Education Building        18614 Crestwood Drive
       166          CIBC   Crown Point Office                      19284 East Cottonwood Drive
       167          CIBC   Gaffney Retail Center - SC              1100 Factory Shops Boulevard & Nancy Creek Road
       168          JPMCB  2150/2250 Butterfield                   2150 and 2250 Butterfield Drive
       169          JPMCB  Lake Country Plaza                      5300 FM 1960 Road East
       170          JPMCB  Raia Self Storage - Montville LLC       5 Change Bridge Road
       171          JPMCB  Holiday Inn Express - Wakefield         11400 Common Oaks Drive
       172          JPMCB  Promax Logistics                        195 Industrial Boulevard
       173          CIBC   Garden Grove Retail                     11101-11115 Brookhurst Street & 9912-9952
                                                                   Katella Avenue
       174          JPMCB  Wingate Inn                             1000 Laurel Oak Road
       175          CIBC   South Philly Plaza                      2715 South Front Street
       176          JPMCB  C.M. Meiers Co.                         21045 Califa Street
       177          JPMCB  Bennett Center                          100-198 Camino Ruiz
       178          CIBC   1818 Pacific Street                     1818 Pacific Street
       179          JPMCB  Hollywood Estates                       144 Hollywood Boulevard
       180          JPMCB  Colonial Estates                        14139 Western Avenue
       181          CIBC   2233 Nostrand Avenue                    2233 Nostrand Avenue
       182          CIBC   Circuit City                            550 Route 70
       183          JPMCB  Carriage Court Apartments               11580 Olde Gate Drive
       184          JPMCB  Redners Market - Reading, PA            5471 Pottsville Pike
       185          CIBC   Fishers Crossing                        7236-7270 Fishers Crossing Drive
       186          CIBC   Central Park East                       1815 South State Street
       187          JPMCB  North Creek MHC                         7408 North Creek Drive
       188          JPMCB  South Loop Shopping Center              2600 & 2825 Thorton Lane
       189          CIBC   Regency Furniture                       6610 Baltimore National Pike
       190          JPMCB  All Star Signature Properties           3605 Fern Valley Road
       191          CIBC   Shoppes at Higley Village               5050 East University Drive & 446 North Higley Road
       192          CIBC   Met Life Building                       15 Bay Ridge Avenue
       193          CIBC   Shoppes at Smithbridge and              Various
                           Longwood Office Building
      193.01               Shoppes at Smithbridge                  Route 202 and Smithbridge Road
      193.02               Longwood Office Building                511 School House Rd
       194          JPMCB  Sunny Acres Estates                     200 Franklin Drive
       195          JPMCB  Timber Ridge Apartments                 5920 Vermillion Street
       196          CIBC   20 Century Hill Drive                   20 Century Hill Drive
       197          JPMCB  Holiday Inn - Weirton                   350 Three Springs Drive
       198          JPMCB  The Examiner Building                   801 South Pickett Street
       199          CIBC   Broadview Office Building               8610 Broadway
       200          CIBC   Worldwide Wholesale Floor Covering      1055 Route 1
       201          JPMCB  Hampton Inn - Gainesville               450 Jesse Jewell Parkway
       202          JPMCB  Brighton Court Apartments               1550 Bell Street
       203          CIBC   5050 Veterans Memorial                  5050 Veterans Memorial Highway
       204          CIBC   Stock Building Supply                   104 North Witchduck Road
       205          JPMCB  Beyerwood Apartments                    1900 Nester Place
       206          JPMCB  Countryside  Portfolio                  Various
      206.01               Countryside                             2400 5th Avenue South
      206.02               WRBCO Inc                               1147 Rural Street
       207          CIBC   Windrush Apartments                     4322 Kostoryz Road
       208          CIBC   200 Campus Drive                        200 Campus Drive
       209          JPMCB  Feathersound Publix                     120 Carillon Parkway
       210          JPMCB  109 Highland Avenue                     109 Highland Avenue and 25-33 Lee Street
       211          JPMCB  9 Park Center Court                     9 Park Center Court
       212          JPMCB  Westdale Shopping Center                3300 West Van Buren Avenue
       213          CIBC   Strawberry Square Shopping Center       2301 North 29th Street
       214          CIBC   Layton Market Center                    1916 North 700 West Street
       215          JPMCB  Walgreens - Mt. Laurel, NJ              3046 Route 38 East
       216          JPMCB  Gold's Gym - Greenville                 140 Oakmont Drive
       217          JPMCB  Eastgate Commerce Center                4440 Glen Este Withamsville Road
       218          CIBC   Cole Gardens Apartments                 2800-2808 Jasper Road Southeast
       219          CIBC   AFW Building                            680 South 500 East
       220          JPMCB  4783 Preston Road                       4783 Preston Road
       221          CIBC   Belvedere Parking Garage                1017 North Charles Street
       222          CIBC   Petco                                   1025 US Highway I
       223          JPMCB  Regency Apartments                      251 Andrews Street
       224          JPMCB  Autrans USA                             223 Old Jackson Road & 3895 Beaseley Road
       225          JPMCB  Redwood                                 15242 East 1830 North Road
       226          JPMCB  3145 Rochambeau Avenue                  3145 Rochambeau Avenue
       227          JPMCB  Trinidad Plaza                          2010-2200 Freedom Road
       228          CIBC   O'Connor Crossing                       11403 O'Connor Road
       229          CIBC   Casa di Citta Apartments                32 East Warren Street
       230          CIBC   Pathmark Supermarket                    757 State Route 15 South
       231          JPMCB  Riviera Heights MHC                     1001 Gibraltor Avenue North
       232          JPMCB  Hampton Inn Dry Ridge                   1200 Cull Lane
       233          JPMCB  Garpointe Plaza                         39079 - 39131 Garfield Road
       234          JPMCB  Village at Wingfield Apartments         1302, 1306, 1310, 1314,1402, 1406, 1410,
                                                                   1414 North Main Street
       235          JPMCB  Office Max - Mesa, AZ                   6631 East Southern Avenue
       236          JPMCB  Country Club Terrace MHC                448 California Street
       237          JPMCB  2435-2445 West Kettleman Lane           2435-2445 West Kettleman Lane
       238          CIBC   La Carre Apartments                     774 Northern Avenue
       239          JPMCB  ICON                                    44049-44175 Groesbeck Highway
       240          CIBC   Lakeside Place                          700-738 Wilcrest Drive
       241          JPMCB  Oakbrook Station                        1720 Wildcat Boulevard South
       242          CIBC   Rite Aide - Shreveport, LA              1850 North Market Street

                                                                                                        NUMBER OF
         LOAN #           CITY                              STATE     ZIP CODE    COUNTY                PROPERTIES
---------------------------------------------------------------------------------------------------------------------

            1             New York                           NY         10022     New York                  1
            2             Jacksonville                       FL         32218     Duval                     1
            3             Southlake                          TX         76092     Tarrant                   1
            4             Reading                            PA         19607     Berks                     1
            5             Various                          Various     Various    Various                   15
          5.01            Nashville                          TN         37228     Davidson                  1
          5.02            Coppell                            TX         75019     Dallas                    1
          5.03            Coppell                            TX         75019     Dallas                    1
          5.04            Hebron                             KY         41048     Boone                     1
          5.05            Columbus                           OH         43085     Franklin                  1
          5.06            Hebron                             KY         41048     Boone                     1
          5.07            Phoenix                            AZ         85009     Maricopa                  1
          5.08            Decatur                            GA         30035     Dekalb                    1
          5.09            Forest Park                        GA         30297     Clayton                   1
          5.10            Memphis                            TN         38118     Shelby                    1
          5.11            Memphis                            TN         38818     Shelby                    1
          5.12            Indianapolis                       IN         46219     Marion                    1
          5.13            Indianapolis                       IN         46219     Marion                    1
          5.14            Decatur                            GA         30035     Dekalb                    1
          5.15            Indianapolis                       IN         46219     Marion                    1
            6             Chicago                            IL         60661     Cook                      1
            7             Boulder                            CO         80302     Boulder                   1
            8             Farmington                         CT         06032     Harford                   1
            9             Plymouth Meeting                   PA         19462     Montgomery                1
           10             Philadelphia                       PA         19129     Philadelphia              1
           11             Memphis                            TN         38118     Shelby                    1
           12             Various                            PA        Various    Various                   8
          12.01           Camp Hill                          PA         17011     Cumberland                1
          12.02           Camp Hill                          PA         17011     Cumberland                1
          12.03           Camp Hill                          PA         17011     Cumberland                1
          12.04           Harrisburg                         PA         17110     Dauphin                   1
          12.05           Harrisburg                         PA         17110     Dauphin                   1
          12.06           Harrisburg                         PA         17110     Dauphin                   1
          12.07           Harrisburg                         PA         17110     Dauphin                   1
          12.08           Harrisburg                         PA         17110     Dauphin                   1
           13             Bronx                              NY        Various    Bronx                     2
          13.01           Bronx                              NY         10456     Bronx                     1
          13.02           Bronx                              NY         10458     Bronx                     1
           14             Bronx                              NY         10475     Bronx                     1
           15             Fairview Heights                   IL         62208     Saint Clair               1
           16             Various                          Various     Various    Various                   20
          16.01           Clearfield                         UT         84015     Davis                     1
          16.02           Murfreesboro                       TN         37133     Rutherford                1
          16.03           Connell                            WA         99326     Franklin                  1
          16.04           Strasburg                          VA         22657     Shenandoah                1
          16.05           Amarillo                           TX         79118     Potter                    1
          16.06           Thomasville                        GA         31792     Thomas                    1
          16.07           West Memphis                       AR         72301     Crittenden                1
          16.08           Russellville                       AR         72802     Pope                      1
          16.09           Syracuse                           NY         13209     Onondaga                  1
          16.10           Atlanta                            GA         30336     Fulton                    1
          16.11           Babcock                            WI         54413     Wood                      1
          16.12           Turlock                            CA         95380     Stanislaus                1
          16.13           Nampa                              ID         83687     Canyon                    1
          16.14           Woodburn                           OR         97071     Marion                    1
          16.15           Wichita                            KS         67219     Sedgwick                  1
          16.16           Fort Smith                         AR         72901     Sebastian                 1
          16.17           Sebree                             KY         42455     Webster                   1
          16.18           Boston                             MA         02118     Suffolk                   1
          16.19           Bettendorf                         IA         52722     Scott                     1
          16.20           Walla Walla                        WA         99362     Walla Walla               1
           17             Skokie                             IL         60077     Cook                      1
           18             Belle Mead                         NJ         08502     Somerset                  1
           19             Various                          Various     Various    Various                   9
          19.01           Montgomeryville                    PA         18936     Montgomery                1
          19.02           Wichita                            KS         67209     Sedgwick                  1
          19.03           Lilburn                            GA         30047     Gwinnett                  1
          19.04           Gastonia                           NC         28054     Gaston                    1
          19.05           Belmont                            NC         28012     Gaston                    1
          19.06           Marietta                           GA         30064     Cobb                      1
          19.07           Memphis                            TN         38127     Shelby                    1
          19.08           Stanley                            NC         28164     Gaston                    1
          19.09           Kings Mountain                     NC         28086     Cleveland                 1
           20             Boardman                           OH         44512     Mahoning                  1
           21             Bartonsville                       PA         18321     Monroe                    1
           22             Miami Lakes                        FL         33016     Miami-Dade                1
           23             Wickliffe                          OH         44092     Lake                      1
           24             Various                            IN        Various    Various                   3
          24.01           Kokomo                             IN         46902     Howard                    1
          24.02           Indianapolis                       IN         46229     Marion                    1
          24.03           Westfield                          IN         46074     Hamilton                  1
           25             La Puente                          CA         91744     Los Angeles               1
           26             Freehold                           NJ         07728     Monmouth                  1
           27             Chicago                            IL         60610     Cook                      1
           28             Charleston                         TN         37310     Bradley                   1
           29             Phoenix                            AZ         85008     Maricopa                  1
           30             Santa Ana                          CA         92703     Orange                    1
           31             Columbia                           SC         29203     Richland                  1
           32             Austin                             TX         78753     Travis                    1
           33             Syracuse                           NY         13210     Onondaga                  1
           34             Philadelphia                       PA         19147     Philadelphia              1
           35             Scottsdale                         AZ         85254     Maricopa                  1
           36             Chicago                            IL         60601     Cook                      1
           37             Anaheim                            CA         92802     Orange                    1
           38             Miami                              FL         33133     Miami-Dade                1
           39             Louisville                         KY         40214     Jefferson                 1
           40             San Antonio                        TX         78237     Bexar                     1
           41             Scottsdale                         AZ         85260     Maricopa                  1
           42             South Jordan                       UT         84095     Salt Lake                 1
           43             Mesa                               AZ         85206     Maricopa                  1
           44             Various                            IN        Various    Various                   2
          44.01           Indianapolis                       IN         46254     Marion                    1
          44.02           Greenwood                          IN         46142     Johnson                   1
           45             South Jordan                       UT         84095     Salt Lake                 1
           46             Langhorne                          PA         19047     Bucks                     1
           47             Various                            LA        Various    Various                   3
          47.01           Shreveport                         LA         71105     Caddo                     1
          47.02           Bossier City                       LA         71111     Bossier                   1
          47.03           Shreveport                         LA         71106     Caddo                     1
           48             Lewisville                         TX         75067     Denton                    1
           49             Davis                              CA         95616     Yolo                      1
           50             Chandler                           AZ         85225     Maricopa                  1
           51             Muskogee                           OK         74401     Muskogee                  1
           52             West Paterson                      NJ         07424     Passaic                   1
           53             San Marcos                         TX         78666     Hays                      1
           54             Boston                             MA         02111     Suffolk                   1
           55             Woodbridge                         VA         22191     Prince William            1
           56             Lake Charles                       LA         70601     Calcasieu                 1
           57             Columbus                           OH         43224     Franklin                  1
           58             Plano                              TX         75075     Collin                    1
           59             Various                          Various     Various    Various                   2
          59.01           Newark                             DE         19711     New Castle                1
          59.02           Curtis Bay                         MD         21226     Anne Arundel              1
           60             Minooka                            IL         60447     Grundy                    1
           61             Orlando                            FL         32839     Orange                    1
           62             Beverly Hills                      CA         90210     Los Angeles               1
           63             Champaign                          IL         61822     Champaign                 1
           64             Malden                             MA         02148     Middlesex                 1
           65             Sonoma                             CA         95476     Sonoma                    1
           66             New York                           NY         10013     New York                  1
           67             Springfield                        MA         01129     Hampden                   1
           68             Austin                             TX         78759     Travis                    1
           69             Pensacola                          FL         32504     Escambia                  1
           70             Various                            MI        Various    Various                   13
          70.01           Warren                             MI         48089     Macomb                    1
          70.02           Clinton Township                   MI         48036     Macomb                    1
          70.03           Warren                             MI         48089     Macomb                    1
          70.04           Brighton                           MI         48116     Livingston                1
          70.05           Clinton Township                   MI         48036     Macomb                    1
          70.06           Clinton Township                   MI         48036     Macomb                    1
          70.07           Clinton Township                   MI         48036     Macomb                    1
          70.08           Fraser                             MI         48026     Macomb                    1
          70.09           Clinton Township                   MI         48035     Macomb                    1
          70.10           Clinton Township                   MI         48035     Macomb                    1
          70.11           Clinton Township                   MI         48036     Macomb                    1
          70.12           Clinton Township                   MI         48036     Macomb                    1
          70.13           Clinton Township                   MI         48035     Macomb                    1
           71             New York                           NY         10012     New York                  1
           72             Phoenix                            AZ         85044     Maricopa                  1
           73             Aurora                             CO         80011     Adams                     1
           74             Des Plaines                        IL         60018     Cook                      1
           75
           76             Cincinnati                         OH         45245     Clermont                  1
           77             Miami Beach                        FL         33139     Miami-Dade                1
           78             New York                           NY         10013     New York                  1
           79             American Fork                      UT         84003     Utah                      1
           80             Weston                             FL         33331     Broward                   1
           81             Santa Monica                       CA         90404     Los Angeles               1
           82             Beltsville                         MD         20705     Prince Georges            1
           83             Delray Beach                       FL         33484     Palm Beach                1
           84             Sacramento                         CA         95814     Sacramento                1
           85             Dallas                             TX         75247     Dallas                    1
           86             Park City                          IL         60085     Lake                      1
           87             Southfield                         MI         48033     Oakland                   1
           88             Springville                        UT         84663     Utah                      1
           89             Oxnard                             CA         93033     Ventura                   1
           90             Comstock Park                      MI         49321     Kent                      1
           91             Newton                             MA         02464     Middlesex                 1
           92             Fort Worth                         TX         76132     Tarrant                   1
           93             Watertown                          CT         06779     Litchfield                1
           94             Boone                              NC         28607     Watuaga                   2
          94.01           Boone                              NC         28607     Watuaga                   1
          94.02           Boone                              NC         28607     Watuaga                   1
           95             Stuart                             FL         34996     Martin                    1
           96             Temecula                           CA         92590     Riverside                 1
           97             Boston                             MA         02111     Suffolk                   1
           98             South Jordan                       UT         84095     Salt Lake                 1
           99             Orlando                            FL         32819     Orange                    1
           100            Dunmore                            PA         18512     Lackawanna                1
           101            Capitol Heights                    MD         20743     Prince George's           1
           102            Lake Park                          GA         31636     Lowndes                   1
           103            Dayton                             OH         45414     Montgomery                1
           104            Lake Placid                        NY         12946     Essex                     1
           105            Milwaukee                          WI         53202     Milwaukee                 1
           106            Dracut                             MA         01826     Middlesex                 1
           107            Palm Springs                       CA         92262     Riverside                 1
           108            Vancouver                          WA         98685     Clark                     1
           109            Annapolis                          MD         21401     Anne Arundel              1
           110            North Las Vegas                    NV         89030     Clark                     1
           111            Walla Walla                        WA         99362     Walla Walla               1
           112            Durham                             NC         27703     Durham                    1
           113            Corpus Christi                     TX         78411     Nueces                    1
           114            Portage                            IN         46368     Porter                    1
           115            Beaverton                          OR         97008     Washington                1
           116            Eatontown                          NJ         07724     Monmouth                  1
           117            Beaumont                           TX         77701     Jefferson                 1
           118            Midland                            TX         79701     Midland                   1
           119            Oklahoma City                      OK         73135     Oklahoma                  1
           120            Eastham                            MA         02642     Barnstable                1
           121            Macungie                           PA         18062     Lehigh                    1
           122            Wilmington                         DE         19801     New Castle                1
           123            Clarksville                        IN         47129     Clark                     1
           124            Park City                          IL         60085     Lake                      1
           125            Sycamore                           IL         60178     Dekalb                    1
           126            Beach Park                         IL         60087     Lake                      1
           127            North Haven                        CT         06473     New Haven                 1
           128            Grandville                         MI         49418     Ottawa                    1
           129            Omaha                              NE         68106     Douglas                   1
           130            Novi                               MI         48377     Oakland                   1
           131            Spring                             TX         77379     Harris                    1
           132            Terre Haute                        IN         47804     Vigo                      1
           133            Richardson                         TX         75081     Dallas                    1
           134            Oceanside                          CA         92056     San Diego                 1
           135            Park City                          IL         60085     Lake                      1
           136            Saint Charles                      MO         63301     Saint Charles             1
           137            Juno Beach                         FL         33408     Palm Beach                1
           138            Arvada                             CO         80002     Jefferson                 1
           139            McAllen                            TX         78504     Hidalgo                   1
           140            Elmwood Park and Saddlebrook       NJ     07407, 07663  Bergen                    1
           141            Cherry Hill                        NJ         08003     Camden                    1
           142            Waco                               TX         76701     McLennan                  1
           143            West Hollywood                     CA         90069     Los Angeles               1
           144            Exton                              PA         19341     Chester                   1
           145            Beach Park                         IL         60099     Lake                      1
           146            West Fargo                         ND         58078     Cass                      1
           147            San Diego                          CA         92121     San Diego                 1
           148            North Chelmsford                   MA         01863     Middlesex                 1
           149            Grand Rapids                       MI         49548     Kent                      1
           150            Pittsfield                         MA         01201     Berkshire                 1
           151            Baltimore                          MD         21201     Baltimore City            1
           152            Eustis                             FL         32726     Lake                      1
           153            Ventura                            CA         93004     Ventura                   1
           154            West Chicago                       IL         60185     Dupage                    1
           155            Various                            UT        Various    Various                   2
         155.01           Salt Lake City                     UT         84106     Salt Lake                 1
         155.02           Provo                              UT         84604     Utah                      1
           156            Tempe                              AZ         85281     Maricopa                  1
           157            Jackson                            MS         39202     Hinds                     1
           158            Fort Worth                         TX         76118     Tarrant                   1
           159            Cincinnati                         OH         45249     Hamilton                  3
         159.01           Cincinnati                         OH         45249     Hamilton                  1
         159.02           Cincinnati                         OH         45249     Hamilton                  1
         159.03           Cincinnati                         OH         45249     Hamilton                  1
           160            Houston                            TX         77072     Harris                    1
           161            Carrollton                         TX         75007     Dallas                    1
           162            Westville                          IN         46391     La Porte                  1
           163            La Grange                          IL         60525     Cook                      1
           164            Myrtle Beach                       SC         29579     Horry                     1
           165            Hagerstown                         MD         21742     Washington                1
           166            Parker                             CO         80138     Douglas                   1
           167            Gaffney                            SC         29341     Cherokee                  1
           168            Troy                               MI         48084     Oakland                   1
           169            Humble                             TX         77346     Harris                    1
           170            Montville                          NJ         07045     Morris                    1
           171            Raleigh                            NC         27614     Wake                      1
           172            Madison                            MS         39110     Madison                   1
           173            Garden Grove                       CA         92840     Orange                    1
           174            Voorhees                           NJ         08043     Camden                    1
           175            Philadelphia                       PA         19148     Philadelphia              1
           176            Woodland Hills                     CA         91367     Los Angeles               1
           177            Camarillo                          CA         93012     Ventura                   1
           178            Hauppauge                          NY         11788     Suffolk                   1
           179            Anderson                           IN         46016     Madison                   1
           180            Blue Island                        IL         60406     Cook                      1
           181            Brooklyn                           NY         11210     Kings                     1
           182            Brick                              NJ         08723     Ocean                     1
           183            Springdale                         OH         45246     Hamilton                  1
           184            Leesport                           PA         19533     Berks                     1
           185            Fishers                            IN         46038     Hamilton                  1
           186            Orem                               UT         84097     Utah                      1
           187            Lakeville                          MN         55024     Dakota                    1
           188            Temple                             TX         76502     Bell                      1
           189            Catonsville                        MD         21228     Baltimore                 1
           190            Louisville                         KY         40219     Jefferson                 1
           191            Mesa                               AZ         85205     Maricopa                  1
           192            Brooklyn                           NY         11220     Kings                     1
           193            Various                            PA        Various    Various                   2
         193.01           Glen Mills                         PA         19342     Delaware                  1
         193.02           Kennett Square                     PA         19348     Chester                   1
           194            Monteno                            IL         60950     Kankakee                  1
           195            Fort Worth                         TX         76119     Tarrant                   1
           196            Latham                             NY         12110     Albany                    1
           197            Weirton                            WV         26062     Brooke                    1
           198            Alexandria                         VA         22304     Alexandria City           1
           199            San Antonio                        TX         78217     Bexar                     1
           200            Edison                             NJ         08837     Middlesex                 1
           201            Gainesville                        GA         30501     Hall                      1
           202            Amarillo                           TX         79106     Potter                    1
           203            Holbrook                           NY         11741     Suffolk                   1
           204            Virginia Beach                     VA         23462     Virginia Beach City       1
           205            Philadelphia                       PA         19115     Philadelphia              1
           206            Various                          Various     Various    Various                   2
         206.01           Fargo                              ND         58103     Cass                      1
         206.02           Aurora                             IL         60505     Kane                      1
           207            Corpus Christi                     TX         78415     Nueces                    1
           208            Somerset                           NJ         08873     Somerset                  1
           209            Saint Petersburg                   FL         33716     Pinellas                  1
           210            Somerville, Cambridge              MA     02143, 02139  Middlesex                 1
           211            Owings Mills                       MD         21117     Baltimore                 1
           212            Phoenix                            AZ         85009     Maricopa                  1
           213            Philadelphia                       PA         19132     Philadelphia              1
           214            Layton                             UT         84041     Davis                     1
           215            Mount Laurel                       NJ         08054     Burlington                1
           216            Greenville                         NC         27858     Pitt                      1
           217            Cincinnati                         OH         45245     Clermont                  1
           218            Washington                         DC         20020     District of Columbia      1
           219            American Fork                      UT         84003     Utah                      1
           220            Frisco                             TX         75034     Collin                    1
           221            Baltimore                          MD         21201     Baltimore City            1
           222            Edison                             NJ         08837     Middlesex                 1
           223            Massena                            NY         13662     St. Lawrence              1
           224            Madison                            MS         39110     Madison                   1
           225            Pontiac                            IL         61764     Livingston                1
           226            Bronx                              NY         10467     Bronx                     1
           227            Trinidad                           CO         81082     Las Animas                1
           228            San Antonio                        TX         78233     Bexar                     1
           229            Columbus                           OH         43215     Franklin                  1
           230            Lake Hopatcong                     NJ         07849     Morris                    1
           231            Fargo                              ND         58102     Cass                      1
           232            Dry Ridge                          KY         41035     Grant                     1
           233            Clinton Township                   MI         48038     Macomb                    1
           234            Webb City                          MO         64870     Jasper                    1
           235            Mesa                               AZ         85206     Maricopa                  1
           236            Hutchinson                         MN         55350     McLeod                    1
           237            Lodi                               CA         95242     San Joaquin               1
           238            Clarkston                          GA         30021     Dekalb                    1
           239            Clinton Township                   MI         48036     Macomb                    1
           240            Houston                            TX         77042     Harris                    1
           241            Burlington                         KY         41005     Boone                     1
           242            Shreveport                         LA         71107     Caddo                     1

                          PROPERTY               PROPERTY                                                    YEAR
         LOAN #           TYPE                   SUBTYPE                               YEAR BUILT(20)     RENOVATED
---------------------------------------------------------------------------------------------------------------------

            1             Office                 CBD                                        1986
            2             Retail                 Anchored                                   2006
            3             Office                 Suburban                                   2002
            4             Office                 Suburban                                   1970             1992
            5             Industrial             Various                                  Various          Various
          5.01            Industrial             Warehouse/Distribution                     1978             2002
          5.02            Industrial             Warehouse/Distribution                     2002
          5.03            Industrial             Warehouse/Distribution                     2000
          5.04            Industrial             Flex                                       1997
          5.05            Industrial             Flex                                       1989
          5.06            Industrial             Flex                                       1997
          5.07            Industrial             Warehouse/Distribution                     1981
          5.08            Industrial             Flex                                       1987
          5.09            Industrial             Flex                                       2004
          5.10            Industrial             Warehouse/Distribution                     1974             2005
          5.11            Industrial             Flex                                       1973
          5.12            Industrial             Flex                                       1990
          5.13            Industrial             Flex                                       1989
          5.14            Industrial             Flex                                       1986             1994
          5.15            Industrial             Flex                                       1998
            6             Hotel                  Full Service                               1968             2005
            7             Hotel                  Full Service                               2005
            8             Hotel                  Full Service                               1982             2006
            9             Hotel                  Full Service                               1987             2005
           10             Office                 Suburban                                   1920             2006
           11             Hotel                  Full Service                               1986             2005
           12             Office                 Suburban                                 Various          Various
          12.01           Office                 Suburban                                   1989             2005
          12.02           Office                 Suburban                                   1986
          12.03           Office                 Suburban                                   1988
          12.04           Office                 Suburban                                   1978
          12.05           Office                 Suburban                                   1977             1996
          12.06           Office                 Suburban                                   1978             1999
          12.07           Office                 Suburban                                   1985
          12.08           Office                 Suburban                                   1986
           13             Multifamily            Mid/High Rise                            Various            1997
          13.01           Multifamily            Mid/High Rise                              1965             1997
          13.02           Multifamily            Mid/High Rise                              1967             1997
           14             Retail                 Anchored                                   1999
           15             Retail                 Anchored                                   1999             2005
           16             Industrial             Warehouse/Distribution                   Various          Various
          16.01           Industrial             Warehouse/Distribution                     1973             1978
          16.02           Industrial             Warehouse/Distribution                     1982             2000
          16.03           Industrial             Warehouse/Distribution                     1969             1971
          16.04           Industrial             Warehouse/Distribution                     1999
          16.05           Industrial             Warehouse/Distribution                     1973             2003
          16.06           Industrial             Warehouse/Distribution                     1997
          16.07           Industrial             Warehouse/Distribution                     1985             1995
          16.08           Industrial             Warehouse/Distribution                     1995
          16.09           Industrial             Warehouse/Distribution                     1960             1985
          16.10           Industrial             Warehouse/Distribution                     1990             1993
          16.11           Industrial             Warehouse/Distribution                     1999
          16.12           Industrial             Warehouse/Distribution                     1955             1989
          16.13           Industrial             Warehouse/Distribution                     1946             1974
          16.14           Industrial             Warehouse/Distribution                     1952             1979
          16.15           Industrial             Warehouse/Distribution                     1972             1984
          16.16           Industrial             Warehouse/Distribution                     1960             2005
          16.17           Industrial             Warehouse/Distribution                     1998
          16.18           Industrial             Warehouse/Distribution                     1969             2004
          16.19           Industrial             Warehouse/Distribution                     1973
          16.20           Industrial             Warehouse/Distribution                     1960             1968
           17             Retail                 Anchored                                   1996             1998
           18             Multifamily            Garden                                     1998             2001
           19             Various                Various                                  Various          Various
          19.01           Retail                 Unanchored                                 2003
          19.02           Retail                 Shadow Anchored                            1996
          19.03           Retail                 Anchored                                   1996
          19.04           Office                 Suburban                                   1994
          19.05           Office                 Suburban                                   1973             2000
          19.06           Retail                 Shadow Anchored                            1996
          19.07           Retail                 Anchored                                   1993
          19.08           Office                 Suburban                                   2000
          19.09           Office                 Suburban                                   1997
           20             Retail                 Anchored                                   1992
           21             Retail                 Anchored                                   2006
           22             Retail                 Anchored                                   1987             2006
           23             Industrial             Flex                                       1955             2002
           24             Multifamily            Garden                                   Various          Various
          24.01           Multifamily            Garden                                     1997             2006
          24.02           Multifamily            Garden                                     1973             2007
          24.03           Multifamily            Garden                                     1971             2005
           25             Retail                 Anchored                                   1992             2005
           26             Retail                 Anchored                                   1967             1975
           27             Hotel                  Full Service                               1927             2005
           28             Industrial             Warehouse/Distribution                     2007
           29             Hotel                  Full Service                               1981             2005
           30             Manufactured Housing   Manufactured Housing                       1975
           31             Industrial             Flex                                       1995             2007
           32             Retail                 Anchored                                   2006
           33             Multifamily            Student Housing                            1952             1990
           34             Retail                 Unanchored                                 1985             1994
           35             Office                 Suburban                                   2000
           36             Retail                 Anchored                                   1989             2006
           37             Manufactured Housing   Manufactured Housing                       1968
           38             Hotel                  Limited Service                            1995             2006
           39             Industrial             Warehouse/Distribution                     1941             2005
           40             Retail                 Anchored                                   1956             2000
           41             Mixed Use              Office/Retail                              2007
           42             Office                 Suburban                                   2006
           43             Hotel                  Full Service                               1967             2004
           44             Multifamily            Garden                                   Various            2006
          44.01           Multifamily            Garden                                     1973             2006
          44.02           Multifamily            Garden                                     1977             2006
           45             Office                 Suburban                                   2006
           46             Retail                 Anchored                                   1979             2007
           47             Self Storage           Self Storage                             Various          Various
          47.01           Self Storage           Self Storage                               1997             2006
          47.02           Self Storage           Self Storage                               1997             2007
          47.03           Self Storage           Self Storage                               2001             2004
           48             Multifamily            Garden                                     2004
           49             Mixed Use              Office/Retail                              1999
           50             Multifamily            Garden                                     1987             2002
           51             Retail                 Anchored                                   2006
           52             Retail                 Unanchored                                 1986
           53             Retail                 Anchored                                   1984             2006
           54             Office                 CBD                                        1904             1993
           55             Multifamily            Garden                                     1972
           56             Retail                 Anchored                                   2001
           57             Industrial             Flex                                       1966             1989
           58             Retail                 Anchored                                   1985
           59             Industrial             Warehouse/Distribution                   Various          Various
          59.01           Industrial             Warehouse/Distribution                     1972             1990
          59.02           Industrial             Warehouse/Distribution                     1990
           60             Manufactured Housing   Manufactured Housing                       1970             1994
           61             Multifamily            Garden                                     1975             2004
           62             Office                 Suburban                                   1925             1994
           63             Multifamily            Garden                                     2006
           64             Multifamily            Garden                                     1976
           65             Manufactured Housing   Manufactured Housing                       1964
           66             Office                 CBD                                        1900             1979
           67             Retail                 Anchored                                   1980             1985
           68             Retail                 Anchored                                   1996
           69             Retail                 Anchored                                   1968             1997
           70             Industrial             Flex                                     Various          Various
          70.01           Industrial             Flex                                       1955             2005
          70.02           Industrial             Flex                                       1990
          70.03           Industrial             Flex                                       1968             2003
          70.04           Industrial             Flex                                       1969             2004
          70.05           Industrial             Flex                                       1999
          70.06           Industrial             Flex                                       1999
          70.07           Industrial             Flex                                       2000
          70.08           Industrial             Flex                                       1970
          70.09           Industrial             Flex                                       1997
          70.10           Industrial             Flex                                       1997
          70.11           Industrial             Flex                                       1990             2001
          70.12           Industrial             Flex                                       1990             2001
          70.13           Industrial             Flex                                       1978             2001
           71             Mixed Use              Multifamily/Retail                         1900             2001
           72             Office                 Suburban                                   2001
           73             Industrial             Warehouse/Distribution                     2002
           74             Manufactured Housing   Manufactured Housing                       1954
           75
           76             Office                 Suburban                                   2007
           77             Hotel                  Limited Service                            1937             2006
           78             Mixed Use              Office/Retail                              1860             1989
           79             Retail                 Anchored                                   2006
           80             Mixed Use              Office/Retail                              2002
           81             Self Storage           Self Storage                               1967             1983
           82             Office                 Suburban                                   1938             2002
           83             Retail                 Anchored                                   1981             2006
           84             Mixed Use              Multifamily/Retail                         2000
           85             Office                 Suburban                                   1981             1993
           86             Manufactured Housing   Manufactured Housing                       1982             1991
           87             Office                 Suburban                                   1986
           88             Office                 Suburban                                   2002
           89             Retail                 Anchored                                   1959             2001
           90             Multifamily            Garden                                     1998
           91             Retail                 Anchored                                   1960             1991
           92             Multifamily            Garden                                     1981
           93             Multifamily            Garden                                     1973             2006
           94             Hotel                  Limited Service                          Various
          94.01           Hotel                  Limited Service                            2001
          94.02           Hotel                  Limited Service                            2006
           95             Office                 Suburban                                   1979             2007
           96             Hotel                  Limited Service                            1999
           97             Mixed Use              Office/Retail                              1899             1998
           98             Office                 Suburban                                   1999
           99             Office                 Suburban                                   2003
           100            Industrial             Flex                                       1967             2006
           101            Retail                 Anchored                                   1988
           102            Retail                 Anchored                                   1982             1986
           103            Office                 Suburban                                   1987             2004
           104            Retail                 Anchored                                   2000
           105            Office                 CBD                                        1928             1997
           106            Mixed Use              Multifamily/Retail                         1880             2006
           107            Retail                 Unanchored                                 1980             1999
           108            Multifamily            Garden                                     1996
           109            Retail                 Unanchored                                 2002
           110            Retail                 Anchored                                   2006
           111            Hotel                  Full Service                               1928             2001
           112            Industrial             Warehouse/Distribution                     2007
           113            Multifamily            Garden                                     1978
           114            Manufactured Housing   Manufactured Housing                       1971
           115            Office                 Suburban                                   1985
           116            Office                 Suburban                                   1984             2005
           117            Office                 CBD                                        1971             1994
           118            Office                 CBD                                        1983
           119            Office                 Suburban                                   2002
           120            Hotel                  Full Service                               1973             2002
           121            Retail                 Anchored                                   2006
           122            Retail                 Anchored                                   1981             2007
           123            Retail                 Shadow Anchored                            2005
           124            Manufactured Housing   Manufactured Housing                       1955             1997
           125            Manufactured Housing   Manufactured Housing                       1969
           126            Manufactured Housing   Manufactured Housing                       1958             2005
           127            Hotel                  Full Service                               1974             2002
           128            Multifamily            Garden                                     1989
           129            Hotel                  Limited Service                            1989             2006
           130            Office                 Suburban                                   2005
           131            Retail                 Shadow Anchored                            2002
           132            Retail                 Anchored                                   1965             2004
           133            Multifamily            Garden                                     1979             2005
           134            Retail                 Anchored                                   1987             2006
           135            Manufactured Housing   Manufactured Housing                       1967             1999
           136            Multifamily            Garden                                     2005
           137            Hotel                  Limited Service                            1995             1998
           138            Multifamily            Garden                                     1971             2001
           139            Multifamily            Garden                                     2004
           140            Retail                 Unanchored                                 1978             1995
           141            Retail                 Unanchored                                 1975             2006
           142            Retail                 Unanchored                                 1906             2003
           143            Retail                 Unanchored                                 1996
           144            Hotel                  Limited Service                            1989             2006
           145            Manufactured Housing   Manufactured Housing                       1958             1974
           146            Manufactured Housing   Manufactured Housing                       1952
           147            Industrial             Flex                                       1986
           148            Office                 Suburban                                   2001             2007
           149            Multifamily            Garden                                     1998
           150            Retail                 Anchored                                   1959             2005
           151            Multifamily            Mid/High Rise                              1870             1989
           152            Retail                 Unanchored                                 2006
           153            Retail                 Anchored                                   1967             2006
           154            Manufactured Housing   Manufactured Housing                       1969
           155            Retail                 Anchored                                 Various          Various
         155.01           Retail                 Anchored                                   2001
         155.02           Retail                 Anchored                                   1952             2002
           156            Office                 Suburban                                   2007
           157            Hotel                  Limited Service                            1991             2005
           158            Self Storage           Self Storage                               2006
           159            Various                Various                                  Various
         159.01           Retail                 Unanchored                                 1998
         159.02           Retail                 Unanchored                                 2002
         159.03           Office                 Suburban                                   1998
           160            Retail                 Unanchored                                 2006
           161            Self Storage           Self Storage                               2006
           162            Multifamily            Garden                                     2005
           163            Manufactured Housing   Manufactured Housing                       1965
           164            Hotel                  Limited Service                            2001             2006
           165            Office                 Suburban                                   1985             2001
           166            Office                 Suburban                                   2005
           167            Retail                 Anchored                                   2006
           168            Office                 Suburban                                   1997             2004
           169            Retail                 Unanchored                                 1985             2002
           170            Self Storage           Self Storage                               2001
           171            Hotel                  Limited Service                            2002
           172            Industrial             Warehouse/Distribution                     1990
           173            Retail                 Anchored                                   1975             2006
           174            Hotel                  Limited Service                            2002
           175            Retail                 Unanchored                                 1983
           176            Office                 Suburban                                   1979             2005
           177            Office                 Suburban                                   1984
           178            Industrial             Flex                                       2004
           179            Manufactured Housing   Manufactured Housing                       1960             1970
           180            Manufactured Housing   Manufactured Housing                       1965
           181            Mixed Use              Office/Retail                              2004             2006
           182            Retail                 Anchored                                   1997             2007
           183            Multifamily            Garden                                     1988
           184            Retail                 Unanchored                                 2002
           185            Retail                 Unanchored                                 1997
           186            Office                 Suburban                                   1978
           187            Manufactured Housing   Manufactured Housing                       1984
           188            Retail                 Anchored                                   1974             1992
           189            Retail                 Unanchored                                 1963
           190            Office                 Suburban                                   2004
           191            Retail                 Shadow Anchored                            2004
           192            Office                 Suburban                                   1966             1998
           193            Various                Various                                  Various          Various
         193.01           Retail                 Unanchored                                 1999
         193.02           Office                 Suburban                                   2000             2001
           194            Manufactured Housing   Manufactured Housing                       1966
           195            Multifamily            Garden                                     1983             1997
           196            Office                 Suburban                                   2006
           197            Hotel                  Full Service                               1977             1998
           198            Industrial             Warehouse/Distribution                     1965             1996
           199            Office                 Suburban                                   1983             2006
           200            Retail                 Anchored                                   1998
           201            Hotel                  Limited Service                            1996
           202            Multifamily            Garden                                     1983             2002
           203            Industrial             Flex                                       2003
           204            Industrial             Flex                                       1955             2006
           205            Multifamily            Garden                                     1965
           206            Manufactured Housing   Manufactured Housing                     Various
         206.01           Manufactured Housing   Manufactured Housing                       1958
         206.02           Manufactured Housing   Manufactured Housing                       1962
           207            Multifamily            Garden                                     1968
           208            Office                 Suburban                                   1981             2006
           209            Retail                 Anchored                                   2003
           210            Multifamily            Mid/High Rise                              1930             2006
           211            Office                 Suburban                                   1997
           212            Retail                 Anchored                                   1959             2006
           213            Retail                 Anchored                                   1985             1994
           214            Office                 Suburban                                   2003
           215            Retail                 Anchored                                   2006
           216            Retail                 Unanchored                                 1981
           217            Mixed Use              Office/Retail                              1988
           218            Multifamily            Garden                                     1966             2005
           219            Industrial             Warehouse/Distribution                     1996
           220            Office                 Suburban                                   2005
           221            Parking Garage         Parking Garage                             1978
           222            Retail                 Anchored                                   1999
           223            Multifamily            Garden                                     1978             1996
           224            Industrial             Flex                                       2005
           225            Mixed Use              Manufactured Housing/Self Storage          1961
           226            Multifamily            Garden                                     1928             2000
           227            Retail                 Shadow Anchored                            1983             2006
           228            Retail                 Unanchored                                 2006
           229            Multifamily            Garden                                     1907             2005
           230            Retail                 Anchored                                   1971             2004
           231            Manufactured Housing   Manufactured Housing                       1972
           232            Hotel                  Limited Service                            2000
           233            Retail                 Unanchored                                 1989
           234            Multifamily            Garden                                     2005
           235            Retail                 Anchored                                   1994
           236            Manufactured Housing   Manufactured Housing                       1968
           237            Retail                 Unanchored                                 2002
           238            Multifamily            Garden                                     1971
           239            Industrial             Flex                                       1984             2006
           240            Retail                 Unanchored                                 1975
           241            Mixed Use              Office/Retail                              2006
           242            Retail                 Anchored                                   2000

                                                     UNIT OF                                  OCCUPANCY          APPRAISED
         LOAN #                 UNITS(16),(23)       MEASURE            OCCUPANCY %(18)         DATE         VALUE ($)(14),(22)
-----------------------------------------------------------------------------------------------------------------------------------

            1                      1,030,309       Square Feet               97.3             02/01/07              1,000,000,000
            2                        559,796       Square Feet               90.3             03/15/07                140,000,000
            3                        473,940       Square Feet               100.0            02/27/07                110,000,000
            4                        583,984       Square Feet               100.0            03/27/07                 81,200,000
            5                      1,918,201       Square Feet               99.4             03/23/07                 81,315,000
          5.01                       578,918       Square Feet               100.0            03/23/07                 22,000,000
          5.02                       308,000       Square Feet               100.0            03/23/07                 12,500,000
          5.03                       208,800       Square Feet               100.0            03/23/07                  8,850,000
          5.04                        81,003       Square Feet               100.0            03/23/07                  4,900,000
          5.05                       107,450       Square Feet               100.0            03/23/07                  4,675,000
          5.06                        69,888       Square Feet               100.0            03/23/07                  4,350,000
          5.07                        88,488       Square Feet               100.0            03/23/07                  4,090,000
          5.08                        63,488       Square Feet               83.0             03/23/07                  3,600,000
          5.09                        23,460       Square Feet               100.0            03/23/07                  3,000,000
          5.10                       105,785       Square Feet               100.0            03/23/07                  2,700,000
          5.11                       102,000       Square Feet               100.0            03/23/07                  2,600,000
          5.12                        53,812       Square Feet               100.0            03/23/07                  2,400,000
          5.13                        46,617       Square Feet               100.0            03/23/07                  2,050,000
          5.14                        39,692       Square Feet               100.0            03/23/07                  1,900,000
          5.15                        40,800       Square Feet               100.0            03/23/07                  1,700,000
            6                            398          Rooms                  60.4             02/28/07                 79,300,000
            7                            201          Rooms                  74.4             01/31/07                 67,100,000
            8                            381          Rooms                  56.7             03/31/07                 61,100,000
            9                            253          Rooms                  71.3             01/31/07                 52,600,000
           10                        265,634       Square Feet               89.8             06/01/07                 48,000,000
           11                            319          Rooms                  68.1             03/31/07                 50,600,000
           12                        356,502       Square Feet               98.1             03/27/07                 46,700,000
          12.01                      175,280       Square Feet               100.0            03/27/07                 22,300,000
          12.02                       60,000       Square Feet               100.0            03/27/07                  8,000,000
          12.03                       39,401       Square Feet               94.1             03/27/07                  5,500,000
          12.04                       24,862       Square Feet               100.0            03/27/07                  3,300,000
          12.05                       18,027       Square Feet               75.5             03/27/07                  2,300,000
          12.06                       17,858       Square Feet               100.0            03/27/07                  2,200,000
          12.07                       10,074       Square Feet               100.0            03/27/07                  1,600,000
          12.08                       11,000       Square Feet               100.0            03/27/07                  1,500,000
           13                            490          Units                  95.5             02/13/07                 47,300,000
          13.01                          321          Units                  95.6             02/13/07                 30,200,000
          13.02                          169          Units                  95.3             02/13/07                 17,100,000
           14                        139,646       Square Feet               100.0            02/01/07                 45,700,000
           15                        184,656       Square Feet               98.3             03/09/07                 44,290,000
           16                      5,489,325       Square Feet               78.4              Various                461,350,000
          16.01                      455,227       Square Feet               83.6             10/10/06                 54,800,000
          16.02                      226,423       Square Feet               79.7             11/06/06                 40,500,000
          16.03                      299,776       Square Feet               89.8             10/01/06                 38,200,000
          16.04                      243,170       Square Feet               90.6             10/09/06                 34,500,000
          16.05                      163,796       Square Feet               92.3             10/01/06                 32,400,000
          16.06                      252,419       Square Feet               83.8             10/01/06                 28,400,000
          16.07                      252,075       Square Feet               81.9             10/01/06                 24,800,000
          16.08                      270,772       Square Feet               91.6             10/01/06                 24,500,000
          16.09                      573,183       Square Feet               41.0             12/03/06                 22,000,000
          16.10                      431,369       Square Feet               80.3             10/01/06                 19,000,000
          16.11                      127,260       Square Feet               50.2             10/18/06                 19,400,000
          16.12                      188,734       Square Feet               89.7             10/01/06                 20,600,000
          16.13                      458,518       Square Feet               40.5             10/09/06                 16,600,000
          16.14                      327,601       Square Feet               53.1             10/16/06                 15,300,000
          16.15                      168,007       Square Feet               87.1             10/01/06                 13,800,000
          16.16                      118,003       Square Feet               83.6             10/01/06                 10,950,000
          16.17                      111,499       Square Feet               93.2             10/10/06                 11,300,000
          16.18                      260,356       Square Feet               90.0             10/03/06                 13,700,000
          16.19                      398,223       Square Feet               45.3             09/27/06                 13,200,000
          16.20                      162,914       Square Feet               31.3             10/01/06                  7,400,000
           17                         89,346       Square Feet               100.0            03/15/07                 45,600,000
           18                            530          Units                  93.2             03/06/07                 79,900,000
           19                        243,058       Square Feet               100.0            06/01/07                 40,050,000
          19.01                       40,872       Square Feet               100.0            06/01/07                  9,750,000
          19.02                       68,037       Square Feet               100.0            06/01/07                  8,900,000
          19.03                       66,937       Square Feet               100.0            06/01/07                  8,000,000
          19.04                       18,654       Square Feet               100.0            06/01/07                  3,700,000
          19.05                       14,829       Square Feet               100.0            06/01/07                  2,700,000
          19.06                        7,488       Square Feet               100.0            06/01/07                  2,210,000
          19.07                       14,294       Square Feet               100.0            06/01/07                  2,200,000
          19.08                        8,323       Square Feet               100.0            06/01/07                  1,930,000
          19.09                        3,624       Square Feet               100.0            06/01/07                    660,000
           20                        198,496       Square Feet               97.9             04/16/07                 39,000,000
           21                        243,669       Square Feet               100.0            03/09/07                 38,750,000
           22                        165,142       Square Feet               90.8             02/15/07                 38,100,000
           23                        536,426       Square Feet               100.0            06/01/07                 37,250,000
           24                            626          Units                  97.1             12/31/06                 37,240,000
          24.01                          240          Units                  96.7             12/31/06                 13,280,000
          24.02                          184          Units                  96.7             12/31/06                 12,900,000
          24.03                          202          Units                  98.0             12/31/06                 11,060,000
           25                        154,692       Square Feet               100.0            05/31/07                 33,750,000
           26                        219,908       Square Feet               99.3             03/20/07                 35,000,000
           27                            165          Rooms                  66.5             02/28/07                 35,400,000
           28                        851,370       Square Feet               100.0            06/01/07                 38,300,000
           29                            229          Rooms                  77.3             12/31/06                 36,000,000
           30                            191          Pads                   98.4             03/31/07                 33,100,000
           31                         99,961       Square Feet               100.0            03/14/07                 39,100,000
           32                        163,744       Square Feet               93.9             02/28/07                 33,100,000
           33                            619          Units                  94.2             03/27/07                 31,700,000
           34                         56,761       Square Feet               98.0             03/05/07                 31,600,000
           35                        109,811       Square Feet               86.6             12/31/06                 28,500,000
           36                        116,670       Square Feet               100.0            06/01/07                 29,600,000
           37                            130          Pads                   96.2             03/31/07                 27,000,000
           38                            136          Rooms                  78.8             11/30/06                 28,400,000
           39                      1,093,510       Square Feet               97.6             10/17/06                 28,500,000
           40                        226,769       Square Feet               96.2             04/23/07                 26,300,000
           41                         72,621       Square Feet               78.7             12/14/06                 31,000,000
           42                        130,225       Square Feet               80.0             03/01/07                 25,400,000
           43                            187          Rooms                  66.4             11/30/06                 25,400,000
           44                            488          Units                  93.9             12/31/06                 23,950,000
          44.01                          304          Units                  95.1             12/31/06                 13,700,000
          44.02                          184          Units                  91.8             12/31/06                 10,250,000
           45                        130,225       Square Feet               81.8             03/01/07                 24,680,000
           46                        112,679       Square Feet               96.8             03/01/07                 24,400,000
           47                          2,635          Units                  87.6             03/31/07                 27,400,000
          47.01                          977          Units                  85.3             03/31/07                  8,500,000
          47.02                          824          Units                  91.1             03/31/07                 11,500,000
          47.03                          834          Units                  86.9             03/31/07                  7,400,000
           48                            272          Units                  96.0             01/24/07                 25,600,000
           49                         94,399       Square Feet               100.0            02/23/07                 24,300,000
           50                            256          Units                  83.2             12/27/06                 23,000,000
           51                        135,266       Square Feet               84.1             04/18/07                 21,150,000
           52                         49,370       Square Feet               96.4             03/19/07                 20,700,000
           53                        185,092       Square Feet               100.0            04/22/07                 20,700,000
           54                         96,430       Square Feet               96.2             03/29/07                 25,800,000
           55                            209          Units                  89.5             03/07/07                 24,500,000
           56                        130,805       Square Feet               93.8             02/21/07                 20,500,000
           57                        486,531       Square Feet               100.0            01/01/07                 20,700,000
           58                        151,132       Square Feet               83.9             01/25/07                 20,000,000
           59                        414,225       Square Feet               100.0            03/31/07                 20,900,000
          59.01                      261,729       Square Feet               100.0            03/31/07                 11,600,000
          59.02                      152,496       Square Feet               100.0            03/31/07                  9,300,000
           60                            364          Pads                   96.4             03/01/07                 19,000,000
           61                            304          Units                  95.1             02/27/07                 19,100,000
           62                         44,673       Square Feet               100.0            01/01/07                 21,500,000
           63                            200          Units                  95.0             03/07/07                 19,000,000
           64                            118          Units                  96.6             02/26/07                 19,550,000
           65                            247          Pads                   98.0             04/02/07                 21,300,000
           66                         33,530       Square Feet               83.5             04/17/07                 28,200,000
           67                        136,487       Square Feet               84.4             04/19/07                 22,100,000
           68                        108,312       Square Feet               100.0            03/31/07                 18,000,000
           69                        186,412       Square Feet               93.4             11/29/06                 18,000,000
           70                        376,038       Square Feet               87.7             03/01/07                 17,745,000
          70.01                       97,422       Square Feet               98.2             03/01/07                  4,100,000
          70.02                       43,460       Square Feet               72.4             03/01/07                  2,300,000
          70.03                       56,138       Square Feet               68.4             03/01/07                  2,200,000
          70.04                       40,790       Square Feet               100.0            03/01/07                  1,700,000
          70.05                       28,280       Square Feet               100.0            03/01/07                  1,530,000
          70.06                       22,280       Square Feet               100.0            03/01/07                  1,310,000
          70.07                       20,980       Square Feet               100.0            03/01/07                  1,090,000
          70.08                       14,688       Square Feet                0.0             03/01/07                    740,000
          70.09                       13,300       Square Feet               100.0            03/01/07                    710,000
          70.10                       12,230       Square Feet               100.0            03/01/07                    650,000
          70.11                       10,000       Square Feet               100.0            03/01/07                    540,000
          70.12                        8,970       Square Feet               100.0            03/01/07                    490,000
          70.13                        7,500       Square Feet               100.0            03/01/07                    385,000
           71                         16,800       Square Feet               100.0            03/08/07                 20,600,000
           72                         96,911       Square Feet               93.3             12/11/06                 17,000,000
           73                        262,500       Square Feet               100.0            03/31/06                 17,000,000
           74                            309          Pads                   99.4             03/01/07                 16,600,000
           75
           76                         95,833       Square Feet               100.0            03/07/07                 19,175,000
           77                             67          Rooms                  77.8             04/01/07                 19,100,000
           78                         24,500       Square Feet               100.0            03/01/07                 19,200,000
           79                        100,981       Square Feet               95.0             04/12/07                 17,500,000
           80                         43,308       Square Feet               100.0            02/28/07                 15,875,000
           81                          1,050          Units                  97.1             12/28/06                 15,700,000
           82                        126,243       Square Feet               94.9             03/14/07                 16,900,000
           83                         77,677       Square Feet               90.3             02/01/07                 15,000,000
           84                             69       Square Feet               97.1             04/10/07                 17,250,000
           85                        160,024       Square Feet               100.0            03/15/07                 15,200,000
           86                            225          Pads                   98.2             03/01/07                 14,630,000
           87                        107,977       Square Feet               87.9             04/11/07                 14,700,000
           88                         84,511       Square Feet               100.0            02/12/07                 15,400,000
           89                         80,915       Square Feet               100.0            04/04/07                 15,700,000
           90                            312          Units                  92.6             01/30/07                 14,870,000
           91                         32,269       Square Feet               100.0            01/04/07                 14,400,000
           92                            272          Units                  95.2             02/28/07                 14,400,000
           93                            182          Units                  94.5             02/06/07                 13,900,000
           94                            141          Rooms                  66.7             01/31/07                 14,050,000
          94.01                           73          Rooms                  73.9             01/31/07                  7,000,000
          94.02                           68          Rooms                  59.0             01/31/07                  7,050,000
           95                         72,910       Square Feet               94.8             03/01/07                 13,200,000
           96                             90          Rooms                  73.8             11/30/06                 13,000,000
           97                         37,783       Square Feet               100.0            12/31/06                 14,300,000
           98                         73,049       Square Feet               100.0            04/03/07                 12,500,000
           99                         59,927       Square Feet               100.0            01/17/07                 14,250,000
           100                       296,000       Square Feet               100.0            06/01/07                 12,375,000
           101                        79,400       Square Feet               100.0            01/23/07                 13,900,000
           102                       245,464       Square Feet               80.6             03/20/07                 15,900,000
           103                       141,149       Square Feet               98.2             12/11/06                 12,100,000
           104                        74,469       Square Feet               100.0            02/07/07                 12,100,000
           105                       147,799       Square Feet               82.0             02/12/07                 13,400,000
           106                        73,285       Square Feet               90.6             03/07/07                 12,350,000
           107                        35,465       Square Feet               93.2             10/01/06                 14,750,000
           108                           136          Units                  99.3             03/08/07                 12,890,000
           109                        35,617       Square Feet               95.3             12/01/06                 11,600,000
           110                        71,548       Square Feet               49.2             03/31/07                 25,200,000
           111                            91          Rooms                  76.6             12/31/06                 12,100,000
           112                       413,820       Square Feet               100.0            06/01/07                 11,700,000
           113                           286          Units                  86.4             12/28/05                 11,050,000
           114                           328          Pads                   89.9             03/01/07                 10,810,000
           115                        59,657       Square Feet               93.0             02/19/07                 11,500,000
           116                        59,665       Square Feet               100.0            12/31/06                 10,900,000
           117                       141,525       Square Feet               100.0            03/16/07                 12,760,000
           118                       182,062       Square Feet               91.0             03/01/07                 10,500,000
           119                        83,773       Square Feet               100.0            02/28/07                 11,000,000
           120                           161          Rooms                  52.2             01/31/07                 12,100,000
           121                        36,000       Square Feet               100.0            02/22/07                 10,400,000
           122                        81,180       Square Feet               96.1             02/14/07                 10,500,000
           123                        40,000       Square Feet               89.1             03/16/07                 10,200,000
           124                           194          Pads                   95.9             03/01/07                 10,150,000
           125                           247          Pads                   100.0            03/01/07                 10,200,000
           126                           193          Pads                   96.4             03/01/07                 10,000,000
           127                           143          Rooms                  68.3             11/30/06                 11,500,000
           128                           212          Units                  91.5             02/15/07                  9,750,000
           129                           108          Rooms                  75.5             12/28/07                 10,350,000
           130                        62,200       Square Feet               70.5             01/12/07                 10,400,000
           131                        47,343       Square Feet               89.9             03/01/07                 10,190,000
           132                       341,735       Square Feet               80.4             10/01/06                  9,800,000
           133                           200          Units                  89.0             03/09/07                  9,900,000
           134                        42,646       Square Feet               100.0            04/11/07                  9,600,000
           135                           216          Pads                   87.5             03/01/07                  9,575,000
           136                            66          Units                  93.9             04/29/07                  8,960,000
           137                            90          Rooms                  70.1             12/31/06                 13,500,000
           138                           274          Units                  86.5             02/01/07                 15,300,000
           139                           120          Units                  87.5             03/01/07                  9,600,000
           140                        40,523       Square Feet               100.0            03/01/07                 10,900,000
           141                        59,268       Square Feet               100.0            03/21/07                  8,650,000
           142                        92,874       Square Feet               100.0            11/01/06                  8,610,000
           143                        11,735       Square Feet               100.0            06/01/07                 11,000,000
           144                           104          Rooms                  70.6             12/31/06                 10,900,000
           145                           168          Pads                   81.0             03/01/07                  8,500,000
           146                           380          Pads                   94.7             09/30/06                  9,500,000
           147                        47,483       Square Feet               100.0            01/01/07                  9,250,000
           148                        40,996       Square Feet               100.0            06/01/07                  8,400,000
           149                           168          Units                  95.8             02/05/07                  8,000,000
           150                        94,613       Square Feet               93.9             02/01/07                  9,200,000
           151                            58          Units                  96.6             03/01/07                  8,000,000
           152                        20,639       Square Feet               81.3             03/01/07                  7,930,000
           153                        62,908       Square Feet               97.5             01/01/07                 10,650,000
           154                           142          Pads                   99.3             01/10/07                  7,930,000
           155                        65,579       Square Feet               100.0            06/01/07                  8,900,000
         155.01                       41,536       Square Feet               100.0            06/01/07                  5,400,000
         155.02                       24,043       Square Feet               100.0            06/01/07                  3,500,000
           156                        31,977       Square Feet               77.7             02/27/07                  8,660,000
           157                           107          Rooms                  72.1             12/31/06                  9,200,000
           158                           637          Units                  87.9             03/09/07                  7,600,000
           159                        44,900       Square Feet               100.0             Various                  7,500,000
         159.01                       30,500       Square Feet               100.0            04/17/07                  5,110,000
         159.02                        8,000       Square Feet               100.0            06/01/07                  1,320,000
         159.03                        6,400       Square Feet               100.0            04/17/07                  1,070,000
           160                        30,000       Square Feet               100.0            04/30/07                  7,550,000
           161                           684          Units                  89.9             03/09/07                  7,350,000
           162                            64          Units                  84.8             03/23/07                  7,730,000
           163                           132          Pads                   91.7             03/01/07                  7,100,000
           164                            80          Rooms                  62.9             12/31/06                  7,100,000
           165                        50,000       Square Feet               100.0            06/01/07                  7,400,000
           166                        27,858       Square Feet               100.0            03/01/07                  7,400,000
           167                        56,940       Square Feet               100.0            06/01/07                  7,000,000
           168                        53,535       Square Feet               94.4             03/07/07                  7,000,000
           169                       151,239       Square Feet               73.0             03/23/07                 11,600,000
           170                           793          Units                  79.3             01/11/07                  9,300,000
           171                            94          Rooms                  80.1             01/31/07                  8,700,000
           172                       200,783       Square Feet               100.0            12/09/06                 10,400,000
           173                        44,065       Square Feet               100.0            01/12/07                  7,000,000
           174                            80          Rooms                  71.5             12/31/06                  8,550,000
           175                        34,200       Square Feet               79.5             12/19/06                  7,100,000
           176                        24,240       Square Feet               100.0            02/21/07                  6,850,000
           177                        81,986       Square Feet               84.8             01/01/07                 13,200,000
           178                        64,500       Square Feet               100.0            04/12/07                  7,500,000
           179                           242          Pads                   90.9             04/11/07                  6,700,000
           180                           183          Pads                   91.3             03/01/07                  6,600,000
           181                        22,773       Square Feet               100.0            02/02/07                  7,400,000
           182                        27,811       Square Feet               100.0            06/01/07                  7,100,000
           183                           120          Units                  92.5             03/06/07                  6,525,000
           184                        52,763       Square Feet               100.0            06/01/07                  6,650,000
           185                        29,580       Square Feet               100.0            03/31/07                  6,600,000
           186                        45,437       Square Feet               87.2             04/24/07                  6,450,000
           187                           165          Pads                   89.7             10/31/06                  6,800,000
           188                        89,743       Square Feet               100.0            02/28/07                  6,150,000
           189                        42,000       Square Feet               100.0            06/01/07                  6,960,000
           190                        30,050       Square Feet               100.0            03/16/07                  6,000,000
           191                        24,616       Square Feet               85.3             01/03/07                  6,960,000
           192                        15,075       Square Feet               100.0            06/01/07                  6,125,000
           193                        38,636       Square Feet               100.0            03/23/07                  5,840,000
         193.01                       12,636       Square Feet               100.0            03/23/07                  2,940,000
         193.02                       26,000       Square Feet               100.0            03/23/07                  2,900,000
           194                           188          Pads                   100.0            03/01/07                  5,930,000
           195                           212          Units                  97.2             02/12/07                  6,000,000
           196                        36,872       Square Feet               89.7             02/01/07                  6,110,000
           197                           118          Rooms                  57.5             01/31/07                  6,100,000
           198                        42,304       Square Feet               100.0            03/28/07                  6,100,000
           199                        57,332       Square Feet               91.5             03/05/07                  6,400,000
           200                        41,515       Square Feet               100.0            06/01/07                  6,800,000
           201                            74          Rooms                  81.8             01/31/07                  6,250,000
           202                           168          Units                  89.2             02/28/07                  5,600,000
           203                        51,540       Square Feet               100.0            06/01/07                  5,940,000
           204                        95,379       Square Feet               100.0            06/01/07                  5,720,000
           205                           100          Units                  99.0             11/14/06                  5,325,000
           206                           276          Pads                   91.3             02/28/07                  5,990,000
         206.01                          205          Pads                   88.3             02/28/07                  3,630,000
         206.02                           71          Pads                   100.0            02/28/07                  2,360,000
           207                           160          Units                  87.5             02/01/07                  5,280,000
           208                        36,000       Square Feet               100.0            06/01/07                  6,200,000
           209                        28,800       Square Feet               100.0            06/01/07                  7,000,000
           210                            71          Units                  100.0            03/01/07                  6,650,000
           211                        38,000       Square Feet               100.0            01/01/07                  9,000,000
           212                       157,376       Square Feet               100.0            03/13/07                 12,500,000
           213                        67,459       Square Feet               100.0            01/30/07                  5,800,000
           214                        30,170       Square Feet               94.1             04/01/07                  5,000,000
           215                       216,765       Square Feet               100.0            06/01/07                  7,200,000
           216                        40,000       Square Feet               100.0            06/01/07                  6,900,000
           217                        54,581       Square Feet               84.0             03/09/07                  5,340,000
           218                            66          Units                  98.5             02/01/07                  4,950,000
           219                       122,333       Square Feet               100.0            06/01/07                  5,200,000
           220                        22,290       Square Feet               100.0            02/08/07                  5,100,000
           221                           302          Units                  100.0            06/01/07                  4,900,000
           222                        15,000       Square Feet               100.0            06/01/07                  4,900,000
           223                            88          Units                  100.0            01/24/07                  4,510,000
           224                       152,000       Square Feet               100.0            12/09/06                  6,450,000
           225                           361       Pads/Units                95.6             03/01/07                  4,340,000
           226                            47          Units                  95.7             02/09/07                  4,300,000
           227                        57,248       Square Feet               100.0            01/03/07                  4,150,000
           228                        18,250       Square Feet               65.3             02/13/07                  4,100,000
           229                            26          Units                  100.0            04/11/07                  3,970,000
           230                        50,000       Square Feet               100.0            03/09/07                  3,900,000
           231                           163          Pads                   98.8             09/30/06                  3,970,000
           232                            62          Rooms                  60.3             12/31/06                  4,000,000
           233                        28,257       Square Feet               95.2             01/29/07                  3,750,000
           234                            64          Units                  93.8             01/05/07                  3,880,000
           235                        23,500       Square Feet               100.0            03/26/07                  3,800,000
           236                           213          Pads                   85.9             10/31/06                  4,900,000
           237                         9,009       Square Feet               100.0            03/15/07                  3,900,000
           238                            48          Units                  97.9             02/20/07                  3,000,000
           239                        91,740       Square Feet               90.0             12/31/06                  3,450,000
           240                        14,875       Square Feet               94.1             02/27/07                  2,980,000
           241                        14,410       Square Feet               100.0            02/07/07                  2,700,000
           242                        13,566       Square Feet               100.0            02/07/07                  1,900,000

                                                                          ORIGINAL                            CURRENT
                            APPRAISAL     CURRENT       ORIGINAL          BALANCE           CURRENT           BALANCE
         LOAN #             DATE(14)     LTV % (1)   BALANCE ($)(2)     PER UNIT ($)     BALANCE ($)(2)     PER UNIT ($)
-----------------------------------------------------------------------------------------------------------------------------

            1               02/01/07       75.0           225,000,000              728        225,000,000              728
            2               11/01/07       78.6           110,000,000              197        110,000,000              197
            3               02/20/07       77.3            85,000,000              179         85,000,000              179
            4               02/20/07       80.0            65,000,000              111         65,000,000              111
            5                Various       73.8            60,000,000               31         60,000,000               31
          5.01              02/26/07                       16,234,000               28         16,234,000               28
          5.02              02/15/07                        9,224,000               30          9,224,000               30
          5.03              02/14/07                        6,530,000               31          6,530,000               31
          5.04              02/22/07                        3,616,000               45          3,616,000               45
          5.05              02/27/07                        3,449,000               32          3,449,000               32
          5.06              02/22/07                        3,210,000               46          3,210,000               46
          5.07              03/09/07                        3,018,000               34          3,018,000               34
          5.08              02/22/07                        2,656,000               42          2,656,000               42
          5.09              02/22/07                        2,214,000               94          2,214,000               94
          5.10              02/14/07                        1,992,000               19          1,992,000               19
          5.11              02/14/07                        1,918,000               19          1,918,000               19
          5.12              02/18/07                        1,771,000               33          1,771,000               33
          5.13              02/18/07                        1,512,000               32          1,512,000               32
          5.14              02/22/07                        1,402,000               35          1,402,000               35
          5.15              02/18/07                        1,254,000               31          1,254,000               31
            6               04/01/09       64.9            51,500,000          129,397         51,500,000          129,397
            7               02/07/07       67.1            45,000,000          223,881         45,000,000          223,881
            8               01/01/09       71.8            44,000,000          115,486         43,879,038          115,168
            9               03/20/08       75.7            39,800,000          157,312         39,800,000          157,312
           10               10/26/06       79.2            38,000,000              143         38,000,000              143
           11               04/01/08       75.1            38,000,000          119,122         38,000,000          119,122
           12               02/20/07       78.2            36,500,000              102         36,500,000              102
          12.01             02/20/07                       17,430,000               99         17,430,000               99
          12.02             02/20/07                        6,250,000              104          6,250,000              104
          12.03             02/20/07                        4,300,000              109          4,300,000              109
          12.04             02/20/07                        2,580,000              104          2,580,000              104
          12.05             02/20/07                        1,800,000              100          1,800,000              100
          12.06             02/20/07                        1,720,000               96          1,720,000               96
          12.07             02/20/07                        1,250,000              124          1,250,000              124
          12.08             02/20/07                        1,170,000              106          1,170,000              106
           13               02/09/07       77.2            36,500,000           74,490         36,500,000           74,490
          13.01             02/09/07                       23,400,000           72,897         23,400,000           72,897
          13.02             02/09/07                       13,100,000           77,515         13,100,000           77,515
           14               11/20/06       77.7            35,500,000              254         35,500,000              254
           15               03/05/07       80.0            35,432,000              192         35,432,000              192
           16                Various       75.9            35,000,000               64         35,000,000               64
          16.01             10/10/06                        4,384,000               96          4,384,000               96
          16.02             11/06/06                        3,240,000              143          3,240,000              143
          16.03             10/01/06                        2,941,400               98          2,941,400               98
          16.04             10/09/06                        2,760,000              114          2,760,000              114
          16.05             10/01/06                        2,494,800              152          2,494,800              152
          16.06             10/01/06                        2,186,800               87          2,186,800               87
          16.07             10/01/06                        1,909,600               76          1,909,600               76
          16.08             10/01/06                        1,886,500               70          1,886,500               70
          16.09             12/03/06                        1,617,000               28          1,617,000               28
          16.10             10/01/06                        1,520,000               35          1,520,000               35
          16.11             10/18/06                        1,493,800              117          1,493,800              117
          16.12             10/01/06                        1,475,100               78          1,475,100               78
          16.13             10/09/06                        1,278,200               28          1,278,200               28
          16.14             10/16/06                        1,178,100               36          1,178,100               36
          16.15             10/01/06                        1,062,600               63          1,062,600               63
          16.16             10/01/06                          876,000               74            876,000               74
          16.17             10/10/06                          870,100               78            870,100               78
          16.18             10/03/06                          685,000               26            685,000               26
          16.19             09/27/06                          660,000               17            660,000               17
          16.20             10/01/06                          481,000               30            481,000               30
           17               03/09/07       76.8            35,000,000              392         35,000,000              392
           18               02/12/07       43.6            35,000,000           66,038         34,846,323           65,748
           19                Various       79.9            32,000,000              132         32,000,000              132
          19.01             02/08/07                        7,800,000              191          7,800,000              191
          19.02             02/09/07                        7,110,000              105          7,110,000              105
          19.03             02/18/07                        6,400,000               96          6,400,000               96
          19.04             02/08/07                        2,960,000              159          2,960,000              159
          19.05             02/08/07                        2,160,000              146          2,160,000              146
          19.06             02/18/07                        1,768,000              236          1,768,000              236
          19.07             02/18/07                        1,760,000              123          1,760,000              123
          19.08             02/08/07                        1,514,000              182          1,514,000              182
          19.09             02/08/07                          528,000              146            528,000              146
           20               04/18/07       80.0            31,200,000              157         31,200,000              157
           21               05/01/07       80.0            31,000,000              127         31,000,000              127
           22               07/22/07       80.1            30,500,000              185         30,500,000              185
           23               01/05/07       79.5            29,600,000               55         29,600,000               55
           24               01/10/07       78.4            29,200,000           46,645         29,200,000           46,645
          24.01             01/10/07                       10,300,000           42,917         10,300,000           42,917
          24.02             01/10/07                       10,100,000           54,891         10,100,000           54,891
          24.03             01/10/07                        8,800,000           43,564          8,800,000           43,564
           25               03/29/07       80.0            27,000,000              175         27,000,000              175
           26               03/20/07       77.1            27,000,000              123         27,000,000              123
           27               03/01/08       76.2            27,000,000          163,636         26,963,898          163,418
           28               12/15/06       69.7            26,700,000               31         26,700,000               31
           29               03/01/09       73.6            26,500,000          115,721         26,500,000          115,721
           30               03/12/07       80.0            26,480,000          138,639         26,480,000          138,639
           31               07/01/07       66.2            26,000,000              260         25,892,618              259
           32               01/01/07       74.9            24,800,000              151         24,800,000              151
           33               02/28/07       77.9            24,700,000           39,903         24,700,000           39,903
           34               07/01/07       77.5            24,500,000              432         24,500,000              432
           35               01/02/07       77.2            22,000,000              200         22,000,000              200
           36               04/30/07       72.6            21,500,000              184         21,500,000              184
           37               03/12/07       79.1            21,350,000          164,231         21,350,000          164,231
           38               01/04/07       75.0            21,300,000          156,618         21,300,000          156,618
           39               09/11/06       73.7            21,000,000               19         21,000,000               19
           40               03/20/07       79.8            21,000,000               93         21,000,000               93
           41               07/01/07       67.7            21,000,000              289         21,000,000              289
           42               11/01/07       77.1            19,600,000              151         19,572,570              150
           43               03/22/07       75.5            19,200,000          102,674         19,187,144          102,605
           44               01/10/07       79.7            19,100,000           39,139         19,100,000           39,139
          44.01             01/10/07                       10,900,000           35,855         10,900,000           35,855
          44.02             01/10/07                        8,200,000           44,565          8,200,000           44,565
           45               03/15/07       77.3            19,100,000              147         19,073,270              146
           46               03/22/07       76.8            18,750,000              166         18,750,000              166
           47                Various       67.5            18,500,000            7,021         18,483,293            7,015
          47.01             12/28/06                        6,600,000            6,755          6,594,040            6,749
          47.02             03/28/07                        6,000,000            7,282          5,994,582            7,275
          47.03             12/28/06                        5,900,000            7,074          5,894,672            7,068
           48               01/04/07       70.3            18,000,000           66,176         18,000,000           66,176
           49               11/09/06       72.4            17,600,000              186         17,600,000              186
           50               03/01/07       75.7            17,400,000           67,969         17,400,000           67,969
           51               03/02/08       79.2            16,750,000              124         16,750,000              124
           52               04/01/07       80.0            16,550,000              335         16,550,000              335
           53               03/03/07       79.7            16,500,000               89         16,500,000               89
           54               03/12/07       64.0            16,500,000              171         16,500,000              171
           55               03/01/09       65.3            16,000,000           76,555         16,000,000           76,555
           56               03/14/07       78.0            16,000,000              122         16,000,000              122
           57               01/09/07       77.3            16,000,000               33         16,000,000               33
           58               01/26/07       80.0            16,000,000              106         16,000,000              106
           59                Various       75.6            15,800,000               38         15,800,000               38
          59.01             09/13/06                        9,200,000               35          9,200,000               35
          59.02             09/22/06                        6,600,000               43          6,600,000               43
           60               02/22/07       79.4            15,200,000           41,758         15,200,000           41,758
           61               03/01/08       79.6            15,200,000           50,000         15,200,000           50,000
           62               03/21/07       69.8            15,000,000              336         15,000,000              336
           63               01/29/07       78.9            15,000,000           75,000         15,000,000           75,000
           64               01/23/07       76.7            15,000,000          127,119         15,000,000          127,119
           65               02/20/07       70.4            15,000,000           60,729         15,000,000           60,729
           66               03/06/07       53.2            15,000,000              447         15,000,000              447
           67               03/08/07       66.5            14,700,000              108         14,700,000              108
           68               03/12/07       79.9            14,400,000              133         14,387,748              133
           69               10/04/06       78.9            14,200,000               76         14,200,000               76
           70                Various       79.9            14,172,000               38         14,172,000               38
          70.01             11/21/06                        3,280,000               34          3,280,000               34
          70.02             11/21/06                        1,840,000               42          1,840,000               42
          70.03             11/21/06                        1,760,000               31          1,760,000               31
          70.04             11/30/06                        1,360,000               33          1,360,000               33
          70.05             11/22/06                        1,208,000               43          1,208,000               43
          70.06             11/22/06                        1,048,000               47          1,048,000               47
          70.07             11/22/06                          872,000               42            872,000               42
          70.08             11/21/06                          592,000               40            592,000               40
          70.09             11/22/06                          568,000               43            568,000               43
          70.10             11/22/06                          520,000               43            520,000               43
          70.11             11/22/06                          432,000               43            432,000               43
          70.12             11/22/06                          384,000               43            384,000               43
          70.13             11/22/06                          308,000               41            308,000               41
           71               02/22/07       68.0            14,000,000              833         14,000,000              833
           72               01/30/07       79.4            13,500,000              139         13,500,000              139
           73               03/12/07       78.5            13,350,000               51         13,350,000               51
           74               02/19/07       79.8            13,280,000           42,977         13,280,000           42,977
           75
           76               03/27/07       68.4            13,140,000              137         13,124,921              137
           77               04/01/07       68.1            13,000,000          194,030         13,000,000          194,030
           78               10/01/07       67.7            13,000,000              531         13,000,000              531
           79               07/01/07       74.2            13,000,000              129         12,988,089              129
           80               02/25/07       80.0            12,700,000              293         12,700,000              293
           81               01/18/07       79.6            12,500,000           11,905         12,500,000           11,905
           82               03/19/07       74.0            12,500,000               99         12,500,000               99
           83               09/01/07       80.0            12,000,000              154         12,000,000              154
           84               02/09/07       69.6            12,000,000          173,913         12,000,000          173,913
           85               01/29/07       78.4            11,920,000               74         11,920,000               74
           86               02/19/07       79.0            11,704,000           52,018         11,704,000           52,018
           87               01/31/07       79.5            11,680,000              108         11,680,000              108
           88               02/08/07       74.8            11,550,000              137         11,518,703              136
           89               04/05/07       73.2            11,500,000              142         11,500,000              142
           90               01/10/07       78.8            11,500,000           36,859         11,500,000           36,859
           91               12/01/06       79.9            11,500,000              356         11,500,000              356
           92               09/08/09       79.2            11,400,000           41,912         11,400,000           41,912
           93               01/30/07       79.1            11,000,000           60,440         11,000,000           60,440
           94               03/21/07       74.7            10,500,000           74,468         10,500,000           74,468
          94.01             03/21/07                        5,250,000           71,918          5,250,000           71,918
          94.02             03/21/07                        5,250,000           77,206          5,250,000           77,206
           95               10/30/06       77.7            10,250,000              141         10,250,000              141
           96               02/20/07       78.7            10,230,000          113,667         10,230,000          113,667
           97               01/23/07       70.6            10,100,000              267         10,091,562              267
           98               03/09/07       80.0            10,000,000              137         10,000,000              137
           99               12/12/06       70.0             9,975,000              166          9,975,000              166
           100              01/15/07       80.0             9,900,000               33          9,900,000               33
           101              02/22/07       70.5             9,800,000              123          9,800,000              123
           102              12/09/06       61.3             9,750,000               40          9,750,000               40
           103              12/08/06       79.8             9,680,000               69          9,660,994               68
           104              01/28/07       79.3             9,600,000              129          9,600,000              129
           105              01/02/08       71.1             9,525,000               64          9,525,000               64
           106              12/01/07       76.9             9,500,000              130          9,500,000              130
           107              03/20/07       63.1             9,300,000              262          9,300,000              262
           108              01/26/07       72.1             9,300,000           68,382          9,300,000           68,382
           109              12/17/06       78.4             9,100,000              255          9,100,000              255
           110              09/07/07       35.7             9,000,000              126          9,000,000              126
           111              01/23/07       74.2             9,000,000           98,901          8,982,017           98,703
           112              02/01/07       76.1             8,900,000               22          8,900,000               22
           113              02/28/07       79.6             8,800,000           30,769          8,800,000           30,769
           114              02/23/07       79.8             8,648,000           26,366          8,648,000           26,366
           115              03/01/07       75.1             8,640,000              145          8,640,000              145
           116              02/26/07       78.9             8,600,000              144          8,600,000              144
           117              02/20/07       67.3             8,592,000               61          8,592,000               61
           118              03/15/07       80.0             8,400,000               46          8,400,000               46
           119              02/05/07       75.9             8,350,000              100          8,350,000              100
           120              03/01/07       68.6             8,300,000           51,553          8,300,000           51,553
           121              03/15/07       79.8             8,300,000              231          8,300,000              231
           122              03/01/08       78.1             8,200,000              101          8,200,000              101
           123              03/13/07       79.8             8,135,000              203          8,135,000              203
           124              02/19/07       79.4             8,120,000           41,856          8,120,000           41,856
           125              02/22/07       79.4             8,120,000           32,874          8,120,000           32,874
           126              02/19/07       79.0             8,000,000           41,451          8,000,000           41,451
           127              01/01/08       69.3             8,000,000           55,944          7,969,422           55,730
           128              01/10/07       78.8             7,800,000           36,792          7,800,000           36,792
           129              03/01/07       74.8             7,750,000           71,759          7,743,368           71,698
           130              02/02/08       73.1             7,600,000              122          7,600,000              122
           131              02/07/07       74.6             7,600,000              161          7,600,000              161
           132              10/24/06       76.5             7,500,000               22          7,500,000               22
           133              03/21/07       75.8             7,500,000           37,500          7,500,000           37,500
           134              02/11/07       77.4             7,426,000              174          7,426,000              174
           135              02/19/07       79.0             7,300,000           33,796          7,300,000           33,796
           136              02/15/07       80.0             7,168,000          108,606          7,168,000          108,606
           137              02/16/07       51.9             7,000,000           77,778          7,000,000           77,778
           138              03/07/07       45.8             7,000,000           25,547          7,000,000           25,547
           139              12/12/05       72.9             7,000,000           58,333          6,994,821           58,290
           140              03/01/07       64.2             7,000,000              173          6,993,780              173
           141              10/20/06       79.9             6,920,000              117          6,913,833              117
           142              12/28/06       79.6             6,880,000               74          6,853,094               74
           143              11/16/06       60.4             6,640,000              566          6,640,000              566
           144              01/26/07       60.6             6,600,000           63,462          6,600,000           63,462
           145              02/19/07       79.4             6,560,000           39,048          6,560,000           39,048
           146              01/23/07       68.4             6,500,000           17,105          6,500,000           17,105
           147              03/29/07       70.2             6,500,000              137          6,494,193              137
           148              02/01/07       77.2             6,500,000              159          6,482,006              158
           149              01/10/07       78.8             6,400,000           38,095          6,400,000           38,095
           150              12/19/06       69.6             6,400,000               68          6,400,000               68
           151              03/02/07       80.0             6,400,000          110,345          6,400,000          110,345
           152              06/01/07       80.0             6,344,000              307          6,344,000              307
           153              01/02/07       59.2             6,300,000              100          6,300,000              100
           154              02/22/07       79.0             6,230,000           43,873          6,230,000           43,873
           155               Various       70.0             6,250,000               95          6,225,730               95
         155.01             01/16/07                        3,900,000               94          3,884,855               94
         155.02             12/14/06                        2,350,000               98          2,340,874               97
           156              02/22/07       71.6             6,200,000              194          6,200,000              194
           157              01/25/07       66.2             6,100,000           57,009          6,094,877           56,961
           158              02/28/07       79.5             6,050,000            9,498          6,044,371            9,489
           159              01/17/07       79.8             6,000,000              134          5,988,701              133
         159.01             01/17/07                        4,020,000              132          4,012,430              132
         159.02             01/17/07                        1,110,000              139          1,107,910              138
         159.03             01/17/07                          870,000              136            868,362              136
           160              10/22/06       78.1             5,900,000              197          5,900,000              197
           161              02/28/07       79.9             5,880,000            8,596          5,874,529            8,588
           162              12/06/06       75.0             5,800,000           90,625          5,800,000           90,625
           163              02/19/07       79.8             5,680,000           43,030          5,680,000           43,030
           164              03/13/07       79.5             5,650,000           70,625          5,645,091           70,564
           165              03/15/07       75.7             5,600,000              112          5,600,000              112
           166              03/23/07       75.7             5,600,000              201          5,600,000              201
           167              09/08/06       79.9             5,600,000               98          5,593,009               98
           168              01/30/07       79.8             5,592,000              104          5,587,121              104
           169              10/01/06       48.0             5,600,000               37          5,567,286               37
           170              02/01/07       59.1             5,500,000            6,936          5,500,000            6,936
           171              03/06/07       63.1             5,500,000           58,511          5,492,325           58,429
           172              12/05/06       53.2             5,500,000               27          5,477,464               27
           173              10/12/06       77.9             5,450,000              124          5,450,000              124
           174              01/29/07       63.2             5,400,000           67,500          5,400,000           67,500
           175              12/20/06       76.1             5,400,000              158          5,400,000              158
           176              01/17/07       78.7             5,400,000              223          5,389,824              222
           177              01/10/07       40.8             5,400,000               66          5,384,211               66
           178              02/13/07       71.7             5,380,000               83          5,380,000               83
           179              02/22/07       80.0             5,360,000           22,149          5,360,000           22,149
           180              02/20/07       79.8             5,280,000           28,852          5,280,000           28,852
           181              10/11/06       71.3             5,275,000              232          5,275,000              232
           182              03/11/07       73.9             5,250,000              189          5,250,000              189
           183              02/29/07       79.7             5,200,000           43,333          5,200,000           43,333
           184              01/21/07       78.2             5,200,000               99          5,200,000               99
           185              02/09/07       77.3             5,100,000              172          5,100,000              172
           186              08/01/07       78.7             5,075,000              112          5,075,000              112
           187              01/22/07       73.5             5,000,000           30,303          5,000,000           30,303
           188              03/20/07       79.7             4,900,000               55          4,900,000               55
           189              09/01/07       70.2             4,892,000              116          4,887,913              116
           190              12/04/06       79.7             4,800,000              160          4,783,282              159
           191              11/09/06       67.5             4,700,000              191          4,700,000              191
           192              12/01/06       76.7             4,700,000              312          4,700,000              312
           193              03/07/07       80.0             4,672,000              121          4,672,000              121
         193.01             03/07/07                        2,422,000              192          2,422,000              192
         193.02             03/07/07                        2,250,000               87          2,250,000               87
           194              02/21/07       79.8             4,650,000           24,734          4,650,000           24,734
           195              02/22/07       76.7             4,600,000           21,698          4,600,000           21,698
           196              03/14/07       74.5             4,550,000              123          4,550,000              123
           197              03/01/07       73.8             4,500,000           38,136          4,500,000           38,136
           198              03/01/07       73.8             4,500,000              106          4,500,000              106
           199              01/22/07       70.3             4,500,000               78          4,500,000               78
           200              03/11/07       66.2             4,500,000              108          4,500,000              108
           201              03/14/07       71.9             4,500,000           60,811          4,493,975           60,729
           202              03/06/07       78.6             4,400,000           26,190          4,400,000           26,190
           203              02/28/07       73.4             4,360,000               85          4,360,000               85
           204              02/01/07       75.0             4,300,000               45          4,291,776               45
           205              10/20/06       79.8             4,250,000           42,500          4,250,000           42,500
           206               Various       70.1             4,200,000           15,217          4,200,000           15,217
         206.01             01/23/07                        2,850,000           13,902          2,850,000           13,902
         206.02             01/26/07                        1,350,000           19,014          1,350,000           19,014
           207              02/28/07       79.5             4,200,000           26,250          4,200,000           26,250
           208              02/01/07       67.6             4,200,000              117          4,189,453              116
           209              06/07/06       59.2             4,150,000              144          4,146,222              144
           210              03/16/07       61.7             4,100,000           57,746          4,100,000           57,746
           211              02/12/07       44.4             4,000,000              105          4,000,000              105
           212              03/26/07       32.0             4,000,000               25          4,000,000               25
           213              02/20/07       69.0             4,000,000               59          4,000,000               59
           214              03/22/07       80.0             4,000,000              133          4,000,000              133
           215              08/10/06       55.5             4,000,000               18          3,994,895               18
           216              02/23/07       57.9             4,000,000              100          3,992,112              100
           217              02/19/07       74.7             4,000,000               73          3,988,647               73
           218              01/25/07       80.0             3,960,000           60,000          3,960,000           60,000
           219              02/01/07       74.4             3,900,000               32          3,866,849               32
           220              01/22/07       74.3             3,800,000              170          3,789,334              170
           221              03/02/07       74.5             3,650,000           12,086          3,650,000           12,086
           222              03/11/07       73.5             3,600,000              240          3,600,000              240
           223              01/25/07       77.6             3,500,000           39,773          3,500,000           39,773
           224              12/05/06       53.2             3,500,000               23          3,485,659               23
           225              02/21/07       79.0             3,472,000            9,618          3,472,000            9,618
           226              12/01/06       80.0             3,440,000           73,191          3,440,000           73,191
           227              01/10/06       80.0             3,320,000               58          3,320,000               58
           228              07/13/07       76.8             3,150,000              173          3,150,000              173
           229              01/04/07       75.8             3,011,000          115,808          3,011,000          115,808
           230              03/11/07       76.9             3,000,000               60          3,000,000               60
           231              01/23/07       75.6             3,000,000           18,405          3,000,000           18,405
           232              01/03/07       74.8             3,000,000           48,387          2,992,199           48,261
           233              12/20/06       79.8             3,000,000              106          2,991,418              106
           234              12/20/06       74.9             2,912,000           45,500          2,904,392           45,381
           235              02/20/07       75.0             2,850,000              121          2,850,000              121
           236              01/22/07       53.1             2,600,000           12,207          2,600,000           12,207
           237              02/13/07       66.0             2,575,000              286          2,575,000              286
           238              02/08/07       80.0             2,400,000           50,000          2,400,000           50,000
           239              12/21/06       67.2             2,325,000               25          2,318,349               25
           240              02/18/07       77.2             2,300,000              155          2,300,000              155
           241              02/08/07       79.6             2,150,000              149          2,150,000              149
           242              11/29/06       52.5             1,000,000               74            997,779               74

                                              LOAN       % OF       % OF
                            % OF INITIAL      GROUP      LOAN       LOAN       CROSSED       RELATED        INTEREST     ADMIN.
         LOAN #             POOL BALANCE     1 OR 2    GROUP 1     GROUP 2    LOAN (7)     BORROWER(8)       RATE %      FEE %
---------------------------------------------------------------------------------------------------------------------------------

            1                   6.9%            1        8.4%                                               5.49300     0.02063
            2                   3.4%            1        4.1%                                               5.43550     0.02063
            3                   2.6%            1        3.2%                                               5.79850     0.02063
            4                   2.0%            1        2.4%                                   2           5.84000     0.02063
            5                   1.8%            1        2.2%                                               5.71400     0.02063
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
          5.09
          5.10
          5.11
          5.12
          5.13
          5.14
          5.15
            6                   1.6%            1        1.9%                                               6.22000     0.05063
            7                   1.4%            1        1.7%                                               5.67450     0.02063
            8                   1.3%            1        1.6%                                   3           5.87000     0.02063
            9                   1.2%            1        1.5%                                               5.60250     0.04563
           10                   1.2%            1        1.4%                                               5.74350     0.02063
           11                   1.2%            1        1.4%                                   3           5.82000     0.02063
           12                   1.1%            1        1.4%                                   2           5.86027     0.02063
          12.01
          12.02
          12.03
          12.04
          12.05
          12.06
          12.07
          12.08
           13                   1.1%            2                   6.1%                                    5.74000     0.02063
          13.01
          13.02
           14                   1.1%            1        1.3%                                               5.67000     0.02063
           15                   1.1%            1        1.3%                                   8           5.69550     0.02063
           16                   1.1%            1        1.3%                                               5.39600     0.02063
          16.01
          16.02
          16.03
          16.04
          16.05
          16.06
          16.07
          16.08
          16.09
          16.10
          16.11
          16.12
          16.13
          16.14
          16.15
          16.16
          16.17
          16.18
          16.19
          16.20
           17                   1.1%            1        1.3%                                               5.73440     0.02063
           18                   1.1%            2                   5.8%                                    5.60400     0.02063
           19                   1.0%            1        1.2%                                   6           5.72000     0.02063
          19.01
          19.02
          19.03
          19.04
          19.05
          19.06
          19.07
          19.08
          19.09
           20                   1.0%            1        1.2%                                               5.69500     0.02063
           21                   0.9%            1        1.2%                                               5.77250     0.02063
           22                   0.9%            1        1.1%                                               5.69000     0.02063
           23                   0.9%            1        1.1%                                               5.88000     0.02063
           24                   0.9%            2                   4.9%                        5           5.59000     0.02063
          24.01
          24.02
          24.03
           25                   0.8%            1        1.0%                                               5.66000     0.02063
           26                   0.8%            1        1.0%                                   10          5.91000     0.02063
           27                   0.8%            1        1.0%                                               5.76000     0.02063
           28                   0.8%            1        1.0%                                               5.81000     0.02063
           29                   0.8%            1        1.0%                                               5.85000     0.05063
           30                   0.8%            2                   4.4%                        7           5.61500     0.02063
           31                   0.8%            1        1.0%                                               6.08000     0.02063
           32                   0.8%            1        0.9%                                               6.42000     0.02063
           33                   0.8%            2                   4.1%                                    6.21000     0.02063
           34                   0.7%            1        0.9%                                               5.74000     0.02063
           35                   0.7%            1        0.8%                                               5.78000     0.02063
           36                   0.7%            1        0.8%                                               6.46000     0.02063
           37                   0.7%            2                   3.6%                        7           5.61500     0.02063
           38                   0.7%            1        0.8%                                               5.96350     0.11063
           39                   0.6%            1        0.8%                                               5.97600     0.02063
           40                   0.6%            1        0.8%                                               5.62150     0.02063
           41                   0.6%            1        0.8%                                               6.05000     0.02063
           42                   0.6%            1        0.7%                                   9           5.52000     0.02063
           43                   0.6%            1        0.7%                                               6.77000     0.02063
           44                   0.6%            2                   3.2%                        5           5.59000     0.02063
          44.01
          44.02
           45                   0.6%            1        0.7%                                   9           5.52000     0.02063
           46                   0.6%            1        0.7%                                               5.89000     0.02063
           47                   0.6%            1        0.7%                                               5.66750     0.02063
          47.01
          47.02
          47.03
           48                   0.5%            2                   3.0%                                    5.84000     0.02063
           49                   0.5%            1        0.7%                                               6.14200     0.02063
           50                   0.5%            2                   2.9%                                    5.61000     0.02063
           51                   0.5%            1        0.6%                                               5.79200     0.09063
           52                   0.5%            1        0.6%                                               5.79950     0.02063
           53                   0.5%            1        0.6%                                   4           5.67000     0.02063
           54                   0.5%            1        0.6%                                               5.61000     0.02063
           55                   0.5%            2                   2.7%                                    5.64000     0.02063
           56                   0.5%            1        0.6%                                   4           5.70000     0.02063
           57                   0.5%            1        0.6%                                   6           5.92000     0.02063
           58                   0.5%            1        0.6%                                   4           5.96000     0.02063
           59                   0.5%            1        0.6%                                               5.66300     0.02063
          59.01
          59.02
           60                   0.5%            2                   2.6%          A             1           5.79120     0.02063
           61                   0.5%            2                   2.6%                                    5.57700     0.02063
           62                   0.5%            1        0.6%                                               5.68400     0.02063
           63                   0.5%            2                   2.5%                                    5.77400     0.06063
           64                   0.5%            2                   2.5%                        15          5.95500     0.02063
           65                   0.5%            2                   2.5%                                    5.70000     0.02063
           66                   0.5%            1        0.6%                                               5.54000     0.02063
           67                   0.4%            1        0.5%                                               5.69150     0.02063
           68                   0.4%            1        0.5%                                               5.90000     0.02063
           69                   0.4%            1        0.5%                                               5.89000     0.02063
           70                   0.4%            1        0.5%                                               5.61600     0.02063
          70.01
          70.02
          70.03
          70.04
          70.05
          70.06
          70.07
          70.08
          70.09
          70.10
          70.11
          70.12
          70.13
           71                   0.4%            1        0.5%                                               5.62000     0.02063
           72                   0.4%            1        0.5%                                               5.65800     0.02063
           73                   0.4%            1        0.5%                                               5.70000     0.02063
           74                   0.4%            2                   2.2%          B             1           5.79120     0.02063
           75
           76                   0.4%            1        0.5%                                               6.53100     0.02063
           77                   0.4%            1        0.5%                                               6.25000     0.02063
           78                   0.4%            1        0.5%                                               5.77000     0.02063
           79                   0.4%            1        0.5%                                   13          5.61000     0.02063
           80                   0.4%            1        0.5%                                   12          5.51000     0.02063
           81                   0.4%            1        0.5%                                               5.68150     0.02063
           82                   0.4%            1        0.5%                                               5.72650     0.07063
           83                   0.4%            1        0.4%                                   12          5.98000     0.02063
           84                   0.4%            1        0.4%                                               5.63000     0.02063
           85                   0.4%            1        0.4%                                               5.78000     0.02063
           86                   0.4%            2                   2.0%          C             1           5.79120     0.02063
           87                   0.4%            1        0.4%                                               5.72000     0.02063
           88                   0.4%            1        0.4%                                               5.93200     0.07063
           89                   0.4%            1        0.4%                                               5.89700     0.02063
           90                   0.4%            2                   1.9%          D             11          5.85000     0.02063
           91                   0.4%            1        0.4%                                               5.56000     0.02063
           92                   0.3%            2                   1.9%                                    5.78000     0.02063
           93                   0.3%            2                   1.8%                                    5.84350     0.02063
           94                   0.3%            1        0.4%                                               5.87000     0.09063
          94.01
          94.02
           95                   0.3%            1        0.4%                                               5.91600     0.02063
           96                   0.3%            1        0.4%                                               5.74160     0.02063
           97                   0.3%            1        0.4%                                               5.97000     0.02063
           98                   0.3%            1        0.4%                                               5.70000     0.02063
           99                   0.3%            1        0.4%                                               5.72150     0.07063
           100                  0.3%            1        0.4%                                               5.65000     0.02063
           101                  0.3%            1        0.4%                                               5.73000     0.06063
           102                  0.3%            1        0.4%                                               5.96000     0.02063
           103                  0.3%            1        0.4%                                               5.68000     0.02063
           104                  0.3%            1        0.4%                                               5.82000     0.02063
           105                  0.3%            1        0.4%                                               5.97000     0.02063
           106                  0.3%            1        0.4%                                               5.70000     0.02063
           107                  0.3%            1        0.3%                                               5.53000     0.02063
           108                  0.3%            2                   1.6%                                    5.80000     0.02063
           109                  0.3%            1        0.3%                                               5.62700     0.06063
           110                  0.3%            1        0.3%                                               5.75000     0.02063
           111                  0.3%            1        0.3%                                               5.59950     0.02063
           112                  0.3%            1        0.3%                                               5.72000     0.02063
           113                  0.3%            2                   1.5%                        18          5.73000     0.02063
           114                  0.3%            2                   1.5%          B             1           5.79120     0.02063
           115                  0.3%            1        0.3%                                               5.76000     0.02063
           116                  0.3%            1        0.3%                                               5.67000     0.02063
           117                  0.3%            1        0.3%                                   8           5.87400     0.02063
           118                  0.3%            1        0.3%                                               5.71000     0.02063
           119                  0.3%            1        0.3%                                               5.70150     0.02063
           120                  0.3%            1        0.3%                                   19          6.13050     0.02063
           121                  0.3%            1        0.3%                                               5.67000     0.02063
           122                  0.3%            1        0.3%                                               5.78000     0.02063
           123                  0.2%            1        0.3%                                               5.96900     0.06063
           124                  0.2%            2                   1.4%          A             1           5.79120     0.02063
           125                  0.2%            2                   1.4%          A             1           5.79120     0.02063
           126                  0.2%            2                   1.3%          C             1           5.79120     0.02063
           127                  0.2%            1        0.3%                                               6.26000     0.06063
           128                  0.2%            2                   1.3%          D             11          5.85000     0.02063
           129                  0.2%            1        0.3%                                               5.87750     0.02063
           130                  0.2%            1        0.3%                                               5.86050     0.02063
           131                  0.2%            1        0.3%                                               6.15000     0.02063
           132                  0.2%            1        0.3%                                               5.62000     0.02063
           133                  0.2%            2                   1.3%                                    6.18000     0.02063
           134                  0.2%            1        0.3%                                               5.89000     0.02063
           135                  0.2%            2                   1.2%          C             1           5.79120     0.02063
           136                  0.2%            2                   1.2%                                    5.60200     0.02063
           137                  0.2%            1        0.3%                                               5.45800     0.07063
           138                  0.2%            2                   1.2%                                    5.92000     0.02063
           139                  0.2%            2                   1.2%                                    6.42000     0.02063
           140                  0.2%            1        0.3%                                               5.73100     0.02063
           141                  0.2%            1        0.3%                                               5.72000     0.02063
           142                  0.2%            1        0.3%                                               6.14000     0.02063
           143                  0.2%            1        0.2%                                               5.82000     0.02063
           144                  0.2%            1        0.2%                                   20          5.75800     0.02063
           145                  0.2%            2                   1.1%          A             1           5.82120     0.02063
           146                  0.2%            2                   1.1%                        14          5.62900     0.02063
           147                  0.2%            1        0.2%                                               5.71000     0.02063
           148                  0.2%            1        0.2%                                               5.84000     0.02063
           149                  0.2%            2                   1.1%          D             11          5.85000     0.02063
           150                  0.2%            1        0.2%                                               5.80000     0.11063
           151                  0.2%            2                   1.1%                                    5.84000     0.02063
           152                  0.2%            1        0.2%                                               5.66000     0.02063
           153                  0.2%            1        0.2%                                               5.86000     0.02063
           154                  0.2%            2                   1.0%          C             1           5.79120     0.02063
           155                  0.2%            1        0.2%                                               6.55000     0.02063
         155.01
         155.02
           156                  0.2%            1        0.2%                                               5.91000     0.02063
           157                  0.2%            1        0.2%                                               5.95000     0.04063
           158                  0.2%            1        0.2%                                   16          5.54900     0.02063
           159                  0.2%            1        0.2%                                               5.87000     0.02063
         159.01
         159.02
         159.03
           160                  0.2%            1        0.2%                                               5.90000     0.11063
           161                  0.2%            1        0.2%                                   16          5.54900     0.02063
           162                  0.2%            2                   1.0%                                    5.62600     0.06063
           163                  0.2%            2                   1.0%          B             1           5.79120     0.02063
           164                  0.2%            1        0.2%                                               5.81930     0.09063
           165                  0.2%            1        0.2%                                               6.09000     0.02063
           166                  0.2%            1        0.2%                                               5.86000     0.07063
           167                  0.2%            1        0.2%                                   21          7.60000     0.07063
           168                  0.2%            1        0.2%                                   22          5.80250     0.07063
           169                  0.2%            1        0.2%                                               5.89250     0.02063
           170                  0.2%            1        0.2%                                               5.78450     0.02063
           171                  0.2%            1        0.2%                                               5.53550     0.02063
           172                  0.2%            1        0.2%                     E             24          5.89400     0.02063
           173                  0.2%            1        0.2%                                               5.87000     0.02063
           174                  0.2%            1        0.2%                                   20          5.77150     0.02063
           175                  0.2%            1        0.2%                                               5.92000     0.02063
           176                  0.2%            1        0.2%                                               5.86700     0.02063
           177                  0.2%            1        0.2%                                               5.60200     0.02063
           178                  0.2%            1        0.2%                                   23          6.06000     0.02063
           179                  0.2%            2                   0.9%                        1           5.78120     0.02063
           180                  0.2%            2                   0.9%          B             1           5.79120     0.02063
           181                  0.2%            1        0.2%                                               5.94000     0.02063
           182                  0.2%            1        0.2%                                   17          5.80000     0.02063
           183                  0.2%            2                   0.9%                                    5.62500     0.07063
           184                  0.2%            1        0.2%                                               5.76000     0.06063
           185                  0.2%            1        0.2%                                               5.74000     0.02063
           186                  0.2%            1        0.2%                                   13          5.63000     0.02063
           187                  0.2%            2                   0.8%                        14          5.64900     0.02063
           188                  0.1%            1        0.2%                                   16          5.67400     0.02063
           189                  0.1%            1        0.2%                                   21          5.97000     0.02063
           190                  0.1%            1        0.2%                                               6.04200     0.02063
           191                  0.1%            1        0.2%                                               5.69000     0.07063
           192                  0.1%            1        0.2%                                   10          5.81000     0.02063
           193                  0.1%            1        0.2%                                               5.94000     0.02063
         193.01
         193.02
           194                  0.1%            2                   0.8%          B             1           5.79120     0.02063
           195                  0.1%            2                   0.8%                                    5.74500     0.02063
           196                  0.1%            1        0.2%                                               5.66000     0.02063
           197                  0.1%            1        0.2%                                   19          5.73550     0.02063
           198                  0.1%            1        0.2%                                               5.70800     0.02063
           199                  0.1%            1        0.2%                                               5.66000     0.02063
           200                  0.1%            1        0.2%                                   17          5.81000     0.02063
           201                  0.1%            1        0.2%                                               5.75300     0.09063
           202                  0.1%            2                   0.7%                                    5.82600     0.02063
           203                  0.1%            1        0.2%                                   23          6.02000     0.02063
           204                  0.1%            1        0.2%                                               5.80000     0.02063
           205                  0.1%            2                   0.7%                                    5.60400     0.02063
           206                  0.1%            2                   0.7%                        14          5.62900     0.02063
         206.01
         206.02
           207                  0.1%            2                   0.7%                        18          5.73000     0.02063
           208                  0.1%            1        0.2%                                   22          6.47000     0.02063
           209                  0.1%            1        0.2%                                               5.63600     0.02063
           210                  0.1%            2                   0.7%                        15          5.79150     0.02063
           211                  0.1%            1        0.1%                                               5.80100     0.02063
           212                  0.1%            1        0.1%                                               5.64100     0.02063
           213                  0.1%            1        0.1%                                               6.13000     0.02063
           214                  0.1%            1        0.1%                                               5.88000     0.02063
           215                  0.1%            1        0.1%                                               6.00000     0.02063
           216                  0.1%            1        0.1%                                               5.66000     0.02063
           217                  0.1%            1        0.1%                                               5.76700     0.02063
           218                  0.1%            2                   0.7%                                    6.24000     0.02063
           219                  0.1%            1        0.1%                                   13          5.95000     0.02063
           220                  0.1%            1        0.1%                                               5.78050     0.02063
           221                  0.1%            1        0.1%                                               5.87000     0.02063
           222                  0.1%            1        0.1%                                   17          5.80000     0.02063
           223                  0.1%            2                   0.6%                                    5.92200     0.02063
           224                  0.1%            1        0.1%                     E             24          5.89400     0.02063
           225                  0.1%            2                   0.6%          C             1           5.79120     0.02063
           226                  0.1%            2                   0.6%                                    5.56700     0.02063
           227                  0.1%            1        0.1%                                               5.83360     0.08063
           228                  0.1%            1        0.1%                                               5.85000     0.11063
           229                  0.1%            2                   0.5%                                    5.88000     0.02063
           230                  0.1%            1        0.1%                                   17          5.76000     0.02063
           231                  0.1%            2                   0.5%                        14          5.63900     0.02063
           232                  0.1%            1        0.1%                                               6.10650     0.07063
           233                  0.1%            1        0.1%                                   25          5.69800     0.02063
           234                  0.1%            2                   0.5%                                    6.08650     0.02063
           235                  0.1%            1        0.1%                                               5.69000     0.02063
           236                  0.1%            2                   0.4%                        14          5.62900     0.02063
           237                  0.1%            1        0.1%                                               5.79300     0.02063
           238                  0.1%            2                   0.4%                                    5.81000     0.02063
           239                  0.1%            1        0.1%                                   25          5.69800     0.02063
           240                  0.1%            1        0.1%                                               5.76000     0.02063
           241                  0.1%            1        0.1%                                               5.92950     0.11063
           242                  0.0%            1        0.0%                                               6.75000     0.02063

                                 NET
                              MORTGAGE                                 MONTHLY DEBT            ANNUAL DEBT
         LOAN #               RATE %(3)         ACCRUAL TYPE         SERVICE ($) (4)         SERVICE ($)(5)
-------------------------------------------------------------------------------------------------------------------

            1                  5.47237           Actual/360                 1,044,242.19           12,530,906.28
            2                  5.41487           Actual/360                   505,174.36            6,062,092.32
            3                  5.77787           Actual/360                   498,658.89            5,983,906.68
            4                  5.81937           Actual/360                   320,726.85            3,848,722.20
            5                  5.69337           Actual/360                   289,668.06            3,476,016.72
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
          5.09
          5.10
          5.11
          5.12
          5.13
          5.14
          5.15
            6                  6.16937           Actual/360                   316,090.20            3,793,082.40
            7                  5.65387           Actual/360                   260,453.47            3,125,441.64
            8                  5.84937           Actual/360                   260,136.03            3,121,632.36
            9                  5.55687           Actual/360                   228,546.18            2,742,554.16
           10                  5.72287           Actual/360                   221,600.80            2,659,209.60
           11                  5.79937           Actual/360                   186,859.72            2,242,316.64
           12                  5.83964           Actual/360                   215,567.79            2,586,813.48
          12.01
          12.02
          12.03
          12.04
          12.05
          12.06
          12.07
          12.08
           13                  5.71937           Actual/360                   177,016.55            2,124,198.60
          13.01
          13.02
           14                  5.64937           Actual/360                   170,067.19            2,040,806.28
           15                  5.67487           Actual/360                   170,504.81            2,046,057.72
           16                  5.37537           Actual/360                   159,569.21            1,914,830.52
          16.01
          16.02
          16.03
          16.04
          16.05
          16.06
          16.07
          16.08
          16.09
          16.10
          16.11
          16.12
          16.13
          16.14
          16.15
          16.16
          16.17
          16.18
          16.19
          16.20
           17                  5.71377           Actual/360                   169,576.30            2,034,915.60
           18                  5.58337           Actual/360                   242,821.05            2,913,852.60
           19                  5.69937           Actual/360                   186,133.91            2,233,606.92
          19.01
          19.02
          19.03
          19.04
          19.05
          19.06
          19.07
          19.08
          19.09
           20                  5.67437           Actual/360                   150,126.53            1,801,518.36
           21                  5.75187           Actual/360                   151,194.07            1,814,328.84
           22                  5.66937           Actual/360                   176,828.90            2,121,946.80
           23                  5.85937           Actual/360                   175,189.78            2,102,277.36
           24                  5.56937           Actual/360                   167,446.98            2,009,363.76
          24.01
          24.02
          24.03
           25                  5.63937           Actual/360                   129,118.75            1,549,425.00
           26                  5.88937           Actual/360                   160,319.67            1,923,836.04
           27                  5.73937           Actual/360                   170,021.93            2,040,263.16
           28                  5.78937           Actual/360                   131,067.95            1,572,815.40
           29                  5.79937           Actual/360                   156,334.35            1,876,012.20
           30                  5.59437           Actual/360                   125,625.23            1,507,502.76
           31                  6.05937           Actual/360                   187,474.03            2,249,688.36
           32                  6.39937           Actual/360                   155,450.37            1,865,404.44
           33                  6.18937           Actual/360                   151,440.15            1,817,281.80
           34                  5.71937           Actual/360                   142,819.75            1,713,837.00
           35                  5.75937           Actual/360                   128,805.61            1,545,667.32
           36                  6.43937           Actual/360                   135,329.54            1,623,954.48
           37                  5.59437           Actual/360                   101,287.71            1,215,452.52
           38                  5.85287           Actual/360                   127,204.85            1,526,458.20
           39                  5.95537           Actual/360                   125,581.76            1,506,981.12
           40                  5.60087           Actual/360                    99,742.59            1,196,911.08
           41                  6.02937           Actual/360                   126,581.47            1,518,977.64
           42                  5.49937           Actual/360                   120,595.36            1,447,144.32
           43                  6.74937           Actual/360                   124,786.19            1,497,434.28
           44                  5.56937           Actual/360                   109,528.68            1,314,344.16
          44.01
          44.02
           45                  5.49937           Actual/360                   117,518.95            1,410,227.40
           46                  5.86937           Actual/360                   111,093.15            1,333,117.80
           47                  5.64687           Actual/360                   106,993.37            1,283,920.44
          47.01
          47.02
          47.03
           48                  5.81937           Actual/360                   106,074.49            1,272,893.88
           49                  6.12137           Actual/360                   107,133.02            1,285,596.24
           50                  5.58937           Actual/360                    82,474.79              989,697.48
           51                  5.70137           Actual/360                    81,969.54              983,634.48
           52                  5.77887           Actual/360                    81,095.67              973,148.04
           53                  5.64937           Actual/360                    95,452.62            1,145,431.44
           54                  5.58937           Actual/360                    78,208.85              938,506.20
           55                  5.61937           Actual/360                    76,244.44              914,933.28
           56                  5.67937           Actual/360                    77,055.56              924,666.72
           57                  5.89937           Actual/360                    95,106.70            1,141,280.40
           58                  5.93937           Actual/360                    95,517.00            1,146,204.00
           59                  5.64237           Actual/360                    91,333.14            1,095,997.68
          59.01
          59.02
           60                  5.77057           Actual/360                    74,374.02              892,488.24
           61                  5.55637           Actual/360                    71,623.14              859,477.68
           62                  5.66337           Actual/360                    86,908.03            1,042,896.36
           63                  5.71337           Actual/360                    73,177.43              878,129.16
           64                  5.93437             30/360                      89,499.07            1,073,988.84
           65                  5.67937           Actual/360                    72,239.58              866,874.96
           66                  5.51937           Actual/360                    85,545.18            1,026,542.16
           67                  5.67087           Actual/360                    85,239.70            1,022,876.40
           68                  5.87937           Actual/360                    85,411.66            1,024,939.92
           69                  5.86937           Actual/360                    84,134.54            1,009,614.48
           70                  5.59537           Actual/360                    67,246.14              806,953.68
          70.01
          70.02
          70.03
          70.04
          70.05
          70.06
          70.07
          70.08
          70.09
          70.10
          70.11
          70.12
          70.13
           71                  5.59937           Actual/360                    80,547.71              966,572.52
           72                  5.63737           Actual/360                    64,536.56              774,438.72
           73                  5.67937           Actual/360                    64,293.23              771,518.76
           74                  5.77057           Actual/360                    64,979.41              779,752.92
           75
           76                  6.51037           Actual/360                    88,976.92            1,067,723.04
           77                  6.22937           Actual/360                    68,648.73              823,784.76
           78                  5.74937           Actual/360                    76,029.72              912,356.64
           79                  5.58937           Actual/360                    74,712.26              896,547.12
           80                  5.48937           Actual/360                    59,124.09              709,489.08
           81                  5.66087           Actual/360                    72,403.58              868,842.96
           82                  5.65587           Actual/360                    72,760.11              873,121.32
           83                  5.95937           Actual/360                    71,791.84              861,502.08
           84                  5.60937           Actual/360                    69,116.65              829,399.80
           85                  5.75937           Actual/360                    69,789.22              837,470.64
           86                  5.77057           Actual/360                    57,268.00              687,216.00
           87                  5.69937           Actual/360                    67,938.88              815,266.56
           88                  5.86137           Actual/360                    68,743.95              824,927.40
           89                  5.87637           Actual/360                    68,188.62              818,263.44
           90                  5.82937           Actual/360                    67,843.21              814,118.52
           91                  5.53937           Actual/360                    65,729.31              788,751.72
           92                  5.75937           Actual/360                    55,672.64              668,071.68
           93                  5.82287           Actual/360                    64,847.87              778,174.44
           94                  5.77937           Actual/360                    66,819.71              801,836.52
          94.01
          94.02
           95                  5.89537           Actual/360                    60,901.47              730,817.64
           96                  5.72097           Actual/360                    59,644.93              715,739.16
           97                  5.94937           Actual/360                    60,359.94              724,319.28
           98                  5.67937           Actual/360                    58,040.04              696,480.48
           99                  5.65087           Actual/360                    58,030.92              696,371.04
           100                 5.62937           Actual/360                    47,259.90              567,118.80
           101                 5.66937           Actual/360                    57,065.69              684,788.28
           102                 5.93937           Actual/360                    58,205.67              698,468.04
           103                 5.65937           Actual/360                    56,060.14              672,721.68
           104                 5.79937           Actual/360                    56,450.62              677,407.44
           105                 5.94937           Actual/360                    56,923.60              683,083.20
           106                 5.67937           Actual/360                    55,138.04              661,656.48
           107                 5.50937           Actual/360                    52,979.56              635,754.72
           108                 5.77937           Actual/360                    54,568.03              654,816.36
           109                 5.56637           Actual/360                    52,396.22              628,754.64
           110                 5.72937           Actual/360                    52,521.56              630,258.72
           111                 5.57887           Actual/360                    51,664.27              619,971.24
           112                 5.69937           Actual/360                    51,768.49              621,221.88
           113                 5.70937           Actual/360                    51,242.66              614,911.92
           114                 5.77057           Actual/360                    42,314.90              507,778.80
           115                 5.73937           Actual/360                    50,475.59              605,707.08
           116                 5.64937           Actual/360                    49,751.06              597,012.72
           117                 5.85337           Actual/360                    42,641.98              511,703.76
           118                 5.68937           Actual/360                    48,806.88              585,682.56
           119                 5.68087           Actual/360                    48,471.37              581,656.44
           120                 6.10987           Actual/360                    50,461.20              605,534.40
           121                 5.64937           Actual/360                    48,015.56              576,186.72
           122                 5.75937           Actual/360                    48,009.36              576,112.32
           123                 5.90837           Actual/360                    48,611.42              583,337.04
           124                 5.77057           Actual/360                    39,731.39              476,776.68
           125                 5.77057           Actual/360                    39,731.39              476,776.68
           126                 5.77057           Actual/360                    39,144.22              469,730.64
           127                 6.19937           Actual/360                    49,309.42              591,713.04
           128                 5.82937           Actual/360                    46,015.39              552,184.68
           129                 5.85687           Actual/360                    45,856.56              550,278.72
           130                 5.83987           Actual/360                    44,886.46              538,637.52
           131                 6.12937           Actual/360                    46,301.34              555,616.08
           132                 5.59937           Actual/360                    43,150.56              517,806.72
           133                 6.15937           Actual/360                    45,837.88              550,054.56
           134                 5.86937           Actual/360                    36,955.52              443,466.24
           135                 5.77057           Actual/360                    35,719.10              428,629.20
           136                 5.58137           Actual/360                    41,159.02              493,908.24
           137                 5.38737           Actual/360                    32,280.53              387,366.36
           138                 5.89937           Actual/360                    41,609.18              499,310.16
           139                 6.39937           Actual/360                    43,877.12              526,525.44
           140                 5.71037           Actual/360                    40,765.65              489,187.80
           141                 5.69937           Actual/360                    40,251.46              483,017.52
           142                 6.11937           Actual/360                    41,870.37              502,444.44
           143                 5.79937           Actual/360                    39,045.01              468,540.12
           144                 5.73737           Actual/360                    32,108.85              385,306.20
           145                 5.80057           Actual/360                    32,264.54              387,174.48
           146                 5.60837           Actual/360                    30,913.89              370,966.68
           147                 5.68937           Actual/360                    37,767.23              453,206.76
           148                 5.81937           Actual/360                    38,304.68              459,656.16
           149                 5.82937           Actual/360                    37,756.22              453,074.64
           150                 5.68937           Actual/360                    37,552.19              450,626.28
           151                 5.81937           Actual/360                    31,579.26              378,951.12
           152                 5.63937           Actual/360                    36,659.95              439,919.40
           153                 5.83937           Actual/360                    37,206.50              446,478.00
           154                 5.77057           Actual/360                    30,483.56              365,802.72
           155                 6.52937           Actual/360                    46,782.48              561,389.76
         155.01
         155.02
           156                 5.88937           Actual/360                    36,814.15              441,769.80
           157                 5.90937           Actual/360                    36,376.72              436,520.64
           158                 5.52837           Actual/360                    34,537.46              414,449.52
           159                 5.84937           Actual/360                    35,473.09              425,677.08
         159.01
         159.02
         159.03
           160                 5.78937           Actual/360                    34,995.05              419,940.60
           161                 5.52837           Actual/360                    33,566.99              402,803.88
           162                 5.56537           Actual/360                    33,391.73              400,700.76
           163                 5.77057           Actual/360                    27,792.40              333,508.80
           164                 5.72867           Actual/360                    33,221.02              398,652.24
           165                 6.06937           Actual/360                    33,899.54              406,794.48
           166                 5.78937           Actual/360                    33,072.45              396,869.40
           167                 7.52937           Actual/360                    39,540.19              474,482.28
           168                 5.73187           Actual/360                    32,820.13              393,841.56
           169                 5.87187           Actual/360                    33,188.77              398,265.24
           170                 5.76387           Actual/360                    34,715.61              416,587.32
           171                 5.51487           Actual/360                    33,891.51              406,698.12
           172                 5.87337           Actual/360                    32,601.39              391,216.68
           173                 5.84937           Actual/360                    32,221.39              386,656.68
           174                 5.75087           Actual/360                    31,586.73              379,040.76
           175                 5.89937           Actual/360                    32,098.51              385,182.12
           176                 5.84637           Actual/360                    31,915.43              382,985.16
           177                 5.58137           Actual/360                    31,007.08              372,084.96
           178                 6.03937           Actual/360                    32,463.64              389,563.68
           179                 5.76057           Actual/360                    26,181.34              314,176.08
           180                 5.77057           Actual/360                    25,835.19              310,022.28
           181                 5.91937           Actual/360                    31,423.09              377,077.08
           182                 5.77937           Actual/360                    25,727.43              308,729.16
           183                 5.55437           Actual/360                    29,934.13              359,209.56
           184                 5.69937           Actual/360                    30,378.83              364,545.96
           185                 5.71937           Actual/360                    29,729.83              356,757.96
           186                 5.60937           Actual/360                    29,230.59              350,767.08
           187                 5.62837           Actual/360                    23,864.41              286,372.92
           188                 5.65337           Actual/360                    28,358.94              340,307.28
           189                 5.94937           Actual/360                    29,235.72              350,828.64
           190                 6.02137           Actual/360                    32,906.82              394,881.84
           191                 5.61937           Actual/360                    27,249.04              326,988.48
           192                 5.78937           Actual/360                    27,607.33              331,287.96
           193                 5.91937           Actual/360                    27,831.03              333,972.36
         193.01
         193.02
           194                 5.77057           Actual/360                    22,752.58              273,030.96
           195                 5.72437           Actual/360                    26,829.74              321,956.88
           196                 5.63937           Actual/360                    26,293.00              315,516.00
           197                 5.71487           Actual/360                    26,219.34              314,632.08
           198                 5.68737           Actual/360                    21,702.29              260,427.48
           199                 5.63937           Actual/360                    26,004.06              312,048.72
           200                 5.78937           Actual/360                    22,090.10              265,081.20
           201                 5.66237           Actual/360                    28,317.95              339,815.40
           202                 5.80537           Actual/360                    25,890.03              310,680.36
           203                 5.99937           Actual/360                    26,196.49              314,357.88
           204                 5.77937           Actual/360                    25,230.38              302,764.56
           205                 5.58337           Actual/360                    24,409.08              292,908.96
           206                 5.60837           Actual/360                    19,975.13              239,701.56
         206.01
         206.02
           207                 5.70937           Actual/360                    24,456.72              293,480.64
           208                 6.44937           Actual/360                    28,280.02              339,360.24
           209                 5.61537           Actual/360                    23,918.57              287,022.84
           210                 5.77087             30/360                      24,034.69              288,416.28
           211                 5.78037           Actual/360                    23,472.67              281,672.04
           212                 5.62037           Actual/360                    23,066.68              276,800.16
           213                 6.10937           Actual/360                    24,317.36              291,808.32
           214                 5.85937           Actual/360                    23,674.29              284,091.48
           215                 5.97937           Actual/360                    25,772.06              309,264.72
           216                 5.63937           Actual/360                    23,114.72              277,376.64
           217                 5.74637           Actual/360                    25,205.36              302,464.32
           218                 6.21937           Actual/360                    24,356.65              292,279.80
           219                 5.92937           Actual/360                    25,008.69              300,104.28
           220                 5.75987           Actual/360                    22,249.45              266,993.40
           221                 5.84937           Actual/360                    21,579.47              258,953.64
           222                 5.77937           Actual/360                    17,641.67              211,700.04
           223                 5.90137           Actual/360                    20,809.07              249,708.84
           224                 5.87337           Actual/360                    20,746.34              248,956.08
           225                 5.77057           Actual/360                    16,988.59              203,863.08
           226                 5.54637           Actual/360                    19,676.79              236,121.48
           227                 5.75297           Actual/360                    19,551.30              234,615.60
           228                 5.73937           Actual/360                    18,583.14              222,997.68
           229                 5.85937           Actual/360                    17,820.83              213,849.96
           230                 5.73937           Actual/360                    14,600.00              175,200.00
           231                 5.61837           Actual/360                    14,293.30              171,519.60
           232                 6.03587           Actual/360                    18,192.44              218,309.28
           233                 5.67737           Actual/360                    17,408.21              208,898.52
           234                 6.06587           Actual/360                    17,621.18              211,454.16
           235                 5.66937           Actual/360                    16,523.36              198,280.32
           236                 5.60837           Actual/360                    12,365.56              148,386.72
           237                 5.77237           Actual/360                    15,097.41              181,168.92
           238                 5.78937           Actual/360                    14,097.36              169,168.32
           239                 5.67737           Actual/360                    13,491.36              161,896.32
           240                 5.73937           Actual/360                    13,436.79              161,241.48
           241                 5.81887           Actual/360                    12,793.05              153,516.60
           242                 6.72937           Actual/360                     6,485.98               77,831.76

                                                         FIRST
         LOAN #                 NOTE DATE          PAYMENT DATE (13)         REM. TERM             REM. AMORT
----------------------------------------------------------------------------------------------------------------

            1                    02/12/07              04/01/07                 117                     0
            2                    03/30/07              05/01/07                 118                     0
            3                    03/29/07              05/01/07                 118                    360
            4                    03/30/07              05/01/07                  82                     0
            5                    03/30/07              05/01/07                 118                     0
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
          5.09
          5.10
          5.11
          5.12
          5.13
          5.14
          5.15
            6                    05/17/07              07/01/07                  60                    360
            7                    03/30/07              05/01/07                 118                    360
            8                    02/27/07              04/01/07                 117                    357
            9                    05/04/07              07/01/07                 120                    360
           10                    04/19/07              06/01/07                 119                    360
           11                    04/26/07              06/01/07                 119                     0
           12                    03/30/07              05/01/07                 118                    360
          12.01
          12.02
          12.03
          12.04
          12.05
          12.06
          12.07
          12.08
           13                    04/27/07              06/01/07                 119                     0
          13.01
          13.02
           14                    02/22/07              04/01/07                 117                     0
           15                    04/05/07              06/01/07                 119                     0
           16                    12/08/06              02/01/07                 104                     0
          16.01
          16.02
          16.03
          16.04
          16.05
          16.06
          16.07
          16.08
          16.09
          16.10
          16.11
          16.12
          16.13
          16.14
          16.15
          16.16
          16.17
          16.18
          16.19
          16.20
           17                    03/30/07              05/01/07                 118                     0
           18                    03/29/07              05/01/07                 118                    238
           19                    03/05/07              05/01/07                 118                    360
          19.01
          19.02
          19.03
          19.04
          19.05
          19.06
          19.07
          19.08
          19.09
           20                    05/21/07              07/01/07                 120                     0
           21                    05/02/07              07/01/07                 120                     0
           22                    04/02/07              06/01/07                 119                    360
           23                    02/28/07              04/01/07                 117                    360
           24                    02/02/07              04/01/07                 117                    360
          24.01
          24.02
          24.03
           25                    04/26/07              06/01/07                 119                     0
           26                    03/30/07              05/01/07                 118                    360
           27                    04/27/07              06/01/07                  59                    299
           28                    05/07/07              07/01/07                 120                     0
           29                    04/27/07              06/01/07                 119                    360
           30                    04/25/07              06/01/07                 119                     0
           31                    03/14/07              05/01/07                 238                    238
           32                    04/27/07              06/01/07                 119                    360
           33                    05/23/07              07/01/07                 120                    360
           34                    03/07/07              05/01/07                 118                    360
           35                    04/26/07              06/01/07                 119                    360
           36                    05/18/07              07/01/07                 120                    360
           37                    04/25/07              06/01/07                 119                     0
           38                    02/14/07              04/01/07                 117                    360
           39                    10/23/06              12/01/06                 113                    360
           40                    05/01/07              06/01/07                 119                     0
           41                    05/17/07              07/01/07                 120                    360
           42                    04/30/07              06/01/07                 119                    299
           43                    04/16/07              06/01/07                  59                    359
           44                    02/02/07              04/01/07                 117                    360
          44.01
          44.02
           45                    04/30/07              06/01/07                 119                    299
           46                    05/29/07              07/01/07                 120                    360
           47                    04/19/07              06/01/07                 119                    359
          47.01
          47.02
          47.03
           48                    02/16/07              04/01/07                 117                    360
           49                    03/14/07              05/01/07                 118                    360
           50                    04/18/07              06/01/07                 119                     0
           51                    04/20/07              06/01/07                 119                     0
           52                    04/17/07              06/01/07                 119                     0
           53                    05/01/07              06/01/07                 119                    360
           54                    03/29/07              05/01/07                  58                     0
           55                    04/19/07              06/01/07                 119                     0
           56                    05/15/07              07/01/07                 120                     0
           57                    02/06/07              04/01/07                 117                    360
           58                    02/12/07              04/01/07                 117                    360
           59                    12/20/06              02/01/07                 115                    360
          59.01
          59.02
           60                    03/14/07              05/01/07                 118                     0
           61                    03/22/07              05/01/07                 118                     0
           62                    04/19/07              06/01/07                 119                    360
           63                    03/30/07              05/01/07                 118                     0
           64                    03/06/07              05/01/07                 118                    360
           65                    04/09/07              06/01/07                 119                     0
           66                    04/17/07              06/01/07                 119                    360
           67                    05/01/07              06/01/07                 119                    360
           68                    04/09/07              06/01/07                 119                    359
           69                    02/01/07              03/01/07                 116                    360
           70                    03/02/07              05/01/07                 118                     0
          70.01
          70.02
          70.03
          70.04
          70.05
          70.06
          70.07
          70.08
          70.09
          70.10
          70.11
          70.12
          70.13
           71                    03/16/07              05/01/07                 118                    360
           72                    02/27/07              04/01/07                 117                     0
           73                    03/30/07              05/01/07                 118                     0
           74                    03/14/07              05/01/07                 118                     0
           75
           76                    05/01/07              06/01/07                 119                    299
           77                    05/07/07              07/01/07                  60                     0
           78                    04/11/07              06/01/07                 119                    360
           79                    04/12/07              06/01/07                 119                    359
           80                    04/25/07              06/01/07                 119                     0
           81                    03/29/07              05/01/07                 118                    360
           82                    05/01/07              06/01/07                 119                    360
           83                    02/13/07              04/01/07                 117                    360
           84                    05/01/07              06/01/07                 119                    360
           85                    03/15/07              05/01/07                 118                    360
           86                    03/14/07              05/01/07                 118                     0
           87                    04/11/07              06/01/07                 119                    360
           88                    02/26/07              04/01/07                 117                    357
           89                    05/04/07              07/01/07                 120                    360
           90                    02/27/07              04/01/07                 117                    360
           91                    02/28/07              04/01/07                 117                    360
           92                    04/30/07              06/01/07                 119                     0
           93                    02/13/07              04/01/07                 117                    360
           94                    05/11/07              07/01/07                 120                    300
          94.01
          94.02
           95                    05/04/07              07/01/07                 120                    360
           96                    03/28/07              05/01/07                 118                    360
           97                    05/01/07              06/01/07                 119                    359
           98                    03/26/07              05/01/07                 118                    360
           99                    01/30/07              03/01/07                 116                    360
           100                   03/16/07              05/01/07                 118                     0
           101                   05/03/07              07/01/07                 120                    360
           102                   01/09/07              03/01/07                  56                    360
           103                   03/21/07              05/01/07                 118                    358
           104                   05/14/07              07/01/07                 120                    360
           105                   02/28/07              04/01/07                  57                    360
           106                   03/19/07              05/01/07                 118                    360
           107                   05/03/07              07/01/07                 120                    360
           108                   05/16/07              07/01/07                 120                    360
           109                   03/02/07              05/01/07                 118                    360
           110                   03/29/07              05/01/07                 118                    360
           111                   03/07/07              05/01/07                 118                    358
           112                   05/16/07              07/01/07                 120                    360
           113                   03/30/07              05/01/07                 118                    360
           114                   03/14/07              05/01/07                 118                     0
           115                   04/25/07              06/01/07                 119                    360
           116                   05/22/07              07/01/07                 120                    360
           117                   03/19/07              05/01/07                 118                     0
           118                   05/01/07              06/01/07                 119                    360
           119                   03/16/07              05/01/07                 118                    360
           120                   05/31/07              07/01/07                 120                    360
           121                   03/13/07              05/01/07                 118                    360
           122                   04/30/07              06/01/07                 119                    360
           123                   04/12/07              06/01/07                 119                    360
           124                   03/14/07              05/01/07                 118                     0
           125                   03/14/07              05/01/07                 118                     0
           126                   03/14/07              05/01/07                 118                     0
           127                   01/31/07              03/01/07                 116                    356
           128                   02/27/07              04/01/07                 117                    360
           129                   04/30/07              06/01/07                 119                    359
           130                   03/21/07              05/01/07                 118                    360
           131                   05/04/07              07/01/07                  60                    360
           132                   01/18/07              03/01/07                 116                    360
           133                   05/15/07              07/01/07                  60                    360
           134                   04/02/07              06/01/07                 119                     0
           135                   03/14/07              05/01/07                 118                     0
           136                   04/30/07              06/01/07                 119                    360
           137                   04/02/07              06/01/07                 119                     0
           138                   04/26/07              06/01/07                 119                    360
           139                   05/01/07              06/01/07                 114                    359
           140                   04/16/07              06/01/07                 119                    359
           141                   04/05/07              06/01/07                 119                    359
           142                   01/26/07              03/01/07                 116                    356
           143                   12/15/06              02/01/07                 115                    360
           144                   03/01/07              04/01/07                 117                     0
           145                   03/14/07              05/01/07                 118                     0
           146                   03/28/07              05/01/07                 118                     0
           147                   04/20/07              06/01/07                 119                    359
           148                   02/26/07              04/01/07                 117                    357
           149                   02/27/07              04/01/07                 117                    360
           150                   03/20/07              05/01/07                 118                    360
           151                   03/14/07              05/01/07                 118                     0
           152                   03/08/07              05/01/07                 118                    360
           153                   05/16/07              07/01/07                 120                    360
           154                   03/14/07              05/01/07                 118                     0
           155                   03/15/07              05/01/07                 118                    238
         155.01
         155.02
           156                   03/30/07              05/01/07                 118                    360
           157                   04/03/07              06/01/07                 119                    359
           158                   04/23/07              06/01/07                 119                    359
           159                   03/07/07              05/01/07                 118                    358
         159.01
         159.02
         159.03
           160                   12/15/06              02/01/07                 115                    360
           161                   04/13/07              06/01/07                 119                    359
           162                   03/15/07              05/01/07                 118                    360
           163                   03/14/07              05/01/07                 118                     0
           164                   04/17/07              06/01/07                 119                    359
           165                   05/16/07              07/01/07                  60                    360
           166                   04/30/07              06/01/07                 119                    360
           167                   03/14/07              05/01/07                 118                    358
           168                   04/10/07              06/01/07                 119                    359
           169                   11/02/06              01/01/07                 114                    354
           170                   03/12/07              05/01/07                 118                    300
           171                   04/12/07              06/01/07                 119                    299
           172                   01/04/07              03/01/07                 116                    356
           173                   02/05/07              04/01/07                 117                    360
           174                   03/01/07              04/01/07                 117                    360
           175                   02/21/07              04/01/07                 117                    360
           176                   03/05/07              05/01/07                 142                    358
           177                   03/01/07              04/01/07                 117                    357
           178                   04/13/07              06/01/07                 119                    360
           179                   03/14/07              05/01/07                 118                     0
           180                   03/14/07              05/01/07                 118                     0
           181                   02/02/07              04/01/07                 117                    360
           182                   05/03/07              07/01/07                 120                     0
           183                   03/13/07              05/01/07                 118                    360
           184                   03/05/07              05/01/07                 118                    360
           185                   03/30/07              05/01/07                 118                    360
           186                   05/09/07              07/01/07                 120                    360
           187                   03/28/07              05/01/07                 118                     0
           188                   05/01/07              07/01/07                 120                    360
           189                   04/24/07              06/01/07                 119                    359
           190                   03/27/07              05/01/07                 118                    262
           191                   01/08/07              03/01/07                 116                    360
           192                   03/06/07              05/01/07                 118                    360
           193                   04/05/07              06/01/07                 119                    360
         193.01
         193.02
           194                   03/14/07              05/01/07                 118                     0
           195                   04/10/07              06/01/07                 119                    360
           196                   02/12/07              04/01/07                 117                    360
           197                   05/09/07              07/01/07                 120                    360
           198                   03/30/07              05/01/07                 118                     0
           199                   03/06/07              05/01/07                 118                    360
           200                   05/03/07              07/01/07                 120                     0
           201                   04/25/07              06/01/07                 119                    299
           202                   04/13/07              06/01/07                 119                    360
           203                   04/13/07              06/01/07                 119                    360
           204                   03/28/07              05/01/07                 118                    358
           205                   03/28/07              05/01/07                 118                    360
           206                   03/29/07              05/01/07                 118                     0
         206.01
         206.02
           207                   03/30/07              05/01/07                 118                    360
           208                   03/28/07              05/01/07                 118                    298
           209                   04/23/07              06/01/07                 119                    359
           210                   03/29/07              05/01/07                 118                    360
           211                   03/23/07              05/01/07                 118                    360
           212                   05/09/07              07/01/07                 120                    360
           213                   05/09/07              07/01/07                 120                    360
           214                   05/08/07              07/01/07                 120                    360
           215                   04/16/07              06/01/07                 119                    299
           216                   03/27/07              05/01/07                 118                    358
           217                   03/30/07              05/01/07                 118                    298
           218                   05/11/07              07/01/07                  84                    360
           219                   11/13/06              01/01/07                 114                    294
           220                   02/23/07              04/01/07                 117                    357
           221                   05/08/07              07/01/07                 120                    360
           222                   05/03/07              07/01/07                 120                     0
           223                   03/13/07              05/01/07                 118                    360
           224                   01/04/07              03/01/07                 116                    356
           225                   03/14/07              05/01/07                 118                     0
           226                   02/12/07              04/01/07                 117                    360
           227                   02/06/07              04/01/07                 117                    360
           228                   04/10/07              06/01/07                 119                    360
           229                   03/22/07              05/01/07                  58                    360
           230                   05/08/07              07/01/07                 120                     0
           231                   03/28/07              05/01/07                 118                     0
           232                   02/23/07              04/01/07                 117                    357
           233                   02/05/07              04/01/07                 117                    357
           234                   02/02/07              04/01/07                 117                    357
           235                   04/04/07              06/01/07                 119                    360
           236                   03/28/07              05/01/07                 118                     0
           237                   04/11/07              06/01/07                 119                    360
           238                   03/09/07              05/01/07                 118                    360
           239                   02/16/07              04/01/07                 117                    357
           240                   03/27/07              05/01/07                 118                    360
           241                   03/02/07              05/01/07                 118                    360
           242                   02/13/07              04/01/07                 117                    357

                                                                   PAYMENT        GRACE
         LOAN #              I/O PERIOD (6)       SEASONING       DUE DATE       PERIOD       MATURITY DATE        ARD LOAN
------------------------------------------------------------------------------------------------------------------------------

            1                     120                 3               1             5            03/01/17             No
            2                     120                 2               1             0            04/01/17             No
            3                      60                 2               1             7            04/01/17             No
            4                      84                 2               1             7            04/01/14             No
            5                     120                 2               1             5            04/01/17             No
          5.01
          5.02
          5.03
          5.04
          5.05
          5.06
          5.07
          5.08
          5.09
          5.10
          5.11
          5.12
          5.13
          5.14
          5.15
            6                      0                  0               1             7            06/01/12             No
            7                      24                 2               1             5            04/01/17             No
            8                      0                  3               1             7            03/01/17             No
            9                      60                 0               1             5            06/01/17             No
           10                      60                 1               1             7            05/01/17             No
           11                     120                 1               1             7            05/01/17             No
           12                      60                 2               1             7            04/01/17             No
          12.01
          12.02
          12.03
          12.04
          12.05
          12.06
          12.07
          12.08
           13                     120                 1               1             7            05/01/17             No
          13.01
          13.02
           14                     120                 3               1             7            03/01/17             No
           15                     120                 1               1             8            05/01/17             No
           16                     109                 5               1             5            02/01/16             No
          16.01
          16.02
          16.03
          16.04
          16.05
          16.06
          16.07
          16.08
          16.09
          16.10
          16.11
          16.12
          16.13
          16.14
          16.15
          16.16
          16.17
          16.18
          16.19
          16.20
           17                     120                 2               1             5            04/01/17             No
           18                      0                  2               1             7            04/01/17             No
           19                      60                 2               1             7            04/01/17             No
          19.01
          19.02
          19.03
          19.04
          19.05
          19.06
          19.07
          19.08
          19.09
           20                     120                 0               1             5            06/01/17             No
           21                     120                 0               1            10            06/01/17             No
           22                      60                 1               1             5            05/01/17             No
           23                      60                 3               1             7            03/01/17             No
           24                      36                 3               1             5            03/01/17             No
          24.01
          24.02
          24.03
           25                     120                 1               1             7            05/01/17             No
           26                      60                 2               1             7            04/01/17             No
           27                      0                  1               1             7            05/01/12             No
           28                     120                 0               1             7            06/01/17             No
           29                      60                 1               1             7            05/01/17             No
           30                     120                 1               1             5            05/01/17             No
           31                      0                  2               1             7            04/01/27             No
           32                      21                 1               1             7            05/01/17             No
           33                      60                 0               1             7            06/01/17             No
           34                      60                 2               1             7            04/01/17             No
           35                      36                 1               1             7            05/01/17             No
           36                      0                  0               1             7            06/01/17             No
           37                     120                 1               1             5            05/01/17             No
           38                      60                 3               1             7            03/01/17             No
           39                      12                 7               1             7            11/01/16             No
           40                     120                 1               1            10            05/01/17             No
           41                      36                 0               1             7            06/01/17             No
           42                      0                  1               1             7            05/01/17             No
           43                      0                  1               1             7            05/01/12             No
           44                      36                 3               1             5            03/01/17             No
          44.01
          44.02
           45                      0                  1               1             7            05/01/17             No
           46                      48                 0               1             7            06/01/17             No
           47                      0                  1               1             7            05/01/17             No
          47.01
          47.02
          47.03
           48                      36                 3               1             7            03/01/17             No
           49                      60                 2               1             7            04/01/17             No
           50                     120                 1               1             7            05/01/17             No
           51                     120                 1               1             7            05/01/17             No
           52                     120                 1               1             7            05/01/17             No
           53                      72                 1               1             5            05/01/17             No
           54                      60                 2               1             7            04/01/12             No
           55                     120                 1               1             7            05/01/17             No
           56                     120                 0               1             5            06/01/17             No
           57                      36                 3               1             7            03/01/17             No
           58                      36                 3               1             5            03/01/17             No
           59                      36                 5               1             5            01/01/17             No
          59.01
          59.02
           60                     120                 2               1            10            04/01/17             No
           61                     120                 2               1             7            04/01/17             No
           62                      60                 1               1             7            05/01/17             No
           63                     120                 2               1             7            04/01/17             No
           64                      60                 2               1            10            04/01/17             No
           65                     120                 1               1             7            05/01/17             No
           66                      60                 1               1             7            05/01/17             No
           67                      60                 1               1             7            05/01/17             No
           68                      0                  1               1             7            05/01/17             No
           69                      24                 4               1             7            02/01/17             No
           70                     120                 2               1             0            04/01/17             No
          70.01
          70.02
          70.03
          70.04
          70.05
          70.06
          70.07
          70.08
          70.09
          70.10
          70.11
          70.12
          70.13
           71                      60                 2               1             7            04/01/17             No
           72                     120                 3               1             7            03/01/17             No
           73                     120                 2               1             7            04/01/17             No
           74                     120                 2               1            10            04/01/17             No
           75
           76                      0                  1               1             7            05/01/17             No
           77                      60                 0               1             7            06/01/12             No
           78                      24                 1               1             7            05/01/17             No
           79                      0                  1               1             7            05/01/17             No
           80                     120                 1               1             7            05/01/17             No
           81                      60                 2               1             7            04/01/17             No
           82                      24                 1               1             5            05/01/17             No
           83                      36                 3               1             7            03/01/17             No
           84                      60                 1               1             7            05/01/17             No
           85                      60                 2               1             7            04/01/17             No
           86                     120                 2               1            10            04/01/17             No
           87                      36                 1               1             7            05/01/17             No
           88                      0                  3               1             7            03/01/17             No
           89                      60                 0               1             5            06/01/17             No
           90                      60                 3               1             7            03/01/17             No
           91                      24                 3               1             7            03/01/17             No
           92                     120                 1               1             7            05/01/17             No
           93                      60                 3               1             7            03/01/17             No
           94                      0                  0               1             7            06/01/17             No
          94.01
          94.02
           95                      0                  0               1             7            06/01/17             No
           96                      36                 2               1             7            04/01/17             No
           97                      0                  1               1             7            05/01/17             No
           98                      60                 2               1             7            04/01/17             No
           99                      60                 4               1             7            02/01/17             No
           100                    120                 2               1             7            04/01/17             No
           101                     60                 0               1             7            06/01/17             No
           102                     24                 4               1             7            02/01/12             No
           103                     0                  2               1             7            04/01/17             No
           104                     36                 0               1             7            06/01/17             No
           105                     24                 3               1             7            03/01/12             No
           106                     24                 2               1             7            04/01/17             No
           107                     0                  0               1             7            06/01/17             No
           108                     24                 0               1             7            06/01/17             No
           109                     60                 2               1             7            04/01/17             No
           110                     24                 2               1             7            04/01/17             No
           111                     0                  2               1            10            04/01/17             No
           112                     36                 0               1             7            06/01/17             No
           113                     24                 2               1             7            04/01/17             No
           114                    120                 2               1            10            04/01/17             No
           115                     60                 1               1             7            05/01/17             No
           116                     60                 0               1             7            06/01/17             No
           117                    120                 2               1             8            04/01/17             No
           118                     60                 1               1             7            05/01/17             No
           119                     24                 2               1             7            04/01/17             No
           120                     36                 0               1             7            06/01/17             No
           121                     36                 2               1             7            04/01/17             No
           122                     36                 1               1             7            05/01/17             No
           123                     60                 1               1             7            05/01/17             No
           124                    120                 2               1            10            04/01/17             No
           125                    120                 2               1            10            04/01/17             No
           126                    120                 2               1            10            04/01/17             No
           127                     0                  4               1             7            02/01/17             No
           128                     60                 3               1             7            03/01/17             No
           129                     0                  1               1             7            05/01/17             No
           130                     12                 2               1             7            04/01/17             No
           131                     36                 0               1             7            06/01/12             No
           132                     24                 4               1             7            02/01/17             No
           133                     36                 0               1             7            06/01/12             No
           134                    120                 1               1             7            05/01/17             No
           135                    120                 2               1            10            04/01/17             No
           136                     36                 1               1             7            05/01/17             No
           137                    120                 1               1             7            05/01/17             No
           138                     24                 1               1             7            05/01/17             No
           139                     0                  1               1             5            12/01/16             No
           140                     0                  1               1             7            05/01/17             No
           141                     0                  1               1             7            05/01/17             No
           142                     0                  4               1             7            02/01/17             No
           143                     60                 5               1             7            01/01/17             No
           144                    120                 3               1             7            03/01/17             No
           145                    120                 2               1            10            04/01/17             No
           146                    120                 2               1             7            04/01/17             No
           147                     0                  1               1             7            05/01/17             No
           148                     0                  3               1             7            03/01/17             No
           149                     60                 3               1             7            03/01/17             No
           150                     24                 2               1             7            04/01/17             No
           151                    120                 2               1             7            04/01/17             No
           152                     12                 2               1             7            04/01/17             No
           153                     60                 0               1             7            06/01/17             No
           154                    120                 2               1            10            04/01/17             No
           155                     0                  2               1             7            04/01/17             No
         155.01
         155.02
           156                     60                 2               1             7            04/01/17             No
           157                     0                  1               1             7            05/01/17             No
           158                     0                  1               1             7            05/01/17             No
           159                     0                  2               1             7            04/01/17             No
         159.01
         159.02
         159.03
           160                     36                 5               1             7            01/01/17             No
           161                     0                  1               1             7            05/01/17             No
           162                     36                 2               1             7            04/01/17             No
           163                    120                 2               1            10            04/01/17             No
           164                     0                  1               1             7            05/01/17             No
           165                     12                 0               1             7            06/01/12             No
           166                     36                 1               1             7            05/01/17             No
           167                     0                  2               1             7            04/01/17             No
           168                     0                  1               1             7            05/01/17             No
           169                     0                  6               1             7            12/01/16             No
           170                     24                 2               1             7            04/01/17             No
           171                     0                  1               1             7            05/01/17             No
           172                     0                  4               1             7            02/01/17             No
           173                     60                 3               1             7            03/01/17             No
           174                     84                 3               1             7            03/01/17             No
           175                     60                 3               1             7            03/01/17             No
           176                     0                  2               1             7            04/01/19             No
           177                     0                  3               1             7            03/01/17             No
           178                     60                 1               1             7            05/01/17             No
           179                    120                 2               1            10            04/01/17             No
           180                    120                 2               1            10            04/01/17             No
           181                     24                 3               1             7            03/01/17             No
           182                    120                 0               1             7            06/01/17             No
           183                     60                 2               1             7            04/01/17             No
           184                     60                 2               1             7            04/01/17             No
           185                     48                 2               1             7            04/01/17             No
           186                     0                  0               1             7            06/01/17             No
           187                    120                 2               1             7            04/01/17             No
           188                     0                  0               1             7            06/01/17             No
           189                     0                  1               1             7            05/01/17             No
           190                     0                  2               1             7            04/01/17             No
           191                     36                 4               1             7            02/01/17             No
           192                     60                 2               1             7            04/01/17             No
           193                     24                 1               1             7            05/01/17             No
         193.01
         193.02
           194                    120                 2               1            10            04/01/17             No
           195                     60                 1               1             7            05/01/17             No
           196                     36                 3               1             7            03/01/17             No
           197                     36                 0               1             7            06/01/17             No
           198                    120                 2               1             7            04/01/17             No
           199                     60                 2               1             7            04/01/17             No
           200                    120                 0               1             7            06/01/17             No
           201                     0                  1               1             7            05/01/17             No
           202                     60                 1               1            10            05/01/17             No
           203                     24                 1               1             7            05/01/17             No
           204                     0                  2               1             7            04/01/17             No
           205                     36                 2               1             7            04/01/17             No
           206                    120                 2               1             7            04/01/17             No
         206.01
         206.02
           207                     24                 2               1             7            04/01/17             No
           208                     0                  2               1             7            04/01/17             No
           209                     0                  1               1             7            05/01/17             No
           210                     60                 2               1            10            04/01/17             No
           211                     36                 2               1             7            04/01/17             No
           212                     0                  0               1             7            06/01/17             No
           213                     0                  0               1             7            06/01/17             No
           214                     36                 0               1             7            06/01/17             No
           215                     0                  1               1            10            05/01/17             No
           216                     0                  2               1             7            04/01/17             No
           217                     0                  2               1             7            04/01/17             No
           218                     24                 0               1             7            06/01/14             No
           219                     0                  6               1             7            12/01/16             No
           220                     0                  3               1             7            03/01/17             No
           221                     60                 0               1             7            06/01/17             No
           222                    120                 0               1             7            06/01/17             No
           223                     36                 2               1            10            04/01/17             No
           224                     0                  4               1             7            02/01/17             No
           225                    120                 2               1            10            04/01/17             No
           226                     60                 3               1             7            03/01/17             No
           227                     36                 3               1             7            03/01/17             No
           228                     24                 1               1             7            05/01/17             No
           229                     24                 2               1             7            04/01/12             No
           230                    120                 0               1             7            06/01/17             No
           231                    120                 2               1             7            04/01/17             No
           232                     0                  3               1            10            03/01/17             No
           233                     0                  3               1             7            03/01/17             No
           234                     0                  3               1             7            03/01/17             No
           235                     60                 1               1             7            05/01/17             No
           236                    120                 2               1             7            04/01/17             No
           237                     36                 1               1             7            05/01/17             No
           238                     36                 2               1             7            04/01/17             No
           239                     0                  3               1             7            03/01/17             No
           240                     36                 2               1             7            04/01/17             No
           241                     36                 2               1             7            04/01/17             No
           242                     0                  3               1             7            03/01/17             No

                                     FINAL               MATURITY/ARD           MATURITY
            LOAN #                  MAT DATE            BALANCE ($) (2)         LTV %(1)
---------------------------------------------------------------------------------------------

              1                                                   225,000,000        75.0
              2                                                   110,000,000        78.6
              3                                                    79,297,144        72.1
              4                                                    65,000,000        80.0
              5                                                    60,000,000        73.8
             5.01                                                  16,234,000
             5.02                                                   9,224,000
             5.03                                                   6,530,000
             5.04                                                   3,616,000
             5.05                                                   3,449,000
             5.06                                                   3,210,000
             5.07                                                   3,018,000
             5.08                                                   2,656,000
             5.09                                                   2,214,000
             5.10                                                   1,992,000
             5.11                                                   1,918,000
             5.12                                                   1,771,000
             5.13                                                   1,512,000
             5.14                                                   1,402,000
             5.15                                                   1,254,000
              6                                                    48,325,647        60.9
              7                                                    39,584,462        59.0
              8                                                    37,184,134        60.9
              9                                                    37,028,706        70.4
              10                                                   35,424,790        73.8
              11                                                   38,000,000        75.1
              12                                                   34,079,808        73.0
            12.01                                                  16,274,275
            12.02                                                   5,835,584
            12.03                                                   4,014,881
            12.04                                                   2,408,929
            12.05                                                   1,680,648
            12.06                                                   1,605,953
            12.07                                                   1,167,117
            12.08                                                   1,092,421
              13                                                   36,500,000        77.2
            13.01                                                  23,400,000
            13.02                                                  13,100,000
              14                                                   35,500,000        77.7
              15                                                   35,432,000        80.0
              16                                                   35,000,000        75.9
            16.01                                                   4,384,000
            16.02                                                   3,240,000
            16.03                                                   2,941,400
            16.04                                                   2,760,000
            16.05                                                   2,494,800
            16.06                                                   2,186,800
            16.07                                                   1,909,600
            16.08                                                   1,886,500
            16.09                                                   1,617,000
            16.10                                                   1,520,000
            16.11                                                   1,493,800
            16.12                                                   1,475,100
            16.13                                                   1,278,200
            16.14                                                   1,178,100
            16.15                                                   1,062,600
            16.16                                                     876,000
            16.17                                                     870,100
            16.18                                                     685,000
            16.19                                                     660,000
            16.20                                                     481,000
              17                                                   35,000,000        76.8
              18                                                   22,602,451        28.3
              19                                                   29,820,831        74.5
            19.01                                                   7,268,828
            19.02                                                   6,625,816
            19.03                                                   5,964,166
            19.04                                                   2,758,427
            19.05                                                   2,012,906
            19.06                                                   1,647,601
            19.07                                                   1,640,145
            19.08                                                   1,410,898
            19.09                                                     492,044
              20                                                   31,200,000        80.0
              21                                                   31,000,000        80.0
              22                                                   28,412,016        74.6
              23                                                   27,645,841        74.2
              24                                                   26,176,571        70.3
            24.01                                                   9,233,516
            24.02                                                   9,054,225
            24.03                                                   7,888,830
              25                                                   27,000,000        80.0
              26                                                   25,226,693        72.1
              27                                                   24,327,421        68.7
              28                                                   26,700,000        69.7
              29                                                   24,740,190        68.7
              30                                                   26,480,000        80.0
              31                                                      640,994        1.6
              32                                                   22,063,347        66.7
              33                                                   23,169,328        73.1
              34                                                   22,837,878        72.3
              35                                                   19,797,647        69.5
              36                                                   18,480,828        62.4
              37                                                   21,350,000        79.1
              38                                                   19,916,207        70.1
              39                                                   18,213,128        63.9
              40                                                   21,000,000        79.8
              41                                                   18,997,053        61.3
              42                                                   14,934,437        58.8
              43                                                   18,142,281        71.4
              44                                                   17,122,345        71.5
            44.01                                                   9,771,390
            44.02                                                   7,350,954
              45                                                   14,553,456        59.0
              46                                                   17,222,396        70.6
              47                                                   15,538,431        56.7
            47.01                                                   5,543,440
            47.02                                                   5,039,491
            47.03                                                   4,955,499
              48                                                   16,217,625        63.4
              49                                                   16,494,857        67.9
              50                                                   17,400,000        75.7
              51                                                   16,750,000        79.2
              52                                                   16,550,000        80.0
              53                                                   15,620,286        75.5
              54                                                   16,500,000        64.0
              55                                                   16,000,000        65.3
              56                                                   16,000,000        78.0
              57                                                   14,438,445        69.8
              58                                                   14,449,767        72.2
              59                                                   14,182,304        67.9
            59.01                                                   8,258,050
            59.02                                                   5,924,254
              60                                                   15,200,000        79.4
              61                                                   15,200,000        79.6
              62                                                   13,971,959        65.0
              63                                                   15,000,000        78.9
              64                                                   13,950,368        71.4
              65                                                   15,000,000        70.4
              66                                                   13,943,779        49.4
              67                                                   13,693,945        62.0
              68                                                   12,180,023        67.7
              69                                                   12,550,572        69.7
              70                                                   14,172,000        79.9
            70.01                                                   3,280,000
            70.02                                                   1,840,000
            70.03                                                   1,760,000
            70.04                                                   1,360,000
            70.05                                                   1,208,000
            70.06                                                   1,048,000
            70.07                                                     872,000
            70.08                                                     592,000
            70.09                                                     568,000
            70.10                                                     520,000
            70.11                                                     432,000
            70.12                                                     384,000
            70.13                                                     308,000
              71                                                   13,028,480        63.2
              72                                                   13,500,000        79.4
              73                                                   13,350,000        78.5
              74                                                   13,280,000        79.8
              75
              76                                                   10,359,879        54.0
              77                                                   13,000,000        68.1
              78                                                   11,461,713        59.7
              79                                                   10,899,663        62.3
              80                                                   12,700,000        80.0
              81                                                   11,642,550        74.2
              82                                                   11,009,705        65.1
              83                                                   10,841,558        72.3
              84                                                   11,169,156        64.7
              85                                                   11,117,440        73.1
              86                                                   11,704,000        79.0
              87                                                   10,498,122        71.4
              88                                                    9,778,914        63.5
              89                                                   10,742,716        68.4
              90                                                   10,736,408        73.6
              91                                                   10,089,361        70.1
              92                                                   11,400,000        79.2
              93                                                   10,268,699        73.9
              94                                                    8,097,195        57.6
            94.01                                                   4,048,597
            94.02                                                   4,048,597
              95                                                    8,673,038        65.7
              96                                                    9,198,399        70.8
              97                                                    8,560,734        59.9
              98                                                    9,316,431        74.5
              99                                                    9,296,821        65.2
             100                                                    9,900,000        80.0
             101                                                    9,133,809        65.7
             102                                                    9,390,966        59.1
             103                                                    8,132,849        67.2
             104                                                    8,645,333        71.4
             105                                                    9,177,378        68.5
             106                                                    8,361,721        67.7
             107                                                    7,777,486        52.7
             108                                                    8,204,647        63.7
             109                                                    8,469,342        73.0
             110                                                    7,930,889        31.5
             111                                                    7,542,907        62.3
             112                                                    7,998,954        68.4
             113                                                    7,751,031        70.1
             114                                                    8,648,000        79.8
             115                                                    8,056,310        70.1
             116                                                    8,008,724        73.5
             117                                                    8,592,000        67.3
             118                                                    7,827,119        74.5
             119                                                    7,349,771        66.8
             120                                                    7,519,990        62.1
             121                                                    7,452,275        71.7
             122                                                    7,379,123        70.3
             123                                                    7,606,983        74.6
             124                                                    8,120,000        79.4
             125                                                    8,120,000        79.4
             126                                                    8,000,000        79.0
             127                                                    6,835,081        59.4
             128                                                    7,282,086        73.6
             129                                                    6,550,815        63.3
             130                                                    6,570,626        63.2
             131                                                    7,427,753        72.9
             132                                                    6,587,412        67.2
             133                                                    7,331,106        74.1
             134                                                    7,426,000        77.4
             135                                                    7,300,000        79.0
             136                                                    6,427,309        71.7
             137                                                    7,000,000        51.9
             138                                                    6,193,079        40.5
             139                                                    6,067,554        63.2
             140                                                    5,890,794        54.0
             141                                                    5,821,524        67.3
             142                                                    5,857,899        68.0
             143                                                    6,197,186        56.3
             144                                                    6,600,000        60.6
             145                                                    6,560,000        79.4
             146                                                    6,500,000        68.4
             147                                                    5,466,531        59.1
             148                                                    5,488,170        65.3
             149                                                    5,975,044        73.6
             150                                                    5,646,298        61.4
             151                                                    6,400,000        80.0
             152                                                    5,455,503        68.8
             153                                                    5,882,192        55.2
             154                                                    6,230,000        79.0
             155                                                    4,185,518        47.0
            155.01                                                  2,611,763
            155.02                                                  1,573,755
             156                                                    5,792,796        66.9
             157                                                    5,167,279        56.2
             158                                                    5,062,998        66.6
             159                                                    5,070,042        67.6
            159.01                                                  3,396,928
            159.02                                                    937,958
            159.03                                                    735,156
             160                                                    5,320,968        70.5
             161                                                    4,920,731        66.9
             162                                                    5,202,973        67.3
             163                                                    5,680,000        79.8
             164                                                    4,767,423        67.1
             165                                                    5,324,954        72.0
             166                                                    5,047,419        68.2
             167                                                    4,961,390        70.9
             168                                                    4,716,096        67.4
             169                                                    4,734,545        40.8
             170                                                    4,545,379        48.9
             171                                                    4,193,066        48.2
             172                                                    4,649,227        45.2
             173                                                    5,089,507        72.7
             174                                                    5,194,875        60.8
             175                                                    5,046,226        71.1
             176                                                    4,326,335        63.2
             177                                                    4,526,522        34.3
             178                                                    5,036,904        67.2
             179                                                    5,360,000        80.0
             180                                                    5,280,000        79.8
             181                                                    4,669,137        63.1
             182                                                    5,250,000        73.9
             183                                                    4,839,488        74.2
             184                                                    4,848,558        72.9
             185                                                    4,672,793        70.8
             186                                                    4,257,267        66.0
             187                                                    5,000,000        73.5
             188                                                    4,116,002        66.9
             189                                                    4,146,447        59.6
             190                                                    3,416,850        56.9
             191                                                    4,220,833        60.6
             192                                                    4,385,355        71.6
             193                                                    4,135,327        70.8
            193.01                                                  2,143,784
            193.02                                                  1,991,542
             194                                                    4,650,000        79.8
             195                                                    4,288,353        71.5
             196                                                    4,084,694        66.9
             197                                                    4,045,673        66.3
             198                                                    4,500,000        73.8
             199                                                    4,190,065        65.5
             200                                                    4,500,000        66.2
             201                                                    3,456,737        55.3
             202                                                    4,106,462        73.3
             203                                                    3,866,185        65.1
             204                                                    3,625,901        63.4
             205                                                    3,810,817        71.6
             206                                                    4,200,000        70.1
            206.01                                                  2,850,000
            206.02                                                  1,350,000
             207                                                    3,699,356        70.1
             208                                                    3,304,430        53.3
             209                                                    3,482,287        49.7
             210                                                    3,805,264        57.2
             211                                                    3,600,907        40.0
             212                                                    3,356,613        26.9
             213                                                    3,405,986        58.7
             214                                                    3,606,501        72.1
             215                                                    3,098,686        43.0
             216                                                    3,358,630        48.7
             217                                                    3,073,848        57.6
             218                                                    3,716,097        75.1
             219                                                    3,015,286        58.0
             220                                                    3,202,722        62.8
             221                                                    3,408,399        69.6
             222                                                    3,600,000        73.5
             223                                                    3,158,337        70.0
             224                                                    2,958,599        45.2
             225                                                    3,472,000        79.0
             226                                                    3,199,020        74.4
             227                                                    2,990,871        72.1
             228                                                    2,782,411        67.9
             229                                                    2,899,012        73.0
             230                                                    3,000,000        76.9
             231                                                    3,000,000        75.6
             232                                                    2,553,079        63.8
             233                                                    2,522,141        67.3
             234                                                    2,476,740        63.8
             235                                                    2,654,893        69.9
             236                                                    2,600,000        53.1
             237                                                    2,317,826        59.4
             238                                                    2,160,931        72.0
             239                                                    1,954,660        56.7
             240                                                    2,068,828        69.4
             241                                                    1,940,406        71.9
             242                                                      866,642        45.6

                                                                             REMAINING
                                                                            PREPAYMENT
            LOAN #                                               PROVISION (PAYMENTS)(9),(10),(17)
------------------------------------------------------------------------------------------------------------------------------

              1                                                         L(24),Def(86),O(7)
              2                                                         L(24),Def(89),O(5)
              3                                              Grtr1%orYM(24),DeforGrtr1%orYM(90),O(4)
              4                                                         L(24),Def(54),O(4)
              5                                                         L(24),Def(90),O(4)
             5.01
             5.02
             5.03
             5.04
             5.05
             5.06
             5.07
             5.08
             5.09
             5.10
             5.11
             5.12
             5.13
             5.14
             5.15
              6                                                         L(24),Def(32),O(4)
              7                                                         L(24),Def(90),O(4)
              8                                                         L(24),Def(89),O(4)
              9                                                         L(24),Def(92),O(4)
              10                                                        L(24),Def(91),O(4)
              11                                                        L(24),Def(91),O(4)
              12                                                        L(24),Def(90),O(4)
            12.01
            12.02
            12.03
            12.04
            12.05
            12.06
            12.07
            12.08
              13                                                        L(24),Def(91),O(4)
            13.01
            13.02
              14                                                        L(24),Def(89),O(4)
              15                                                        L(24),Def(91),O(4)
              16                                                        L(24),Def(75),O(5)
            16.01
            16.02
            16.03
            16.04
            16.05
            16.06
            16.07
            16.08
            16.09
            16.10
            16.11
            16.12
            16.13
            16.14
            16.15
            16.16
            16.17
            16.18
            16.19
            16.20
              17                                                        L(24),Def(87),O(7)
              18                                                        L(24),Def(90),O(4)
              19                                                        L(24),Def(90),O(4)
            19.01
            19.02
            19.03
            19.04
            19.05
            19.06
            19.07
            19.08
            19.09
              20                                                        L(24),Def(92),O(4)
              21                                                        L(24),Def(92),O(4)
              22                                                        L(24),Def(91),O(4)
              23                                                        L(24),Def(89),O(4)
              24                                                        L(24),Def(89),O(4)
            24.01
            24.02
            24.03
              25                                                        L(24),Def(91),O(4)
              26                          L(24),Def(33),Defor5%(12),Defor4%(12),Defor3%(12),Defor2%(12),Defor1%(9),O(4)
              27                                                        L(24),Def(33),O(2)
              28                                                        L(24),Def(92),O(4)
              29                                                        L(24),Def(91),O(4)
              30                                                        L(24),Def(91),O(4)
              31                                                       L(24),Def(210),O(4)
              32                                                        L(24),Def(91),O(4)
              33                                                       L(24),Def(35),O(61)
              34                                                        L(24),Def(90),O(4)
              35                                                        L(24),Def(91),O(4)
              36                                                        L(24),Def(92),O(4)
              37                                                        L(24),Def(91),O(4)
              38                                                    L(57),Grtr1%orYM(56),O(4)
              39                                                        L(24),Def(85),O(4)
              40                                                        L(24),Def(90),O(5)
              41                                                    L(24),Grtr1%orYM(92),O(4)
              42                                                        L(24),Def(91),O(4)
              43                                                        L(24),Def(33),O(2)
              44                                                        L(24),Def(89),O(4)
            44.01
            44.02
              45                                                        L(24),Def(91),O(4)
              46                                                        L(24),Def(92),O(4)
              47                                                        L(24),Def(91),O(4)
            47.01
            47.02
            47.03
              48                                                        L(24),Def(89),O(4)
              49                                             L(24),Def(33),DeforGrtr1%orYM(24),O(37)
              50                                                    L(23),Grtr1%orYM(92),O(4)
              51                                                        L(24),Def(91),O(4)
              52                                                        L(24),Def(91),O(4)
              53                                                        L(24),Def(91),O(4)
              54                                                        L(24),Def(32),O(2)
              55                                                        L(24),Def(91),O(4)
              56                                                        L(24),Def(92),O(4)
              57                                                        L(24),Def(88),O(5)
              58                                                        L(24),Def(89),O(4)
              59                                                        L(24),Def(87),O(4)
            59.01
            59.02
              60                                                       L(24),Def(84),O(10)
              61                                                        L(24),Def(90),O(4)
              62                                                        L(24),Def(91),O(4)
              63                                                        L(24),Def(90),O(4)
              64                                                    L(58),Grtr1%orYM(56),O(4)
              65                                                        L(24),Def(91),O(4)
              66                                                        L(24),Def(91),O(4)
              67                                                        L(24),Def(91),O(4)
              68                                                        L(24),Def(91),O(4)
              69                                                        L(24),Def(88),O(4)
              70                                                        L(24),Def(89),O(5)
            70.01
            70.02
            70.03
            70.04
            70.05
            70.06
            70.07
            70.08
            70.09
            70.10
            70.11
            70.12
            70.13
              71                                                        L(24),Def(90),O(4)
              72                                                        L(24),Def(89),O(4)
              73                                                        L(24),Def(90),O(4)
              74                                                       L(24),Def(84),O(10)
              75
              76                                                        L(24),Def(91),O(4)
              77                                                       L(24),Def(11),O(25)
              78                                                        L(24),Def(91),O(4)
              79                                                        L(24),Def(91),O(4)
              80                                                        L(24),Def(91),O(4)
              81                                                        L(24),Def(90),O(4)
              82                                                    L(47),Grtr1%orYM(65),O(7)
              83                                                        L(24),Def(89),O(4)
              84                                                        L(24),Def(91),O(4)
              85                                                        L(24),Def(90),O(4)
              86                                                       L(24),Def(84),O(10)
              87                                                        L(24),Def(91),O(4)
              88                                                        L(24),Def(89),O(4)
              89                                                        L(24),Def(91),O(5)
              90                                                        L(24),Def(89),O(4)
              91                                                    L(9),Grtr1%orYM(104),O(4)
              92                                                    L(23),Grtr1%orYM(92),O(4)
              93                                                        L(24),Def(89),O(4)
              94                                                        L(24),Def(92),O(4)
            94.01
            94.02
              95                                                        L(24),Def(92),O(4)
              96                                                        L(24),Def(90),O(4)
              97                                                    L(10),Grtr1%orYM(105),O(4)
              98                                                        L(24),Def(90),O(4)
              99                                                        L(24),Def(88),O(4)
             100                                                        L(24),Def(90),O(4)
             101                                                        L(24),Def(92),O(4)
             102                                               L(24),Def(23),0.6%(2),0.35%(5),O(2)
             103                                                        L(24),Def(90),O(4)
             104                                                        L(24),Def(92),O(4)
             105                                                    L(21),Grtr1%orYM(34),O(2)
             106                                                        L(24),Def(90),O(4)
             107                                                        L(24),Def(92),O(4)
             108                                                        L(24),Def(92),O(4)
             109                                              L(24),Def(34),DeforGrtr1%orYM(56),O(4)
             110                                                        L(24),Def(90),O(4)
             111                                                        L(24),Def(90),O(4)
             112                                                        L(24),Def(92),O(4)
             113                                                        L(24),Def(90),O(4)
             114                                                       L(24),Def(84),O(10)
             115                                                        L(24),Def(91),O(4)
             116                                                        L(24),Def(92),O(4)
             117                                                        L(24),Def(90),O(4)
             118                                                        L(24),Def(91),O(4)
             119                                                        L(24),Def(90),O(4)
             120                                                        L(24),Def(92),O(4)
             121                                                        L(24),Def(90),O(4)
             122                                                        L(24),Def(91),O(4)
             123                                                        L(24),Def(91),O(4)
             124                                                       L(24),Def(84),O(10)
             125                                                       L(24),Def(84),O(10)
             126                                                       L(24),Def(84),O(10)
             127                                   L(20),Grtr1%orYM(36),5%(12),4%(12),3%(12),2%(12),1%(8),O(4)
             128                                                        L(24),Def(89),O(4)
             129                                                    L(59),Grtr1%orYM(56),O(4)
             130                                                        L(24),Def(90),O(4)
             131                                           L(6),Grtr1%orYM(17),3%(12),2%(12),1%(8),O(5)
             132                                                        L(24),Def(88),O(4)
             133                                                    L(11),Grtr1%orYM(45),O(4)
             134                                                        L(24),Def(91),O(4)
             135                                                       L(24),Def(84),O(10)
             136                                                        L(24),Def(91),O(4)
             137                                              L(24),Def(35),DeforGrtr1%orYM(54),O(6)
             138                                                        L(24),Def(91),O(4)
             139                                                        L(24),Def(86),O(4)
             140                                                        L(24),Def(91),O(4)
             141                                                        L(24),Def(91),O(4)
             142                                                        L(24),Def(88),O(4)
             143                                                    L(43),Grtr1%orYM(68),O(4)
             144                                                        L(24),Def(89),O(4)
             145                                                       L(24),Def(84),O(10)
             146                                                        L(24),Def(90),O(4)
             147                                                        L(24),Def(91),O(4)
             148                                                        L(24),Def(86),O(7)
             149                                                        L(24),Def(89),O(4)
             150                                                        L(24),Def(90),O(4)
             151                                                        L(24),Def(90),O(4)
             152                                                        L(24),Def(90),O(4)
             153                                                        L(24),Def(92),O(4)
             154                                                       L(24),Def(84),O(10)
             155                                                        L(24),Def(90),O(4)
            155.01
            155.02
             156                                                        L(24),Def(90),O(4)
             157                                                    L(23),Grtr1%orYM(92),O(4)
             158                                                        L(24),Def(91),O(4)
             159                                                        L(24),Def(90),O(4)
            159.01
            159.02
            159.03
             160                                                        L(24),Def(87),O(4)
             161                                                        L(24),Def(91),O(4)
             162                                                        L(24),Def(90),O(4)
             163                                                       L(24),Def(84),O(10)
             164                                                        L(24),Def(91),O(4)
             165                                                        L(24),Def(34),O(2)
             166                                                        L(24),Def(91),O(4)
             167                                                        L(24),Def(90),O(4)
             168                                                    L(59),Grtr1%orYM(56),O(4)
             169                                                        L(24),Def(86),O(4)
             170                                                    L(21),Grtr1%orYM(93),O(4)
             171                                                        L(24),Def(91),O(4)
             172                          L(24),Def(31),Defor5%(13),Defor4%(12),Defor3%(12),Defor2%(12),Defor1%(10),O(2)
             173                                                        L(24),Def(89),O(4)
             174                                                        L(24),Def(89),O(4)
             175                                                        L(24),Def(89),O(4)
             176                                                       L(24),Def(111),O(7)
             177                                                    L(56),Grtr1%orYM(57),O(4)
             178                                                    L(11),Grtr1%orYM(104),O(4)
             179                                                       L(24),Def(84),O(10)
             180                                                       L(24),Def(84),O(10)
             181                                                        L(24),Def(89),O(4)
             182                                                        L(24),Def(92),O(4)
             183                                                        L(24),Def(87),O(7)
             184                                                        L(24),Def(90),O(4)
             185                                                        L(24),Def(90),O(4)
             186                                                        L(24),Def(92),O(4)
             187                                                        L(24),Def(90),O(4)
             188                                                        L(24),Def(92),O(4)
             189                                                        L(24),Def(91),O(4)
             190                                                        L(24),Def(90),O(4)
             191                                                        L(24),Def(88),O(4)
             192                                                        L(24),Def(90),O(4)
             193                                                        L(24),Def(91),O(4)
            193.01
            193.02
             194                                                       L(24),Def(84),O(10)
             195                                                        L(24),Def(91),O(4)
             196                                                        L(24),Def(89),O(4)
             197                                                        L(24),Def(92),O(4)
             198                                                        L(24),Def(90),O(4)
             199                                                        L(24),Def(90),O(4)
             200                                                        L(24),Def(92),O(4)
             201                                                        L(24),Def(91),O(4)
             202                                                        L(24),Def(91),O(4)
             203                                                    L(11),Grtr1%orYM(104),O(4)
             204                                                    L(22),Grtr2%orYM(92),O(4)
             205                                                    L(24),Grtr1%orYM(90),O(4)
             206                                                        L(24),Def(90),O(4)
            206.01
            206.02
             207                                                        L(24),Def(90),O(4)
             208                                                    L(4),Grtr2%orYM(110),O(4)
             209                                                        L(24),Def(91),O(4)
             210                                                    L(58),Grtr1%orYM(56),O(4)
             211                                                        L(24),Def(90),O(4)
             212                                                        L(24),Def(92),O(4)
             213                                                        L(24),Def(94),O(2)
             214                                                    L(5),Grtr1%orYM(113),O(2)
             215                                                        L(24),Def(91),O(4)
             216                                              L(24),Def(34),DeforGrtr1%orYM(54),O(6)
             217                                                        L(24),Def(90),O(4)
             218                                                    L(24),Grtr1%orYM(56),O(4)
             219                                                        L(24),Def(86),O(4)
             220                                                        L(24),Def(89),O(4)
             221                                                        L(24),Def(92),O(4)
             222                                                        L(24),Def(92),O(4)
             223                                                        L(24),Def(90),O(4)
             224                          L(24),Def(31),Defor5%(13),Defor4%(12),Defor3%(12),Defor2%(12),Defor1%(10),O(2)
             225                                                       L(24),Def(84),O(10)
             226                                                        L(24),Def(89),O(4)
             227                                                        L(24),Def(89),O(4)
             228                                                    L(5),Grtr1%orYM(110),O(4)
             229                                                    L(22),Grtr1%orYM(34),O(2)
             230                                                        L(24),Def(92),O(4)
             231                                                        L(24),Def(90),O(4)
             232                                                        L(24),Def(89),O(4)
             233                                                        L(24),Def(89),O(4)
             234                                                        L(24),Def(89),O(4)
             235                                                        L(24),Def(91),O(4)
             236                                                        L(24),Def(90),O(4)
             237                                                        L(24),Def(91),O(4)
             238                                                        L(24),Def(90),O(4)
             239                                                        L(24),Def(89),O(4)
             240                                                        L(24),Def(90),O(4)
             241                                                        L(24),Def(90),O(4)
             242                                                        L(24),Def(89),O(4)

                                                                  MOST RECENT   MOST RECENT
         LOAN #                2005 NOI ($)     2006 NOI ($)           NOI ($)    NOI DATE          UW NOI ($)      UW NCF ($)
---------------------------------------------------------------------------------------------------------------------------------

            1                   41,242,206       41,932,203                                        53,257,788      52,242,058
            2                                                                                       8,093,307       7,813,798
            3                                                                                       7,587,995       7,351,025
            4                    5,588,453        5,253,594                                         5,718,258       5,332,828
            5                                                                                       6,481,484       5,810,115
          5.01                                                                                      1,696,485       1,493,864
          5.02                                                                                      1,005,689         897,889
          5.03                                                                                        704,609         631,529
          5.04                                                                                        394,111         365,760
          5.05                                                                                        390,464         352,857
          5.06                                                                                        351,284         326,823
          5.07                                                                                        280,168         249,198
          5.08                                                                                        350,000         327,779
          5.09                                                                                        159,539         151,328
          5.10                                                                                        251,934         214,910
          5.11                                                                                        213,934         178,234
          5.12                                                                                        211,918         193,084
          5.13                                                                                        190,919         174,603
          5.14                                                                                        141,410         127,518
          5.15                                                                                        139,019         124,739
            6                                     4,650,280         4,780,348         02/28/07      5,686,771       4,912,270
            7                    1,283,099        4,291,000         4,586,592         01/31/07      5,112,090       4,312,414
            8                    5,536,940        4,938,738                                         5,117,077       4,461,589
            9                    3,758,396                          3,857,539         01/31/07      4,435,445       3,889,696
           10                                                                                       3,283,152       3,097,209
           11                                     3,686,779         3,817,379         02/28/07      4,119,053       3,592,618
           12                    1,454,324        1,850,373                                         3,484,152       3,145,475
          12.01                    -59,875          354,908                                         1,644,102       1,477,586
          12.02                    490,446          550,180                                           554,787         497,787
          12.03                    399,741          410,913                                           437,422         399,991
          12.04                    200,734           54,481                                           273,926         250,307
          12.05                     94,440           93,228                                           186,668         169,542
          12.06                    159,201          162,808                                           166,715         149,749
          12.07                     94,027          109,333                                           113,669         104,098
          12.08                     75,610          114,522                                           106,863          96,413
           13                                                                                       3,065,605       2,943,105
          13.01                                                                                     1,970,150       1,889,900
          13.02                                                                                     1,095,455       1,053,205
           14                    2,872,633        2,920,855                                         3,047,163       2,983,627
           15                    2,870,142        2,984,871                                         2,991,112       2,883,185
           16                   37,188,835                         37,446,508         09/30/06     41,115,925      40,010,350
          16.01                  5,345,379                          4,949,524         09/30/06      5,081,464       4,989,779
          16.02                  2,383,117                          3,155,606         09/30/06      3,975,530       3,929,927
          16.03                  3,500,395                          3,280,928         09/30/06      3,363,701       3,303,325
          16.04                  2,167,726                          2,765,486         09/30/06      3,363,155       3,314,179
          16.05                  2,809,742                          2,803,472         09/30/06      2,812,801       2,779,812
          16.06                  1,692,839                          2,548,935         09/30/06      2,181,244       2,130,406
          16.07                  2,176,644                          2,220,892         09/30/06      2,217,251       2,166,482
          16.08                  2,521,999                          2,128,753         09/30/06      2,139,230       2,084,695
          16.09                  1,911,057                          1,664,473         09/30/06      1,832,432       1,716,990
          16.10                    928,833                            218,243         09/30/06      2,645,810       2,558,930
          16.11                  1,742,658                          1,747,047         09/30/06      1,668,339       1,642,708
          16.12                  1,813,510                          1,740,461         09/30/06      1,467,550       1,429,538
          16.13                    705,714                          1,179,321         09/30/06      1,445,488       1,353,140
          16.14                  1,644,827                          1,352,782         09/30/06      1,450,820       1,384,840
          16.15                  1,172,964                          1,154,472         09/30/06      1,210,851       1,177,014
          16.16                    686,442                            938,400         09/30/06      1,087,716       1,063,950
          16.17                    908,144                            930,799         09/30/06        978,546         956,090
          16.18                  1,031,705                          1,279,483         09/30/06        763,636         711,199
          16.19                  1,416,935                            698,519         09/30/06        921,826         841,622
          16.20                    628,207                            688,912         09/30/06        508,533         475,721
           17                    2,189,892        2,184,394                                         2,599,691       2,586,289
           18                    3,716,544        3,956,876                                         3,865,473       3,687,944
           19                                                                                       2,779,743       2,661,080
          19.01                                                                                       640,415         623,100
          19.02                                                                                       699,404         663,396
          19.03                                                                                       538,118         508,398
          19.04                                                                                       264,881         256,393
          19.05                                                                                       194,375         181,652
          19.06                                                                                       142,713         136,588
          19.07                                                                                       143,205         140,046
          19.08                                                                                       109,119         105,549
          19.09                                                                                        47,513          45,958
           20                    2,257,427        2,426,345                                         2,511,877       2,416,599
           21                                                                                       2,342,237       2,329,713
           22                    2,061,881        2,200,272                                         2,493,961       2,382,821
           23                                                                                       2,688,288       2,688,288
           24                                     2,845,842                                         2,633,348       2,505,719
          24.01                                   1,110,760                                         1,009,158         960,352
          24.02                                     890,768                                           887,632         850,832
          24.03                                     844,314                                           736,558         694,536
           25                    1,564,578                                                          1,966,538       1,901,414
           26                    2,192,815        1,910,585                                         2,400,008       2,300,200
           27                                     2,257,181         2,366,211         02/28/07      2,846,958       2,540,850
           28                                                                                       2,209,481       2,081,775
           29                    1,846,526        2,802,954         3,013,879         01/31/07      3,002,493       2,669,094
           30                    1,803,732        1,963,678                                         1,935,271       1,925,721
           31                                                                                       3,334,016       3,258,296
           32                                                       1,107,742         01/31/07      2,196,472       2,147,349
           33                    2,032,266        2,065,000                                         2,251,268       2,192,484
           34                    1,735,160        1,745,409                                         2,166,959       2,089,120
           35                    2,178,660        1,952,458                                         1,977,444       1,824,695
           36                                                                                       2,096,472       1,976,069
           37                    1,301,878        1,474,362                                         1,535,054       1,528,554
           38                    2,223,894                          2,354,727         11/30/06      2,428,846       2,211,215
           39                    1,323,174                          1,447,114         07/31/06      2,084,205       1,745,799
           40                    1,401,257        1,707,188                                         1,748,884       1,628,697
           41                                                                                       1,800,740       1,754,702
           42                                                                                       1,808,921       1,690,416
           43                    2,003,854        2,416,947         2,638,619         03/31/07      2,328,676       2,017,735
           44                                     1,875,920                                         1,734,705       1,637,105
          44.01                                   1,092,612                                         1,003,063         942,263
          44.02                                     783,308                                           731,641         694,841
           45                                                                                       1,770,469       1,659,778
           46                    1,631,690        1,542,276                                         1,649,486       1,569,483
           47                    1,331,766        1,483,225                                         1,617,905       1,585,905
          47.01                    459,344          492,751                                           577,583         567,023
          47.02                    446,432          465,218                                           525,072         511,852
          47.03                    425,990          525,256                                           515,250         507,030
           48                                     1,299,533                                         1,388,675       1,347,875
           49                    1,770,962                          1,883,332         11/30/06      1,612,285       1,483,146
           50                                     1,143,710                                         1,252,971       1,188,971
           51                        2,684          389,447                                         1,428,388       1,360,755
           52                    1,208,446          756,774                                         1,251,568       1,219,293
           53                      638,623        1,430,716         1,450,192         02/28/07      1,450,752       1,382,268
           54                    1,353,316        1,162,259                                         1,343,582       1,232,687
           55                      578,854          710,276                                         1,064,840       1,064,840
           56                    1,210,384        1,299,390                                         1,392,520       1,325,421
           57                                                                                       1,642,874       1,459,234
           58                    1,386,990        1,164,448                                         1,508,719       1,374,153
           59                    1,029,620        1,347,759                                         1,467,940       1,315,337
          59.01                    405,298          745,313                                           846,909         755,304
          59.02                    624,322          602,446                                           621,031         560,033
           60                    1,199,165        1,263,358                                         1,273,688       1,255,488
           61                    1,058,351        1,248,261         1,262,638         01/31/07      1,231,974       1,128,699
           62                      742,968        1,035,136                                         1,288,767       1,239,627
           63                                       247,883           861,307         02/28/07      1,263,693       1,223,693
           64                    1,209,958        1,137,369         1,127,711         01/31/07      1,295,775       1,266,275
           65                    1,151,263        1,175,832                                         1,076,577       1,064,227
           66                      982,850          903,555                                         1,758,031       1,704,699
           67                    1,411,844        1,253,827                                         1,448,785       1,360,033
           68                      775,884          286,312                                         1,276,411       1,211,540
           69                                     1,153,936         1,160,388         02/28/07      1,260,065       1,213,462
           70                    1,378,365        1,236,127                                         1,289,675       1,144,620
          70.01                    334,040          324,738
          70.02                    169,577          130,955
          70.03                    156,803          133,880
          70.04                     93,673          124,349
          70.05                    129,962          132,513
          70.06                    114,393          117,185
          70.07                     62,896           67,630
          70.08                     47,627          -25,271
          70.09                     70,425           62,615
          70.10                     58,309           30,637
          70.11                     52,661           52,468
          70.12                     48,540           49,922
          70.13                     39,459           34,506
           71                    1,184,564        1,184,211                                         1,241,293       1,239,613
           72                    1,039,448        1,363,698                                         1,176,908       1,087,749
           73                                                                                       1,132,739       1,079,386
           74                      986,523        1,076,823                                         1,105,426       1,089,976
           75
           76                                                                                       1,315,661       1,300,327
           77                                                                                       1,476,458       1,378,242
           78                                                                                       1,153,347       1,124,437
           79                                                                                       1,167,311       1,140,770
           80                                       861,455                                         1,072,794       1,053,305
           81                    1,025,817        1,117,794         1,129,137         01/31/07      1,031,353       1,023,458
           82                      886,593          801,607           802,082         02/28/07      1,109,133       1,015,426
           83                      634,884          390,378                                         1,002,183         990,532
           84                    1,043,944        1,044,557                                         1,044,939       1,025,861
           85                                                                                       1,067,921         975,107
           86                      934,307          986,121                                           964,344         953,094
           87                    1,222,134        1,269,931                                         1,172,933       1,112,709
           88                                                                                       1,067,636       1,008,478
           89                      908,108          979,235         1,063,095         01/31/07        993,064         959,889
           90                      999,497          981,577                                         1,022,974         944,974
           91                      894,497        1,039,738                                           970,488         944,824
           92                      730,015          754,087                                         1,058,279         990,279
           93                      689,984          826,013                                           906,690         861,190
           94                                     1,419,872                                         1,383,811       1,246,039
          94.01                    635,254          725,072                                           724,233         653,301
          94.02                                     694,800                                           659,578         592,738
           95                      842,863          683,423                                           958,413         889,148
           96                    1,253,733        1,294,515                                         1,125,695       1,024,024
           97                      942,017          944,564                                           927,975         882,666
           98                    1,031,336        1,010,674                                           929,608         840,548
           99                    1,163,487        1,063,313                                         1,104,766       1,043,903
           100                                                                                        910,168         815,513
           101                     773,242          845,154                                           908,223         816,554
           102                     973,286          988,466                                           967,110         834,012
           103                   1,076,632                            975,633         11/30/06      1,009,434         847,460
           104                                                                                        864,683         837,712
           105                   1,058,482        1,067,823                                         1,003,431         821,638
           106                                                                                        836,014         794,368
           107                     797,569          888,310                                           850,017         828,718
           108                                                                                        792,635         758,635
           109                     197,213          620,698                                           793,271         756,586
           110                                       90,598                                         1,039,759         961,633
           111                     809,208        1,088,596                                         1,053,022         857,449
           112                                                                                        809,774         770,576
           113                     858,665          828,513                                           875,866         804,366
           114                     648,169          701,918                                           735,808         718,224
           115                     917,219          811,091                                           791,979         726,850
           116                     409,601          683,052                                           755,416         710,667
           117                                                                                        901,005         813,259
           118                   1,116,430        1,128,030                                           875,165         759,607
           119                     107,864          219,308                                           820,087         712,019
           120                     872,408          973,185           891,973         02/28/07        950,933         804,270
           121                                                                                        704,071         691,236
           122                     347,687          190,353           262,136         01/31/07        773,331         740,231
           123                      20,359          392,226           427,657         02/28/07        709,796         671,796
           124                     614,321          670,903                                           674,433         663,391
           125                     679,035          699,489                                           678,798         659,923
           126                     629,088          661,026                                           675,651         666,001
           127                   1,048,371                          1,323,262         11/30/06      1,052,527         901,060
           128                     775,475          687,108                                           695,175         642,175
           129                     513,142          781,868           796,218         01/31/07        953,598         839,783
           130                                                                                        670,682         627,142
           131                     409,853          500,052                                           666,071         636,484
           132                     630,102                            813,311         09/30/06        782,411         662,491
           133                     202,350          576,648           560,922         02/25/07        688,297         635,297
           134                                                                                        594,783         575,273
           135                     508,330          571,675                                           604,368         593,568
           136                                      171,363           502,748         03/31/07        579,397         566,197
           137                   1,700,129        1,463,750                                         1,185,087       1,069,712
           138                     421,345          568,702                                           694,292         612,092
           139                     214,134          519,602                                           627,694         597,694
           140                     636,466          705,730                                           727,346         679,934
           141                                                                                        625,702         600,289
           142                     586,625          647,933                                           660,037         617,863
           143                                                                                        587,995         567,816
           144                     667,698          986,497                                           921,213         818,355
           145                     512,629          415,543                                           480,279         468,901
           146                     657,222          640,100           629,844         02/28/07        613,693         594,693
           147                                                                                        577,904         542,515
           148                     701,075          713,765                                           617,482         609,283
           149                     515,680          554,792                                           584,992         542,742
           150                     337,405                            568,714         10/31/06        636,210         559,297
           151                     404,938          454,889                                           482,462         466,436
           152                                                                                        550,581         530,207
           153                     549,025          550,863                                           611,456         566,419
           154                     471,127          524,652                                           510,687         503,537
           155                                                                                        868,070         801,331
         155.01                                                                                       577,812         540,863
         155.02                                                                                       290,258         260,468
           156                                                                                        619,618         569,862
           157                     657,343          640,683                                           727,958         635,311
           158                                                        240,806         02/28/07        525,550         517,311
           159                                                                                        556,043         518,105
         159.01                                                                                       363,869         348,835
         159.02                                                                                       108,662          94,316
         159.03                                                                                        83,512          74,954
           160                                                                                        536,356         513,040
           161                                                        344,815         02/28/07        575,531         567,169
           162                                                        318,656         05/31/07        451,350         432,699
           163                     389,649          428,055                                           472,673         466,073
           164                                      630,791           632,889         01/31/07        629,330         557,763
           165                     494,597          491,536                                           516,351         483,465
           166                                                                                        500,900         475,013
           167                                                                                        712,028         648,255
           168                     504,286          390,253           403,742         01/31/07        528,565         467,000
           169                     900,902                            880,631         08/31/06        658,490         590,432
           170                     609,096                            744,647         11/30/06        729,915         717,545
           171                     658,355          937,808           947,750         02/28/07        772,421         691,096
           172                     782,217          853,328           853,332         03/31/07        771,613         691,299
           173                     444,198          493,359                                           482,549         449,752
           174                     567,361          649,894                                           660,361         581,744
           175                                                                                        529,583         505,090
           176                     351,889                                                            461,178         443,967
           177                     483,485          544,309                                           738,799         644,515
           178                                                                                        490,650         471,300
           179                     424,185          443,225                                           452,458         440,358
           180                     428,662          412,020                                           465,795         456,645
           181                                                                                        476,705         456,739
           182                     452,272          462,598                                           420,208         406,303
           183                     464,166          452,765           435,094         01/31/07        474,919         437,578
           184                     414,076          413,592                                           434,222         419,448
           185                     385,603          377,623                                           452,051         426,435
           186                     446,502          521,890                                           505,987         456,006
           187                     471,306          444,312           461,841         02/28/07        485,976         477,726
           188                     387,848          441,968           426,014         02/28/07        447,428         414,223
           189                                                                                        489,009         482,709
           190                                       36,212                                           469,261         464,753
           191                                                                                        442,179         413,036
           192                                                                                        385,641         383,079
           193                     372,116          394,669                                           444,019         407,950
         193.01                    186,951          205,115                                           231,696         216,459
         193.02                    185,165          189,554                                           212,323         191,491
           194                     384,565          421,538                                           389,410         380,010
           195                     348,929          495,216                                           468,744         398,148
           196                                                                                        437,062         386,161
           197                     506,050          509,762           543,846         02/28/07        513,532         434,842
           198                                                                                        384,242         360,975
           199                     255,129          393,267                                           460,579         394,576
           200                     384,233          378,875                                           432,529         426,302
           201                     524,933          698,676                                           621,152         551,175
           202                     382,910          425,002           380,791         01/31/07        405,479         363,479
           203                                                                                        400,650         376,483
           204                                                                                        429,966         392,101
           205                     367,987                            408,397         10/31/06        394,672         372,172
           206                     144,868          424,283           424,755         02/28/07        444,892         431,092
         206.01                                     291,413           278,910         02/28/07        266,280         256,030
         206.02                    144,868          132,869           145,845         02/28/07        178,611         175,061
           207                     406,011          383,078                                           391,490         351,490
           208                                                                                        613,634         567,932
           209                                                                                        331,465         328,585
           210                     411,253          415,910                                           396,173         378,423
           211                     675,342          702,573                                           562,743         527,023
           212                     515,021          580,913                                           650,875         550,155
           213                     417,342          473,042                                           469,219         412,993
           214                     347,999          325,125                                           396,625         370,067
           215                                                                                        444,759         443,310
           216                     538,230          538,500                                           492,707         463,466
           217                     465,350          449,996                                           447,085         405,057
           218                     182,374                            280,046         01/31/07        428,948         412,448
           219                                                                                        440,002         374,496
           220                                      410,647                                           412,275         386,642
           221                                                                                        319,838         312,284
           222                     288,050          301,604                                           295,457         278,972
           223                     387,338          406,941                                           340,869         322,565
           224                     440,200          540,900           135,225         03/31/07        482,599         427,879
           225                     258,528          281,788                                           297,947         279,897
           226                     298,524          309,800                                           291,888         280,138
           227                     216,540          240,759                                           285,901         269,299
           228                                                                                        283,908         272,045
           229                     189,892          244,982                                           260,440         252,691
           230                     184,058          192,822                                           220,625         213,125
           231                     270,943          279,767           276,954         02/28/07        286,942         278,792
           232                     310,268          351,007                                           369,019         326,800
           233                     233,381          267,747                                           276,199         253,334
           234                                      220,351                                           255,377         242,577
           235                                                                                        245,201         230,161
           236                     261,464          247,836           246,367         02/28/07        248,300         237,600
           237                     223,945          222,633           227,733         02/28/07        218,115         210,727
           238                                                        141,864         01/01/07        207,165         195,165
           239                     286,386          258,361                                           233,202         196,047
           240                                      167,895                                           199,842         192,851
           241                                                                                        195,310         183,494
           242                                                                                        139,512         127,349

                              UW                           UW
         LOAN #               DSCR (X) (1),(10),(15)       IO DSCR (X) (1),(10).(15)         TITLETYPE(21),(22)      PML %
---------------------------------------------------------------------------------------------------------------------------------

            1                 1.25                         1.25                                      Fee
            2                 1.29                         1.29                                      Fee
            3                 1.23                         1.47                                      Fee
            4                 1.39                         1.39                                      Fee
            5                 1.67                         1.67                                      Fee
          5.01                                                                                       Fee
          5.02                                                                                       Fee
          5.03                                                                                       Fee
          5.04                                                                                       Fee
          5.05                                                                                       Fee
          5.06                                                                                       Fee
          5.07                                                                                       Fee
          5.08                                                                                       Fee
          5.09                                                                                       Fee
          5.10                                                                                       Fee             16.0
          5.11                                                                                       Fee             10.0
          5.12                                                                                       Fee
          5.13                                                                                       Fee
          5.14                                                                                       Fee
          5.15                                                                                       Fee
            6                 1.30                         N/A                                  Fee/Leasehold
            7                 1.38                         1.67                                 Fee/Leasehold
            8                 1.43                         N/A                                       Fee
            9                 1.42                         1.72                                      Fee
           10                 1.16                         1.40                                      Fee
           11                 1.60                         1.60                                      Fee             18.0
           12                 1.22                         1.45                                      Fee
          12.01                                                                                      Fee
          12.02                                                                                      Fee
          12.03                                                                                      Fee
          12.04                                                                                      Fee
          12.05                                                                                      Fee
          12.06                                                                                      Fee
          12.07                                                                                      Fee
          12.08                                                                                      Fee
           13                 1.39                         1.39                                      Fee
          13.01                                                                                      Fee
          13.02                                                                                      Fee
           14                 1.46                         1.46                                      Fee
           15                 1.41                         1.41                                      Fee
           16                 2.09                         2.09                                      Fee
          16.01                                                                                      Fee
          16.02                                                                                      Fee
          16.03                                                                                      Fee
          16.04                                                                                      Fee
          16.05                                                                                      Fee
          16.06                                                                                      Fee
          16.07                                                                                      Fee
          16.08                                                                                      Fee
          16.09                                                                                      Fee
          16.10                                                                                      Fee
          16.11                                                                                      Fee
          16.12                                                                                      Fee             18.0
          16.13                                                                                      Fee
          16.14                                                                                      Fee             16.0
          16.15                                                                                      Fee
          16.16                                                                                      Fee
          16.17                                                                                      Fee
          16.18                                                                                      Fee
          16.19                                                                                      Fee
          16.20                                                                                      Fee
           17                 1.27                         1.27                                      Fee
           18                 1.27                         N/A                                       Fee
           19                 1.19                         1.43                                      Fee
          19.01                                                                                      Fee
          19.02                                                                                      Fee
          19.03                                                                                      Fee
          19.04                                                                                      Fee
          19.05                                                                                      Fee
          19.06                                                                                      Fee
          19.07                                                                                      Fee
          19.08                                                                                      Fee
          19.09                                                                                      Fee
           20                 1.34                         1.34                                      Fee
           21                 1.28                         1.28                                      Fee
           22                 1.12                         1.35                                      Fee
           23                 1.28                         1.52                                      Fee
           24                 1.25                         1.51                                      Fee
          24.01                                                                                      Fee
          24.02                                                                                      Fee
          24.03                                                                                      Fee
           25                 1.23                         1.23                                      Fee             14.0
           26                 1.20                         1.42                                      Fee
           27                 1.25                         N/A                                       Fee
           28                 1.32                         1.32                                      Fee
           29                 1.42                         1.70                                      Fee
           30                 1.28                         1.28                                      Fee
           31                 1.45                         N/A                                  Fee/Leasehold
           32                 1.15                         1.33                                      Fee
           33                 1.21                         1.41                                      Fee
           34                 1.22                         1.47                                      Fee
           35                 1.18                         1.42                                      Fee
           36                 1.22                         N/A                                       Fee
           37                 1.26                         1.26                                 Fee/Leasehold
           38                 1.45                         1.72                                      Fee
           39                 1.16                         1.37                                   Leasehold
           40                 1.36                         1.36                                      Fee
           41                 1.16                         1.36                                      Fee
           42                 1.17                         N/A                                       Fee              6.0
           43                 1.35                         N/A                                       Fee
           44                 1.25                         1.51                                      Fee
          44.01                                                                                      Fee
          44.02                                                                                      Fee
           45                 1.18                         N/A                                       Fee              8.0
           46                 1.18                         1.40                                      Fee
           47                 1.24                         N/A                                       Fee
          47.01                                                                                      Fee
          47.02                                                                                      Fee
          47.03                                                                                      Fee
           48                 1.06                         1.26                                      Fee
           49                 1.15                         1.35                                      Fee             12.0
           50                 1.20                         1.20                                      Fee
           51                 1.38                         1.38                                      Fee
           52                 1.25                         1.25                                      Fee
           53                 1.21                         1.46                                      Fee
           54                 1.31                         1.31                                      Fee
           55                 1.16                         1.16                                      Fee
           56                 1.43                         1.43                                      Fee
           57                 1.28                         1.52                                      Fee
           58                 1.20                         1.42                                      Fee
           59                 1.20                         1.45                                      Fee
          59.01                                                                                      Fee
          59.02                                                                                      Fee
           60                 1.36                         1.36                                      Fee
           61                 1.31                         1.31                                      Fee
           62                 1.19                         1.43                                      Fee             24.0
           63                 1.39                         1.39                                      Fee
           64                 1.18                         1.40                                      Fee
           65                 1.23                         1.23                                      Fee             16.0
           66                 1.66                         2.02                                      Fee
           67                 1.33                         1.60                                      Fee
           68                 1.18                         N/A                                    Leasehold
           69                 1.20                         1.43                                      Fee
           70                 1.42                         1.42                                      Fee
          70.01                                                                                      Fee
          70.02                                                                                      Fee
          70.03                                                                                      Fee
          70.04                                                                                      Fee
          70.05                                                                                      Fee
          70.06                                                                                      Fee
          70.07                                                                                      Fee
          70.08                                                                                      Fee
          70.09                                                                                      Fee
          70.10                                                                                      Fee
          70.11                                                                                      Fee
          70.12                                                                                      Fee
          70.13                                                                                      Fee
           71                 1.28                         1.55                                      Fee
           72                 1.40                         1.40                                      Fee
           73                 1.40                         1.40                                      Fee
           74                 1.41                         1.41                                      Fee
           75
           76                 1.22                         N/A                                       Fee
           77                 1.67                         1.67                                      Fee
           78                 1.23                         1.48                                      Fee
           79                 1.27                         N/A                                       Fee             10.0
           80                 1.48                         1.48                                      Fee
           81                 1.18                         1.42                                      Fee             14.0
           82                 1.16                         1.40                                      Fee
           83                 1.15                         1.36                                      Fee
           84                 1.24                         1.50                                      Fee             18.0
           85                 1.16                         1.40                                      Fee
           86                 1.39                         1.39                                      Fee
           87                 1.36                         1.64                                      Fee
           88                 1.22                         N/A                                       Fee              9.0
           89                 1.17                         1.40                                      Fee             19.0
           90                 1.17                         1.40                                      Fee
           91                 1.20                         1.46                                      Fee
           92                 1.48                         1.48                                      Fee
           93                 1.11                         1.32                                      Fee
           94                 1.55                         N/A                                       Fee
          94.01                                                                                      Fee
          94.02                                                                                      Fee
           95                 1.22                         N/A                                       Fee
           96                 1.43                         1.72                                      Fee             15.0
           97                 1.22                         N/A                                       Fee
           98                 1.21                         1.45                                      Fee             17.0
           99                 1.50                         1.80                                      Fee
           100                1.44                         1.44                                      Fee
           101                1.19                         1.43                                      Fee
           102                1.19                         1.42                                      Fee
           103                1.26                         N/A                                       Fee
           104                1.24                         1.48                                      Fee
           105                1.20                         1.43                                      Fee
           106                1.20                         1.45                                      Fee
           107                1.30                         N/A                                       Fee             17.0
           108                1.16                         1.39                                      Fee              7.0
           109                1.20                         1.46                                      Fee
           110                1.53                         1.83                                      Fee
           111                1.38                         N/A                                       Fee
           112                1.24                         1.49                                      Fee
           113                1.31                         1.57                                      Fee
           114                1.41                         1.41                                      Fee
           115                1.20                         1.44                                      Fee             13.0
           116                1.19                         1.44                                      Fee
           117                1.59                         1.59                                      Fee
           118                1.30                         1.56                                      Fee
           119                1.22                         1.48                                      Fee
           120                1.33                         1.56                                      Fee
           121                1.20                         1.45                                   Leasehold
           122                1.28                         1.54                                      Fee
           123                1.15                         1.36                                      Fee
           124                1.36                         1.36                                      Fee
           125                1.36                         1.36                                      Fee
           126                1.39                         1.39                                      Fee
           127                1.52                         N/A                                       Fee
           128                1.17                         1.40                                      Fee
           129                1.53                         N/A                                       Fee
           130                1.16                         1.39                                      Fee
           131                1.15                         1.34                                      Fee
           132                1.28                         1.55                                      Fee
           133                1.15                         1.35                                      Fee
           134                1.30                         1.30                                      Fee             11.0
           135                1.39                         1.39                                      Fee
           136                1.15                         1.39                                      Fee
           137                2.76                         2.76                                      Fee
           138                1.23                         1.46                                      Fee
           139                1.14                         N/A                                       Fee
           140                1.39                         N/A                                       Fee
           141                1.24                         N/A                                       Fee
           142                1.23                         N/A                                       Fee
           143                1.21                         1.45                                      Fee             13.0
           144                2.12                         2.12                                      Fee
           145                1.36                         1.36                                      Fee
           146                1.60                         1.60                                      Fee
           147                1.20                         N/A                                       Fee             15.0
           148                1.33                         N/A                                       Fee
           149                1.17                         1.40                                      Fee
           150                1.24                         1.49                                      Fee
           151                1.23                         1.23                                      Fee
           152                1.21                         1.46                                      Fee
           153                1.27                         1.51                                      Fee             28.0
           154                1.39                         1.39                                      Fee
           155                1.43                         N/A                                       Fee
         155.01                                                                                      Fee             12.0
         155.02                                                                                      Fee             18.0
           156                1.29                         1.53                                      Fee
           157                1.46                         N/A                                       Fee
           158                1.25                         N/A                                       Fee
           159                1.22                         N/A                                       Fee
         159.01                                                                                      Fee
         159.02                                                                                      Fee
         159.03                                                                                      Fee
           160                1.22                         1.45                                      Fee
           161                1.41                         N/A                                       Fee
           162                1.25                         1.31                                      Fee
           163                1.41                         1.41                                      Fee
           164                1.40                         N/A                                       Fee
           165                1.19                         1.40                                      Fee
           166                1.20                         1.43                                      Fee
           167                1.37                         N/A                                       Fee
           168                1.19                         N/A                                       Fee
           169                1.48                         N/A                                       Fee
           170                1.72                         2.22                                      Fee
           171                1.70                         N/A                                       Fee
           172                1.75                         N/A                                       Fee
           173                1.16                         1.39                                      Fee             18.0
           174                1.53                         1.84                                      Fee
           175                1.31                         1.56                                      Fee
           176                1.16                         N/A                                       Fee             19.0
           177                1.73                         N/A                                       Fee             24.0
           178                1.21                         1.43                                      Fee
           179                1.40                         1.40                                      Fee
           180                1.41                         1.41                                      Fee
           181                1.21                         1.44                                      Fee
           182                1.32                         1.32                                      Fee
           183                1.22                         1.48                                      Fee
           184                1.15                         1.38                                      Fee
           185                1.20                         1.44                                      Fee
           186                1.30                         N/A                                       Fee             18.0
           187                1.67                         1.67                                      Fee
           188                1.22                         N/A                                       Fee
           189                1.38                         N/A                                       Fee
           190                1.18                         N/A                                       Fee
           191                1.26                         1.52                                      Fee
           192                1.16                         1.38                                      Fee
           193                1.22                         1.45                                      Fee
         193.01                                                                                      Fee
         193.02                                                                                      Fee
           194                1.41                         1.41                                      Fee
           195                1.24                         1.49                                      Fee
           196                1.22                         1.48                                   Leasehold
           197                1.38                         1.66                                      Fee
           198                1.39                         1.39                                      Fee
           199                1.26                         1.53                                      Fee
           200                1.61                         1.61                                      Fee
           201                1.62                         N/A                                       Fee
           202                1.17                         1.40                                      Fee
           203                1.20                         1.41                                      Fee
           204                1.30                         N/A                                       Fee
           205                1.27                         1.54                                      Fee
           206                1.80                         1.80                                      Fee
         206.01                                                                                      Fee
         206.02                                                                                      Fee
           207                1.20                         1.44                                      Fee
           208                1.67                         N/A                                       Fee
           209                1.14                         N/A                                       Fee
           210                1.31                         1.57                                      Fee
           211                1.87                         2.24                                      Fee
           212                1.99                         N/A                                       Fee
           213                1.42                         N/A                                       Fee
           214                1.30                         1.55                                      Fee             10.0
           215                1.43                         N/A                                       Fee
           216                1.67                         N/A                                       Fee
           217                1.34                         N/A                                       Fee
           218                1.41                         1.65                                      Fee
           219                1.25                         N/A                                       Fee              8.0
           220                1.45                         N/A                                       Fee
           221                1.21                         1.44                                      Fee
           222                1.32                         1.32                                      Fee
           223                1.29                         1.53                                      Fee
           224                1.75                         N/A                                       Fee
           225                1.39                         1.39                                      Fee
           226                1.19                         1.44                                      Fee
           227                1.15                         1.37                                      Fee
           228                1.22                         1.46                                      Fee
           229                1.18                         1.41                                      Fee
           230                1.22                         1.22                                      Fee
           231                1.63                         1.63                                      Fee
           232                1.50                         N/A                                       Fee
           233                1.21                         N/A                                       Fee
           234                1.15                         N/A                                       Fee
           235                1.16                         1.40                                      Fee
           236                1.60                         1.60                                      Fee
           237                1.16                         1.39                                      Fee             12.0
           238                1.15                         1.38                                      Fee
           239                1.21                         N/A                                       Fee
           240                1.20                         1.44                                      Fee
           241                1.20                         1.42                                      Fee
           242                1.64                         N/A                                       Fee

                                                                UPFRONT ESCROW(12)
             -----------------------------------------------------------------------------------------------------------------------

               UPFRONT CAPEX   UPFRONT ENGIN.   UPFRONT ENVIR.    UPFRONT TI/LC(19)   UPFRONT RE TAX  UPFRONT INS.   UPFRONT OTHER
   LOAN #         RESERVE ($)      RESERVE ($)      RESERVE ($)         RESERVE ($)       RESERVE ($)   RESERVE ($)     RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

      1                    0                0                0                   0                 0             0               0
      2                    0                0                0                   0                 0             0               0
      3                    0                0                0                   0                 0             0               0
      4                8,760          650,000                0              23,359           855,945        27,563               0
      5                    0                0                0                   0                 0             0               0
    5.01
    5.02
    5.03
    5.04
    5.05
    5.06
    5.07
    5.08
    5.09
    5.10
    5.11
    5.12
    5.13
    5.14
    5.15
      6               64,732           20,938                0                   0           496,763       181,883       2,620,000
      7                    0                0                0                   0            55,753        38,426               0
      8               54,491                0                0                   0           142,000        94,629               0
      9                    0           94,375                0                   0           375,365       147,309       3,316,000
     10                    0          161,346                0                   0             7,990        55,210       4,560,435
     11               43,870                0                0                   0           184,716        49,175               0
     12                5,942                0                0              22,281           331,814        18,621       2,320,655
    12.01
    12.02
    12.03
    12.04
    12.05
    12.06
    12.07
    12.08
     13            1,225,000           23,375                0                   0           303,845        74,959               0
    13.01
    13.02
     14                1,746                0                0                   0            71,426        55,687               0
     15                    0                0                0                   0           347,233        44,948               0
     16                    0                0                0                   0                 0             0               0
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
    16.11
    16.12
    16.13
    16.14
    16.15
    16.16
    16.17
    16.18
    16.19
    16.20
     17                    0        2,000,000                0                   0                 0             0               0
     18                    0                0                0                   0                 0             0               0
     19                    0                0                0                   0           164,152       122,151               0
    19.01
    19.02
    19.03
    19.04
    19.05
    19.06
    19.07
    19.08
    19.09
     20                    0                0                0                   0           130,247        10,900               0
     21                    0                0                0                   0                 0             0         305,000
     22              257,700            8,750                0                   0            74,033       207,701               0
     23                    0                0                0                   0                 0             0               0
     24                    0                0                0                   0           207,210        96,326               0
    24.01
    24.02
    24.03
     25                1,934                0                0                   0           179,315         5,575               0
     26                2,749                0           61,250               9,163            62,297        76,256               0
     27                    0                0                0                   0            94,916         5,381               0
     28                    0                0                0             549,133                 0             0               0
     29               31,752           60,300                0                   0            62,474        19,109       3,200,000
     30                    0                0                0                   0            16,898             0               0
     31                    0                0                0                   0                 0             0               0
     32                2,047                0                0               5,000            92,711        41,155               0
     33                4,899          149,988                0                   0           127,969        25,553         387,728
     34                1,372                0                0               3,306            72,982        39,979       2,060,000
     35                    0                0                0                   0           115,566        22,947               0
     36                1,978                0                0           1,600,000                 0             0               0
     37                    0                0                0                   0            13,352             0               0
     38                    0                0                0                   0            87,005             0               0
     39                    0          192,500                0           1,000,000                 0       167,468          46,000
     40                    0                0                0             200,000           116,208        59,960               0
     41                  908                0                0           3,129,378            47,014         5,323       5,213,480
     42                    0                0                0                   0                 0             0               0
     43               25,417                0                0                   0            68,605        23,498               0
     44                    0                0                0                   0            94,082        61,376               0
    44.01
    44.02
     45                    0                0                0                   0                 0             0               0
     46                    0                0           89,000             300,000           276,824         7,854       1,700,000
     47                    0                0                0                   0            63,803        14,929               0
    47.01
    47.02
    47.03
     48                4,533                0                0                   0           183,126        12,131               0
     49                6,875                0                0                   0                 0        18,030               0
     50                5,333           41,713                0                   0            31,417        10,821               0
     51                    0           75,000                0                   0            27,152         4,603               0
     52                    0                0          200,000                   0                 0             0         275,000
     53                    0                0                0                   0           119,220         9,802          33,750
     54                1,607                0                0              13,333           109,088        13,016               0
     55               52,250                0           17,500                   0            64,016        10,107       2,447,750
     56                    0                0                0                   0            77,292        12,127               0
     57                    0                0                0                   0                 0             0               0
     58                    0                0                0               6,250            83,351        38,765       1,000,000
     59              662,650                0                0             787,350            69,137        11,489               0
    59.01
    59.02
     60                    0                0                0                   0                 0             0               0
     61                    0           10,000                0                   0            96,460        55,870               0
     62                    0            2,500                0                   0            10,794        17,906               0
     63                    0                0                0                   0                 0             0               0
     64                    0                0                0                   0            10,180         5,439               0
     65                1,029                0                0                   0            36,562        31,358               0
     66                  581           13,687                0                   0           188,265        14,882          32,300
     67            1,000,000                0                0                   0            87,952         6,717               0
     68                    0                0                0                   0            94,943         8,214               0
     69                2,330                0                0                   0            68,906        33,513          55,000
     70                    0                0                0                   0            94,847             0               0
    70.01
    70.02
    70.03
    70.04
    70.05
    70.06
    70.07
    70.08
    70.09
    70.10
    70.11
    70.12
    70.13
     71                    0                0                0                   0            31,960         3,563               0
     72                    0                0                0             400,000            19,412             0          30,000
     73                    0                0                0                   0                 0        35,000               0
     74                    0                0                0                   0                 0             0               0
     75
     76                    0                0                0                   0            61,009         3,234               0
     77                5,000           18,844                0                   0           137,505        62,310       1,000,000
     78               10,000                0                0             240,000            52,759         4,948               0
     79                    0                0                0                   0                 0             0               0
     80                  541                0                0             100,000           158,622        24,241               0
     81                    0                0                0                   0             3,011         1,622               0
     82                    0                0                0             400,000           115,088        72,635               0
     83                  971                0                0             225,000           143,547        55,315         971,625
     84                1,590                0                0               1,000            29,785         6,113               0
     85                2,000                0                0                   0                 0             0               0
     86                    0                0                0                   0                 0             0               0
     87                    0                0                0                   0           163,233         7,952               0
     88                    0                0                0                   0                 0             0               0
     89                    0           19,969                0                   0                 0             0               0
     90                    0                0                0                   0           115,894         7,485               0
     91                  753                0                0               5,000            17,463         5,691               0
     92                5,668                0                0                   0           145,015         5,685       1,500,000
     93                    0                0                0                   0            41,170        32,093               0
     94              225,000                0                0                   0            27,645        15,794               0
    94.01
    94.02
     95                    0          337,500                0                   0            98,292        30,265         238,000
     96                    0            1,875                0                   0             7,116         6,683               0
     97                  630           82,250                0               3,333            15,477        19,907               0
     98                    0                0                0                   0            71,451         5,050               0
     99                    0           12,500                0                   0                 0             0               0
     100                   0                0                0                   0                 0             0               0
     101                   0          207,500                0                   0            90,981        19,946               0
     102           1,040,850                0                0           1,302,716            28,583        21,581         100,000
     103               2,374                0                0               8,333            59,462        26,672               0
     104                 931                0                0                   0                 0             0               0
     105              25,000                0                0             750,000            64,306        13,263          31,739
     106                   0                0                0                   0             6,942         6,916         400,000
     107                 443                0                0               2,500            28,586         5,644               0
     108               2,267            9,013                0                   0            57,773        25,223               0
     109                   0                0                0                   0            64,283             0               0
     110                 592                0                0                   0            35,333         6,444       2,000,000
     111                   0                0                0                   0            28,905        48,511               0
     112               1,922                0                0               3,333                 0             0               0
     113               5,958          207,875                0                   0            80,274        92,211               0
     114                   0                0                0                   0                 0             0               0
     115               1,000           79,475                0              84,603                 0         6,190          86,367
     116                   0                0                0                   0            20,481         2,159               0
     117                   0                0                0                   0                 0             0               0
     118               3,077                0                0             258,333            65,083        51,359         316,137
     119                   0                0                0                   0            15,291        13,530               0
     120                   0        1,190,011                0                   0             6,738        15,222         106,667
     121                   0                0                0                   0            70,265        12,317          30,000
     122                 927                0                0               1,667            69,722        19,153       1,795,000
     123                   0                0                0                   0            16,667           652          52,809
     124                   0                0                0                   0                 0             0               0
     125                   0                0                0                   0                 0             0               0
     126                   0                0                0                   0                 0             0               0
     127              12,622                0                0                   0            24,098         9,735               0
     128                   0                0                0                   0            76,616         5,152               0
     129                   0                0                0                   0            47,899        20,000               0
     130                   0                0                0                   0            81,512         1,548         256,000
     131                 592                0                0               2,083           117,775        19,691               0
     132               4,081           13,938                0               4,223            39,507         6,157         300,000
     133               4,417                0                0                   0            87,000        18,600         100,000
     134                 533                0                0               1,500            27,327         5,245               0
     135                   0                0                0                   0                 0             0               0
     136                   0                0                0                   0            42,434         5,368               0
     137                   0            5,250                0                   0            75,151       139,492               0
     138               6,850                0           12,500                   0            33,639        80,567               0
     139               2,500                0                0                   0            11,884        20,078               0
     140                   0                0                0                   0            11,355        20,159               0
     141                 743                0                0               2,475            64,041         7,200               0
     142               1,160                0                0              67,500            18,103         4,882          60,000
     143                   0                0                0                   0                 0             0               0
     144                   0                0                0                   0            48,254        15,999               0
     145                   0                0                0                   0                 0             0               0
     146                   0                0                0                   0            30,695         1,887               0
     147                 791                0                0                 989            17,438        18,054               0
     148                   0                0                0                   0                 0             0               0
     149                   0                0                0                   0            58,217         3,858               0
     150               1,183           32,113                0               6,619            34,840         9,703               0
     151               1,208                0           62,500                   0            43,341         9,734               0
     152                 258                0                0              20,000            20,843         8,562         344,414
     153                 839                0          343,750             150,000            28,632         7,843               0
     154                   0                0                0                   0                 0             0               0
     155              29,929              800                0               4,099            20,264        38,238               0
   155.01
   155.02
     156                 614                0                0           1,440,000            36,856         2,732         500,000
     157               5,804                0                0                   0            32,738        22,601               0
     158                   0                0                0                   0            41,450         2,008               0
     159                 790                0                0             250,000            58,437         9,051               0
   159.01
   159.02
   159.03
     160                   0                0                0                   0            33,248         6,115         554,762
     161                   0                0                0                   0            38,917         1,930               0
     162                   0                0                0                   0            30,800         7,552          45,600
     163                   0                0                0                   0                 0             0               0
     164                   0           16,250                0                   0            19,217        37,034          22,000
     165                   0                0                0                   0                 0             0               0
     166                 348                0                0               1,741            22,212         1,200               0
     167                 712                0                0             592,804            81,743        40,113               0
     168                   0                0                0                   0           112,541         3,922          46,282
     169                   0                0                0             150,000           145,400         3,935               0
     170                   0                0                0                   0                 0             0               0
     171                   0                0                0                   0            34,557        24,685               0
     172                   0                0                0                   0                 0             0               0
     173                   0                0           16,500                   0             8,498        11,762               0
     174                   0                0                0                   0             6,308        11,637               0
     175               1,140                0                0             402,138            10,055         5,625               0
     176                   0                0                0                   0             4,360             0               0
     177                   0           11,391                0                   0                 0             0               0
     178                 538                0                0               1,667                 0             0               0
     179                   0                0                0                   0                 0             0               0
     180                   0                0                0                   0                 0             0               0
     181                   0                0                0                   0             4,360        21,319         410,000
     182                   0                0                0                   0                 0             0               0
     183                   0                0                0                   0            42,330             0         122,800
     184                   0                0                0                   0                 0             0               0
     185                 370                0                0               1,667            17,092         3,253               0
     186                   0                0                0                   0                 0             0               0
     187                   0                0                0                   0            40,573           758               0
     188                   0           10,188                0             100,000            34,254        11,543               0
     189                 525            5,125            2,250           1,000,000            35,000         1,703               0
     190                   0                0                0                   0            25,078           435               0
     191                 308                0                0              81,000            24,260         1,464          79,739
     192              11,294                0                0                 628            21,568         2,332               0
     193                 483                0                0               1,000            60,957         8,167          75,000
   193.01
   193.02
     194                   0                0                0                   0                 0             0               0
     195                   0           85,275                0                   0            63,204        27,574          30,000
     196                 615                0                0                   0            61,273         4,522               0
     197             211,503          176,487                0                   0            18,135         5,909               0
     198                   0          125,000                0                   0            17,800             0               0
     199                   0                0                0                   0            37,142        11,191               0
     200                   0                0                0                   0                 0             0               0
     201                   0                0                0                   0            19,993        16,233               0
     202                   0           42,566                0                   0                 0             0               0
     203                 430                0                0               2,778                 0             0               0
     204                 809                0                0                   0            11,457             0               0
     205                   0                0                0                   0            17,242        13,179               0
     206                   0                0            6,000                   0            25,444         1,139               0
   206.01
   206.02
     207               3,333          109,375                0                   0            45,217        51,008               0
     208                   0                0                0                   0                 0         3,398               0
     209                   0                0                0                   0                 0         9,908               0
     210                   0                0                0                   0             6,222         3,969               0
     211                   0                0                0                   0            46,057         2,157               0
     212                   0                0                0                   0                 0             0               0
     213                 843          150,000                0               4,167            33,411        45,208               0
     214                 533                0                0               2,083            31,794         1,398               0
     215                   0           32,220                0                   0             3,904             0               0
     216                   0                0                0                   0            20,534             0               0
     217                   0                0                0                   0            28,500         6,173               0
     218               1,375                0                0                   0             4,012         8,530               0
     219                   0                0                0                   0             9,853         7,045               0
     220                   0            3,750                0              39,800            20,298         2,757               0
     221              75,183           25,500                0                   0            10,000         3,770               0
     222                   0                0                0                   0                 0             0               0
     223                   0                0                0                   0            21,126         4,930               0
     224                   0                0                0                   0                 0             0               0
     225                   0                0                0                   0                 0             0               0
     226              50,000           23,375                0                   0            15,809        13,767               0
     227                   0          115,000                0                   0             1,500           697               0
     228                 228                0                0               1,250            32,054         3,100         126,774
     229                 646                0                0                   0                 0         3,215               0
     230                   0                0                0                   0                 0             0               0
     231                   0                0                0                   0             8,993           701               0
     232                   0                0                0                   0             8,044         8,375          17,500
     233                   0                0                0                   0            10,533         2,129               0
     234                   0                0                0                   0             8,374         9,637               0
     235                   0            1,125                0                   0                 0             0               0
     236                   0                0                0                   0            12,988           499               0
     237               5,375                0                0                   0             2,768           347               0
     238               1,000           48,625                0                   0            18,427        21,699               0
     239                   0                0                0                   0            30,814         4,220               0
     240              34,186            3,937                0                 744             7,322         6,933               0
     241                   0                0                0                   0             2,105         3,292               0
     242                 170                0                0                   0                 0             0               0

                                                                  MONTHLY ESCROW(13)
                         ---------------------------------------------------------------------------------------------------------

                             MONTHLY CAPEX   MONTHLY ENVIR.    MONTHLY TI/LC    MONTHLY RE TAX  MONTHLY INS.    MONTHLY OTHER
       LOAN #                   RESERVE ($)      RESERVE ($)      RESERVE ($)       RESERVE ($)   RESERVE ($)      RESERVE ($)
----------------------------------------------------------------------------------------------------------------------------------

          1                              0                0                0                 0             0                0
          2                              0                0                0                 0             0                0
          3                              0                0                0                 0             0                0
          4                          8,760                0           23,359           110,432         9,188                0
          5                              0                0                0                 0             0                0
        5.01
        5.02
        5.03
        5.04
        5.05
        5.06
        5.07
        5.08
        5.09
        5.10
        5.11
        5.12
        5.13
        5.14
        5.15
          6                         64,732                0                0            99,353        18,188                0
          7                         61,170                0                0            55,753         9,607                0
          8                         54,491                0                0            35,500             0                0
          9                         45,479                0                0            41,707        12,810                0
         10                          4,427                0                0             2,663         5,521                0
         11                         43,870                0                0            36,943             0                0
         12                          5,942                0           22,281            40,474        56,207                0
        12.01
        12.02
        12.03
        12.04
        12.05
        12.06
        12.07
        12.08
         13                              0                0                0            50,641        24,986                0
        13.01
        13.02
         14                          1,746                0                0            17,856        11,228                0
         15                          1,475                0           11,660            31,567         4,086                0
         16                              0                0                0                 0             0                0
        16.01
        16.02
        16.03
        16.04
        16.05
        16.06
        16.07
        16.08
        16.09
        16.10
        16.11
        16.12
        16.13
        16.14
        16.15
        16.16
        16.17
        16.18
        16.19
        16.20
         17                              0                0                0                 0             0                0
         18                              0                0                0                 0             0                0
         19                          2,500                0                0            29,099         9,575                0
        19.01
        19.02
        19.03
        19.04
        19.05
        19.06
        19.07
        19.08
        19.09
         20                              0                0                0            26,049         1,817                0
         21                              0                0                0                 0             0                0
         22                          2,380                0            6,833            37,017        34,617                0
         23                              0                0                0                 0             0                0
         24                         10,502                0                0            41,442        10,703                0
        24.01
        24.02
        24.03
         25                          1,934                0                0            35,863         1,858                0
         26                          2,749                0            9,163            31,148        12,020                0
         27                         25,509                0                0            23,729         2,691                0
         28                              0                0                0                 0             0                0
         29                         31,752                0                0            31,237         6,370                0
         30                            796                0                0             8,449             0                0
         31                              0                0                0                 0             0                0
         32                          2,047                0            5,000            15,452         3,166                0
         33                          4,899                0                0            31,992         8,518                0
         34                          1,372                0            3,306            19,037         3,332                0
         35                              0                0                0            38,522         1,639                0
         36                          1,978                0                0                 0             0                0
         37                            542                0                0             6,676             0                0
         38                         11,039                0                0            15,819             0                0
         39                         13,645                0           11,000                 0        16,747            6,250
         40                              0                0            6,000            23,242         4,997                0
         41                            908                0                0            11,754         1,774                0
         42                              0                0                0                 0             0                0
         43                         25,417                0                0            17,151         7,833                0
         44                          7,861                0                0            18,816         6,820                0
        44.01
        44.02
         45                              0                0                0                 0             0                0
         46                          1,878                0                0            26,190         2,618                0
         47                              0                0                0            10,634         4,976                0
        47.01
        47.02
        47.03
         48                          4,533                0                0            45,782         4,044                0
         49                          2,097                0            7,500            11,169         3,005                0
         50                          5,333                0                0            10,472         3,607                0
         51                          1,127                0                0                 0             0                0
         52                            621                0            2,083                 0             0                0
         53                              0                0                0            23,844         3,267                0
         54                          1,607                0           13,333            27,272         1,085                0
         55                              0                0                0             9,145         3,369                0
         56                              0                0                0            11,042         6,064                0
         57                              0                0                0                 0             0                0
         58                          1,889                0            6,250            27,784         2,769                0
         59                              0                0                0            11,523         5,745                0
        59.01
        59.02
         60                          1,517                0                0                 0             0                0
         61                          8,606                0                0            13,780        18,623                0
         62                              0                0                0             5,397         2,558                0
         63                              0                0                0                 0             0                0
         64                          2,458                0                0            10,180         2,720                0
         65                          1,029                0                0            12,187         2,851                0
         66                            581                0                0            31,377         3,064                0
         67                          1,707                0            5,689            29,317         3,358                0
         68                          1,254                0            4,167            15,824           685                0
         69                          2,330                0                0            13,781         8,378                0
         70                          4,973                0                0            18,969             0                0
        70.01
        70.02
        70.03
        70.04
        70.05
        70.06
        70.07
        70.08
        70.09
        70.10
        70.11
        70.12
        70.13
         71                              0                0                0             6,392         1,032                0
         72                            808                0            3,350            19,412             0                0
         73                              0                0                0                 0             0                0
         74                          1,288                0                0                 0             0                0
         75
         76                              0                0            2,396            30,505         1,617                0
         77                          5,000                0                0            15,278        11,789                0
         78                            368                0            2,042             8,793         1,649                0
         79                              0                0                0                 0             0                0
         80                            541                0                0            19,828         8,080                0
         81                            588                0                0             3,011           811                0
         82                          1,404                0                0            11,509         6,053                0
         83                            971                0                0            23,925        18,438                0
         84                          1,590                0            1,000             9,928         3,057                0
         85                          2,000                0                0                 0             0                0
         86                            938                0                0                 0             0                0
         87                          1,350                0            8,998            17,520         1,988                0
         88                              0                0                0                 0             0                0
         89                              0                0            3,300                 0             0                0
         90                          3,077                0                0            23,179         2,495                0
         91                            753                0            5,000             5,821         2,845                0
         92                          5,668                0                0            24,169         5,685                0
         93                          3,792                0                0            10,293         4,012                0
         94                              0                0                0             3,949         1,755                0
        94.01
        94.02
         95                              0                0            3,500            10,921         7,566                0
         96                          4,778                0                0             7,116         2,228                0
         97                            630                0            3,333             7,739         3,391                0
         98                          1,217                0            6,087            10,207         1,683                0
         99                              0                0                0                 0             0                0
         100                             0                0            5,000                 0             0                0
         101                             0                0            4,167             9,098         1,995                0
         102                         3,060                0           10,198             5,717         4,410                0
         103                         2,374                0            8,333            11,892         1,905                0
         104                           931                0                0                 0             0                0
         105                         2,463                0            6,158            16,076         2,653                0
         106                         1,655                0            2,500             3,832         3,264                0
         107                           443                0            2,500             7,147         1,770                0
         108                         2,267                0                0            14,443         3,603                0
         109                             0                0                0             6,428             0                0
         110                           592                0                0             8,833         1,611                0
         111                        16,298                0                0             9,635         4,043                0
         112                         1,922                0            3,333                 0             0                0
         113                         5,958                0                0            16,055        10,583                0
         114                         1,465                0                0                 0             0                0
         115                         1,000                0                0             7,591         2,063                0
         116                             0                0            3,750            10,241         1,080                0
         117                             0                0                0                 0             0                0
         118                         3,077                0            8,333            10,847         3,951                0
         119                         1,047                0            8,726             7,645         1,691                0
         120                             0                0                0             3,369         3,805                0
         121                             0                0                0             6,629           880                0
         122                           927                0            1,667             6,665         2,394                0
         123                           118                0            4,000             3,333           652                0
         124                           920                0                0                 0             0                0
         125                         1,573                0                0                 0             0                0
         126                           804                0                0                 0             0                0
         127                        12,622                0                0             8,033         3,245                0
         128                         1,653                0                0            15,323         1,717                0
         129                         8,780                0                0             7,983         2,500                0
         130                           228                0            6,315            13,585         1,548                0
         131                           592                0            2,083            16,825         1,313                0
         132                         4,081                0            4,223             7,901         2,052                0
         133                         4,417                0                0            14,500         5,567                0
         134                           533                0            1,500             3,544           874                0
         135                           900                0                0                 0             0                0
         136                             0                0                0             1,789             0                0
         137                             0                0                0             9,394        12,681                0
         138                         6,850                0                0            11,213         6,714                0
         139                         2,500                0                0            11,884         5,020                0
         140                           581                0            1,667            11,355         2,520                0
         141                           743                0            2,475            12,808         1,800                0
         142                         1,160                0            2,500             6,034         1,627                0
         143                             0                0                0                 0             0                0
         144                         4,286                0                0             6,893         2,000                0
         145                           948                0                0                 0             0                0
         146                             0                0                0            10,453           629                0
         147                           791                0              989             5,813         1,641                0
         148                             0                0                0                 0             0                0
         149                         2,982                0                0            11,643         1,286                0
         150                         1,183                0              552             8,710         3,234                0
         151                         1,208                0                0             4,334         1,391                0
         152                           258                0            1,667             2,978         1,070                0
         153                           839                0            5,200             5,726         3,032                0
         154                           596                0                0                 0             0                0
         155                           929                0            4,099             2,895         3,824                0
       155.01
       155.02
         156                           307                0                0             7,371           911                0
         157                         5,804                0                0             6,548         2,511                0
         158                             0                0                0             6,908           669                0
         159                           790                0                0             9,739         1,131                0
       159.01
       159.02
       159.03
         160                           239                0            1,877             5,228         1,223                0
         161                             0                0                0             7,783           643                0
         162                         1,554                0                0             4,400         1,079                0
         163                           550                0                0                 0             0                0
         164                         5,933                0                0             3,203         3,703                0
         165                           783                0            2,175                 0             0                0
         166                           348                0            1,741             7,404           300                0
         167                           712                0                0            16,349         7,468                0
         168                           642                0            4,461            15,005           981                0
         169                         2,579                0                0            11,185         3,935                0
         170                             0                0                0            14,213             0                0
         171                             0                0                0             3,840         2,147                0
         172                             0                0            9,963                 0             0                0
         173                           551                0            1,833             4,249           905                0
         174                         3,276                0                0             6,308         1,455                0
         175                         1,140                0            2,138             3,352         1,875                0
         176                           248                0                0             4,360             0                0
         177                             0                0                0                 0             0                0
         178                           538                0            1,667                 0             0                0
         179                         1,008                0                0                 0             0                0
         180                           763                0                0                 0             0                0
         181                           285                0            1,898             1,453         3,046                0
         182                             0                0                0                 0             0                0
         183                         3,112                0                0             8,466         1,503                0
         184                             0                0                0                 0             0                0
         185                           370                0            1,667             2,442         1,084                0
         186                             0                0                0                 0             0                0
         187                             0                0                0             5,796           379                0
         188                         1,122                0            2,083             4,893         2,886                0
         189                           525                0                0             2,917           568                0
         190                             0                0                0             5,016           145                0
         191                           308                0                0             4,043           488                0
         192                           214                0              628             4,314           672                0
         193                           483                0            1,000             4,862           810                0
       193.01
       193.02
         194                           783                0                0                 0             0                0
         195                         5,878                0                0            10,534         3,677                0
         196                           615                0                0             8,906           754                0
         197                         6,558                0                0             4,554         2,955                0
         198                             0                0                0                 0             0                0
         199                             0                0                0             7,428         1,243                0
         200                             0                0                0                 0             0                0
         201                         5,600                0                0             2,856         1,804                0
         202                         3,500                0                0                 0             0                0
         203                           430                0            2,778                 0             0                0
         204                             0                0                0                 0             0                0
         205                         1,875                0                0             5,747         1,883                0
         206                             0                0                0             6,227           569                0
       206.01
       206.02
         207                         3,333                0                0             9,043         5,861                0
         208                           675                0                0                 0         1,133                0
         209                             0                0                0                 0         3,303                0
         210                         1,479                0                0             6,222         1,984                0
         211                             0                0                0             4,187           719                0
         212                             0                0                0                 0             0                0
         213                           843                0            4,167             6,682         3,478                0
         214                           533                0            2,083             3,974           140                0
         215                             0                0                0             3,904             0                0
         216                             0                0                0             2,282             0                0
         217                         1,237                0                0             5,700           441                0
         218                         1,375                0                0             1,003         2,843                0
         219                             0                0                0             3,284         1,006                0
         220                           279                0                0             6,766           345                0
         221                           683                0                0               833           384                0
         222                             0                0                0                 0             0                0
         223                         1,524                0                0            10,563         1,643                0
         224                             0                0            7,583                 0             0                0
         225                           563                0                0                 0             0                0
         226                           783                0                0             5,270         2,753                0
         227                           716                0            1,334             1,500           697                0
         228                           228                0            1,250             4,007           388                0
         229                           646                0                0             4,153           565                0
         230                             0                0                0                 0             0                0
         231                             0                0                0             3,093           234                0
         232                         3,518                0                0             2,011         1,396                0
         233                           439                0                0             3,010           532                0
         234                         1,067                0                0             1,675         1,377                0
         235                           196                0                0                 0             0                0
         236                             0                0                0             1,855           249                0
         237                            75                0                0             1,384           347                0
         238                             0                0                0             2,632         1,662                0
         239                         1,434                0                0             8,804         1,055                0
         240                           186                0              744             1,464           533                0
         241                             0                0              834               421           366                0
         242                           170                0                0                 0             0                0

                                                                     LARGEST TENANT
                                      --------------------------------------------------------------------------------

                          SINGLE                                                                            LEASE
       LOAN #             TENANT      LARGEST TENANT                                        UNIT SIZE     EXPIRATION
----------------------------------------------------------------------------------------------------------------------

          1                 No        Shearman & Sterling LLP                                 517,658      08/31/22
          2                 No        Gander Mountain                                          81,537      09/28/21
          3                Yes        Sabre Inc.                                              473,940      03/31/22
          4                 No        Penske Truck Leasing                                    353,607      12/31/20
          5                 No
        5.01                No        Electrolux Major Appliances                             406,966      01/31/10
        5.02                No        Telmar Network Technology                               259,282      03/31/08
        5.03               Yes        Oriental Lacquer Furniture Inc                          208,800      12/31/08
        5.04                No        Armor USA, Inc.                                          46,288      02/28/10
        5.05                No        Safelite Fulfillment, Inc.                               45,490      04/30/11
        5.06                No        GE On Wing Support, Inc.                                 32,256      03/31/12
        5.07                No        Comfortex Window Fashions                                54,879      07/31/08
        5.08                No        John H. Harland Company                                  33,001      08/31/10
        5.09               Yes        Barloworld Handling, LP                                  23,460      06/30/21
        5.10               Yes        ABX Air Cargo Services, Inc.                            105,785      11/30/10
        5.11               Yes        Smith & Nephew, Inc.                                    102,000      04/30/09
        5.12                No        Clark Sales and Services, Inc.                           24,210      09/30/11
        5.13                No        Techcom, Inc.                                            22,882      11/30/08
        5.14               Yes        Barloworld Handling LP                                   39,692      08/31/13
        5.15                No        Indianapolis Newspapers, Inc.                            20,400      06/30/08
          6                 No
          7                 No
          8                 No
          9                 No
         10                Yes        Temple University Health System Inc.                    238,493      05/31/23
         11                 No
         12                 No
        12.01               No        Deloitte & Touche, USA, LLP                              79,292      12/31/16
        12.02              Yes        Highmark, Inc.                                           60,000      05/31/11
        12.03               No        Prudential Insurance Co.                                 10,906      09/30/09
        12.04               No        Bar Pirsum, LP                                           12,512      05/31/12
        12.05               No        Paychex North America                                     9,141      09/30/10
        12.06              Yes        Clear Channel                                            17,858      12/31/07
        12.07               No        Systems Services Integration                              6,733      08/31/09
        12.08              Yes        Amerihealth Mercy Health                                 11,000      01/31/10
         13                 No
        13.01               No
        13.02               No
         14                 No        Super Stop & Shop                                        55,000      10/01/21
         15                 No        Ultimate Electronics                                     31,984      02/28/18
         16                 No
        16.01               No
        16.02               No
        16.03               No
        16.04               No
        16.05               No
        16.06               No
        16.07               No
        16.08               No
        16.09               No
        16.10               No
        16.11               No
        16.12               No
        16.13               No
        16.14               No
        16.15               No
        16.16               No
        16.17               No
        16.18               No
        16.19               No
        16.20               No
         17                 No        Linens N Things                                          47,000      01/13/22
         18                 No
         19                 No
        19.01               No        A.C. Moore                                               25,497      12/31/13
        19.02               No        Circuit City                                             37,591      01/31/17
        19.03               No        Sports Authority                                         43,405      05/31/16
        19.04              Yes        CaroMont - Gastonia                                      18,654      12/31/15
        19.05              Yes        CaroMont - Belmont                                       14,829      12/31/15
        19.06              Yes        Hollywood Video                                           7,488      12/31/11
        19.07               No        Walgreens                                                12,544      12/31/42
        19.08              Yes        CaroMont - Stanley                                        8,323      12/31/15
        19.09              Yes        CaroMont - Kings Mountain                                 3,624      12/31/15
         20                 No        T.J. Maxx 'N More                                        53,000      09/30/14
         21                 No        Lowes                                                   134,563      12/31/26
         22                 No        Winn Dixie                                               35,922      10/28/12
         23                Yes        ABB Automation                                          536,426      12/31/16
         24                 No
        24.01               No
        24.02               No
        24.03               No
         25                 No        Food 4 Less                                              81,736      05/31/17
         26                 No        Burlington Coat Factory                                  83,042      01/31/10
         27                 No
         28                Yes        General Electric Company                                851,370      04/31/17
         29                 No
         30                 No
         31                Yes        Holopack International Corp.                             99,961      02/28/27
         32                 No        M.T. Supermarket                                         62,437      07/31/16
         33                 No
         34                 No        Chef's Market                                             8,028      12/31/13
         35                 No        Honeywell International                                  27,976      09/17/10
         36                Yes        Lakeshore Athletic Club                                 116,670      05/17/17
         37                 No
         38                 No
         39                 No        BAE Systems                                             637,625      02/28/16
         40                 No        H.E. Butt Grocery Company                                63,257      09/30/12
         41                 No        Vision Flex Office                                       35,000      05/31/17
         42                 No        MediConnect Global                                       40,000      12/31/13
         43                 No
         44                 No
        44.01               No
        44.02               No
         45                 No        Envision Lending Group                                   20,000      12/31/16
         46                 No        Giant                                                    32,549      09/30/09
         47                 No
        47.01               No
        47.02               No
        47.03               No
         48                 No
         49                 No        USDA                                                     65,738      10/15/13
         50                 No
         51                 No        Ross Dress for Less                                      30,187      07/02/17
         52                 No        Golfsmith Inc.                                           18,502      06/30/17
         53                 No        Hobby Lobby                                              63,706      07/31/13
         54                 No        Health Management Resources                              15,493      01/31/13
         55                 No
         56                 No        Marshalls                                                30,000      04/30/12
         57                Yes        Value City Department Stores, Inc                       486,531      09/02/17
         58                 No        Bally's Total Fitness                                    30,400      01/31/17
         59                 No
        59.01               No        E.I. Dupont                                             115,000      07/31/07
        59.02               No        Millenium Inorganic Chemicals                            85,670      04/30/11
         60                 No
         61                 No
         62                 No        Live Nation                                              39,659      06/30/10
         63                 No
         64                 No
         65                 No
         66                 No        Washington Mutual                                         8,880      02/28/17
         67                 No        Staples                                                  24,950      07/31/11
         68                 No        Floor & Decor Outlets of America                         42,392      05/31/17
         69                 No        Winn Dixie                                               43,750      10/30/12
         70                 No
        70.01               No        Gentz Industries                                         94,222      12/31/18
        70.02               No        Meccon Mechanical                                         5,700      11/30/07
        70.03               No        Product Development Corp.                                16,800      05/31/08
        70.04               No        Machining Center Inc.                                    15,463      07/31/08
        70.05              Yes        American Packaging Corporation                           28,280      03/31/07
        70.06              Yes        Freer Tool & Die, Inc.                                   22,280      08/31/13
        70.07              Yes        Landslide Skate Park LLC                                 20,980      04/30/09
        70.08              Yes
        70.09              Yes        Lasertech - MI                                           13,300      02/28/11
        70.10              Yes        Lasertech-MI                                             12,230      02/28/11
        70.11              Yes        Excel Industrial Electronics                             10,000      12/31/09
        70.12              Yes        Excel Industrial Electronics                              8,970      12/31/09
        70.13              Yes        Wally Kororski & Company                                  7,500      04/30/10
         71                 No        Lucky Brand                                               7,200      08/31/20
         72                 No        National Semiconductor Corp                              25,871      07/31/07
         73                Yes        BFS Diversified Products                                262,500      09/30/12
         74                 No
         75
         76                Yes        TQL: Total Quality Logistics                             95,833      03/11/22
         77                 No
         78                 No        UFO                                                      10,000      04/07/10
         79                 No        Best Buy Stores, L.P.                                    30,350      01/31/18
         80                 No        Comerica Bank                                             8,903      04/30/13
         81                 No
         82                 No        Tesst                                                    40,000      06/30/08
         83                 No        Bed Bath & Beyond                                        25,570      01/31/17
         84                 No        Huki Lau                                                  4,421      05/31/11
         85                Yes        AT&T Services                                           160,024      02/28/17
         86                 No
         87                 No        Tech Team Global, Inc.                                   73,622      08/31/16
         88                Yes        Neways International                                     84,511      02/28/27
         89                 No        Tresierras Brothers Market                               22,100      02/28/14
         90                 No
         91                 No        Filene's Basement                                        28,269      01/31/11
         92                 No
         93                 No
         94                 No
        94.01               No
        94.02               No
         95                 No        Treasure Coast Surgical Group                            24,266      09/30/13
         96                 No
         97                 No        Commonwealth of Massachusetts                            36,027      05/11/13
                                      (Registry of Motor Vehicles)
         98                 No        Altius Health Plans                                      44,446      03/31/12
         99                Yes        Corinthian Colleges Inc.                                 59,927      09/30/13
         100               Yes        HarperCollins Publishers LLC                            296,000      06/15/17
         101                No        Shoppers Food Warehouse                                  35,000      02/28/09
         102                No        West Point Stevens                                       29,454      05/23/10
         103                No        Lion Apparel                                             34,475      08/31/10
         104                No        Price Chopper                                            39,598      08/31/22
         105                No        Weiss, Berzowski, Brady & Donahue                        21,403      10/31/10
         106                No        Finish Unlimited, Inc.                                    8,115      12/31/09
         107                No        LG's Prime Steakhouse                                     8,111      11/30/12
         108                No
         109                No        CVS                                                      10,125      04/30/23
         110                No        Jimmy's Cheyenne Market                                  19,940      03/30/16
         111                No
         112               Yes        Empire Distriubutors of North Carolina, Inc.            413,820      01/31/17
         113                No
         114                No
         115                No        TransCore Commerical Services, Inc.                      48,205      08/30/11
         116                No        Eastern Title Agency                                     13,396      04/30/16
         117               Yes        AT&T Services, Inc.                                     141,525      03/31/17
         118                No        Kinder Morgan                                            43,392      01/31/12
         119                No        CNI Administration                                       37,250      12/31/11
         120                No
         121                No        Walgreens                                                14,800      01/31/32
         122                No        Fresh Grocer                                             43,750      09/30/17
         123                No        Kansai Japanese Steak                                     4,250      10/31/16
         124                No
         125                No
         126                No
         127                No
         128                No
         129                No
         130                No        Union Security Insurance                                 24,616      02/28/14
         131                No        Firestone Pad                                             8,143      09/30/20
         132                No        Hoosier Handpak                                          60,911      05/31/10
         133                No
         134                No        TJ Maxx                                                  31,000      10/31/16
         135                No
         136                No
         137                No
         138                No
         139                No
         140                No        Emilani International                                     4,085      03/31/12
         141                No        Design International                                     11,719      03/31/17
         142                No        Shops of River Square                                    30,000      12/31/09
         143               Yes        The Key Club                                             11,735      11/15/16
         144                No
         145                No
         146                No
         147                No        General Atomics, Inc.                                    25,273      04/30/09
         148               Yes        Lower General Hospital, Inc.                             40,996      02/28/22
         149                No
         150                No        Wakefern (Price Rite grocery)                            33,369      02/28/16
         151                No
         152                No        Cici Pizza                                                4,175      12/03/16
         153                No        Ralph's Grocery Store                                    21,000      08/31/12
         154                No
         155                No
       155.01              Yes        Fat Cats                                                 41,536      08/31/21
       155.02               No        Fat Cats                                                 21,522      06/30/22
         156                No        Secure Medical                                           16,281      03/31/12
         157                No
         158                No
         159                No
       159.01               No        Decor Lighting                                           25,000      01/31/19
       159.02              Yes        The Children House                                        8,000      11/01/12
       159.03               No        Dr. Westendorf                                            3,200      09/13/08
         160                No        Stereo Unlimited                                          5,000      06/30/11
         161                No
         162                No
         163                No
         164                No
         165               Yes        Hagerstown Business College                              50,000      12/31/18
         166                No        The Children's Hospital Association                      13,845      12/01/13
         167               Yes        AFEC Southeast, LLC                                      56,940      11/15/26
         168                No        Flexben/Wage Works                                       16,139      12/31/12
         169                No        Mulligan's Entertainment                                 18,000      09/30/08
         170                No
         171                No
         172               Yes        Promax Logistics                                        200,783      12/31/09
         173                No        Drug Emporium                                            27,750      03/31/09
         174                No
         175                No        Sleepys                                                   8,461      11/30/12
         176               Yes        C.M. Meiers Co.                                          24,240      02/28/22
         177                No        Voice Print                                              21,473      09/30/09
         178                No        City & Suburban Delivery Systems, Inc.                   34,120      09/30/14
         179                No
         180                No
         181                No        Family Dollar                                             6,820      12/31/11
         182               Yes        Circuit City                                             27,811      11/30/18
         183                No
         184               Yes        Redners Markets, Inc.                                    52,763      02/28/27
         185                No        Blockbuster                                               6,400      12/31/08
         186                No        InfoTrax, LLC                                            17,225      03/31/08
         187                No
         188                No        Big Lots                                                 33,298      01/31/09
         189               Yes        Regency Furniture                                        42,000      03/30/22
         190                No        Brown Mackie-College                                     25,610      01/20/19
         191                No        Brubakers Bakery & Coffee                                 3,400      10/31/11
         192               Yes        Metropolitan Life Insurance Company                      15,075      12/31/11
         193                No
       193.01               No        Excel Physical Therapy                                    4,947      07/31/09
       193.02               No        Enerwise Global Tech                                     20,904      01/31/09
         194                No
         195                No
         196                No        Time Warner                                              30,980      07/31/16
         197                No
         198               Yes        Washington Newspaper Publishing Co.                      42,304      09/30/12
         199                No        ATF                                                       9,053      02/28/14
         200               Yes        Worldwide Wholesale Floor Covering                       41,515      02/01/50
         201                No
         202                No
         203               Yes        Fabricade Inc                                            51,540      11/01/15
         204               Yes        Stock Building Supply                                    95,379      05/30/20
         205                No
         206                No
       206.01               No
       206.02               No
         207                No
         208               Yes        DataPipe, Inc.                                           36,000      01/31/26
         209               Yes        Publix                                                   28,800      10/31/23
         210                No
         211                No        TNS Healthcare Inc.                                      25,622      03/31/13
         212                No        Bashas' Inc.                                             39,919      12/31/11
         213                No        Thriftway Market                                         28,630      06/30/12
         214                No        Shanlex Lady Fitness                                      7,427      07/01/08
         215               Yes        Walgreens                                               216,765      03/31/81
         216               Yes        Gold's Gym                                               40,000      03/31/17
         217                No        Wellington Orthopedic                                    11,886      07/31/11
         218                No
         219               Yes        Tahitian Noni International                             122,333      07/31/09
         220                No        Keller Williams Realty                                   16,261      08/31/20
         221               Yes        Parking Management, Inc.                                    302      01/31/27
         222               Yes        Petco                                                    15,000      01/31/16
         223                No
         224                No        IMS-Autrans, LLC                                        100,000      12/31/09
         225                No
         226                No
         227                No        Stage Stores (Bealls)                                    11,620      11/30/16
         228                No        Fiji Express                                              2,450      11/30/11
         229                No
         230               Yes        Pathmark Supermarket                                     50,000      04/01/11
         231                No
         232                No
         233                No        Luciano's                                                 6,128      09/30/08
         234                No
         235               Yes        Office Max                                               23,500      11/09/19
         236                No
         237                No        Washington Mutual Bank                                    3,500      04/30/12
         238                No
         239                No        Stellar Industries                                       15,620      04/30/09
         240                No        Willcrest Animal Hospital                                 3,480      03/31/14
         241                No        Boot Country                                              6,500      09/30/11
         242               Yes        Rite Aid                                                 13,566      06/30/19

                                                             2ND LARGEST TENANT
                      -----------------------------------------------------------------------------------------------------

                                                                                                                 LEASE
       LOAN #         2ND LARGEST TENANT                                                         UNIT SIZE    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

          1           Kirkpatrick & Lockhart                                                       125,176     10/31/17
          2           Hollywood Theaters                                                            54,300     09/30/21
          3
          4           Worley Parsons                                                               172,939     03/31/10
          5
        5.01          Boise Cascade Office Products                                                 86,102     02/28/13
        5.02          Fujitsu Transaction Solutions                                                 48,718     04/30/10
        5.03
        5.04          Frate, Inc.                                                                   11,572     02/29/08
        5.05          Floyd Bell, Inc.                                                              24,980     08/31/11
        5.06          Lohmann Technologies, Inc.                                                    21,504     04/30/10
        5.07          All American Plastic & Packaging                                              33,609     09/30/09
        5.08          Shook & Fletcher Insulation Co                                                12,580     09/30/09
        5.09
        5.10
        5.11
        5.12          D.L. Couch Wallcovering, Inc.                                                  9,894     10/31/07
        5.13          Master Lease                                                                   9,465     10/31/07
        5.14
        5.15          Coinmach Laundry Corporation                                                  10,800     11/30/09
          6
          7
          8
          9
         10
         11
         12
        12.01         Highmark, Inc.                                                                63,983     08/31/11
        12.02
        12.03         Equity One Incorporated                                                        3,284     11/30/09
        12.04         Leukemia Society of America                                                    3,124     09/30/07
        12.05         Liberty Checks & Services                                                      4,465     05/31/09
        12.06
        12.07         Moore Wallace North America                                                    3,341     08/31/08
        12.08
         13
        13.01
        13.02
         14           National Wholesale Liquidators                                                50,068     11/01/25
         15           Marshalls                                                                     30,000     08/31/12
         16
        16.01
        16.02
        16.03
        16.04
        16.05
        16.06
        16.07
        16.08
        16.09
        16.10
        16.11
        16.12
        16.13
        16.14
        16.15
        16.16
        16.17
        16.18
        16.19
        16.20
         17           Circuit City                                                                  32,156     01/31/22
         18
         19
        19.01         Encore Enterprises                                                            15,375     02/16/14
        19.02         OfficeMax                                                                     30,446     01/31/12
        19.03         OfficeMax                                                                     23,532     06/30/16
        19.04
        19.05
        19.06
        19.07         H&R Block                                                                      1,750     04/30/09
        19.08
        19.09
         20           Best Buy                                                                      45,270     01/31/10
         21           Kohl's                                                                        88,248     10/30/26
         22           Little College at Royal Oaks                                                  11,158     05/30/15
         23
         24
        24.01
        24.02
        24.03
         25           AJ Wright                                                                     25,052     10/31/14
         26           Freehold Music Center                                                         25,772     07/31/10
         27
         28
         29
         30
         31
         32           M.T. Supermarket - Warehouse                                                  30,500     07/31/16
         33
         34           Commerce Bank                                                                  6,600     07/31/22
         35           Corporate Office Centers                                                      14,499     05/31/13
         36
         37
         38
         39           Raytheon                                                                     313,287     01/31/09
         40           City Public Service                                                           17,421     01/31/08
         41           South Beach Club                                                               7,746     05/31/17
         42           American Family Mutual Insurance Co.                                          34,388     10/31/12
         43
         44
        44.01
        44.02
         45           Monavie                                                                       12,958     10/31/10
         46           Eckerd Drug                                                                   14,000     09/30/09
         47
        47.01
        47.02
        47.03
         48
         49           Signature Theatres                                                            17,000     02/28/19
         50
         51           Goody's                                                                       25,160     03/08/16
         52           Party City                                                                    11,800     02/29/12
         53           Hastings Entertainment Inc.                                                   34,019     10/31/09
         54           MA Rehab Comm of Mass                                                          5,600     07/18/07
         55
         56           Ross Dress For Less                                                           29,975     01/31/14
         57
         58           Tutor Time Child Care Center                                                  12,321     01/31/13
         59
        59.01         Sardo & Sons                                                                  93,689     09/30/07
        59.02         DelMarva (A-Whisco)                                                           66,826     02/28/10
         60
         61
         62           Spitfire Pictures/Vertigo                                                      5,014     12/31/08
         63
         64
         65
         66           Dr. Charles King Chan, MD                                                      1,800        MTM
         67           Petco                                                                         15,000     01/31/12
         68           Office Depot                                                                  30,761     12/31/11
         69           Party City                                                                    16,050     08/31/13
         70
        70.01         Premier Malt Products                                                          1,440     08/31/08
        70.02         Development Essential Services, Inc.                                           3,300     01/31/08
        70.03         JDM Woodworking, Duncan                                                       10,800     12/31/07
        70.04         Delphi Automotive                                                              7,600     09/30/07
        70.05
        70.06
        70.07
        70.08
        70.09
        70.10
        70.11
        70.12
        70.13
         71
         72           MTC/Tricor Services LLC                                                       14,448     08/31/10
         73
         74
         75
         76
         77
         78           Flat Rate                                                                      5,000     07/31/10
         79           Ross Dress For Less, Inc.                                                     30,076     01/31/17
         80           Prudential Florida WCI Realty                                                  6,865     07/31/08
         81
         82           Carday                                                                        20,480     07/30/07
         83           CVS                                                                           10,000     02/18/09
         84           Nishiki                                                                        2,966     10/31/07
         85
         86
         87           Record Deposition Service, Inc                                                17,727     01/31/14
         88
         89           Oxnard Family Circles                                                          8,400     11/30/12
         90
         91           Papa Gino's                                                                    4,000     12/31/09
         92
         93
         94
        94.01
        94.02
         95           Martin Memorial Medical Center                                                13,342     03/31/12
         96
         97           Dunkin Donuts                                                                  1,736     10/16/10
         98           SIBU                                                                           5,572     03/31/10
         99
         100
         101          Unlimited Fashion                                                             11,202     10/31/08
         102          Beall's Outlet                                                                17,245     11/30/08
         103          Dayton Freight Lines                                                          33,477     12/31/09
         104          Lake Placid Health & Fitness                                                  13,600     03//31/11
         105          Milwaukee Symphony Orchestra                                                  18,376     12/31/11
         106          Chem Pak                                                                       6,543        MTM
         107          St. James at the Vineyard                                                      6,629     12/31/13
         108
         109          Eastern Petroleum Corp                                                         3,500     12/31/22
         110          Southwest Gas Corporation                                                      3,006     07/31/16
         111
         112
         113
         114
         115          Lance Johnson & Associates                                                     1,966     01/31/09
         116          Quality Title & Abstract                                                      10,628     06/30/13
         117
         118          Cotton Bledsoe Tighe & Dawson, PC                                             35,785     02/28/12
         119          U S Air Force                                                                 27,882     09/30/07
         120
         121          Panera                                                                         4,600     05/08/17
         122          Rite Aid                                                                      11,180     10/31/27
         123          Ruben's Mexican Restaurant                                                     3,700     12/31/15
         124
         125
         126
         127
         128
         129
         130          Freescale Semiconductor                                                       19,234     12/31/12
         131          Hollywood Video                                                                6,436     12/27/13
         132          Distributors Terminal Corp.                                                   52,189     03/31/07
         133
         134          Everything $5                                                                 11,646     01/31/15
         135
         136
         137
         138
         139
         140          Shree Jee One                                                                  3,466     12/31/10
         141          Dr. Carabasi - Chiro/Gym                                                       7,400     01/31/08
         142          Diamond Backs/Gratziano's                                                     12,800     04/30/23
         143
         144
         145
         146
         147          CPPI                                                                          22,210     01/01/22
         148
         149
         150          BBE                                                                           15,000     12/31/10
         151
         152          BBG Mattress Market                                                            3,000     02/23/12
         153          Carper Perkins Enterprises                                                     6,000     10/31/08
         154
         155
       155.01
       155.02         Costa Vida                                                                     2,521     06/30/24
         156          Low Cost Pharmacy                                                              4,119     03/31/12
         157
         158
         159
       159.01         First Rate Mortgage                                                            2,500     11/30/07
       159.02
       159.03         Dr . Metherdine                                                                3,200     10/31/14
         160          Cabo's MixMex Grill                                                            5,000     05/31/16
         161
         162
         163
         164
         165
         166          IQRE (Mainstream Mortgage)                                                     4,883     07/01/11
         167
         168          Wilson Partners                                                                9,948     02/28/22
         169          Burke's Outlet                                                                13,000     04/30/08
         170
         171
         172
         173          CTG Dollar Store                                                               6,115     05/31/10
         174
         175          Zooz Pet Center                                                                4,792     02/29/12
         176
         177          Apex Fitness                                                                  12,646     06/30/07
         178          Viccaro Equipment Corporation                                                 20,382     10/31/16
         179
         180
         181          Jewish Board                                                                   6,100     12/31/15
         182
         183
         184
         185          Hollywood Tan                                                                  3,339     03/31/11
         186          Corporation of the Presiding Bishop of the                                    10,732     08/31/08
                      Church of Jesus Christ of Latter-Day Saints
         187
         188          Card & Party Factory                                                          13,500     07/31/07
         189
         190          Republic Bank & Trust                                                          4,440     01/05/19
         191          Maughan Physical Therapy                                                       2,400     12/31/10
         192
         193
       193.01         Re/Max Integrity                                                               2,360     01/31/08
       193.02         Chetty Builders, Inc                                                           5,096     01/31/22
         194
         195
         196          Capital District Behavioral Health                                             2,091     10/31/11
         197
         198
         199          OPM Customs Personnel                                                          8,313     10/31/09
         200
         201
         202
         203
         204
         205
         206
       206.01
       206.02
         207
         208
         209
         210
         211          IKON Office Solutions, Inc.                                                   10,400     03/31/10
         212          ABC Discount                                                                  22,704     04/30/12
         213          Rite Aid - 1767                                                                8,230     01/28/12
         214          Executive Suites                                                               6,154     05/06/12
         215
         216
         217          North American Refractories                                                    4,320     07/31/08
         218
         219
         220          Hexter-Fair Title Company                                                      4,039     05/31/10
         221
         222
         223
         224          Abilityworks, Inc.                                                            52,000     09/30/24
         225
         226
         227          Family Dollar                                                                  8,450     12/31/10
         228          Beneficial Financial (HSBC)                                                    2,100     03/21/12
         229
         230
         231
         232
         233          LaPetite Pastry Shoppe                                                         3,726     12/31/10
         234
         235
         236
         237          Cingular Wireless (AT&T)                                                       2,520     02/28/13
         238
         239          Sharpe Fabricating, Inc.                                                       8,000     08/31/07
         240          Sun Food Market                                                                2,080     05/31/08
         241          Ziegler Group                                                                  4,250     11/30/11
         242

                                                   3RD LARGEST TENANT
                          ---------------------------------------------------------------------

                                                                                    LEASE            LOAN
         LOAN #           3RD LARGEST TENANT                          UNIT SIZE   EXPIRATION        PURPOSE     LOAN #
-------------------------------------------------------------------------------------------------------------------------

            1             Goodwin Procter LLP                           124,072    11/30/08       Refinance       1
            2             Ashley Furniture Homestore                     41,820    09/30/17       Refinance       2
            3                                                                                     Refinance       3
            4             UGI Utilities                                  44,665    03/31/09       Acquisition     4
            5                                                                                     Acquisition     5
          5.01            HCA Realty, Inc.                               85,850    06/30/15       Acquisition    5.01
          5.02                                                                                    Acquisition    5.02
          5.03                                                                                    Acquisition    5.03
          5.04            Uti, United States, Inc.                       11,572    04/30/12       Acquisition    5.04
          5.05            Dal-Tile Corporation                           19,480    05/31/08       Acquisition    5.05
          5.06            Datalogic, Inc                                 16,128    04/30/09       Acquisition    5.06
          5.07                                                                                    Acquisition    5.07
          5.08            Alexander Scott and Associates                  3,613    08/31/08       Acquisition    5.08
          5.09                                                                                    Acquisition    5.09
          5.10                                                                                    Acquisition    5.10
          5.11                                                                                    Acquisition    5.11
          5.12            Tronitech, Inc.                                 8,074    09/30/07       Acquisition    5.12
          5.13            Tronitech, Inc.                                 7,930    09/30/07       Acquisition    5.13
          5.14                                                                                    Acquisition    5.14
          5.15            Clark Sales and Service, Inc.                   9,600    09/30/11       Acquisition    5.15
            6                                                                                     Refinance       6
            7                                                                                     Refinance       7
            8                                                                                     Refinance       8
            9                                                                                     Acquisition     9
           10                                                                                     Refinance       10
           11                                                                                     Refinance       11
           12                                                                                     Acquisition     12
          12.01           Kong Kang & Hakjoon Kang                        5,111    03/31/10       Acquisition   12.01
          12.02                                                                                   Acquisition   12.02
          12.03           Ameriquest Mortage Co.                          3,154    05/31/08       Acquisition   12.03
          12.04           Harrisburg Symphony                             2,690    06/30/08       Acquisition   12.04
          12.05                                                                                   Acquisition   12.05
          12.06                                                                                   Acquisition   12.06
          12.07                                                                                   Acquisition   12.07
          12.08                                                                                   Acquisition   12.08
           13                                                                                     Acquisition     13
          13.01                                                                                   Acquisition   13.01
          13.02                                                                                   Acquisition   13.02
           14             Rite Aid                                       10,873    09/01/19       Refinance       14
           15             Linens N things                                28,023    01/31/13       Acquisition     15
           16                                                                                     Refinance       16
          16.01                                                                                   Refinance     16.01
          16.02                                                                                   Refinance     16.02
          16.03                                                                                   Refinance     16.03
          16.04                                                                                   Refinance     16.04
          16.05                                                                                   Refinance     16.05
          16.06                                                                                   Refinance     16.06
          16.07                                                                                   Refinance     16.07
          16.08                                                                                   Refinance     16.08
          16.09                                                                                   Refinance     16.09
          16.10                                                                                   Refinance     16.10
          16.11                                                                                   Refinance     16.11
          16.12                                                                                   Refinance     16.12
          16.13                                                                                   Refinance     16.13
          16.14                                                                                   Refinance     16.14
          16.15                                                                                   Refinance     16.15
          16.16                                                                                   Refinance     16.16
          16.17                                                                                   Refinance     16.17
          16.18                                                                                   Refinance     16.18
          16.19                                                                                   Refinance     16.19
          16.20                                                                                   Refinance     16.20
           17             Golf Skokie Real Property Company, Inc.        10,190    10/06/21       Refinance       17
           18                                                                                     Refinance       18
           19                                                                                     Acquisition     19
          19.01                                                                                   Acquisition   19.01
          19.02                                                                                   Acquisition   19.02
          19.03                                                                                   Acquisition   19.03
          19.04                                                                                   Acquisition   19.04
          19.05                                                                                   Acquisition   19.05
          19.06                                                                                   Acquisition   19.06
          19.07                                                                                   Acquisition   19.07
          19.08                                                                                   Acquisition   19.08
          19.09                                                                                   Acquisition   19.09
           20             Barnes & Noble                                 30,200    09/30/10       Refinance       20
           21             Long Horn Steak House                           6,345    12/31/21       Refinance       21
           22             The Billiards Club Inc.                         7,504    12/27/09       Refinance       22
           23                                                                                     Acquisition     23
           24                                                                                     Refinance       24
          24.01                                                                                   Refinance     24.01
          24.02                                                                                   Refinance     24.02
          24.03                                                                                   Refinance     24.03
           25             Big 5                                          15,000    01/31/11       Acquisition     25
           26             WOW VI LLC                                     22,700    01/31/17       Refinance       26
           27                                                                                     Refinance       27
           28                                                                                     Acquisition     28
           29                                                                                     Acquisition     29
           30                                                                                     Refinance       30
           31                                                                                     Acquisition     31
           32             Food Court                                     12,420    03/31/14       Refinance       32
           33                                                                                     Acquisition     33
           34             Eckerd Drug                                     4,680    08/31/12       Refinance       34
           35             Sacks Tierney, P.A.                            11,937    01/31/11       Refinance       35
           36                                                                                     Refinance       36
           37                                                                                     Refinance       37
           38                                                                                     Refinance       38
           39             AST ACME, INC.                                 64,273    08/31/09       Refinance       39
           40             Bio-Medical Application Tx Inc                 12,025    06/30/08       Refinance       40
           41             7th Heaven                                      4,816    03/31/19       Refinance       41
           42             Digital Draw Network, Inc.                     27,369    03/31/12       Refinance       42
           43                                                                                     Acquisition     43
           44                                                                                     Refinance       44
          44.01                                                                                   Refinance     44.01
          44.02                                                                                   Refinance     44.02
           45             Broadweave Networks Inc.                        9,607    01/31/12       Refinance       45
           46             CMP Junior Deli                                 4,000    04/30/07       Refinance       46
           47                                                                                     Refinance       47
          47.01                                                                                   Refinance     47.01
          47.02                                                                                   Refinance     47.02
          47.03                                                                                   Refinance     47.03
           48                                                                                     Acquisition     48
           49             REMAX Norcal Gold                               4,000    06/30/12       Refinance       49
           50                                                                                     Acquisition     50
           51             PETCO                                          15,174    06/16/17       Refinance       51
           52             Rockaway Bedding                                7,054    02/19/15       Acquisition     52
           53             Tractor Supply Company                         26,043    06/13/08       Refinance       53
           54             Irish Immigration Center                        5,598    05/31/09       Acquisition     54
           55                                                                                     Acquisition     55
           56             Bed Bath & Beyond                              20,000    01/31/14       Acquisition     56
           57                                                                                     Refinance       57
           58             Dollar General                                  9,000    05/31/11       Refinance       58
           59                                                                                     Acquisition     59
          59.01           Norkol, Inc.                                   53,040    09/30/09       Acquisition   59.01
          59.02                                                                                   Acquisition   59.02
           60                                                                                     Refinance       60
           61                                                                                     Acquisition     61
           62                                                                                     Refinance       62
           63                                                                                     Refinance       63
           64                                                                                     Acquisition     64
           65                                                                                     Refinance       65
           66             Ci Ci Beauty Co, Inc                            1,745      MTM          Refinance       66
           67             Chuck E. Cheese                                10,180    07/31/08       Refinance       67
           68             Ross Stores Texas, LP                          30,100    01/31/10       Refinance       68
           69             Beall's Outlet                                 15,000    04/30/11       Refinance       69
           70                                                                                     Refinance       70
          70.01                                                                                   Refinance     70.01
          70.02           Elk Litho Service Inc./Handy                    3,000    07/31/08       Refinance     70.02
          70.03           Gentz Industries                               10,800    12/31/07       Refinance     70.03
          70.04           SG Construction Services                        5,652    12/31/07       Refinance     70.04
          70.05                                                                                   Refinance     70.05
          70.06                                                                                   Refinance     70.06
          70.07                                                                                   Refinance     70.07
          70.08                                                                                   Refinance     70.08
          70.09                                                                                   Refinance     70.09
          70.10                                                                                   Refinance     70.10
          70.11                                                                                   Refinance     70.11
          70.12                                                                                   Refinance     70.12
          70.13                                                                                   Refinance     70.13
           71                                                                                     Refinance       71
           72             Skyline Technical High School                  11,388    06/30/13       Refinance       72
           73                                                                                     Acquisition     73
           74                                                                                     Refinance       74
           75                                                                                                     75
           76                                                                                     Refinance       76
           77                                                                                     Refinance       77
           78             Albert Malekan                                  5,000    10/07/12       Acquisition     78
           79             Bed Bath & Beyond Inc.                         23,029    01/31/17       Refinance       79
           80             Moon Thai/ Japanese Restaurant                  4,901    01/31/13       Acquisition     80
           81                                                                                     Refinance       81
           82             Gilford                                        16,000    06/30/09       Refinance       82
           83             Atlantic Fish Grill                             6,050    12/31/10       Acquisition     83
           84             Togos                                           2,179    05/31/11       Refinance       84
           85                                                                                     Acquisition     85
           86                                                                                     Refinance       86
           87             Verizon Global Networks, Inc.                   3,538    03/31/13       Acquisition     87
           88                                                                                     Acquisition     88
           89             Clinic (Mike Kemel)                             6,800    02/28/08       Refinance       89
           90                                                                                     Refinance       90
           91                                                                                     Refinance       91
           92                                                                                     Refinance       92
           93                                                                                     Refinance       93
           94                                                                                     Refinance       94
          94.01                                                                                   Refinance     94.01
          94.02                                                                                   Refinance     94.02
           95             AGR Properties, LLC                             6,776    12/31/16       Refinance       95
           96                                                                                     Acquisition     96
           97                                                                                     Refinance       97
           98             Aserius                                         4,885    09/30/10       Refinance       98
           99                                                                                     Acquisition     99
           100                                                                                    Acquisition    100
           101            AutoZone                                        6,800    10/07/15       Refinance      101
           102            Dollar Tree                                    12,836    02/28/12       Acquisition    102
           103            Progressive Casualty Insurance                 17,172    09/30/08       Refinance      103
           104            La Luna Loca                                    4,294    06/30/09       Acquisition    104
           105            Otjen, Vanert & Weir, S.C.                     14,333    12/31/08       Acquisition    105
           106            Owen & Ollie's Restaurant                       5,976    08/31/11       Refinance      106
           107            Don Vincent Menswear                            2,680    12/31/08       Refinance      107
           108                                                                                    Refinance      108
           109            Chevy Chase Bank                                3,088    12/31/24       Acquisition    109
           110            Starbucks                                       1,697    03/31/16       Refinance      110
           111                                                                                    Refinance      111
           112                                                                                    Refinance      112
           113                                                                                    Refinance      113
           114                                                                                    Refinance      114
           115            Sperry Van Ness                                 1,532    01/31/10       Acquisition    115
           116            Hayt, Hayt & Landau                            10,073    12/18/11       Acquisition    116
           117                                                                                    Acquisition    117
           118            Basic Energy                                   30,951    01/31/10       Refinance      118
           119            The Boeing Co.                                  8,338    03/31/08       Refinance      119
           120                                                                                    Refinance      120
           121            Chick Fil A                                     4,288    11/15/21       Refinance      121
           122            Little Futures Daycare                          6,924    01/31/09       Refinance      122
           123            Computer Plus                                   3,230    05/31/12       Acquisition    123
           124                                                                                    Refinance      124
           125                                                                                    Refinance      125
           126                                                                                    Refinance      126
           127                                                                                    Refinance      127
           128                                                                                    Refinance      128
           129                                                                                    Refinance      129
           130                                                                                    Refinance      130
           131            Rancheros Mexican Restaurant                    6,000    03/31/10       Refinance      131
           132            Big Lots                                       34,500    01/31/12       Acquisition    132
           133                                                                                    Refinance      133
           134                                                                                    Refinance      134
           135                                                                                    Refinance      135
           136                                                                                    Refinance      136
           137                                                                                    Refinance      137
           138                                                                                    Refinance      138
           139                                                                                    Refinance      139
           140            Sil Jeong Taekwondo                             2,115    01/31/12       Refinance      140
           141            Miel Patisserie                                 6,000    12/31/21       Refinance      141
           142            Spice                                          12,750    01/31/08       Acquisition    142
           143                                                                                    Refinance      143
           144                                                                                    Refinance      144
           145                                                                                    Refinance      145
           146                                                                                    Refinance      146
           147                                                                                    Refinance      147
           148                                                                                    Refinance      148
           149                                                                                    Refinance      149
           150            Jo-Ann's                                       11,714    01/31/12       Refinance      150
           151                                                                                    Refinance      151
           152            Sprint                                          2,732    12/21/11       Refinance      152
           153            My Gym                                          4,000    04/30/07       Refinance      153
           154                                                                                    Refinance      154
           155                                                                                    Refinance      155
         155.01                                                                                   Refinance     155.01
         155.02                                                                                   Refinance     155.02
           156            Booth Udall                                     2,318    03/31/12       Acquisition    156
           157                                                                                    Refinance      157
           158                                                                                    Refinance      158
           159                                                                                    Refinance      159
         159.01           Scott M. Schweiger                              1,000    01/31/08       Refinance     159.01
         159.02                                                                                   Refinance     159.02
         159.03                                                                                   Refinance     159.03
           160            American Tax Center                             5,000    06/30/16       Refinance      160
           161                                                                                    Refinance      161
           162                                                                                    Refinance      162
           163                                                                                    Refinance      163
           164                                                                                    Refinance      164
           165                                                                                    Refinance      165
           166            Mountaintop Family Health                       4,000    02/01/17       Refinance      166
           167                                                                                    Refinance      167
           168            Skillman, Boyle, et al                          6,568    06/30/12       Refinance      168
           169            Mattress Outlet                                11,740    10/31/07       Refinance      169
           170                                                                                    Refinance      170
           171                                                                                    Refinance      171
           172                                                                                    Refinance      172
           173            Jarir Bookstore                                 2,905    06/30/11       Refinance      173
           174                                                                                    Refinance      174
           175            Tower Rental                                    4,771    10/31/08       Acquisition    175
           176                                                                                    Refinance      176
           177            CA Dynamites Gymnastics                        11,531    10/31/10       Refinance      177
           178            Suffolk County Police                           9,998    10/31/16       Refinance      178
           179                                                                                    Acquisition    179
           180                                                                                    Refinance      180
           181            Jiu Jitsu International                         2,803    09/30/14       Refinance      181
           182                                                                                    Refinance      182
           183                                                                                    Refinance      183
           184                                                                                    Refinance      184
           185            Dragon Express                                  3,200    03/31/10       Acquisition    185
           186            CreditBack, Inc.                                5,715    06/30/07       Acquisition    186
           187                                                                                    Refinance      187
           188            Harbor Freight Tools                           12,000    09/30/13       Refinance      188
           189                                                                                    Acquisition    189
           190                                                                                    Refinance      190
           191            Hoosier Cafe                                    2,213    07/31/12       Acquisition    191
           192                                                                                    Acquisition    192
           193                                                                                    Refinance      193
         193.01           Big Cheese Pizzeria                             2,276    03/31/11       Refinance     193.01
         193.02                                                                                   Refinance     193.02
           194                                                                                    Refinance      194
           195                                                                                    Refinance      195
           196                                                                                    Refinance      196
           197                                                                                    Refinance      197
           198                                                                                    Acquisition    198
           199            State of Texas                                  7,195    12/31/11       Acquisition    199
           200                                                                                    Refinance      200
           201                                                                                    Refinance      201
           202                                                                                    Refinance      202
           203                                                                                    Refinance      203
           204                                                                                    Acquisition    204
           205                                                                                    Refinance      205
           206                                                                                    Refinance      206
         206.01                                                                                   Refinance     206.01
         206.02                                                                                   Refinance     206.02
           207                                                                                    Refinance      207
           208                                                                                    Acquisition    208
           209                                                                                    Refinance      209
           210                                                                                    Refinance      210
           211            Secure Financial Services                       1,978    12/31/09       Refinance      211
           212            Factory 2 U                                    21,948    08/31/10       Refinance      212
           213            Rainbow Store                                   7,424    01/31/11       Refinance      213
           214            Ray Financial                                   4,365    12/01/09       Acquisition    214
           215                                                                                    Acquisition    215
           216                                                                                    Refinance      216
           217            US Armed Forces                                 3,360    12/31/07       Refinance      217
           218                                                                                    Refinance      218
           219                                                                                    Refinance      219
           220            Countrywide Home Loans                          1,990    09/30/09       Refinance      220
           221                                                                                    Refinance      221
           222                                                                                    Refinance      222
           223                                                                                    Acquisition    223
           224                                                                                    Refinance      224
           225                                                                                    Refinance      225
           226                                                                                    Acquisition    226
           227            Sears                                           7,626    03/31/08       Acquisition    227
           228            Liquor World                                    1,750    06/30/11       Refinance      228
           229                                                                                    Refinance      229
           230                                                                                    Refinance      230
           231                                                                                    Refinance      231
           232                                                                                    Refinance      232
           233            Polonia Deli                                    3,598    06/30/11       Refinance      233
           234                                                                                    Refinance      234
           235                                                                                    Acquisition    235
           236                                                                                    Refinance      236
           237            Starbucks                                       1,600    12/31/11       Refinance      237
           238                                                                                    Refinance      238
           239            Michigan Sign Center                            8,000    09/30/07       Refinance      239
           240            Darque Tan                                      1,500    06/30/08       Refinance      240
           241            Chinar                                          3,660    11/30/13       Refinance      241
           242                                                                                    Acquisition    242

      FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage
      Loan's Original Balance ($), Current Balance ($), and Maturity Balance ($)
      is allocated to the respective Mortgaged Property based on the Mortgage
      Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(4)   For Mortgage Loans that are Interest-Only for their entire term, the
      Monthly Debt Service was calculated as 1/12th of the product of (i) the
      Original Balance, (ii) the Interest Rate and (iii) 365/360.

(5)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(6)   For Mortgage Loans with an Interest-Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Date of the
      Mortgage Loan.

(7)   Each letter identifies a group of crossed loans.

(8)   Each Number identifies a group of related borrowers with respect to the mortgage loans.

(9)   The "L" component of the prepayment provision represents remaining lockout payments.
      The "Def" component of the prepayment provision represents remaining defeasance payments.

(10)  With respect to Loan Numbers 1, 4, 16, 23, 87, 96 and 123, the "L"
      component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

      The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(11)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(12)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(13)  For Mortgage Loans that have a first payment date in August 2007 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date. There are 0 loans in the pool subject to this remittance payment.

(14)  With respect to Loan Numbers 2 ($111,100,000 "as is" value), 6
      ($73,700,000 "as is" value), 8 ($56,800,000 "as is" value), 9 ($47,800,000
      "as is" value), 11 ($49,100,000 "as is" value), 22 ($38,000,000 "as is"
      value), 27 ($34,100,000 "as is" value), 29 ($29,200,000 "as is" value), 31
      ($31,000,000 "as is" value), 34 ($28,000,000 "as is" value), 41
      ($26,400,000 "as is" value), 42 ($24,060,000 "as is" value), 51
      ($20,150,000 "as is" value), 55 ($16,500,000 "as is" value), 61
      ($18,300,000 "as is" value), 78 ($16,900,000 "as is" value), 79
      ($17,150,000 "as is" value), 83 ($14,500,000 "as is" value), 92
      ($12,900,000 "as is" value), 105 ($11,000,000 "as is" value), 106
      ($12,250,000 "as is" value), 110 ($21,700,000 "as is" value), 122
      ($8,600,000 "as is" value), 127 ($11,200,000 "as is" value), 130
      ($9,200,000 "as is" value), 186 ($6,250,000 "as is" value), 189
      ($5,040,000 "as is" value), and 228 ($3,950,000 "as is" value) the appraisal values and appraisal dates are reflective of the as-stablized values defined in the respective appraisals.

(15)  With respect to Loan Number 162, the UW DSCR was calculated net of an
      $800,000 Letter of Credit in making such calculation.

(16)  With respect to Loan Number 229, the number of units presented does not include the retail portion of the collateral.

(17)  With respect to Loan Number 57, if the sole tenant at the mortgaged property exercises its right to purchase the mortgaged property under its lease prior to the expiration of the defeasance lockout period, the
      Borrower may prepay the loan together with the payment of a Yield
      Maintenance Charge (as defined in the related Mortgage Loan documents) and all other sums due under the loan documents. The tenant's right under its lease to purchase the mortgaged property shall be triggered upon the occurrence of certain reductions in the financial condition of such tenant.

(18)  With respect to Loan Numbers 12 and 13, the Occupancy (%) is presented as a weighted average based on the allocated square footage of each property in the portfolio.

(19)  With respect Loan Number 41, The Mortgagor has agreed to pay the owner of an adjacent property $1,000,000, and to construct certain parking facilities on the adjacent property, in consideration for the termination of an easement agreement that burdens the Mortgaged Property; the effectiveness of that agreement is conditioned upon the adjacent property owner receiving the consent of its mortgage lender. $200,000 of the payment has been deposited as a reserve with the holder of the Mortgage
      Loan; the proceeds of the Stabilization Reserve established in the
      Mortgage will be used to pay for the remaining obligations.

(20)  With respect to Loan Number 33, a mortgage secured by multiple properties, the Year Built presented is a weighted average calculation based on the number of beds located at each property.

(21)  With respect to Loan Number 7, in addition to the leasehold interest, the mortgaged property is secured by the borrower's fee interest in two condominium units (Unit HG (Hotel Garage) and Unit H (Hotel)) in a three-unit condominium.

(22)  With respect to Loan Number 3, the "as is" Appraised Value is representative of the Fee and Leased Fee interest in the property.

(23)  With respect to Loan Number 108, the total units presented does not include the condominium portion of the collateral (55 units).

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE
LOANS AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-2

                                                       CUT-OFF DATE BALANCES

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
CUT-OFF DATE BALANCES                   LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

     $997,779 -   $2,999,999                 11   $    27,079,137       0.8%     5.8587%     118       1.27x     72.0%        63.9%
   $3,000,000 -   $3,999,999                 17        60,220,496       1.8      5.8406      113       1.36x     72.6%        65.4%
   $4,000,000 -   $4,999,999                 27       119,074,623       3.6      5.8122      119       1.37x     71.1%        63.4%
   $5,000,000 -   $6,999,999                 49       288,120,268       8.8      5.8631      117       1.35x     72.5%        65.2%
   $7,000,000 -   $9,999,999                 40       339,104,802      10.4      5.7933      112       1.32x     73.2%        67.7%
  $10,000,000 -  $14,999,999                 31       380,197,024      11.6      5.8019      116       1.30x     75.9%        69.8%
  $15,000,000 -  $24,999,999                 35       641,816,277      19.6      5.8514      115       1.25x     74.9%        69.6%
  $25,000,000 -  $49,999,999                 25       823,493,877      25.1      5.7330      120       1.36x     75.0%        69.1%
  $50,000,000 -  $99,999,999                  4       261,500,000       8.0      5.8724       98       1.38x     74.7%        72.2%
 $100,000,000 - $225,000,000                  2       335,000,000      10.2      5.4741      117       1.26x     76.2%        76.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                                          MORTGAGE RATES

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
MORTGAGE RATES                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

      5.3960% - 5.4999%                       4   $   377,000,000      11.5%     5.4666%     116       1.37x     75.7%        75.7%
      5.5000% - 5.7499%                      95     1,312,447,901      40.1      5.6601      118       1.32x     74.5%        69.5%
      5.7500% - 5.9999%                     113     1,253,655,842      38.3      5.8457      114       1.31x     75.2%        70.1%
      6.0000% - 6.2499%                      18       208,920,480       6.4      6.1428      113       1.27x     70.3%        57.2%
      6.2500% - 6.4999%                       6        78,453,697       2.4      6.3892      109       1.32x     72.0%        64.0%
      6.5000% - 7.6000%                       5        45,128,584       1.4      6.7726       93       1.33x     72.7%        62.3%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                                ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
ORIGINAL TERM TO                      MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
MATURITY IN MONTHS                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           60 -  72                          11   $   170,137,043       5.2%     6.1082%      59       1.30x     69.6%        66.2%
           73 -  84                           2        68,960,000       2.1      5.8630       82       1.39x     80.0%        79.7%
           85 - 120                         226     3,005,227,019      91.7      5.7485      118       1.32x     74.8%        70.0%
          121 - 240                           2        31,282,442       1.0      6.0433      221       1.40x     68.4%        12.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                   Annex A-2-1

                                               REMAINING TERM TO MATURITY IN MONTHS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
REMAINING TERM TO                     MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
MATURITY IN MONTHS                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           56 -  60                          11   $   170,137,043       5.2%     6.1082%      59       1.30x     69.6%        66.2%
           61 -  84                           2        68,960,000       2.1      5.8630       82       1.39x     80.0%        79.7%
           85 - 120                         226     3,005,227,019      91.7      5.7485      118       1.32x     74.8%        70.0%
          121 - 238                           2        31,282,442       1.0      6.0433      221       1.40x     68.4%        12.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                              ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
ORIGINAL AMORTIZATION                 MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
TERM IN MONTHS                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

          240 - 240                           3   $    66,964,671       3.4%     5.8760%     164       1.35x     54.8%        19.7%
          241 - 300                          13       125,544,085       6.3      5.8151      106       1.32x     73.2%        58.5%
          301 - 360                         162     1,794,741,747      90.3      5.8492      114       1.26x     74.0%        67.0%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      178   $ 1,987,250,504     100.0%     5.8480%     116       1.27X     73.3%        64.8%
                                      =============================================================================================

                                             REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
REMAINING AMORTIZATION                MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
TERM IN MONTHS                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

          238 - 240                           3   $    66,964,671       3.4%     5.8760%     164       1.35x     54.8%        19.7%
          241 - 300                          13       125,544,085       6.3      5.8151      106       1.32x     73.2%        58.5%
          301 - 360                         162     1,794,741,747      90.3      5.8492      114       1.26x     74.0%        67.0%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      178   $ 1,987,250,504     100.0%     5.8480%     116       1.27X     73.3%        64.8%
                                      =============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                   Annex A-2-2

                                                        AMORTIZATION TYPES

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
AMORTIZATION TYPES                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only                       116   $ 1,384,650,000      42.3%     5.8113%     116       1.24x     74.8%        68.6%
Interest-Only                                63     1,288,356,000      39.3      5.6560      115       1.39x     76.5%        76.5%
Balloon                                      61       576,707,886      17.6      5.9256      109       1.32x     69.9%        58.5%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      240   $ 3,249,713,886      99.2%     5.7700%     114       1.32X     74.6%        70.0%
                                      =============================================================================================

FULLY AMORTIZING LOANS                        1   $    25,892,618       0.8%     6.0800%     238       1.45x     66.2%         1.6%

                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

UNDERWRITTEN                                         AGGREGATE       % OF                  STATED              CUT-OFF
CASH FLOW                             NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
DEBT SERVICE                          MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
COVERAGE RATIOS                         LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        1.06X - 1.09X                         1   $    18,000,000       0.5%     5.8400%     117       1.06x     70.3%        63.4%
        1.10X - 1.14X                         4        52,641,044       1.6      5.8148      118       1.12x     77.3%        71.0%
        1.15X - 1.19X                        46       517,367,207      15.8      5.8516      115       1.17x     75.7%        68.5%
        1.20X - 1.29X                        85     1,379,914,594      42.1      5.7123      116       1.24x     75.4%        70.6%
        1.30X - 1.49X                        73       998,098,691      30.5      5.8195      114       1.38x     75.0%        70.0%
        1.50X - 1.99X                        29       260,984,968       8.0      5.7994      115       1.64x     66.6%        62.8%
        2.00X - 2.76X                         3        48,600,000       1.5      5.4541      108       2.19x     70.4%        70.4%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                                      CUT-OFF DATE LTV RATIOS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
CUT-OFF DATE                          MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
LTV RATIOS                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        32.0% - 50.0%                         7   $    69,797,821       2.1%     5.6908%     118       1.43x     42.3%        32.0%
        50.1% - 60.0%                        11        58,494,131       1.8      5.7129      118       1.71x     55.1%        49.3%
        60.1% - 65.0%                        10       122,276,105       3.7      5.9249       81       1.37x     63.6%        59.2%
        65.1% - 70.0%                        27       330,240,665      10.1      5.8709      126       1.35x     67.9%        57.1%
        70.1% - 75.0%                        49       738,546,876      22.5      5.7763      116       1.30x     73.7%        68.8%
        75.1% - 80.1%                       137     1,956,250,906      59.7      5.7495      115       1.30x     78.4%        74.3%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                   Annex A-2-3

                                                    MATURITY DATE LTV RATIOS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
MATURITY DATE                         MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
LTV RATIOS                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        26.9% - 50.0%                        17   $   124,110,007       3.8%     5.7433%     118       1.50x     49.0%        38.9%
        50.1% - 60.0%                        28       257,191,358       7.9      5.7962      116       1.35x     68.5%        57.5%
        60.1% - 65.0%                        29       370,248,561      11.4      5.9209      107       1.29x     69.9%        62.4%
        65.1% - 70.0%                        51       486,043,807      15.0      5.8442      112       1.27x     74.7%        67.7%
        70.1% - 75.0%                        68     1,133,846,153      34.9      5.7554      116       1.26x     77.1%        72.9%
        75.1% - 80.0%                        47       878,274,000      27.0      5.6802      115       1.39x     78.7%        78.6%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      240   $ 3,249,713,886     100.0%     5.7700%     114       1.32X     74.6%        70.0%
                                      =============================================================================================

                                              TYPE OF MORTGAGED PROPERTIES(2)

                                                                                               WEIGHTED AVERAGES
                                                                                     ---------------------------------------

                                                       AGGREGATE            % OF                      CUT-OFF
                                     NUMBER OF          CUT-OFF           INITIAL                        DATE
                                     MORTGAGED            DATE              POOL             UW           LTV
PROPERTY TYPE                       PROPERTIES          BALANCE           BALANCE          DSCR         RATIO      OCCUPANCY
----------------------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                                    51       $   754,151,472          23.0%        1.28x         76.3%         95.0%
Unanchored                                  24           155,600,777           4.8         1.26x         74.2%         95.3%
Shadow Anchored                              6            32,633,000           1.0         1.18x         76.9%         92.8%
                                    ----------------------------------------------------------------------------------------
SUBTOTAL:                                   81       $   942,385,249          28.8%        1.27X         76.0%         95.0%

OFFICE
Suburban                                    51       $   537,576,052          16.4%        1.26x         76.5%         95.2%
CBD                                          6           283,017,000           8.6         1.29x         73.0%         95.9%
                                    ----------------------------------------------------------------------------------------
SUBTOTAL:                                   57       $   820,593,052          25.1%        1.27X         75.3%         95.5%

HOTEL
Full Service                                12       $   320,581,520           9.8%        1.40x         71.6%           NAP
Limited Service                             14           106,491,835           3.3         1.64x         70.4%           NAP
                                    ----------------------------------------------------------------------------------------
SUBTOTAL:                                   26       $   427,073,355          13.0%        1.46X         71.3%           NAP

MULTIFAMILY
Garden                                      35       $   322,274,536           9.8%        1.23x         72.5%         93.2%
Mid/High Rise                                4            47,000,000           1.4         1.36x         76.2%         96.0%
Student Housing                              1            24,700,000           0.8         1.21x         77.9%         94.2%
                                    ----------------------------------------------------------------------------------------
SUBTOTAL:                                   40       $   393,974,536          12.0%        1.24X         73.3%         93.6%

INDUSTRIAL
Warehouse/Distribution                      34       $   171,592,313           5.2%        1.54x         73.6%         95.3%
Flex                                        33           144,896,595           4.4         1.40x         74.2%         98.3%
                                    ----------------------------------------------------------------------------------------
SUBTOTAL:                                   67       $   316,488,908           9.7%        1.47X         73.9%         96.7%

MANUFACTURED HOUSING                        23       $   198,262,000           6.1%        1.38x         77.7%         95.4%

MIXED USE
Office/Retail                                8       $    85,805,209           2.6%        1.24x         71.7%         94.0%
Multifamily/Retail                           3            35,500,000           1.1         1.25x         70.9%         96.5%
Manufactured Housing/Self Storage            1             3,472,000           0.1         1.39x         79.0%         95.6%
                                    ----------------------------------------------------------------------------------------
SUBTOTAL:                                   12       $   124,777,209           3.8%        1.24X         71.7%         94.8%

SELF STORAGE                                 7       $    48,402,194           1.5%        1.30x         72.7%         89.5%

PARKING GARAGE                               1       $     3,650,000           0.1%        1.21x         74.5%        100.0%
                                    ----------------------------------------------------------------------------------------
TOTAL:                                     314       $ 3,275,606,504         100.0%        1.32X         74.6%         95.0%
                                    ========================================================================================

(1) Does not include fully amortizing loans

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                   Annex A-2-4

                                                MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
                                      MORTGAGED         DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
LOCATION                             PROPERTIES       BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

New York                                     17   $   406,122,000      12.4%     5.6254%     118       1.29x     74.4%        72.9%
Texas                                        31       347,221,986      10.6      5.8550      115       1.27x     76.5%        70.7%
Pennsylvania                                 24       309,672,000       9.5      5.7750      111       1.31x     78.1%        74.4%
Illinois                                     20       290,341,898       8.9      5.8944      103       1.34x     75.7%        73.5%
Florida                                      13       266,615,222       8.1      5.6451      115       1.34x     76.8%        73.9%
California                                   20       225,094,328       6.9      5.7302      119       1.25x     73.6%        70.0%
Arizona                                      11       140,355,144       4.3      5.9317      111       1.31x     72.9%        68.6%
New Jersey                                   14       136,338,284       4.2      5.7800      119       1.31x     65.7%        58.0%
Ohio                                         12       121,223,264       3.7      5.8723      117       1.29x     77.8%        71.5%
Massachusetts                                11       103,258,568       3.2      5.7835      109       1.27x     71.3%        65.0%
Utah                                         11        96,704,210       3.0      5.6983      118       1.27x     76.4%        62.4%
Indiana                                      14        93,380,000       2.9      5.6715      117       1.28x     78.4%        72.1%
Tennessee                                     7        89,844,000       2.7      5.7760      119       1.54x     73.3%        73.2%
Colorado                                      5        74,270,000       2.3      5.7233      118       1.35x     68.4%        62.0%
Michigan                                     21        70,048,889       2.1      5.7668      118       1.26x     78.3%        72.1%
Connecticut                                   3        62,848,460       1.9      5.9148      117       1.39x     72.8%        63.0%
Maryland                                      9        62,537,913       1.9      5.7822      113       1.25x     72.9%        67.0%
Kentucky                                      7        38,621,581       1.2      5.9323      115       1.30x     74.9%        65.5%
South Carolina                                3        37,130,718       1.1      6.2693      202       1.43x     70.3%        22.0%
North Carolina                                9        36,046,437       1.1      5.7289      119       1.44x     72.5%        61.2%
Louisiana                                     5        35,481,072       1.1      5.7126      119       1.34x     71.8%        66.0%
Georgia                                      10        34,790,775       1.1      5.7621       99       1.43x     72.1%        67.6%
Virginia                                      4        27,551,776       0.8      5.6516      117       1.31x     69.3%        67.5%
Oklahoma                                      2        25,100,000       0.8      5.7619      119       1.33x     78.1%        75.1%
Washington                                    4        21,704,417       0.7      5.6533      117       1.40x     73.6%        65.0%
Delaware                                      2        17,400,000       0.5      5.7181      117       1.24x     76.8%        69.0%
Mississippi                                   3        15,058,000       0.5      5.9167      117       1.63x     58.5%        49.7%
North Dakota                                  3        12,350,000       0.4      5.6314      118       1.65x     70.5%        70.5%
Wisconsin                                     2        11,018,800       0.3      5.8922       63       1.32x     71.8%        69.5%
Missouri                                      2        10,072,392       0.3      5.7417      118       1.15x     78.5%        69.4%
Oregon                                        2         9,818,100       0.3      5.7163      117       1.31x     75.2%        70.8%
Nevada                                        1         9,000,000       0.3      5.7500      118       1.53x     35.7%        31.5%
Kansas                                        2         8,172,600       0.2      5.6779      116       1.31x     79.4%        74.7%
Nebraska                                      1         7,743,368       0.2      5.8775      119       1.53x     74.8%        63.3%
Minnesota                                     2         7,600,000       0.2      5.6422      118       1.65x     66.5%        66.5%
Arkansas                                      3         4,672,100       0.1      5.3960      104       2.09x     75.9%        75.9%
West Virginia                                 1         4,500,000       0.1      5.7355      120       1.38x     73.8%        66.3%
District Of Columbia                          1         3,960,000       0.1      6.2400       84       1.41x     80.0%        75.1%
Idaho                                         1         1,278,200       0.0      5.3960      104       2.09x     75.9%        75.9%
Iowa                                          1           660,000       0.0      5.3960      104       2.09x     75.9%        75.9%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      314   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                   Annex A-2-5

                                                   YEARS BUILT/RENOVATED(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
YEARS                                 MORTGAGED         DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
BUILT/RENOVATED                      PROPERTIES       BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

         1952 - 1959                          3   $    22,630,000       0.7%     5.7242%     118       1.51x     75.3%        75.3%
         1960 - 1969                         14        87,550,913       2.7      5.7211      118       1.33x     76.4%        74.9%
         1970 - 1979                         22       160,804,700       4.9      5.7241      118       1.36x     74.5%        71.5%
         1980 - 1989                         34       453,830,282      13.9      5.6363      116       1.28x     74.7%        72.1%
         1990 - 1999                         76       642,204,969      19.6      5.7813      112       1.34x     75.6%        72.0%
         2000 - 2007                        165     1,908,585,639      58.3      5.8088      116       1.31x     74.1%        67.4%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      314   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                                       PREPAYMENT PROTECTION

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
PREPAYMENT PROTECTION                   LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                                  204   $ 2,876,773,477      87.8%     5.7581%     116       1.32x     74.8%        69.8%
Yield Maintenance                            26       214,858,369       6.6      5.8805      112       1.30x     72.5%        66.3%
Yield Maintenance, Def/YM                     1        85,000,000       2.6      5.7985      118       1.23x     77.3%        72.1%
Defeasance, Def/YM                            4        37,692,112       1.2      5.8396      118       1.52x     68.5%        64.1%
Defeasance, Def/Fixed Penalty                 3        35,963,123       1.1      5.9060      118       1.34x     71.1%        65.4%
Yield Maintenance/Fixed Penalty               2        15,569,422       0.5      6.2063       89       1.34x     71.9%        66.0%
Defeasance/Fixed Penalty                      1         9,750,000       0.3      5.9600       56       1.19x     61.3%        59.1%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      241   $ 3,275,606,504     100.0%     5.7724%     115       1.32X     74.6%        69.4%
                                      =============================================================================================

                                                            PARTIAL INTEREST ONLY PERIODS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                     AGGREGATE       % OF                  STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF       INITIAL               REMAINING             DATE      LTV RATIO
PARTIAL INTEREST                      MORTGAGE          DATE         POOL      MORTGAGE     TERM        UW       LTV         AT
ONLY PERIODS                            LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           12 - 12                            4   $    40,544,000       2.9%     5.9207%     107       1.17x     74.8%        65.7%
           13 - 24                           24       240,253,000      17.4      5.8453      112       1.26x     70.4%        62.6%
           25 - 36                           34       316,123,000      22.8      5.8066      115       1.23x     76.0%        68.7%
           37 - 48                            2        23,850,000       1.7      5.8579      120       1.18x     76.9%        70.6%
           49 - 84                           52       763,880,000      55.2      5.7952      118       1.25x     75.7%        70.6%
                                      ---------------------------------------------------------------------------------------------
                                            116   $ 1,384,650,000     100.0%     5.8113%     116       1.24X     74.8%        68.6%
                                      =============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                   Annex A-2-6

                                                                       ANNEX A-2

                                       CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
CUT-OFF DATE BALANCES                   LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

     $997,779 -   $2,999,999                  8   $    19,174,746       0.7%     5.8615%     118       1.26x     73.2%        64.4%
   $3,000,000 -   $3,999,999                 11        39,837,496       1.5      5.8338      118       1.37x     69.8%        60.7%
   $4,000,000 -   $4,999,999                 20        88,674,623       3.3      5.8396      119       1.38x     69.7%        60.8%
   $5,000,000 -   $6,999,999                 37       216,715,447       8.1      5.8792      117       1.35x     71.0%        62.2%
   $7,000,000 -   $9,999,999                 29       251,348,802       9.4      5.7842      112       1.34x     72.3%        66.2%
  $10,000,000 -  $14,999,999                 26       321,313,024      12.0      5.8003      116       1.29x     75.3%        68.4%
  $15,000,000 -  $24,999,999                 24       449,866,277      16.8      5.8868      114       1.26x     74.4%        67.9%
  $25,000,000 -  $49,999,999                 21       696,467,554      26.0      5.7496      120       1.37x     76.1%        70.2%
  $50,000,000 -  $99,999,999                  4       261,500,000       9.8      5.8724       98       1.38x     74.7%        72.2%
 $100,000,000 - $225,000,000                  2       335,000,000      12.5      5.4741      117       1.26x     76.2%        76.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                                          MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
MORTGAGE RATES                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

      5.3960% - 5.4999%                       4   $   377,000,000      14.1%     5.4666%     116       1.37x     75.7%        75.7%
      5.5000% - 5.7499%                      72     1,016,613,578      37.9      5.6670      118       1.33x     75.1%        69.8%
      5.7500% - 5.9999%                      82       999,840,842      37.3      5.8522      113       1.31x     74.7%        69.0%
      6.0000% - 6.4999%                      19       241,314,964       9.0      6.2059      113       1.30x     69.6%        56.7%
      6.5000% - 7.6000%                       5        45,128,584       1.7      6.7726       93       1.33x     72.7%        62.3%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                               ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
ORIGINAL TERM TO                      MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
MATURITY IN MONTHS                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           60 -  72                           9   $   159,626,043       6.0%     6.1091%      59       1.31x     69.2%        65.7%
           73 -  84                           1        65,000,000       2.4      5.8400       82       1.39x     80.0%        80.0%
           85 - 120                         170     2,423,989,483      90.5      5.7478      118       1.32x     74.8%        69.7%
          121 - 240                           2        31,282,442       1.2      6.0433      221       1.40x     68.4%        12.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                                   Annex A-2-7

                               REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
REMAINING TERM TO                     MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
MATURITY IN MONTHS                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           56 -  60                           9   $   159,626,043       6.0%     6.1091%      59       1.31x     69.2%        65.7%
           61 -  84                           1        65,000,000       2.4      5.8400       82       1.39x     80.0%        80.0%
           85 - 120                         170     2,423,989,483      90.5      5.7478      118       1.32x     74.8%        69.7%
          121 - 238                           2        31,282,442       1.2      6.0433      221       1.40x     68.4%        12.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
ORIGINAL AMORTIZATION                 MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
TERM IN MONTHS                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

          240 - 240                           2   $    32,118,348       1.9%     6.1711%     215       1.45x     66.9%        10.4%
          241 - 300                          13       125,544,085       7.3      5.8151      106       1.32x     73.2%        58.5%
          301 - 360                         134     1,553,513,535      90.8      5.8504      114       1.27x     73.6%        66.6%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      149   $ 1,711,175,968     100.0%     5.8538%     116       1.28X     73.5%        64.9%
                                      =============================================================================================

                             REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
REMAINING AMORTIZATION                MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
TERM IN MONTHS                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

          238 - 240                           2   $    32,118,348       1.9%     6.1711%     215       1.45x     66.9%        10.4%
          241 - 300                          13       125,544,085       7.3      5.8151      106       1.32x     73.2%        58.5%
          301 - 360                         134     1,553,513,535      90.8      5.8504      114       1.27x     73.6%        66.6%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      149   $ 1,711,175,968     100.0%     5.8538%     116       1.28X     73.5%        64.9%
                                      =============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                   Annex A-2-8

                                        AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
AMORTIZATION TYPES                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only                        90   $ 1,153,321,000      43.0%     5.8093%     117       1.25x     74.5%        68.4%
Interest-Only                                33       968,722,000      36.1      5.6358      113       1.40x     76.3%        76.3%
Balloon                                      58       531,962,350      19.9      5.9393      108       1.33x     71.5%        60.4%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      181   $ 2,654,005,350      99.0%     5.7720%     114       1.32X     74.6%        69.7%

FULLY AMORTIZING LOANS                        1   $    25,892,618       1.0%     6.0800%     238       1.45x     66.2%         1.6%

                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                       UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
UNDERWRITTEN                                         AGGREGATE      INITIAL                STATED              CUT-OFF
CASH FLOW                             NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
DEBT SERVICE                          MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
COVERAGE RATIOS                         LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        1.12X - 1.14X                         2   $    34,646,222       1.3%     5.6835%     119       1.12x     77.6%        71.6%
        1.15X - 1.19X                        33       420,543,816      15.7      5.8566      116       1.17x     75.8%        68.0%
        1.20X - 1.29X                        69     1,150,888,271      42.9      5.7143      116       1.24x     76.1%        71.5%
        1.30X - 1.49X                        51       785,534,691      29.3      5.8324      113       1.39x     74.0%        67.9%
        1.50X - 1.99X                        24       239,684,968       8.9      5.8140      115       1.64x     66.4%        62.2%
        2.00X - 2.76X                         3        48,600,000       1.8      5.4541      108       2.19x     70.4%        70.4%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                                      CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
CUT-OFF DATE                          MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
LTV RATIOS                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        32.0% - 50.0%                         5   $    27,951,498       1.0%     5.7416%     117       1.67x     39.8%        34.4%
        50.1% - 60.0%                        10        55,894,131       2.1      5.7168      118       1.72x     55.2%        49.1%
        60.1% - 65.0%                         9       118,176,105       4.4      5.9296       79       1.37x     63.6%        59.3%
        65.1% - 70.0%                        25       307,740,665      11.5      5.8880      126       1.35x     68.0%        56.5%
        70.1% - 75.0%                        41       671,347,663      25.1      5.7710      116       1.31x     73.9%        69.1%
        75.1% - 80.1%                        92     1,498,787,906      55.9      5.7442      115       1.30x     78.4%        73.8%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                                   Annex A-2-9

                                    MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
MATURITY DATE                         MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
LTV RATIOS                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        26.9% - 50.0%                        15   $    82,263,684       3.1%     5.7872%     118       1.63x     51.6%        43.2%
        50.1% - 60.0%                        26       250,491,358       9.4      5.7981      116       1.34x     68.8%        57.5%
        60.1% - 70.0%                        72       787,293,155      29.7      5.8821      110       1.28x     72.8%        65.5%
        70.1% - 75.0%                        46       929,977,153      35.0      5.7465      116       1.27x     77.0%        73.1%
        75.1% - 80.0%                        22       603,980,000      22.8      5.6551      114       1.40x     78.7%        78.6%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      181   $ 2,654,005,350     100.0%     5.7720%     114       1.32X     74.6%        69.7%
                                      =============================================================================================

                                  TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                               WEIGHTED AVERAGES
                                                                                     ---------------------------------------

                                                                            % OF
                                                       AGGREGATE           INITIAL                     CUT-OFF
                                     NUMBER OF          CUT-OFF             LOAN                          DATE
                                     MORTGAGED            DATE             GROUP 1            UW           LTV
PROPERTY TYPE                       PROPERTIES          BALANCE            BALANCE          DSCR         RATIO     OCCUPANCY
----------------------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                                    51       $   754,151,472          28.1%        1.28x         76.3%         95.0%
Unanchored                                  24           155,600,777           5.8         1.26x         74.2%         95.3%
Shadow Anchored                              6            32,633,000           1.2         1.18x         76.9%         92.8%
                                     ---------------------------------------------------------------------------------------
SUBTOTAL:                                   81       $   942,385,249          35.2%        1.27X         76.0%         95.0%

OFFICE
Suburban                                    51       $   537,576,052          20.1%        1.26x         76.5%         95.2%
CBD                                          6           283,017,000          10.6         1.29x         73.0%         95.9%
                                     ---------------------------------------------------------------------------------------
SUBTOTAL:                                   57       $   820,593,052          30.6%        1.27X         75.3%         95.5%

HOTEL
Full Service                                12       $   320,581,520          12.0%        1.40x         71.6%          NAP
Limited Service                             14           106,491,835           4.0         1.64x         70.4%          NAP
                                     ---------------------------------------------------------------------------------------
SUBTOTAL:                                   26       $   427,073,355          15.9%        1.46X         71.3%          NAP

INDUSTRIAL
Warehouse/Distribution                      34       $   171,592,313           6.4%        1.54x         73.6%         95.3%
Flex                                        33           144,896,595           5.4         1.40x         74.2%         98.3%
                                     ---------------------------------------------------------------------------------------
SUBTOTAL:                                   67       $   316,488,908          11.8%        1.47X         73.9%         96.7%

MIXED USE
Office/Retail                                8       $    85,805,209           3.2%        1.24x         71.7%         94.0%
Multifamily/Retail                           3            35,500,000           1.3         1.25x         70.9%         96.5%
                                     ---------------------------------------------------------------------------------------
SUBTOTAL:                                   11       $   121,305,209           4.5%        1.24X         71.5%         94.8%

SELF STORAGE                                 7       $    48,402,194           1.8%        1.30x         72.7%         89.5%

PARKING GARAGE                               1       $     3,650,000           0.1%        1.21x         74.5%        100.0%
                                     ---------------------------------------------------------------------------------------
TOTAL:                                     250       $ 2,679,897,968         100.0%        1.32X         74.5%         95.3%
                                     =======================================================================================

(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-10

                                MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGED         DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
LOCATION                             PROPERTIES       BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

New York                                     12   $   337,982,000      12.6%     5.5679%     117       1.29x     73.8%        72.4%
Pennsylvania                                 23       305,422,000      11.4      5.7774      111       1.31x     78.1%        74.5%
Texas                                        23       281,327,164      10.5      5.8444      116       1.28x     76.7%        70.9%
Florida                                      12       251,415,222       9.4      5.6492      115       1.34x     76.7%        73.6%
Illinois                                      5       170,395,898       6.4      5.9687       92       1.30x     73.2%        69.6%
California                                   17       162,264,328       6.1      5.7670      119       1.25x     72.1%        67.2%
Arizona                                      10       122,955,144       4.6      5.9772      109       1.33x     72.5%        67.6%
Ohio                                         10       113,012,264       4.2      5.8835      118       1.30x     77.7%        71.3%
New Jersey                                   13       101,491,961       3.8      5.8404      119       1.33x     73.3%        68.2%
Utah                                         11        96,704,210       3.6      5.6983      118       1.27x     76.4%        62.4%
Tennessee                                     7        89,844,000       3.4      5.7760      119       1.54x     73.3%        73.2%
Massachusetts                                 9        84,158,568       3.1      5.7525      106       1.28x     70.9%        64.2%
Colorado                                      4        67,270,000       2.5      5.7029      118       1.36x     70.7%        64.3%
Maryland                                      8        56,137,913       2.1      5.7756      113       1.25x     72.1%        65.5%
Connecticut                                   2        51,848,460       1.9      5.9299      117       1.44x     71.4%        60.7%
Michigan                                     18        44,348,889       1.7      5.7186      118       1.31x     77.9%        71.2%
Kentucky                                      7        38,621,581       1.4      5.9323      115       1.30x     74.9%        65.5%
South Carolina                                3        37,130,718       1.4      6.2693      202       1.43x     70.3%        22.0%
North Carolina                                9        36,046,437       1.3      5.7289      119       1.44x     72.5%        61.2%
Louisiana                                     5        35,481,072       1.3      5.7126      119       1.34x     71.8%        66.0%
Georgia                                       9        32,390,775       1.2      5.7586       98       1.45x     71.6%        67.2%
Indiana                                       6        25,272,000       0.9      5.7734      118       1.29x     77.2%        71.5%
Oklahoma                                      2        25,100,000       0.9      5.7619      119       1.33x     78.1%        75.1%
Delaware                                      2        17,400,000       0.6      5.7181      117       1.24x     76.8%        69.0%
Mississippi                                   3        15,058,000       0.6      5.9167      117       1.63x     58.5%        49.7%
Washington                                    3        12,404,417       0.5      5.5434      114       1.58x     74.7%        66.1%
Virginia                                      3        11,551,776       0.4      5.6676      115       1.52x     74.7%        70.4%
Wisconsin                                     2        11,018,800       0.4      5.8922       63       1.32x     71.8%        69.5%
Oregon                                        2         9,818,100       0.4      5.7163      117       1.31x     75.2%        70.8%
Nevada                                        1         9,000,000       0.3      5.7500      118       1.53x     35.7%        31.5%
Kansas                                        2         8,172,600       0.3      5.6779      116       1.31x     79.4%        74.7%
Nebraska                                      1         7,743,368       0.3      5.8775      119       1.53x     74.8%        63.3%
Arkansas                                      3         4,672,100       0.2      5.3960      104       2.09x     75.9%        75.9%
West Virginia                                 1         4,500,000       0.2      5.7355      120       1.38x     73.8%        66.3%
Idaho                                         1         1,278,200       0.0      5.3960      104       2.09x     75.9%        75.9%
Iowa                                          1           660,000       0.0      5.3960      104       2.09x     75.9%        75.9%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      250   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-11

                                   YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
YEARS                                 MORTGAGED         DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
BUILT/RENOVATED                      PROPERTIES       BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

         1963 - 1969                          2   $     5,368,913       0.2%     5.9186%     118       1.44x     70.7%        61.1%
         1970 - 1979                         13        68,556,700       2.6      5.7130      116       1.46x     71.6%        67.2%
         1980 - 1989                         29       418,030,282      15.6      5.6253      116       1.28x     74.3%        71.8%
         1990 - 1999                         64       503,380,969      18.8      5.7590      110       1.36x     75.0%        71.1%
         2000 - 2007                        142     1,684,561,103      62.9      5.8191      116       1.32x     74.5%        67.8%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      250   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                                       PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
PREPAYMENT                            MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
PROTECTION                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                                  153   $ 2,347,685,941      87.6%     5.7597%     115       1.32x     74.9%        69.5%
Yield Maintenance                            18       148,237,369       5.5      5.8981      114       1.31x     70.8%        63.0%
Yield Maintenance, Def/YM                     1        85,000,000       3.2      5.7985      118       1.23x     77.3%        72.1%
Defeasance, Def/YM                            4        37,692,112       1.4      5.8396      118       1.52x     68.5%        64.1%
Defeasance, Def/Fixed Penalty                 3        35,963,123       1.3      5.9060      118       1.34x     71.1%        65.4%
Yield Maintenance/Fixed Penalty               2        15,569,422       0.6      6.2063       89       1.34x     71.9%        66.0%
Defeasance/Fixed Penalty                      1         9,750,000       0.4      5.9600       56       1.19x     61.3%        59.1%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                      182   $ 2,679,897,968     100.0%     5.7750%     115       1.32X     74.5%        69.0%
                                      =============================================================================================

                                   PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
PARTIAL INTEREST                      MORTGAGE          DATE        GROUP 1    MORTGAGE     TERM        UW       LTV          AT
ONLY PERIODS                            LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           12 - 12                            4   $    40,544,000       3.5%     5.9207%     107       1.17x     74.8%        65.7%
           13 - 24                           18       203,982,000      17.7      5.8440      112       1.27x     70.3%        62.4%
           25 - 36                           25       219,205,000      19.0      5.8524      116       1.24x     75.5%        68.3%
           37 - 48                            2        23,850,000       2.1      5.8579      120       1.18x     76.9%        70.6%
           49 - 84                           41       665,740,000      57.7      5.7760      118       1.25x     75.4%        70.4%
                                      ---------------------------------------------------------------------------------------------
                                             90   $ 1,153,321,000     100.0%     5.8093%     117       1.25X     74.5%        68.4%
                                      =============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-12

                                                                       ANNEX A-2

                                       CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
CUT-OFF DATE BALANCES                   LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

   $2,400,000 -  $2,999,999                   3   $     7,904,392       1.3%     5.8521%     118       1.30x     69.3%        62.8%
   $3,000,000 -  $3,999,999                   6        20,383,000       3.4      5.8537      102       1.35x     78.1%        74.5%
   $4,000,000 -  $4,999,999                   7        30,400,000       5.1      5.7323      118       1.34x     75.3%        70.7%
   $5,000,000 -  $6,999,999                  12        71,404,821      12.0      5.8142      118       1.35x     77.1%        74.6%
   $7,000,000 -  $9,999,999                  11        87,756,000      14.7      5.8193      113       1.28x     75.6%        72.1%
  $10,000,000 - $14,999,999                   5        58,884,000       9.9      5.8103      118       1.32x     79.2%        77.2%
  $15,000,000 - $24,999,999                  11       191,950,000      32.2      5.7684      118       1.23x     75.9%        73.4%
  $25,000,000 - $36,500,000                   4       127,026,323      21.3      5.6422      118       1.30x     68.8%        62.8%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                          MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
MORTGAGE RATES                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

      5.5670% - 5.9999%                      54   $   549,649,323      92.3%     5.7213%     118       1.29x     74.6%        71.2%
      6.0000% - 6.2499%                       4        39,064,392       6.6      6.1981      105       1.21x     77.5%        72.8%
      6.2500% - 6.4200%                       1         6,994,821       1.2      6.4200      114       1.14x     72.9%        63.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
ORIGINAL TERM TO                      MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
MATURITY IN MONTHS                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           60 -  84                           3   $    14,471,000       2.4%     6.1340%      66       1.23x     76.9%        74.1%
           85 - 120                          56       581,237,536      97.6      5.7515      118       1.29x     74.7%        71.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                  Annex A-2-13

                               REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
REMAINING TERM TO                     MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
MATURITY IN MONTHS                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           58 -  84                           3   $    14,471,000       2.4%     6.1340%      66       1.23x     76.9%        74.1%
           85 - 120                          56       581,237,536      97.6      5.7515      118       1.29x     74.7%        71.2%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                              ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
ORIGINAL AMORTIZATION                 MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
TERM IN MONTHS                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

          240 - 360                          29   $   276,074,536     100.0%     5.8116%     115       1.21x     72.0%        64.4%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       29   $   276,074,536     100.0%     5.8116%     115       1.21X     72.0%        64.4%
                                      =============================================================================================

                             REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
REMAINING AMORTIZATION                MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
TERM IN MONTHS                          LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

          238 - 360                          29   $   276,074,536     100.0%     5.8116%     115       1.21x     72.0%        64.4%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       29   $   276,074,536     100.0%     5.8116%     115       1.21X     72.0%        64.4%
                                      =============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                  Annex A-2-14

                                        AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
AMORTIZATION TYPES                      LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                                30   $   319,634,000      53.7%     5.7169%     118       1.36x     77.2%        77.2%
Partial Interest-Only                        26       231,329,000      38.8      5.8210      115       1.20x     76.2%        69.8%
Balloon                                       3        44,745,536       7.5      5.7629      117       1.24x     50.2%        36.1%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
UNDERWRITTEN                                         AGGREGATE      INITIAL                STATED              CUT-OFF
CASH FLOW                             NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
DEBT SERVICE                          MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
COVERAGE RATIOS                         LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        1.06X - 1.09X                         1   $    18,000,000       3.0%     5.8400%     117       1.06x     70.3%        63.4%
        1.10X - 1.14X                         2        17,994,821       3.0      6.0676      116       1.12x     76.7%        69.7%
        1.15X - 1.19X                        13        96,823,392      16.3      5.8299      112       1.17x     75.3%        70.5%
        1.20X - 1.29X                        16       229,026,323      38.4      5.7027      118       1.25x     71.7%        66.1%
        1.30X - 1.69X                        26       229,664,000      38.6      5.7617      118       1.40x     78.0%        77.4%
        1.70X - 1.80X                         1         4,200,000       0.7      5.6290      118       1.80x     70.1%        70.1%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                      CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
CUT-OFF DATE                          MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
LTV RATIOS                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        43.6% - 65.0%                         4   $    48,546,323       8.1%     5.6667%     118       1.29x     46.0%        33.8%
        65.1% - 70.0%                         2        22,500,000       3.8      5.6368      119       1.29x     66.2%        66.2%
        70.1% - 75.0%                         8        67,199,213      11.3      5.8284      118       1.23x     71.7%        66.5%
        75.1% - 80.0%                        45       457,463,000      76.8      5.7669      117       1.30x     78.7%        76.1%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                  Annex A-2-15

                                     MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
MATURITY DATE                         MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
LTV RATIOS                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

        28.3% - 65.0%                         8   $    85,745,536      14.4%     5.7932%     118       1.21x     57.1%        46.7%
        65.1% - 70.0%                         4        31,800,000       5.3      5.6662      119       1.28x     69.1%        66.8%
        70.1% - 75.0%                        22       203,869,000      34.2      5.7961      115       1.23x     77.6%        72.0%
        75.1% - 80.0%                        25       274,294,000      46.0      5.7354      118       1.35x     78.9%        78.8%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                  TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                                     ---------------------------------------

                                                                            % OF
                                                       AGGREGATE           INITIAL                     CUT-OFF
                                     NUMBER OF          CUT-OFF             LOAN                          DATE
                                     MORTGAGED            DATE             GROUP 2            UW           LTV
PROPERTY TYPE                       PROPERTIES          BALANCE            BALANCE          DSCR         RATIO     OCCUPANCY
----------------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                                      35       $   322,274,536          54.1%        1.23x         72.5%         93.2%
Mid/High Rise                                4            47,000,000           7.9         1.36x         76.2%         96.0%
Student Housing                              1            24,700,000           4.1         1.21x         77.9%         94.2%
                                     ---------------------------------------------------------------------------------------
SUBTOTAL:                                   40       $   393,974,536          66.1%        1.24X         73.3%         93.6%

MANUFACTURED HOUSING                        23       $   198,262,000          33.3%        1.38x         77.7%         95.4%

MANUFACTURED HOUSING/SELF STORAGE            1       $     3,472,000           0.6%        1.39x         79.0%         95.6%
                                     ---------------------------------------------------------------------------------------
TOTAL:                                      64       $   595,708,536         100.0%        1.29X         74.8%         94.2%
                                     =======================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-16

                                MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
                                      MORTGAGED         DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
LOCATION                             PROPERTIES       BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

Illinois                                     15   $   119,946,000      20.1%     5.7889%     118       1.39x     79.2%        79.2%
New York                                      5        68,140,000      11.4      5.9110      119       1.31x     77.6%        75.2%
Indiana                                       8        68,108,000      11.4      5.6337      117       1.28x     78.8%        72.4%
Texas                                         8        65,894,821      11.1      5.9006      111       1.21x     75.6%        69.9%
California                                    3        62,830,000      10.5      5.6353      119       1.26x     77.4%        77.4%
New Jersey                                    1        34,846,323       5.8      5.6040      118       1.27x     43.6%        28.3%
Michigan                                      3        25,700,000       4.3      5.8500      117       1.17x     78.8%        73.6%
Massachusetts                                 2        19,100,000       3.2      5.9199      118       1.21x     73.5%        68.4%
Arizona                                       1        17,400,000       2.9      5.6100      119       1.20x     75.7%        75.7%
Virginia                                      1        16,000,000       2.7      5.6400      119       1.16x     65.3%        65.3%
Florida                                       1        15,200,000       2.6      5.5770      118       1.31x     79.6%        79.6%
North Dakota                                  3        12,350,000       2.1      5.6314      118       1.65x     70.5%        70.5%
Connecticut                                   1        11,000,000       1.8      5.8435      117       1.11x     79.1%        73.9%
Missouri                                      2        10,072,392       1.7      5.7417      118       1.15x     78.5%        69.4%
Washington                                    1         9,300,000       1.6      5.8000      120       1.16x     72.1%        63.7%
Ohio                                          2         8,211,000       1.4      5.7185       96       1.21x     78.3%        73.8%
Minnesota                                     2         7,600,000       1.3      5.6422      118       1.65x     66.5%        66.5%
Colorado                                      1         7,000,000       1.2      5.9200      119       1.23x     45.8%        40.5%
Maryland                                      1         6,400,000       1.1      5.8400      118       1.23x     80.0%        80.0%
Pennsylvania                                  1         4,250,000       0.7      5.6040      118       1.27x     79.8%        71.6%
District Of Columbia                          1         3,960,000       0.7      6.2400       84       1.41x     80.0%        75.1%
Georgia                                       1         2,400,000       0.4      5.8100      118       1.15x     80.0%        72.0%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       64   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-17

                                   YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
YEARS                                 MORTGAGED         DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
BUILT/RENOVATED                      PROPERTIES       BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

         1952 - 1979                         24   $   197,060,000      33.1%     5.7213%     118       1.33x     76.5%        75.2%
         1980 - 1989                          5        35,800,000       6.0      5.7652      118       1.36x     78.5%        76.6%
         1990 - 1999                         12       138,824,000      23.3      5.8622      119       1.30x     77.8%        75.3%
         2000 - 2007                         23       224,024,536      37.6      5.7320      114       1.23x     70.8%        64.3%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       64   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                       PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
PREPAYMENT                            MORTGAGED         DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
PROTECTION                              LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                                   51   $   529,087,536      88.8%     5.7506%     118       1.29x     74.6%        70.9%
Yield Maintenance                             8        66,621,000      11.2      5.8414      107       1.26x     76.2%        73.6%
                                      ---------------------------------------------------------------------------------------------
TOTAL:                                       59   $   595,708,536     100.0%     5.7608%     117       1.29X     74.8%        71.2%
                                      =============================================================================================

                                   PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------

                                                                     % OF
                                                     AGGREGATE      INITIAL                STATED              CUT-OFF
                                      NUMBER OF       CUT-OFF        LOAN                 REMAINING             DATE      LTV RATIO
PARTIAL INTEREST                      MORTGAGE          DATE        GROUP 2    MORTGAGE     TERM        UW       LTV          AT
ONLY PERIODS                            LOANS         BALANCE       BALANCE      RATE      (MOS.)      DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

           24 - 48                           15   $   133,189,000      57.6%     5.7439%     112       1.21x     75.3%        67.9%
           49 - 60                           11        98,140,000      42.4      5.9256      118       1.19x     77.6%        72.4%
                                      ---------------------------------------------------------------------------------------------
                                             26   $   231,329,000     100.0%     5.8210%     115       1.20X     76.2%        69.8%
                                      =============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

Annex A-3-1

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           TOP FIFTEEN MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                SF/
LOAN                                                               NUMBER OF   LOAN    CUT-OFF DATE   % OF     UNITS/     UW
SELLER(1) LOAN NAME                        CITY, STATE            PROPERTIES   GROUP      BALANCE      IPB     ROOMS     DSCR
------------------------------------------------------------------------------------------------------------------------------

JPMCB     599 Lexington Avenue             New York, NY                1         1     $225,000,000    6.9%  1,030,309   1.25x
JPMCB     River City Marketplace           Jacksonville, FL            1         1     $110,000,000    3.4%    559,796   1.29x
JPMCB     Sabre Headquarters               Southlake, TX               1         1     $ 85,000,000    2.6%    473,940   1.23x
CIBC      Green Hills Corporate Center     Reading, PA                 1         1     $ 65,000,000    2.0%    583,984   1.39x
JPMCB     Cabot Industrial Portfolio V     Various, Various           15         1     $ 60,000,000    1.8%  1,918,201   1.67x
------------------------------------------------------------------------------------------------------------------------------
CIBC      Crowne Plaza Metro Chicago       Chicago, IL                 1         1     $ 51,500,000    1.6%        398   1.30x
JPMCB     St. Julien Hotel & Spa           Boulder, CO                 1         1     $ 45,000,000    1.4%        201   1.38x
CIBC      Marriott - Farmington            Farmington, CT              1         1     $ 43,879,038    1.3%        381   1.43x
JPMCB     Doubletree Guest Suites          Plymouth Meeting, PA        1         1     $ 39,800,000    1.2%        253   1.42x
JPMCB     Temple U Health System HQ        Philadelphia, PA            1         1     $ 38,000,000    1.2%    265,634   1.16x
------------------------------------------------------------------------------------------------------------------------------
CIBC      Marriott - Memphis               Memphis, TN                 1         1     $ 38,000,000    1.2%        319   1.60x
CIBC      Harrisburg Portfolio             Various, PA                 8         1     $ 36,500,000    1.1%    356,502   1.22x
CIBC      Bronx Apartment Portfolio        Bronx, NY                   2         2     $ 36,500,000    1.1%        490   1.39x
CIBC      Peartree Square                  Bronx, NY                   1         1     $ 35,500,000    1.1%    139,646   1.46x
JPMCB     Lincoln Place Shopping Center    Fairview Heights, IL        1         1     $ 35,432,000    1.1%    184,656   1.41x
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
          TOP 5 TOTAL/WEIGHTED AVERAGE:                                                $545,000,000   16.6%              1.32x
          TOP 10 TOTAL/WEIGHTED AVERAGE:                                               $763,179,038   23.3%              1.32x
          TOP 15 TOTAL/WEIGHTED AVERAGE:                                               $945,111,038   28.9%              1.34x
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
                                             CUT-OFF
LOAN                                          DATE         PROPERTY
SELLER(1) LOAN NAME                        LTV RATIO(2)      TYPE
---------------------------------------------------------------------

JPMCB     599 Lexington Avenue                 75.0%        Office
JPMCB     River City Marketplace               78.6%        Retail
JPMCB     Sabre Headquarters                   77.3%        Office
CIBC      Green Hills Corporate Center         80.0%        Office
JPMCB     Cabot Industrial Portfolio V         73.8%      Industrial
---------------------------------------------------------------------
CIBC      Crowne Plaza Metro Chicago           64.9%         Hotel
JPMCB     St. Julien Hotel & Spa               67.1%         Hotel
CIBC      Marriott - Farmington                71.8%         Hotel
JPMCB     Doubletree Guest Suites              75.7%         Hotel
JPMCB     Temple U Health System HQ            79.2%        Office
---------------------------------------------------------------------
CIBC      Marriott - Memphis                   75.1%         Hotel
CIBC      Harrisburg Portfolio                 78.2%        Office
CIBC      Bronx Apartment Portfolio            77.2%      Multifamily
CIBC      Peartree Square                      77.7%        Retail
JPMCB     Lincoln Place Shopping Center        80.0%        Retail
---------------------------------------------------------------------

---------------------------------------------------------------------
          TOP 5 TOTAL/WEIGHTED AVERAGE:        76.5%
          TOP 10 TOTAL/WEIGHTED AVERAGE:       75.0%
          TOP 15 TOTAL/WEIGHTED AVERAGE:       75.5%
---------------------------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

                                      A-3-2

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                        SHORT TERM COLLATERAL SUMMARY(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   CUT-OFF                                 REMAINING   REMAINING           CUT-OFF
   LOAN                                             DATE         BALLOON       PROPERTY      TERM       IO TERM     UW       LTV
  ID NO.      LOAN NAME                            BALANCE       BALANCE         TYPE      (MONTHS)    (MONTHS)    DSCR     RATIO
-----------------------------------------------------------------------------------------------------------------------------------

  CLASS A-1
               TOTAL BALLOON PAYMENT                           $          0
               TOTAL AMORTIZATION PAYMENT                        52,983,000
               TOTAL CLASS BALANCE                             $ 52,983,000
-----------------------------------------------------------------------------------------------------------------------------------
  CLASS A-2
     102      Lake Park Outlets                  $ 9,750,000   $  9,390,966     Retail         56          20      1.19x    61.3%
     105      First Financial Centre             $ 9,525,000      9,177,378     Office         57          21      1.20x    71.1%
      54      59 Temple Place                    $16,500,000     16,500,000     Office         58          58      1.31x    64.0%
      27      Hotel Indigo                       $26,963,898     24,327,421      Hotel         59           0      1.25x    76.2%
      43      Arizona Golf Resort                $19,187,144     18,142,281      Hotel         59           0      1.35x    75.5%
      6      *Crowne Plaza Metro Chicago         $51,500,000     48,325,647      Hotel         60           0      1.30x    64.9%
      77     *Carlton Hotel - South Beach        $13,000,000     13,000,000      Hotel         60          60      1.67x    68.1%
     131     *Klein Crossing Shopping Center     $ 7,600,000      7,427,753     Retail         60          36      1.15x    74.6%
     165     *Kaplan Higher Education Building   $ 5,600,000      5,324,954     Office         60          12      1.19x    75.7%
                TOTAL BALLOON PAYMENT                          $151,614,000
                TOTAL AMORTIZATION PAYMENT                                0
                TOTAL CLASS BALANCE                            $151,614,000
-----------------------------------------------------------------------------------------------------------------------------------
  CLASS A-3
      4       Green Hills Corporate Center       $65,000,000   $ 65,000,000     Office         82          82      1.39x    80.0%
      16      AmeriCold Portfolio                $35,000,000     35,000,000   Industrial      104         104      2.09x    75.9%
      39      Airport Industrial Center          $21,000,000     18,213,128   Industrial      113           5      1.16x    73.7%
     169      Lake Country Plaza                 $ 5,567,286      4,734,545     Retail        114           0      1.48x    48.0%
     219      AFW Building                       $ 3,866,849      3,015,286   Industrial      114           0      1.25x    74.4%
      59      Invesco Portfolio                  $15,800,000     14,182,304   Industrial      115          31      1.20x    75.6%
     143      9039 Sunset Boulevard              $ 6,640,000      6,197,186     Retail        115          55      1.21x    60.4%
     160      Sterling Plaza                     $ 5,900,000      5,320,968     Retail        115          31      1.22x    78.1%
      69    **Eastgate Plaza                     $14,200,000     12,550,572     Retail        116          20      1.20x    78.9%
      99    **Corinthian Colleges                $ 9,975,000      9,296,821     Office        116          56      1.50x    70.0%
     127    **Holiday Inn North Haven            $ 7,969,422      6,835,081      Hotel        116           0      1.52x    69.3%
     132    **Plaza North Shopping Center        $ 7,500,000      6,587,412     Retail        116          20      1.28x    76.5%
     142    **River Square Center - Waco, TX     $ 6,853,094      5,857,899     Retail        116           0      1.23x    79.6%
     172    **Promax Logistics                   $ 5,477,464      4,649,227   Industrial      116           0      1.75x    53.2%
     191    **Shoppes at Higley Village          $ 4,700,000      4,220,833     Retail        116          32      1.26x    67.5%
     224    **Autrans USA                        $ 3,485,659      2,958,599   Industrial      116           0      1.75x    53.2%
                TOTAL BALLOON PAYMENT                          $180,000,000
                TOTAL AMORTIZATION PAYMENT                                0
                TOTAL CLASS BALANCE                            $180,000,000
-----------------------------------------------------------------------------------------------------------------------------------
 CLASS A-SB
                TOTAL BALLOON PAYMENT                          $          0
                TOTAL AMORTIZATION PAYMENT                      117,589,000(2)
                TOTAL CLASS BALANCE                            $117,589,000
-----------------------------------------------------------------------------------------------------------------------------------

*     Cash flow received is applied to class A-2 and class A-SB Certificates.

**    Cash flow received is applied sequentially, first to class A-3 and then to class A-4 Certificates.

(1)   The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain classes of
      Certificates. As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated taking into account the assumptions set forth under "YIELD AND MATURITY
      CONSIDERATIONS--Yield Considerations" in the prospectus supplement as well as assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates.

(2)   Includes certain de minimus balloon payments from the mortgage loans supporting the Class A-2 Certificates set forth above.

                                      A-3-3

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                       A-NOTE BALANCE
LOAN ID   LOAN                             AS OF                                                                  SPECIAL
  NO.    SELLER       LOAN NAME         CUT-OFF DATE        TRANSACTION           MASTER SERVICER                 SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

   1     JPMCB   599 Lexington Avenue   $225,000,000   JPMCC 2007-LDP10(1)  Midland Loan Services, Inc.  J.E. Roberts Company, Inc.
                                        $225,000,000   JPMCC 2007-CIBC19       Capmark Finance Inc.
                                        $150,000,000      CSMC 2007-C2      KeyCorp Real Estate Capital
                                                                                   Markets, Inc.
                                        $150,000,000      CSMC 2007-C2          Wachovia Bank, N.A.

  16     JPMCB    AmeriCold Portfolio   $ 70,000,000   JPMCC 2007-LDP18(1)     Capmark Finance Inc.(2)       LNR Partners, Inc.
                                        $180,000,000      CD 2007-CD4           Wachovia Bank, N.A.
                                        $ 30,000,000       GE 2007-C1              KeyBank Corp.
                                        $ 35,000,000    JPMCC 2007-LDP10    Midland Loan Services, Inc
                                        $ 35,000,000   JPMCC 2007-CIBC19       Capmark Finance Inc.
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Represents the controlling pooling and servicing agreement for the related mortgage loan.

(2)   Midland Loan Services Inc. will be the primary servicer for the AmeriCold
      Portfolio mortgage loan.

--------------------------------------------------------------------------------
                          ADDITIONAL DEBT LOAN SUMMARY
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                   % OF
                                     CUT-OFF      CUT-OFF                     TRUST
                                       DATE        DATE                      CUT-OFF
                                      TRUST        TRUST      PARI PASSU      DATE       TRUST
LOAN NAME                           BALANCE(1)    BALANCE        DEBT        LTV(2,3)    DSCR(2)
------------------------------------------------------------------------------------------------

599 LEXINGTON AVENUE               $225,000,000       6.9%   $525,000,000     75.0%      1.25x
GREEN HILLS CORPORATE CENTER         65,000,000       2.0               0     80.0%      1.39x
DOUBLETREE GUEST SUITES              39,800,000       1.2               0     75.7%      1.42x
HARRISBURG PORTFOLIO                 36,500,000       1.1               0     78.2%      1.22x
AMERICOLD PORTFOLIO                  35,000,000       1.1     315,000,000     75.9%      2.09x
ABB AUTOMATION, INC.                 29,600,000       0.9               0     79.5%      1.28x
CHOWDER BAY APARTMENTS               15,200,000       0.5               0     79.6%      1.31x
CUMBERLAND TECH CENTER               11,680,000       0.4               0     79.5%      1.36x
HOLIDAY INN EXPRESS - TEMECULA       10,230,000       0.3               0     78.7%      1.43x
VETERAN'S PARKWAY                     8,135,000       0.2               0     79.8%      1.15x
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            $476,145,000      14.5%   $840,000,000     76.8%      1.35x
------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                    TOTAL
                                     JUNIOR/      CUT-OFF DATE     MORTGAGE    TOTAL       CUT-OFF
                                    B-NOTES/         TOTAL           DEBT     MORTGAGE      DATE
                                   SUBORDINATE      MORTGAGE       CUT-OFF      DEBT      MEZZANINE
LOAN NAME                            SECURED        DEBT(2)        LTV(2,3)    DSCR(2)     BALANCE
----------------------------------------------------------------------------------------------------

599 LEXINGTON AVENUE               $        0    $  750,000,000     75.0%       1.25x    $         0
GREEN HILLS CORPORATE CENTER        4,000,000        69,000,000     85.0%       1.23x      3,000,000
DOUBLETREE GUEST SUITES                     0        39,800,000     75.7%       1.42x      3,356,000
HARRISBURG PORTFOLIO                        0        36,500,000     78.2%       1.22x      3,500,000
AMERICOLD PORTFOLIO                         0       350,000,000     75.9%       2.09x              0
ABB AUTOMATION, INC.                1,862,500        31,462,500     84.5%       1.15x              0
CHOWDER BAY APARTMENTS                      0        15,200,000     79.6%       1.31x      2,000,000
CUMBERLAND TECH CENTER                730,000        12,410,000     84.4%       1.22x              0
HOLIDAY INN EXPRESS - TEMECULA        675,000        10,905,000     83.9%       1.27x              0
VETERAN'S PARKWAY                     510,000         8,645,000     84.8%       1.03x              0
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            $7,777,500    $1,323,922,500     76.4%       1.47x    $11,856,000
----------------------------------------------------------------------------------------------------

(1)   Includes only those assets that are included in the trust fund.

(2)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the 599 Lexington Avenue loan, and the Americold Portfolio loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)   In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is"
      value or with certain other adjustments.

                                      A-3-4

                                                               JPMCC 2007-CIBC19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-5

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF 599 LEXINGTON AVENUE OMITTED]

                                      A-3-6

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):         $225,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $225,000,000
% OF POOL BY IPB:                      6.9%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              BP 599 Lexington Avenue LLC
SPONSOR:                               Boston Properties Limited Partnership
ORIGINATION DATE:                      02/12/07
INTEREST RATE:                         5.49300%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         03/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION(2):                    L(24),Def(86),O(7)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT(1):                    $525,000,000
ADDITIONAL DEBT TYPE:                  Pari Passu Loan
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL         MONTHLY
                                                      --------------------------
TAXES:                                                       $0              $0
INSURANCE:                                                   $0              $0
CAPEX:                                                       $0              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - CBD
SQUARE FOOTAGE(3):                     1,030,309
LOCATION:                              New York, NY
YEAR BUILT/RENOVATED:                  1986
OCCUPANCY:                             97.3%
OCCUPANCY DATE:                        02/01/07
NUMBER OF TENANTS:                     24
HISTORICAL NOI:
  2005:                                $41,242,206
  2006:                                $41,932,203
UW REVENUES:                           $81,216,358
UW EXPENSES:                           $27,958,570
UW NOI(4):                             $53,257,788
UW NET CASH FLOW:                      $52,242,058
APPRAISED VALUE:                       $1,000,000,000
APPRAISAL DATE:                        02/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $728
CUT-OFF DATE LTV:                      75.0%
MATURITY DATE LTV:                     75.0%
UW DSCR:                               1.25x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS

                               RATINGS
TENANT NAME                  MOODY'S/S&P      SQUARE FEET   % OF GLA    BASE RENT PSF      LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------

SHEARMAN & STERLING LLP                         517,658       50.2%         $36.14                 2022
KIRKPATRICK & LOCKHART                          125,176       12.1%         $63.93                 2017
GOODWIN PROCTER LLP(6)                          124,072       12.0%         $69.06                 2008
REED SMITH LLP(6)                               96,253         9.3%         $74.15                 2017
----------------------------------------------------------------------------------------------------------------

(1)   The $750,000,000 mortgage loan has been split into four pari passu notes:
      a $225,000,000 A-1 Note (not included in the trust fund), a $225,000,000
      A-2 Note (included in the trust fund), a $150,000,000 A-3 Note (not included in the trust fund) and a $150,000,000 A-4 Note (not included in the trust fund). The Class A-1 Note was previously securitized in the
      JPMCC 2007-LDP10 transaction and the Class A-3 and Class A-4 Notes were previously securitized in the CSMC 2007-C2 securitization.

(2)   The defeasance lockout period expires two years after the date of this securitization.

(3)   Leases expiring in 2007, 2008 and 2009 have been remeasured to indicate the rentable area upon release. Without the remeasurement, the total square footage would be approximately 1,019,461 square feet.

(4)   An increase of approximately $11,325,585 in UW NOI over the 2006 historical figure is due to: (i) rents in place were underwritten to include rent bumps through December 31, 2007, (ii) with respect to the related lease for Shearman and Sterling LLP, Kirkpatrick and Lockhart,
      Reed Smith LLP and Commonwealth Bank of Australia, rents were underwritten to the average rent for the remaining loan term and (iii) all leases expiring through 2009 will pay mark-to-market rent and reflect the appraiser's estimated market rent for the floor and rental growth at the mortgaged property. The appraisal estimates a growth rate of 3% in 2008 and 8% in 2009, and modest rents were concluded to be between $85 and $105 for the various floors at the mortgaged property.

(5)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 Note (not included in the trust fund), the A-2 Note (included in the trust fund), the A-3 Note (not included in the trust fund) and the A-4
      Note (not included in the trust fund).

(6)   Goodwin Proctor LLP subleases approximately 23,000 square feet of its space from Shearman and Sterling LLP and Reed Smith LLP subleases approximately 17,157 square feet of its space from Compass Advisors LLC.

                                      A-3-7

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 599 Lexington Avenue loan is secured by a first lien mortgage in a fee interest in a Class "A" office building comprising approximately 1,030,309 square feet located in Midtown Manhattan.

The total financing amount of $750,000,000 is split into four pari passu notes, a $225,000,000 A-1 Note, a $225,000,000 A-2 Note, a $150,000,000 A-3 Note and a
$150,000,000 A-4 Note. The Class A-1 Note was previously securitized in the
JPMCC 2007-LDP10 transaction, the A-2 Note will be included in the trust fund and the Class A-3 and Class A-4 Notes were previously securitized in the CSMC
2007-C2 securitization.

THE BORROWER. The borrower is BP 599 Lexington Avenue LLC, a special purpose entity.

THE SPONSOR. The sponsor of the borrower is Boston Properties Limited
Partnership (NYSE: "BXP") ("Boston Properties") rated "A-" by S&P. Boston
Properties, Inc. is a self-administered real estate investment trust ("REIT")
that has developed and acquired over 42.1 million square feet of Class "A"
office space in New York, Boston, San Francisco and Washington since 1970.
Boston Properties currently manages over 6.6 million square feet of Manhattan office space, and has developed approximately 8.4 million square feet of office property in New York City.

THE PROPERTY. 599 Lexington Avenue is a 47-story Class "A" central business district office complex containing approximately 1,030,309 square feet, which was developed by Boston Properties in 1986. The mortgaged property is situated at the corner of Lexington Avenue and 53rd street in Midtown Manhattan, and can be accessed via the 4, 5, 6, E and V lines of the New York City subway system which has a station located directly beneath the mortgaged property. The station provides the mortgaged property with access to Grand Central Station, Penn
Station and the Port Authority Bus Terminal via subway. The mortgaged property is located within a few blocks of the world headquarters of JPMorgan Chase Bank,
N.A., Bear Stearns, Citigroup and Colgate Palmolive. The surrounding area is serviced by dining and retail establishments and hotels including the Waldorf
Astoria, the Intercontinental, the W Hotel and the Eastside Marriott.

599 Lexington Avenue was designed by Edward Larabee Barnes. The mortgaged property features a fifty-foot high Verde Aver and Carrara marble lobby that showcases a three-dimensional painting by Frank Stella commissioned for the space.

SIGNIFICANT TENANTS.

Shearman & Sterling LLP ("Shearman") is a New York based law firm founded in
1873 and currently employs approximately 1,000 attorneys located in 19 domestic and international offices. Shearman has practices that include antitrust, bankruptcy, capital markets, mergers and acquisitions, tax and project development and finance. Shearman was ranked as the 13th largest law firm in the country in 2006 with gross revenues of over $835 million. The firm occupies approximately 517,658 square feet, or approximately 50.2% of the mortgaged property's net rentable area. Shearman's lease expires in August 2022.

Kirkpatrick & Lockhart ("Kirkpatrick") is a Pittsburgh based law firm that currently employs approximately 1,400 attorneys in 22 offices throughout the world. Kirkpatrick represents multinational corporations, large banks, and public sector entities in areas of practice that include government regulation, intellectual property and mergers and acquisitions. Kirkpatrick was ranked as the 23rd largest law firm in the country in 2006 with gross revenues of approximately $372.5 million. Kirkpatrick occupies approximately 125,176 square feet, or approximately 12.1% of the mortgaged property's net rentable area.
Kirkpatrick's lease expires in October 2017 with two, five-year renewal options.

Goodwin Proctor LLP ("Goodwin") is a national law firm that employs over 600 attorneys located in Boston, Los-Angeles, New York, San Francisco and Washington
D.C. The firm has practices in real estate, corporate, litigation law and other areas. Goodwin occupies approximately 124,072 square feet, or approximately
12.0% of the mortgaged property's net rentable area. Goodwin's lease expires in
November 2008.

THE MARKET(1). 599 Lexington Avenue is located in the Plaza Market, which is generally defined as the area bound by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to the East River. The area contains approximately 97,297,729 square feet of Class "A" office space within four submarkets and has average rents of approximately $75.65 per square foot. The mortgaged property is located within the East Side office submarket of the Plaza district which contains approximately 18.3 million square feet of Class "A"
office space.

The mortgaged property is 97.3% occupied, and has an average rental rate of
$51.94 per square foot. The East Side Office submarket exhibited average rents of $57.47 per square foot as of the fourth quarter of 2006 and had an occupancy rate of 94.3%. The asking rental rates at buildings directly competitive with the mortgaged property are between $80 and $110 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Boston Properties
Limited Partnership, an affiliate of the borrower.

(1)   Certain information was obtained from the 599 Lexington Avenue appraisal, dated February 1, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                      A-3-8

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                           % OF BASE   CUMULATIVE  CUMULATIVE %  CUMULATIVE   CUMULATIVE %
             LEASES      FEET     % OF GLA   BASE RENT     RENT     SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
   YEAR     EXPIRING   EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------

VACANT         NAP        27,804     2.7%           NAP      NAP        27,804        2.7%             NAP       NAP
2007 & MTM       2        24,540     2.4    $ 1,522,125      2.8%       52,344        5.1%     $ 1,522,125       2.8%
2008            12       128,585    12.5      8,815,366     16.5       180,929       17.6%     $10,337,491      19.3%
2009            11        53,851     5.2      3,615,852      6.8       234,780       22.8%     $13,953,344      26.1%
2010             3        22,800     2.2      1,368,000      2.6       257,580       25.0%     $15,321,344      28.6%
2011             5        11,827     1.1      1,055,887      2.0       269,407       26.1%     $16,377,231      30.6%
2012             1         2,547     0.2        220,265      0.4       271,954       26.4%     $16,597,496      31.0%
2013             0             0     0.0              0      0.0       271,954       26.4%     $16,597,496      31.0%
2014             3         7,144     0.7        854,329      1.6       279,098       27.1%     $17,451,824      32.6%
2015             0             0     0.0              0      0.0       279,098       27.1%     $17,451,824      32.6%
2016             2        11,168     1.1      1,008,093      1.9       290,266       28.2%     $18,459,917      34.5%
2017            14       222,385    21.6     16,342,863     30.5       512,651       49.8%     $34,802,781      65.0%
AFTER           27       517,658    50.2     18,706,592     35.0     1,030,309      100.0%     $53,509,373     100.0%
-------------------------------------------------------------------------------------------------------------------------
TOTAL:          80     1,030,309   100.0%   $53,509,373    100.0%
-------------------------------------------------------------------------------------------------------------------------

                                      A-3-9

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

        [2 MAPS INDICATING THE LOCATION OF 599 LEXINGTON AVENUE OMITTED]

                                     A-3-10

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

              [STACKING PLAN GRAPH OF 599 LEXINGTON AVENUE OMITTED]

                                     A-3-11

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

                  [4 PHOTOS OF RIVER CITY MARKETPLACE OMITTED]

                                     A-3-12

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $110,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $110,000,000
% OF POOL BY IPB:                      3.4%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Ramco Jacksonville LLC
SPONSOR:                               Ramco-Gershenson Properties L.P.
ORIGINATION DATE:                      03/30/07
INTEREST RATE:                         5.43550%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         04/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(89),O(5)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                           INITIAL     MONTHLY
                                                        ------------------------
TAXES:                                                             $0        $0
INSURANCE:                                                         $0        $0
CAPEX:                                                             $0        $0
OTHER(1):                                                 $18,729,158        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        559,796
LOCATION:                              Jacksonville, FL
YEAR BUILT/RENOVATED:                  2006
OCCUPANCY(2):                          90.3%
OCCUPANCY DATE:                        03/15/07
NUMBER OF TENANTS:                     56
UW REVENUES:                           $11,712,935
UW EXPENSES:                           $3,619,628
UW NOI:                                $8,093,307
UW NET CASH FLOW:                      $7,813,798
APPRAISED VALUE
   (AS-STABILIZED)(3):                 $140,000,000
APPRAISAL DATE(3):                     11/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $197
CUT-OFF DATE LTV(3):                   78.6%
MATURITY DATE LTV(3):                  78.6%
UW DSCR:                               1.29x
--------------------------------------------------------------------------------

(1)   In place of collecting escrows for the related mortgaged property, the related borrower posted a $18,729,158 letter of credit for the following expenses: (i) $11,456,353 for construction completion costs at the mortgaged property; (ii) $3,445,959 rent holdback for executed leases;
      (iii) $2,627,205 for outstanding or committed tenant improvements; and
      (iv) $1,199,641 for outstanding or committed leasing commissions.

(2)   The mortgaged property is currently 90.3% leased but approximately 62%
      occupied by tenants in-place and paying rent.

(3)   Represents the "as-stabilized" value for the mortgaged property. The
      "as-is" value is $111,100,000, which represents a Cut-off Date LTV of
      99.0% and a Maturity Date LTV of 99.0%.

                                     A-3-13

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                               RATINGS                                                 ANNUAL BASE RENT  LEASE EXPIRATION
TENANT SUMMARY              MOODY'S/S&P(1)  TOTAL SF  % OF TOTAL SF  ANNUAL BASE RENT        PSF               YEAR
-------------------------------------------------------------------------------------------------------------------------

ANCHORS
GANDER MOUNTAIN                              81,537       14.6%         $1,037,966          $12.73             2021
HOLLYWOOD THEATERS                           54,300        9.7          1,004,550           18.50              2021
ASHLEY FURNITURE HOMESTORE                   41,820        7.5           480,930            11.50              2017
                                            -----------------------------------------------------------
SUBTOTAL:                                   177,657       31.7%         $2,523,446          $14.20
TOP 10 TENANTS
BEST BUY                       Baa2/BBB      30,332        5.4%          $439,814           $14.50             2017
ROSS DRESS FOR LESS             NR/BBB       30,187        5.4           316,964            10.50              2016
BED BATH & BEYOND               NR/BBB       24,594        4.4           245,940            10.00              2016
MICHAEL'S                       B2/B-        21,300        3.8           207,675             9.75              2016
PETSMART                        Ba2/BB       20,096        3.6           241,152            12.00              2016
OFFICE MAX                      Ba3/B+       20,000        3.6           290,000            14.50              2016
OLD NAVY                       Ba1/BB+       15,108        2.7           181,296            12.00              2011
CRACKER BARREL                  Ba2/BB       10,003        1.8           126,000            12.60              2016
DOLLAR TREE                                  9,995         1.8            94,953             9.50              2011
KIRKLAND'S                                   7,524         1.3           150,480            20.00              2016
                                            -----------------------------------------------------------
SUBTOTAL:                                   189,139       33.8%         $2,294,274          $12.13
REMAINING INLINE SPACE                      138,686       24.8          $2,894,809          $20.87
                                            -----------------------------------------------------------
VACANT SQUARE FEET:                          54,314        9.7%            NAP
TOTAL CENTER SQUARE FEET:                   559,796
-------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-14

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

THE LOAN. The River City Marketplace loan is secured by a first lien mortgage in a fee interest in an approximately 559,796 square foot anchored lifestyle retail center located in Jacksonville, Florida.

THE BORROWER. The borrowing entity is Ramco-Jacksonville LLC, a single purpose entity, which is indirectly owned by Ramco-Gershenson REIT via its operating unit Ramco-Gershenson Properties, LP. Ramco-Gershenson Properties Trust (the
"Trust", NYSE: "RPT") is a fully-integrated, self-administered, publicly-traded
REIT based in Farmington Hills, Michigan. The Trust owns, develops, acquires and manages shopping centers located primarily in the Midwest, Mid-Atlantic and
Southeastern United States. The Trust has a portfolio of 84 shopping centers consisting of approximately 18.8 million square feet of gross leasable area.
Ramco-Gershenson Properties LP is also the guarantor of the non-recourse carve-outs.

THE PROPERTY. The mortgaged property is a newly constructed lifestyle retail center consisting of a total of 16 buildings located at the intersection of
Interstate 95 and Duval Road in Jacksonville, Duval County, Florida. The center is approximately 2.5 miles east of the Jacksonville International Airport and 10 miles north of downtown Jacksonville. Situated on approximately 100.8 acres of land, including approximately 24.15 acres which are subject to a ground lease, the mortgaged property is part of a larger 464-acre master planned community which also includes residential developments.

The mortgaged property opened in November of 2006 and the completion of the center is scheduled for November 2007. The center is currently 90.3% leased and approximately 62% occupied by tenants open and paying rent. The center is shadow anchored by a Wal-mart Supercenter and a Lowe's Home Improvement and includes several nationally recognizable tenants such as Gander Mountain, Hollywood
Theaters, Ashley Furniture, Old Navy, Men's Warehouse, Fashion Bug, Office Max,
Bed Bath Beyond and Best Buy. In-line tenants are paying an average rent of approximately $14.81 per square foot on a triple net basis.

SIGNIFICANT TENANTS.

Gander Mountain Company ("Gander Mountain") is a leading specialty retailer that serves the needs of outdoor lifestyle enthusiasts, with a particular focus on hunting, fishing, camping and boating. Gander Mountain's stores offer broad and deep assortments of competitively priced outdoor equipment, accessories, apparel and footwear. At the end of December 2006, Gander Mountain had 105 outdoor lifestyle stores in 19 states. The Gander Mountain brand has a 47-year heritage of strong appeal and relevance to consumers who participate in outdoor sports and recreational activities. The Gander Mountain brand was founded in Wilmot,
Wisconsin, in 1960 originally as a catalog operation which over time was augmented with retail stores. Gander Mountain is the largest tenant at the mortgaged property, occupying approximately 14.6% of the gross leaseable area, and its lease will expire in September of 2021.

Hollywood Theaters ("Hollywood") is one of the nation's largest motion picture exhibitors, with more than 500 screens located throughout 20 states and various international territories. Hollywood is a leader in the theatrical exhibition industry, employing state-of-the-art theater design, stadium-seating, digital surround sound, widescreen presentations and plush high-back theater seats combined with concessions and a greater choice of films make Hollywood Theaters a preferred movie destination. Hollywood is based in Portland, Oregon, and is led by CEO Scott C. Wallace, a leader in the motion picture exhibition industry.
Hollywood is the second largest tenant at the mortgaged property, occupying approximately 9.7% of the gross leaseable area, and its lease will expire in
September of 2021.

Ashley Furniture Homestore ("Ashley"), with over 50 years of innovation and experience in the furniture industry, has become an industry leader as a manufacturer of quality furniture products. Founded by Carlyle Weinberger in
1945, Ashley has grown to become one of the largest home furniture manufacturing companies in the United States. Ashley has over 3 million square feet of manufacturing and showroom facilities spread over six different locations.
Ashley is the third largest tenant at the mortgaged property, occupying approximately 7.5% of the gross leaseable area, and its lease will expire in
September of 2017.

THE MARKET(1). The city of Jacksonville ranks as one of the largest cities in the United States in population with more than 800,000 residents. During the period from 1990 to 2000, the Jacksonville metropolitan statistical area experienced annual population growth of 1.95%, with the largest absolute growth in Duval County. Following 2000, the rate of growth increased at an annual rate of 2.08% from the period from 2000 to 2006. The metropolitan statistical area's population is projected to increase at a rate of 2.13% annual rate through 2011.

As of the forth quarter of 2006, the Northside submarket of Duval County had approximately 2,295,916 square feet of rentable retail building area with a
16.5% vacancy rate. Asking rents in the submarket ranged from $12.08 per square foot (for space greater than 20,000 square feet) to $23.76 per square foot (for space less than 2,000 square feet) on a triple net basis.

The estimated 2006 population in the primary trade area of the mortgaged property was approximately 197,377 people with an estimated average household income of $45,190.

PROPERTY MANAGEMENT. The mortgaged property is managed by Ramco-Gershenson,
Inc., an affiliate of the borrower.

(1)   Certain information was obtained from the River City Marketplace appraisal, dated March 27, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-15

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                         % OF BASE  CUMULATIVE   CUMULATIVE %  CUMULATIVE  CUMULATIVE %
             LEASES      FEET    % OF GLA  BASE RENT     RENT     SQUARE FEET     OF GLA     BASE RENT   OF BASE RENT
   YEAR     EXPIRING   EXPIRING  EXPIRING   EXPIRING   EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------

VACANT        NAP        54,314     9.7%          NAP      NAP       54,314         9.7%            NAP       NAP
2007 & MTM      0             0     0.0            $0      0.0%      54,314         9.7%     $        0       0.0%
2008            0             0     0.0             0      0.0       54,314         9.7%     $        0       0.0%
2009            1         1,605     0.3        35,310      0.5       55,919        10.0%     $   35,310       0.5%
2010            0             0     0.0             0      0.0       55,919        10.0%     $   35,310       0.5%
2011           14        56,758    10.1     1,003,077     13.0      112,677        20.1%     $1,038,387      13.5%
2012           13        33,064     5.9       656,772      8.5      145,741        26.0%     $1,695,159      22.0%
2013            0             0     0.0             0      0.0      145,741        26.0%     $1,695,159      22.0%
2014            0             0     0.0             0      0.0      145,741        26.0%     $1,695,159      22.0%
2015            0             0     0.0             0      0.0      145,741        26.0%     $1,695,159      22.0%
2016           17       176,524    31.5     2,461,405     31.9      322,265        57.6%     $4,156,564      53.9%
2017            6        89,472    16.0     1,268,449     16.4      411,737        73.6%     $5,425,013      70.3%
AFTER           5       148,059    26.4     2,287,516     29.7      559,796       100.0%     $7,712,529     100.0%
---------------------------------------------------------------------------------------------------------------------
               56       559,796   100.0%   $7,712,527    100.0%
---------------------------------------------------------------------------------------------------------------------

                                     A-3-16

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

         [MAP INDICATING THE LOCATION OF RIVER CITY MARKETPLACE OMITTED]

                                     A-3-17

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

                    [2 PHOTOS OF SABRE HEADQUARTERS OMITTED]

                                     A-3-18

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $85,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $85,000,000
% OF POOL BY IPB:                      2.6%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Sabre Headquarters, LLC
SPONSOR:                               Sabre Inc.
ORIGINATION DATE:                      03/29/07
INTEREST RATE:                         5.79850%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         04/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       Gtr1%orYM(24),DeforGtr1%
                                       orYM(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL       MONTHLY
                                                     ---------------------------
TAXES:                                                      $0     Springing(1)
INSURANCE:                                                  $0     Springing(1)
CAPEX:                                                      $0     Springing(1)
ROLLOVER RESERVES:                                          $0     Springing(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - Suburban
SQUARE FOOTAGE:                        473,940
LOCATION:                              Southlake, TX
YEAR BUILT/RENOVATED:                  2002
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        02/27/07
NUMBER OF TENANTS:                     1
UW REVENUES:                           $10,229,667
UW EXPENSES:                           $2,641,672
UW NOI:                                $7,587,995
UW NET CASH FLOW:                      $7,351,025
APPRAISED VALUE(2):                    $110,000,000
APPRAISAL DATE(2):                     02/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $179
CUT-OFF DATE LTV(2):                   77.3%
MATURITY DATE LTV(2):                  72.1%
UW IO DSCR:                            1.47x
UW DSCR:                               1.23x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS

                RATINGS
TENANT NAME    MOODY'S/S&P     SQUARE FEET      % OF GLA     BASE RENT PSF    LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------

SABRE INC.        NR/B+          473,940         100.0%         $ 17.15              2022
---------------------------------------------------------------------------------------------------

(1)   Monthly reserves will be collected upon an Event of Default for taxes, insurance, replacement reserves and rollover reserves. During the last 12 months of the Sabre Headquarters loan, all excess cash flow will be swept into the rollover reserve fund which is capped at $8,500,000. The borrower may deliver a letter of credit in lieu of making these deposits.

(2)   Represents the "as-is" leased fee value.

                                     A-3-19

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

THE LOAN. The Sabre Headquarters mortgage loan is secured by a first lien mortgage in a fee interest in two, mid-rise Class "A" office buildings containing approximately 473,940 square feet of net rentable area ("NRA")
located in Southlake, TX.

THE BORROWER. The borrower is Sabre Headquarters, LLC, a single purpose entity.
The sponsor of the borrower is Sabre Inc. ("Sabre"), a direct subsidiary of
Sabre Holdings Corp., rated "B+" by Standard & Poor's. Sabre Holdings
Corporation is the largest online retailer of travel reservations in the United
States, and operates under the Travelocity, Sabre Travel Network and Sabre
Airline Solutions brands.

THE PROPERTY. The Sabre Headquarters mortgaged property consists of two buildings totaling approximately 473,940 square feet located within an approximately 32.5 acre corporate park development in Southlake, Texas. The buildings were constructed in 2002 and feature a 1,758 space, five-level above ground parking garage, fitness center, cafeteria, credit union and security gated entrance to the mortgaged property. The Sabre Headquarters property is located approximately 25 miles from downtown Fort Worth and is in close proximity to both the Dallas/Fort Worth International Airport and Alliance
Airport. The mortgaged property has easy access and frontage along State Highway
114 West, which consists of eight main freeway lanes and six frontage road lanes which accommodate over 2,000 vehicles per hour per lane.

The mortgaged property was awarded the Silver LEED (Leadership in Energy and
Environmental Design) certification by the U.S. Green Building Council for being environmentally friendly and protecting its surrounding communities.

RELEASE. The borrower may obtain release of an individual property upon the satisfaction of certain conditions, including but not limited to (i) receipt of
125% of the allocated loan amount for each individual mortgaged property, (ii)
after the release, the debt service coverage ratio ("DSCR") for the remaining property is equal to or greater than (a) 1.24x and (b) the DSCR for both properties for the 12 months immediately preceding the date of release, and
(iii) after giving effect to such release, the loan-to-value ratio ("LTV") for the remaining property shall be equal to or less than (a) the LTV on the closing date of the loan and (b) the LTV for both properties immediately preceding the release; provided, however, if the existing lease with Sabre remains in effect on the release date, these DSCR and LTV conditions will be deemed to have been satisfied.

SIGNIFICANT TENANTS. Sabre operates the largest computer based travel reservations system in the world. Sabre is an online retailer of travel products and provides distribution and technology solutions to businesses throughout the travel industry. Sabre supports travelers, travel agents, corporations and travel suppliers through three companies: Travelocity, Sabre Travel Network and
Sabre Airline Solutions. The company is headquartered at the property in
Southlake, Texas where it employs approximately 3,000 of its nearly 8,900 employees.

THE MARKET(1). The mortgaged property is located in the Northeast submarket of the Fort Worth office market. The Northeast submarket contains approximately
6,002,000 square feet of NRA, of which approximately 3,440,000 square feet of
NRA are considered Class "A". In addition to Sabre, primary employers/employment centers in the area include Verizon Wireless (one of two national control centers), Fidelity (regional operating center) and Isis Papyrus (company headquarters).

The mortgaged property is currently 100.0% occupied and has an average rental rate of $17.15 per square foot. Class "A" properties within the Northeast submarket exhibited average rents of approximately $21.59 per square foot and have a vacancy rate of approximately 16.5%. Vacancy has been steadily declining in the submarket for Class "A" properties with a positive 273,000 square feet of net absorption and no new construction in 2006.

PROPERTY MANAGEMENT. The property is self-managed by Sabre.

(1)   Certain information was obtained from the Sabre Headquarters appraisal, dated April 18, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-20

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                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

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                                     A-3-21

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                          GREEN HILLS CORPORATE CENTER
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                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000
% OF POOL BY IPB:                      2.0%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              Green Hills Realty Associates LP
SPONSOR:                               Jacob Weinreb
ORIGINATION DATE:                      03/30/07
INTEREST RATE:                         5.84000%
INTEREST-ONLY PERIOD:                  84 months
MATURITY DATE:                         04/01/14
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),D(54),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX(1):                           Cash Management Agreement
ADDITIONAL DEBT:                       $7,000,000
ADDITIONAL DEBT TYPE:                  B-Note ($4,000,000), Mezzanine Loan
                                       ($3,000,000)
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL          MONTHLY
                                                --------------------------------
TAXES:                                             $855,945         $110,432
INSURANCE:                                         $27,563           $9,188
CAPEX:                                              $8,760           $8,760
TI/LC:                                             $23,359          $23,359
ENGINEERING RESERVE(2):                            $650,000            $0
OTHER:                                          See Footnote 3   See Footnote 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office-Suburban
SQUARE FOOTAGE:                        583,984
LOCATION:                              Reading, PA
YEAR BUILT/RENOVATED:                  1970/1992
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        03/27/07
NUMBER OF TENANTS:                     7
HISTORICAL NOI:
  2005:                                $5,588,453
  2006:                                $5,253,594
UW REVENUES:                           $10,336,796
UW EXPENSES:                           $4,618,538
UW NOI:                                $5,718,258
UW NET CASH FLOW:                      $5,332,828
APPRAISED VALUE:                       $81,200,000
APPRAISAL DATE:                        02/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $111
CUT-OFF DATE LTV:                      80.0%
MATURITY DATE LTV:                     80.0%
UW DSCR(4):                            1.39x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                         SIGNIFICANT TENANTS

                             RATINGS         SQUARE       % OF      BASE RENT
TENANT NAME               MOODY'S/S&P(5)      FEET         GLA        PSF(6)    LEASE EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------

PENSKE TRUCK LEASING         Aaa/AAA        353,607       60.6%      $ 15.82            2020
WORLEY PARSONS                              172,939       29.6%      $ 20.36            2010
UGI UTILITIES(7)              A3/NR          44,665        7.6%      $ 24.17            2009
-----------------------------------------------------------------------------------------------------

(1)   At closing, the related borrower established a deposit account and an operating account with Sovereign Bank, as deposit bank. Borrower is obligated to deposit (or cause to be deposited) all rents received from the property into the deposit account. Pursuant to a written agreement with the deposit bank, the deposit account is under the sole control of the lender, however, the deposit bank is authorized to transfer all funds on deposit in the deposit account to the borrower's operating account until the deposit bank receives notice from the lender that a cash management period has commenced. After receipt of such notice, the deposit bank is required to deliver all funds in the deposit account to an account designated by the lender. Lender may send such notice upon the occurrence of the cash sweep events described in Footnote 3 below.

(2)   The $650,000 reserve was collected on the loan's origination date to fund repairs to both the related parking lot and elevator systems.

(3)   All excess cash flow (as defined in the Mortgage) will be deposited to, and held in, a reserve during each of the following periods: (i) after the property produces a DSCR of less than 1.05x for two consecutive quarters, until the property achieves a 1.05x DSCR for two consecutive quarters
      (including in the calculation of DSCR the debt service for the Mortgage
      Loan, the related B-Note and the mezzanine loan relating to this property); (ii) Worley Parsons ("Parsons") fails to exercise its renewal option at least 12 months before the expiration date of its lease, until either (x) Parsons renews its lease for 5 years or more on the terms stated in its lease or (y) a replacement tenant is in economic occupancy of the Parson's premises under a lease for a term of at least 5 years at a net effective rent equal to or exceeding that payable under the Parson's lease, and on terms otherwise acceptable to Lender; (iii) an Event of
      Default (as defined under the mortgage) is continuing; or (iv) an event of default under the corresponding mezzanine loan is continuing. If no other such period is continuing, any funds previously deposited and held will be returned.

(4)   The UW DSCR on a 30-year amortization schedule equals 1.16x.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Base Rent per square foot represents the underwritten rent. For Penske
      Truck Leasing, the Base Rent per square foot represents the average rent paid by the tenant over the term of the mortgage loan.

(7)   Ratings provided are for UGI Utilities, Inc. as of May 11, 2007.

                                     A-3-23

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

THE LOAN. The Green Hills Corporate Center loan is secured by a first lien mortgage in a fee interest in an approximately 583,984 square foot office building located in Reading, Pennsylvania.

THE BORROWER. The borrowing entity, Green Hills Realty Associates LP, is a special purpose entity. Green Hills Realty Associates LP is indirectly owned by
PA Holding LLC, which is controlled by JW Green Hills LLP (80%, Managing
Partner), A&M Penske LLC (10%) and 720 Sub Penske LLP (10%). Jacob Weinreb, is
the Managing Partner (1%) for JW Green Hills, LLP. The remainder of the entity is comprised of Jacob Weinreb (50%), Marie G. Reiss (24.5%) and Isabell W.
Wassner (24.5%). A&M Penske LLC is owned equally by Mark Sonnenschein and Avery
Egert (50% each).

Jacob Weinreb is the loan sponsor and the guarantor under the non-recourse carveouts. Jacob Weinreb, is a New York City based real estate investor, owner and manager, seeking to diversify his multifamily portfolio. Mr. Weinreb currently owns interests in and manages 18 multifamily buildings with an aggregate market value of approximately $162 million located in and throughout
New York City.

THE PROPERTY. The mortgaged property consists of two office buildings (Green
Hills I and Green Hills II) located within a "campus like" office park outside of Reading, in southern Berks County, Pennsylvania. Both buildings are located adjacent to each other and are accessed via Gundy Road (primary access) and
Kachel Road and have access to approximately 2,336 parking spaces.

Green Hills I originally, developed in 1970 and expanded in 1972, 1976 and 1982, currently contains approximately 452,902 square feet of space within four interconnected buildings. The buildings are 100% occupied by six separate tenants. Major tenants in Green Hills I include Worley Parsons and Penske Truck
Leasing Co. L.P. (Penske Truck Leasing).

Green Hills II was built in 1992 and consists of approximately 131,082 square feet of space within two interconnected buildings. This building is 100%
occupied by two separate tenants, UGI Utilities and Penske Truck Leasing.

SIGNIFICANT TENANTS. Penske Truck Leasing is the largest tenant at the Green
Hills Corporate Center accounting for 60.6% of the net rentable area on a long-term lease which expires in 2020. Penske Truck Leasing, headquarted at
Green Hills Corporate Center, is a joint venture of Penske Corporation and
General Electric. A global transportation services provider, Penske Truck
Leasing, operates more than 200,000 vehicles and serves customers from nearly
1,000 locations in the United States, Canada, Mexico, South America and Europe.
Product lines include full-service leasing, contract maintenance, commercial and consumer rental, transportation and warehousing management and supply chain management solutions. Penske Truck Leasing's annual revenue is approximately
$3.7 billion. The company employs over 20,000 associates.

Worley Parsons is a leading provider of professional services to the energy, resource and complex process industries, providing services to the hydrocarbons, minerals & metals, infrastructure and power sectors. Headquartered in Australia, the organization employs over 20,400 employees in 30 countries. For 2006, aggregated revenue and net profit increased to $2.05 billion and $115.6 million, respectively, increases of 78.6% and 109.3% over 2005, respectively1. A predecessor of Worley Parsons, Gilbert Associates, developed the Green Hills
Corporate Center and it and its successors have been at the property since.
Their current lease expires in 2010, with two five-year options to renew.

UGI Utilities, headquartered at the Green Hills Corporate Center, serves 315,000 gas customers in 15 southeastern Pennsylvania counties and 62,000 electric customers in portions of Luzerne and Wyoming counties within the state. For the period ending March 31, 2007, the company reported total assets of $1.6 billion and revenues and net income of $798 million and $64.5 million for the trailing six months, respectively (a 41% and 43% increase over the same period in 2006, respectively). The company is a wholly-owned subsidiary of UGI Corporation
(NYSE: "UGI"), a distributor and marketer of energy products and services. For the six months ended March 31, 2007, UGI Corporation produced revenues of $3.5 billion and net income of $182.1 million (a 13% increase over the same period in
2006). For the period ending March 31, 2007, UGI Corporation had total assets of
$5.4 billion.

(1)   Reported $ figures illustrated as USD after conversion from reported
      Australian Dollars (AUD) (converted based upon exchange rates on May 11,
      2007) as reported in Worley Parsons' 2006 Annual Report. Percentage growth illustrated based upon AUD as reported in Worley Parsons' 2006 Annual
      Report. Total revenues equal $2.5 billion (AUD) and net profits equal
      $139.1 million (AUD).

                                     A-3-24

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

THE MARKET(1). The Green Hills Corporate Center is located in the Townships of
Cumru and Robeson, which are located approximately five miles south of the City of Reading. The City of Reading is the economic and cultural center of Berks
County and is its largest city and the county seat. The city contains a total land area of approximately 10.06 square miles. According to the most recent census, the population of Reading is approximately 80,305, a sum that represents a 4.0% increase since 2000.

The Green Hills Corporate Center is located in the Berks County office market.
The Berks County office market is situated midway between the larger suburban
Philadelphia market of Montgomery County and that of Harrisburg, the location of the state capitol. The Berks County office market contains approximately 41 million square feet of space, including both Class "A" and "B" office product, at an average vacancy rate of 15.6% and at an average rental rate of $15.79 per square foot as of the 4th quarter 2006. Since 2005, the office inventory increased from 867 to 953 buildings adding 2.15 million square feet of inventory to the market. Since the first quarter of 2006, approximately 1.17 million square feet of space has been absorbed. Competitive properties to the Green
Hills Corporate Center total approximately 2.27 million square feet in 31 buildings at an average rental rate $16.61 with an average vacancy of 2.9%.

PROPERTY MANAGEMENT. The mortgaged property is managed by Weinreb Management
LLC, an affiliate of the borrower. The property is sub-managed by Brandywine
Realty Trust. Brandywine Realty Trust is a completely integrated, real estate operating company organized as a real estate investment trust (REIT) and is traded on the New York Stock Exchange under the symbol "BDN". Brandywine Realty
Trust owns, develops and manages a primarily Class "A" suburban and urban office portfolio aggregating approximately 43 million square feet.

(1)   Certain information was obtained from the Green Hills Corporate Center appraisal, dated February 22, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

----------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                         % OF BASE   CUMULATIVE  CUMULATIVE %  CUMULATIVE   CUMULATIVE %
             LEASES      FEET    % OF GLA   BASE RENT    RENT     SQUARE FEET     OF GLA     BASE RENT   OF BASE RENT
YEAR        EXPIRING   EXPIRING  EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------

VACANT        NAP             0     0.0%          NAP      NAP            0         0.0%            NAP       NAP
2007 & MTM      4         7,940     1.4    $   10,308      0.1%       7,940         1.4%     $   10,308       0.1%
2008            3         4,833     0.8        69,107      0.7       12,773         2.2%     $   79,415       0.8%
2009            1        44,665     7.6     1,079,553     10.9       57,438         9.8%     $1,158,968      11.7%
2010            4       172,939    29.6     3,521,038     35.6      230,377        39.4%     $4,680,006      47.3%
2011            0             0     0.0             0      0.0      230,377        39.4%     $4,680,006      47.3%
2012            0             0     0.0             0      0.0      230,377        39.4%     $4,680,006      47.3%
2013            0             0     0.0             0      0.0      230,377        39.4%     $4,680,006      47.3%
2014            0             0     0.0             0      0.0      230,377        39.4%     $4,680,006      47.3%
2015            0             0     0.0             0      0.0      230,377        39.4%     $4,680,006      47.3%
2016            0             0     0.0             0      0.0      230,377        39.4%     $4,680,006      47.3%
2017            0             0     0.0             0      0.0      230,377        39.4%     $4,680,006      47.3%
AFTER          14       353,607    60.6     5,217,147     52.7      583,984       100.0%     $9,897,153     100.0%
----------------------------------------------------------------------------------------------------------------------
TOTAL          26       583,984   100.0%   $9,897,153    100.0%
----------------------------------------------------------------------------------------------------------------------

                                     A-3-25

                                                               JPMCC 2007-CIBC19

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                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

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                                     A-3-26

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                                     A-3-27

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                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

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                                     A-3-28

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--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $60,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $60,000,000
% OF POOL BY IPB:                      1.8%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Cabot II-AZ1M01, LLC et. al.
SPONSOR:                               Cabot Industrial Value Fund II
                                       Operating Partnership, L.P.
ORIGINATION DATE:                      03/30/07
INTEREST RATE:                         5.71400%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         04/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              No
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Loan
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        Initial     Monthly
                                                       -------------------------
TAXES:                                                     $0               $0
INSURANCE:                                                 $0               $0
CAPEX:                                                     $0               $0
TI/LC:                                                     $0      Springing(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Industrial
SQUARE FOOTAGE(3):                     1,918,201
LOCATION:                              Various
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             99.4%
OCCUPANCY DATE:                        03/23/07
NUMBER OF TENANTS:                     36
HISTORICAL NOI(4):                     N/A
UW REVENUES:                           $ 9,339,636
UW EXPENSES:                           $ 2,858,151
UW NOI:                                $ 6,481,483
UW NET CASH FLOW:                      $ 5,810,115
APPRAISED VALUE:                       $81,315,000
APPRAISAL DATE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $31
CUT-OFF DATE LTV:                      73.8%
MATURITY DATE LTV:                     73.8%
UW DSCR:                               1.67x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS

                                     RATINGS
TENANT NAME                       MOODY'S/S&P(5)   TOTAL SF    % OF TOTAL SF    BASE RENT PSF    LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------

ELECTROLUX MAJOR APPLIANCES         Baa2/BBB+      406,966         21.2%            $2.94                2010
TELMAR NETWORK TECHNOLOGY                          259,282         13.5%            $3.80                2008
ORIENTAL LACQUER FURNITURE INC.                    208,800         10.9%            $3.75                2008
ABX AIR CARGO SERVICES, INC.                       105,785          5.5%            $2.52                2010
SMITH & NEPHEW, INC.                               102,000          5.3%            $2.68                2009
----------------------------------------------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the combined loan-to-value ratio of the mortgage loan and the mezzanine loan for the properties does not exceed
      74.6%, (ii) the combined debt service coverage ratio of the mortgage loan and the mezzanine loan is equal to or greater than 1.34x and (iii) the mortgagee has received confirmation from the rating agencies that the mezzanine financing will not result in the qualification, downgrade, or withdrawal of the ratings assigned to the securities.

(2)   In the event Telmar Network Technology exercises its option to terminate its lease (which is scheduled to expire in 2008), the related borrower is required to deposit into escrow Telmar Network Technology's lease termination payment in the sum of $780,000.

(3)   Includes approximately 9,465 square feet of space subject to a master lease in place at the 8829-8841 Boehning Lane mortgaged properties.

(4)   Historical operating statements for these mortgaged properties were unavailable.

(5)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-29

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                 PROPERTY SUMMARY

                                               YEAR BUILT/
                                                  YEAR       SQUARE
      PROPERTY NAME              LOCATION      RENOVATED      FEET     OCCUPANCY %
----------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD        Nashville, TN      1978/2002     578,918     100.0%
301 SOUTH NORTHPOINT DRIVE   Coppell, TX          2002        308,000     100.0%
488 SOUTH ROYAL LANE         Coppell, TX          2000        208,800     100.0%
2900 EARHART COURT           Hebron , KY          1997         81,003     100.0%
720-760 DEARBORN PARK LANE   Columbus, OH         1989        107,450     100.0%
3000 EARHART COURT           Hebron, KY           1997         69,888     100.0%
3401 WEST PAPAGO             Phoenix, AZ          1981         88,488     100.0%
5240 PANOLA INDUSTRIAL       Decatur, GA          1987         63,488      83.0%
 BOULEVARD
5430 GA HIGHWAY 85           Forest Park, GA      2004         23,460     100.0%
3845 CROWFARN DRIVE          Memphis, TN        1974/2005     105,785     100.0%
4287 DELP STREET             Memphis, TN          1973        102,000     100.0%
8813 BOEHNING LANE           Indianapolis, IN     1990         53,812     100.0%
8829-8841 BOEHNING LANE      Indianapolis, IN     1989         46,617     100.0%
5191 SNAPFINGER WOODS        Decatur, GA        1986/1994      39,692     100.0%
 DRIVE
8740 BOEHNING LANE           Indianapolis, IN     1998         40,800     100.0%
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     1,918,201      99.4%
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                   PROPERTY SUMMARY

                                                                        ALLOCATED LOAN
      PROPERTY NAME                    LEAD TENANT            % OF GLA     BALANCE
--------------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD        Electrolux Major Appliances        70.3%     $16,234,000
301 SOUTH NORTHPOINT DRIVE   Telmar Network Technology          84.2%       9,224,000
488 SOUTH ROYAL LANE         Oriental Lacquer Furniture Inc.   100.0%       6,530,000
2900 EARHART COURT           Armor USA, Inc.                    57.1%       3,616,000
720-760 DEARBORN PARK LANE   Safelite Fulfillment, Inc.         42.3%       3,449,000
3000 EARHART COURT           GE On Wing Support, Inc.           46.2%       3,210,000
3401 WEST PAPAGO             Comfortex Window Fashions          62.0%       3,018,000
5240 PANOLA INDUSTRIAL       John H. Harland Company            52.0%       2,656,000
 BOULEVARD
5430 GA HIGHWAY 85           Barloworld Handling, LP           100.0%       2,214,000
3845 CROWFARN DRIVE          ABX Air Cargo Services, Inc.      100.0%       1,992,000
4287 DELP STREET             Smith & Nephew, Inc.              100.0%       1,918,000
8813 BOEHNING LANE           Clark Sales and Services, Inc.     45.0%       1,771,000
8829-8841 BOEHNING LANE      Techcom, Inc.                      49.1%       1,512,000
5191 SNAPFINGER WOODS        Barloworld Handling LP            100.0%       1,402,000
 DRIVE
8740 BOEHNING LANE           Indianapolis Newspapers, Inc.      50.0%       1,254,000
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                   $60,000,000
--------------------------------------------------------------------------------------

                                     A-3-30

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

THE LOAN. The Cabot Industrial Portfolio V mortgage loan is secured by a first lien mortgage in a fee interest in 15 industrial flex and warehouse/distribution properties which contain approximately 1,918,201 square feet of net rentable area ("NRA") located in seven states throughout the country.

THE BORROWER. The borrowing entities are Cabot II-AZ1M01, LLC, Cabot
II-GA1W10-W12, LLC, Cabot II-IN1W01, LLC, Cabot II-IN1W02 & W03, LLC, Cabot
II-KY1W02-W03, LLC, Cabot II-OH1M05, LLC, Cabot II-TN1W08, LLC, Cabot II-TN1W09,
LLC, Cabot II-TN2M01, LLC, Cabot II-TX1B02, LP and Cabot II-TX1B03, LP, each a single purpose entity.

THE SPONSOR. The sponsor for the Cabot Industrial Portfolio V loan is Cabot
Industrial Value Fund II Operating Partnership, L.P., an investment fund of
Cabot Properties, Inc. Cabot Properties, Inc. is a Boston-based private equity real estate investment firm that owns and operates properties throughout the
United States. To date, the fund has purchased over $440 million of industrial property through this investment vehicle.

THE PROPERTIES. The portfolio comprises 15 industrial flex and warehouse/distribution buildings totaling approximately 1,918,201 square feet located in Tennessee, Texas, Kentucky, Ohio, Arizona, Georgia and Indiana. The
portfolio is leased to approximately 36 regional and national tenants operating in various industrial and manufacturing sectors. Significant tenants include:
Electrolux Major Appliances, Telmar Network Technology, Oriental Lacquer
Furniture Inc., ABX Air and Cargo Services Inc and Smith & Nephew, Inc.

245 GREAT CIRCLE ROAD

The 245 Great Circle Road mortgaged property consists of a Class "A" industrial warehouse/distribution building, which contains approximately 578,919 square feet of NRA, located in Nashville, Tennessee. The building was constructed in
1978 and renovated in 2002. The mortgaged property is approximately 100.0%
occupied by three tenants paying an average rent of approximately $3.06 per square foot triple net ("NNN").

The largest tenant at the mortgaged property is Electrolux Major Appliances
("Electrolux") (Pink Sheets: "ELUXY") which is rated Baa2/BBB+ by Moody's and
S&P, respectively. Electrolux occupies approximately 406,966 square feet of NRA and pays approximately $2.94 per square foot. Electrolux is a global leader in home appliances and appliances for professional use, selling more than 40 million products to customers in 150 countries every year. The company's product line includes refrigerators, dishwashers, washing machines, vacuum cleaners, and cooking ranges sold under the Electrolux, Frigidaire and Eureka brand names.

301 SOUTH NORTHPOINT DRIVE

The 301 South Northpoint Drive mortgaged property consists of a Class "A" light industrial facility which contains approximately 308,000 square feet, located in
Coppell, Texas. The building was constructed in 2002 and is 100.0% occupied by two tenants paying an average rent of $3.83 per square foot NNN. The building is approximately 84.2% leased to Telmar Network Technology ("Telmar"), who is paying approximately $3.80 per square foot NNN. Telmar distributes new and used telecommunications and networking equipment to wireline and wireless telecom carriers, equipment makers, utilities, and large enterprises. In May of 2006,
Lightyear Capital completed the sale of Telmar to Warburg Pincus. Shortly thereafter, Telmar acquired Somera Communications.

488 SOUTH ROYAL LANE

The 488 South Royal Lane mortgaged property consists of a Class "A"/"B"
industrial warehouse/distribution building which contains approximately 208,800 square feet, located in Coppell, Texas. The building was constructed in 2000 and is 100.0% occupied by Oriental Lacquer Furniture, Inc., an oriental furniture manufacturing company paying an average rent of $3.75 per square foot NNN.

2900 & 3000 EARHART COURT

The 2900 & 3000 Earhart Court mortgaged properties consist of two, Class "A"
industrial flex buildings which contain approximately 150,891 square feet, located in Hebron, Kentucky. The buildings were each constructed in 1997 and are
100.0% occupied by seven tenants paying an average rent of $5.42 per square foot
NNN. The 2900 Earhart Court mortgaged property is approximately 57.1% leased to
Armor USA Inc, who occupies approximately 46,288 square feet and is currently paying $5.07 per square foot NNN. The largest tenant at the 3000 Earhart Court mortgaged property is GE on Wing Support, Inc., a worldwide provider of aircraft maintenance services, occupying approximately 32,256 square feet paying $5.25 per square foot NNN.

720-760 DEERBORN PARK LANE

The 720-760 Deerborn Park Lane mortgaged property consists of a Class "B"
industrial flex building which contains approximately 107,450 square feet, located in Columbus, Ohio. The building was constructed in 1989 and is 100.0%
occupied by four tenants paying average rents of $3.54 per square foot NNN. The largest tenant at the mortgaged property is Safelite Fullfilment, Inc., the nation's largest provider of auto glass repair services. Safelite leases approximately 45,490 square feet of NRA at a rental rate of approximately $3.25 per square foot on a lease expiring in 2011.
-------------------------------------------------------------------------------

                                     A-3-31

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

3401 WEST PAPAGO

The 3401 West Papago Road mortgaged property consists of a Class "A" industrial building, which contains approximately 88,488 square feet, located in Phoenix,
Arizona. The building was constructed in 1981 and is currently 100.0% occupied by two tenants paying an average rent of $3.31 per square foot NNN. Comfortex
Window Fashion and All American Plastic & Packaging have leases expiring at the property in 2008 and 2009, respectively.

5240 PANOLA INDUSTRIAL BOULEVARD

The 5240 Panola Industrial Boulevard mortgaged property consists of a Class "B"
industrial flex facility which contains approximately 63,488 square feet, located in Decatur, Georgia. The building was constructed in 1987 and is 83.0%
occupied by four tenants paying an average rent of $6.87 per square foot NNN.

5430 GA HIGHWAY

The 5430 GA Highway mortgaged property consists of a single tenant Class "A"
industrial flex building which contains approximately 23,460 square feet, located in Forest Park, Georgia. The building was constructed in 2004 and is currently 100.0% occupied by Barloworld Handling LP who is paying an average rent of $10.06 per square foot NNN.

3845 CROWFARN DRIVE

The 3845 Crowfarn Drive mortgaged property consists of a Class "A"
warehouse/distribution facility which contains approximately 105,785 square feet, located in Memphis, Tennessee. The building was constructed in 1974 and is currently 100.0% occupied by ABX Aircargo Services, Inc., which is currently paying an average rent of $2.52 per square foot NNN on a lease expiring in 2010.
ABX Aircargo Services, Inc. is a leading provider of air cargo transportation, package handling and line-haul logistical services. They currently utilize the premises as distribution/warehouse space for receiving, sorting and distribution of USPS packages to locations nationwide.

4287 DELP STREET

The 4287 Delp Street mortgaged property consists of a Class "B" industrial building, which contains approximately 102,000 square feet, located in Memphis,
Tennessee. The building was constructed in 1973 and is 100.0% occupied by Smith
& Nephew, Inc. (NYSE:"SNN"), which is currently paying an average rent of $2.68 per square foot NNN on a lease expiring in 2009. Smith & Nephew, Inc. is an orthopedic products developer specializing in hip and joint replacement products.

8740, 8813, 8829-8841 BOEHNING LANE

The 8740, 8813, & 8829-8841 Boehning Lane mortgaged properties consist of three, industrial flex buildings constructed between 1989 and 1998 which contain approximately 141,229 square feet, located in Indianapolis, Indiana. The properties are 100.0% occupied by nine tenants paying an average rent of $5.54 per square foot NNN. There are approximately 9,465 square feet at the property master leased by the borrower at a rate of $6.25 per square foot. The largest tenants include Clark Sales & Services, Inc., Techcom, Inc. and Indianapolis
Newspapers, Inc., which occupy approximately 79,492 square feet of NRA at the mortgaged properties.

5191 SNAPFINGER DRIVE

The 5191 Snapfinger Drive mortgaged property consists of a Class "B" industrial building, which contains approximately 39,692 square feet, located in Decatur,
Georgia. The building was constructed in 1986 and is 100.0% occupied by
Barloworld Handling, LP who is currently paying an average rent of $3.93 per square foot NNN on a lease expiring in 2013.

RELEASE. The borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the mortgage on any individual property upon satisfaction of certain conditions including, but not limited to, the following:
(i) the delivery of acceptable securities in an amount equal to 115% of the original allocated loan amount of the property to be released, and (ii) after giving effect to the release of any individual property, the debt service coverage ratio ("DSCR") of the loan will be greater than or equal to (a) 1.71x and (b) the DSCR with respect to the properties remaining subject to the mortgage as of the date immediately preceding the release.

SUBSTITUTION. The borrower is permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (the "Substituted
Property") by substituting another industrial or office property of like kind and quality (the "Substitute Property") upon satisfaction of certain conditions, including but not limited to: (i) the aggregate allocated loan amount of all properties substituted pursuant to the terms of the loan does not exceed 35% of the original principal balance of the loan, (ii) after giving effect to the substitution, the DSCR for the loan will be greater than or equal to (a) 1.71x, and (b) the DSCR immediately preceding the substitution, and (iii) the appraised value of the Substitute Property will be greater than or equal to the
Substituted Property.

THE MARKET(1). The properties are located throughout seven states, and are situated in nine individual markets. The chart on the following page provides the details of certain characteristics in each market.

(1)   Certain information was obtained from the 245 Great Circle Road, 301 South
      Northpoint Drive, 488 South Royal Lane, 2900 Earhart Court, 720-760
      Dearborn Park, 3000 Earhart Court, 3401 West Papago, 5240 Panola
      Industrial Boulevard, 5430 GA Highway, 3845 Crownfarn Drive, 4287 Delp
      Street, 8813 Boehning Lane, 8829--8841 Boehning Lane, 5191 Snapfinger
      Woods, and 8740 Boehning Lane appraisals, dated between February 14, 2007 and March 9, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-32

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                     MARKET SUMMARY(1)

                                                  OCCUPANCY                  RENT
                                              ------------------   -------------------------
PROPERTY NAME                  LOCATION       PROPERTY    MARKET    PROPERTY      MARKET
--------------------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD     Nashville, TN       100.0%      96.7%     $ 3.06         $3.25
301 SOUTH NORTHPOINT
 DRIVE                    Coppell, TX         100.0%      91.9%     $ 3.83         $3.75
488 SOUTH ROYAL LANE      Coppell, TX         100.0%      91.5%     $ 3.75         $3.75
2900 EARHART COURT        Hebron, KY          100.0%      92.9%     $ 5.36      $5.00-$6.00
720-760 DEARBORN PARK
 LANE                     Columbus, OH        100.0%      92.9%     $ 3.54      $4.00-$5.00
3000 EARHART COURT        Hebron, KY          100.0%      92.9%     $ 5.49      $5.00-$6.00
3401 WEST PAPAGO          Phoenix, AZ         100.0%      92.2%     $ 3.31         $3.60
5240 PANOLA INDUSTRIAL
 BOULEVARD                Decatur, GA          83.0%      89.2%     $ 6.87      $4.25-$6.50
5430 GA HIGHWAY 85        Forest Park, GA     100.0%      82.2%     $10.06         $7.50
3845 CROWFARN DRIVE       Memphis, TN         100.0%      85.0%     $ 2.52         $2.50
4287 DELP STREET          Memphis, TN         100.0%      85.0%     $ 2.68         $2.50
8813 BOEHNING LANE        Indianapolis, IN    100.0%      88.7%     $ 5.55         $5.50
8829-8841 BOEHNING
 LANE                     Indianapolis, IN    100.0%      88.7%     $ 5.92         $5.50
5191 SNAPFINGER WOODS
 DRIVE                    Decatur, GA         100.0%      89.6%     $ 3.93         $4.00
8740 BOEHNING LANE        Indianapolis, IN    100.0%      88.7%     $ 5.10         $5.50
--------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                                     2006 AVERAGE
                           2006 POPULATION         HOUSEHOLD INCOME
                          -----------------     ----------------------
                          3-MILE     5-MILE      3-MILE       5-MILE
PROPERTY NAME             RADIUS     RADIUS      RADIUS       RADIUS
----------------------------------------------------------------------

245 GREAT CIRCLE ROAD     70,868     168,138    $ 38,930     $ 46,419
301 SOUTH NORTHPOINT
 DRIVE                    27,831     150,009    $131,261     $102,393
488 SOUTH ROYAL LANE      29,250     165,250    $124,782     $101,605
2900 EARHART COURT        28,356     105,825    $ 81,514     $ 77,025
720-760 DEARBORN PARK
 LANE                     79,712     226,760    $ 76,582     $ 76,246
3000 EARHART COURT        28,356     105,825    $ 81,514     $ 77,025
3401 WEST PAPAGO          16,742     77,172     $ 34,990     $ 40,622
5240 PANOLA INDUSTRIAL
 BOULEVARD                78,349     171,027    $ 67,269     $ 67,079
5430 GA HIGHWAY 85        66,977     177,354    $ 46,600     $ 47,729
3845 CROWFARN DRIVE       36,927     169,874    $ 42,164     $ 46,617
4287 DELP STREET          51,499     175,724    $ 43,137     $ 47,839
8813 BOEHNING LANE        79,508     175,955    $ 49,296     $ 52,658
8829-8841 BOEHNING
 LANE                     79,508     175,955    $ 49,296     $ 52,658
5191 SNAPFINGER WOODS
 DRIVE                    81,779     177,012    $ 66,497     $ 67,096
8740 BOEHNING LANE        79,508     175,955    $ 49,296     $ 52,658
----------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF                                           % OF BASE   CUMULATIVE    CUMULATIVE %  CUMULATIVE    CUMULATIVE %
               LEASES     SQUARE FEET    % OF GLA    BASE RENT      RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR          EXPIRING     EXPIRING      EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP          10,774        0.6%           NAP        NAP         10,774         0.6%             NAP        NAP
2007 & MTM         8         130,225        6.8     $  513,283        7.0%       140,999         7.4%      $  513,283        7.0%
2008              11         611,088       31.9      2,438,525       33.4        752,087        39.2%      $2,951,808       40.4%
2009               6         179,741        9.4        605,019        8.3        931,828        48.6%      $3,556,827       48.7%
2010               7         585,661       30.5      2,086,660       28.6      1,517,489        79.1%      $5,643,487       77.3%
2011               4         104,280        5.4        407,779        5.6      1,621,769        84.5%      $6,051,266       82.9%
2012               2          43,828        2.3        225,468        3.1      1,665,597        86.8%      $6,276,734       85.9%
2013               2         125,794        6.6        474,050        6.5      1,791,391        93.4%      $6,750,784       92.4%
2014               0               0        0.0              0        0.0      1,791,391        93.4%      $6,750,784       92.4%
2015               1          85,850        4.5        257,550        3.5      1,877,241        97.9%      $7,008,334       96.0%
2016               1          17,500        0.9         58,625        0.8      1,894,741        98.8%      $7,066,959       96.8%
2017               0               0        0.0              0        0.0      1,894,741        98.8%      $7,066,959       96.8%
AFTER              1          23,460        1.2        236,008        3.2      1,918,201       100.0%      $7,302,967      100.0%
------------------------------------------------------------------------------------------------------------------------------------
                  43       1,918,201      100.0%    $7,302,967      100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the 245 Great Circle Road, 301 South
      Northpoint Drive, 488 South Royal Lane, 2900 Earhart Court, 720-760
      Dearborn Park, 3000 Earhart Court, 3401 West Papago, 5240 Panola
      Industrial Boulevard, 5430 GA Highway, 3845 Crownfarn Drive, 4287 Delp
      Street, 8813 Boehning Lane, 8829--8841 Boehning Lane, 5191 Snapfinger
      Woods, and 8740 Boehning Lane appraisals, dated between February 14, 2007 and March 9, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-33

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS ROLLING IN 2008

                                                                                              % OF 2008
                                                                  SQUARE FEET     ANNUAL      BASE RENT      PROPERTY RENT PSF/
PROPERTY NAME                                TENANT                EXPIRING     BASE RENT    EXPIRING(1)     MARKET RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------------------

301 SOUTH NORTHPOINT DRIVE       Telmar Network Technology          259,282     $  985,272      40.4%            $3.83/$3.75
488 SOUTH ROYAL LANE             Oriental Lacquer Furniture Inc.    208,800        783,000      32.1             $3.75/$3.75
3401 WEST PAPAGO                 Comfortex Window Fashions/          54,879        184,393       7.6             $3.31/$3.60
                                 Hunter Douglas
8813 & 8829-8841 BOEHNING LANE   Techcom, Inc.                       25,282        153,209       6.3      $5.55/$5.50 & $5.92/$5.50
8740 BOEHNING LANE               Indianapolis Newspapers, Inc.       20,400        100,980       4.1             $5.10/$5.50
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                              568,643     $2,206,854      90.5%
------------------------------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING:   $2,438,525
------------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on the total rent expected to be collected by those tenants with leases expiring in 2008.

(2)   Based on certain information obtained from the related property appraisals.

------------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS ROLLING IN 2010

                                                                                                  % OF 2010
                                                                     SQUARE FEET     ANNUAL       BASE RENT     PROPERTY RENT PSF/
PROPERTY NAME                                 TENANT                  EXPIRING     BASE RENT     EXPIRING(1)    MARKET RENT PSFS(2)
------------------------------------------------------------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD              Electrolux Major Appliances         327,195     $  961,953       46.1%           $3.06/$3.25
5240 PANOLA INDUSTRIAL BOULEVARD   John H. Harland Company              33,001        291,069       13.9         $6.87/$4.25-$6.50
3845 CROWFARN DRIVE                ABX Air Cargo Services, Inc.        105,785        266,578       12.8            $2.52/$2.50
2900 EARHART COURT                 Armor USA, Inc.                      46,288        234,680       11.2         $5.36/$5.00-$6.00
301 SOUTH NORTHPOINT DRIVE         Fujitsu Transaction Solutions        48,718        194,872        9.3            $3.83/$3.75
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                 560,987     $1,949,152       93.4%
------------------------------------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT EXPIRING:     $2,086,660
------------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on the total rent expected to be collected by those tenants with leases expiring in 2010.

(2)   Based on certain information obtained from the related property appraisals.

                                     A-3-34

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

           [MAP INDICATING THE LOCATION OF 15 MORTGAGED PROPERTIES OF
                     CABOT INDUSTRIAL PORTFOLIO V OMITTED]

                                     A-3-35

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

                [4 PHOTOS OF CROWNE PLAZA METRO CHICAGO OMITTED]

                                     A-3-36

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL
   BALANCE:                            $51,500,000
CUT-OFF DATE PRINCIPAL
   BALANCE:                            $51,500,000
% OF POOL BY IPB:                      1.6%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              Mid City Plaza L.L.C.
SPONSOR:                               David M. Friedman
ORIGINATION DATE:                      05/17/07
INTEREST RATE:                         6.22000%
INTEREST-ONLY PERIOD:                  N/A
MATURITY DATE:                         06/01/12
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(32),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL           MONTHLY
                                                  ------------------------------
TAXES:                                              $496,763             $99,353
INSURANCE:                                          $181,883             $18,188
ENGINEERING:                                         $20,938                  $0
FF&E(1):                                             $64,732             $64,732
OTHER (A)(2):                                     $2,500,000                  $0
OTHER (B)(3):                                             $0           Springing
OTHER (C)(4):                                       $120,000      See Footnote 4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE(4):                              Fee/Leasehold
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 398
LOCATION:                              Chicago, IL
YEAR BUILT/RENOVATED:                  1968/2005
OCCUPANCY(5):                          60.4%
OCCUPANCY DATE:                        02/28/07
HISTORICAL NOI:
  2006:                                $4,650,280
TTM AS OF 02/28/07                     $4,780,348
UW REVENUES(6):                        $19,362,512
UW EXPENSES(6):                        $13,675,741
UW NOI(6):                             $5,686,771
UW NET CASH FLOW(6):                   $4,912,270
APPRAISED VALUE (AS-
   STABILIZED)(7):                     $79,300,000
APPRAISAL DATE(7):                     04/01/09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $129,397
CUT-OFF DATE LTV(7):                   64.9%
MATURITY DATE LTV(7):                  60.9%
UW IO DSCR:                            N/A
UW DSCR(6):                            1.30x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PROPERTY HISTORICAL OPERATING STATISTICS(8)

              OCCUPANCY                                      ADR                                           REVPAR
-------------------------------------  -----------------------------------------------  --------------------------------------------
  2005      2006      2007      UW        2005        2006         2007         UW         2005       2006       2007         UW
------------------------------------------------------------------------------------------------------------------------------------

  45.6%    34.5%     60.4%     64.0%    $ 63.59     $ 146.58     $ 156.43    $ 165.00    $ 28.97     $ 50.59    $ 94.42    $ 105.60
------------------------------------------------------------------------------------------------------------------------------------

(1)   The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an Event of Default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues.

(2)   At closing the Sponsor, as additional collateral, deposited with the mortgagee $2,500,000 to be released in $500,000 increments on each
      12-month anniversary of the origination date.

(3)   If the $6,500,000 recourse guarantee is released (as described in footnote
      6 below), and the loan subsequently produces a UW DSCR of less than 1.15x, lender will sweep all excess cash flow until the UW DSCR reaches 1.30x. At this point, any swept funds will be returned to the borrower, otherwise the funds shall remain in the account until the loan is paid in full. The
      UW DSCR will be monitored quarterly and based on trailing 12 month operating history.

(4)   The mortgaged property was originally developed in 1969 on land subject to a ground lease which expires in 2065. In 1984, the leasehold interest was sub-leased under a sublease for a term expiring in 2065 creating a sandwich lease. In February of 1999, the owner of the sub-leasehold interest (an entity controlled by the sponsor of the mortgage loan)
      negotiated a buy-out of the leased-fee interest created by the original ground lease for a price of $2,350,000. The sublease was not bought out as part of the February of 1999 transaction; therefore borrower is the fee owner of the property and the sublessee under the sublease, subject to the ground lease and the sublease and the obligation to pay rent to the sublessor under the sublease. Upon expiration of the ground lease and the sublease in 2065, fee title to the property will be free and clear of the ground lease and the sublease and the obligation of the sublessee thereunder. Under the terms of the sublease, the borrower, as sublessee under the sublease, is obligated to make an annual lease payment to the sublessor equal to 2.5% of gross revenues with a minimum payment of
      $120,000 per year.

(5)   Occupancy represents the property's average occupancy over the trailing
      12-month period ending on the Occupancy Date.

(6)   The UW Revenues, UW Expenses, UW NOI, UW Net Cash Flow and UW DSCR is
      based upon a stabilized underwriting. The sponsor provided a $6,500,000 recourse guarantee until such time the property supports a 1.30x DSCR on a trailing 12- month basis. The sponsor must secure his recourse guarantee with a cash deposit or letter of credit should his Net Worth fall below the outstanding loan balance and/or should his liquidity fall below 15% of the outstanding loan balance.

(7)   The Appraised Value, Appraisal Date, Cut-off Date LTV, and Maturity Date
      LTV are based upon the property stabilizing in April 2009. The As-Is
      Appraisal Value, Appraisal Date, Cut-Off Date LTV and Maturity Date LTV
      equal $73,700,000, March 26, 2007, 69.9% and 65.5%, respectively.

(8)   The information herein represents the trailing 12-months ending February
      28th for each respective year.

                                     A-3-37

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

THE LOAN. The Crowne Plaza Metro Chicago loan is secured by a first lien mortgage in a fee and subleasehold interest in a 398-room, full-service hotel located in Chicago, Illinois.

THE BORROWER. The borrower, Mid City Plaza L.L.C., is a single purpose entity that is owned by the following: Susan Friedman (30%), Gershon Bassman (19.6%),
Mid City Hospitality L.L.C. (10%) (which is 100% owned by David Friedman),
Hershel Herrendorf (9.99%), Judith Friedman (9.43%), Arthur Kohn (9.375%),
Bassman Beverly Trust (3.8%) Kenneth Neiman (3.1%), Ira Neiman Credit Trust
(1.9%), Jerome Reich, M.D. (1.9%), Adam & Melanie Sadur (0.65%) and Lisa Grill
(0.25%). David M. Friedman is the loan sponsor and the guarantor under the non-recourse carveouts.

David M. Friedman has been investing in real estate since the early 1970s. In
1979, Mr. Friedman created his own management and development company, F & F
Realty, Ltd, which currently owns and manages apartment residences, office space and hotels in the Chicago area. The firm currently manages four nationally franchised hotels, including the Crowne Plaza North Shore, the Holiday Inn
Express Palatine and the Double Tree Arlington Heights in addition to the Crowne
Plaza Metro Chicago.

THE PROPERTY(1,2,3). The Crowne Plaza Metro Chicago mortgaged property was originally developed in 1968 as a Holiday Inn and was operational in later years as a Quality Inn and a Rodeway Inn. The mortgaged property was closed for an extensive $27,800,000 renovation from June 2004 through June 2005 during which time the hotel was completely gutted and fully redesigned. Following these extensive renovations, the hotel's brand affiliation changed from a Rodeway Inn to a Crowne Plaza. As a part of the renovation, the property's room count declined from 406 rooms to its current room count of 398. The 398 guest rooms consist of 171 king rooms, 185 double/double rooms and 42 suites. The hotel contains a 220 seat full service restaurant, approximately 7,204 square feet of meeting space, a business center and a fitness center.

The mortgaged property contains an excess land parcel to its north that is currently in use as a surface parking lot for the hotel and provides 106 spaces.
A portion of this parking lot is slated for improvement with a residential condominium tower that would also include a parking garage with parking spaces for the residential tower and the hotel. The loan documents contain provisions for the release of this excess land from the collateral of the mortgage loan.

The hotel is accessable via Interstate 90/94, which runs immediately east of the hotel. The following demand generators are located within approximately 1.5 miles of the hotel: Greektown, Harpo Studios, University of Illinois Chicago
Campus, the United Center, Rush Medical Center, Sears Tower, Millenium Park,
Museum Campus, Soldier Field, the Navy Pier and the Magnificent Mile.

Based on the trailing-12 month period ending February 28, 2007, the mortgaged property achieved an occupancy, ADR and RevPar penetration of 84.5%, 87.1% and
73.6% respectively. The mortgaged property's market demand is segmented into commercial (60%), meeting and group (30%) and leisure (10%).

The property operates under a Franchise Agreement (originally executed in June of 1999 with an expiration date of July 15, 2015) with InterContinental Hotels
Group for the Crowne Plaza brand.

THE MARKET(3). The Crowne Plaza Metro Chicago property is located in Chicago,
Illinois. The greater Chicago area is served by a total of eight interstate highways (Interstate 90, 94, 294, 290, 55, 57, 80 and 88), which link the city with the surrounding suburbs and, on a broader basis, with the principal cities and concentrations of commercial development and population throughout the
Midwest. Air transportation is provided by O'Hare International Airport and
Midway Airport. O'Hare is located approximately 15 miles northwest of the property via Interstate 90. Midway Airport is situated approximately 10 miles southwest of the property, off Interstate 55. Chicago is the third-most populous city in the United States, behind New York and Los Angeles. As the headquarters of the nation's two largest food processors, two major commodities and futures exchanges (the Board of Trade and the Chicago Mercantile), and a multitude of domestic and international financing institutions, Chicago is considered to be the financial and industrial center of the Midwest, second only to New York City in the United States.

Within the property's competitive set of hotels (W Hotel Chicago City Center,
Marriott Chicago Medical District, Holiday Inn Chicago Mart Plaza, Hotel Allegro
and House of Blues Hotel Chicago), the overall occupancy rate ranged from 70.0%
to 76.0% for the 2006 calendar year (including the Crowne Plaza Metro Chicago mortgaged property). Occupancy increased from an average 2004 rate of 66.1% to
71.7% in 2006. During the same period, including the Crowne Plaza Metro Chicago,
ADR increased from an average of $143.60 to $177.17 (an increase of 23.4%) and
RevPar increased from an average of $94.94 to $126.98 (an increase of 33.7%).

PROPERTY MANAGEMENT. The property is managed by F & F Realty Ltd., an affiliate of the borrower.

(1)   Certain information was obtained from the Crowne Plaza Metro Chicago Smith
      Travel Research Report, dated February 28, 2007.

(2)   Release of the the excess land parcel is permitted as long as the mortgaged property supports an UW DSCR 1.30x on a trailing 12-month basis counting 1/2 of the trailing 12-month parking income. Additionally, prior to the release, the borrower must replace at least 85 parking spaces. The
      Replacement Parking will be either (i) owned by the related Borrower, (ii)
      owned by an affiliate of the related borrower with a perpetual easement and right of use in favor of the related borrower and the mortgaged property or (iii) controlled by the related borrower through a perpetual easement. The annual expense of maintaining such replacement parking shall not exceed lesser of: (1) $290,000 or (2) the actual cost incurred in the occupancy, maintenance and operation of the parking spaces in the most recent calendar year. Replacement parking spaces must be located within a
      3 block radius of the subject mortgaged property. The related borrower may lease replacement spaces on a temporary basis until such time as
      Replacement Parking becomes available on a permanent basis.

(3)   Certain information was obtained from the Crowne Plaza Metro Chicago appraisal, dated April 11, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-38

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

       [MAP INDICATING THE LOCATION OF CROWNE PLAZA METRO CHICAGO OMITTED]

                                     A-3-39

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

                  [4 PHOTOS OF ST. JULIEN HOTEL & SPA OMITTED]

                                     A-3-40

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $45,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $45,000,000
% OF POOL BY IPB:                      1.4%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              St. Julien Partners LLC
SPONSOR:                               Union Leasing Corp.
ORIGINATION DATE:                      03/30/07
INTEREST RATE:                         5.67450%
INTEREST-ONLY PERIOD:                  24 months
MATURITY DATE:                         04/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       Yes
ADDITIONAL DEBT TYPE:                  Approved Credit Line(1)
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL         MONTHLY
                                                      --------------------------
TAXES:                                                 $55,753          $55,753
INSURANCE:                                             $38,426           $9,607
CAPEX:                                                      $0          $61,170
FF&E:                                                       $0               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE(2):                              Fee/Leasehold
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 201
LOCATION:                              Boulder, CO
YEAR BUILT/RENOVATED:                  2005
OCCUPANCY(3):                          74.4%
OCCUPANCY DATE(3):                     01/31/07
HISTORICAL NOI:
  2005(4):                             $ 1,283,099
  2006:                                $ 4,291,000
TTM AS OF 01/31/07:                    $ 4,586,592
UW REVENUES:                           $19,991,879
UW EXPENSES:                           $14,879,789
UW NOI:                                $ 5,112,090
UW NET CASH FLOW:                      $ 4,312,414
APPRAISED VALUE:                       $67,100,000
APPRAISAL DATE:                        02/07/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $223,881
CUT-OFF DATE LTV:                      67.1%
MATURITY DATE LTV:                     59.0%
UW IO DSCR:                            1.67x
UW DSCR:                               1.38x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                          PROPERTY HISTORICAL OPERATING STATISTICS(5)

              OCCUPANCY                                     ADR                                        REVPAR
--------------------------------------   ------------------------------------------   -----------------------------------------
   2005         2006          UW            2005           2006            UW            2005           2006            UW
-------------------------------------------------------------------------------------------------------------------------------

   60.1%        73.5%        74.9%        $ 182.27       $ 199.78       $ 211.49       $ 109.47       $ 146.85       $ 158.41
-------------------------------------------------------------------------------------------------------------------------------

(1)   The borrower has the ability to incur unsecured trade and operational debt with trade creditors and maintain a $6,000,000 line of credit with
      Colorado Business Bank; provided, however, it has agreed to not allow its outstanding principal balance to exceed $4,000,000 at any one time. This credit line was subordinated to the mortgage loan under a subordination and standstill agreement at closing.

(2)   In addition to the leasehold interest, the mortgaged property is secured by the related borrower's fee interest in two condominium units (Unit HG
      (Hotel Garage) and Unit H (Hotel)) in a three-unit condominium.

(3)   Occupancy represents the mortgaged property's average occupancy over the trailing 12-month period ending on the Occupancy Date.

(4)   The mortgaged property opened for business in March of 2005 and the NOI
      2005 figure represents a partial year of operation.

(5)   With respect to the 2005 operating statistics, such numbers were based on a 10-month period given the property opened in March of 2005.

                                     A-3-41

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

THE LOAN. The St. Julien Hotel & Spa mortgage loan is secured by a first lien mortgage in a fee/leasehold interest in a 201-room, full-service hotel located in Boulder, Colorado.

THE BORROWER. The borrower is St. Julien Partners LLC, a special purpose entity owned and managed by Union Leasing Corp.

THE PROPERTY(1). The St. Julien Hotel & Spa mortgaged property is a boutique, full-service hotel with 201 rooms (including 11 suites) situated on approximately 2.80 acres in Boulder, Colorado. The mortgaged property was built in 2005. The mortgaged property is a mid-rise, four-story, single building structure. Additional amenities include approximately 8,708 square feet of meeting space, a restaurant, a 24-hour business center, T-Zero internet lounge, gift shop, approximately 100 parking spaces, a full-service spa with approximately 10,000 square feet of space, indoor swimming pool, whirlpool and outside terrace.

The guestrooms feature one king-sized, four-poster bed or two queen-sized, two poster beds, an entertainment armoire with a 32-inch flat, wide-screen television, a work desk with a chair, an armchair, bedside tables, a wet bar with coffeemaker, a safe and minibar and an ironing board and iron.
Additionally, in-room amenities include high-speed Internet access and a telephone with voicemail and data port.

The mortgaged property is located approximately 27 miles northwest of Denver,
Colorado in the foothills of the Rocky Mountains. The hotel benefits from its location within downtown Boulder as it is within walking distance from a large number of retail services and amenities including the Pearl Street Mall. The most densely developed area surrounding the hotel is on the Walnut Street side, featuring a mix of restaurants, retail and office facilities. These establishments include the Heritage Bank building that also houses the offices of AG Edwards and Maxim Financial, and restaurants including the Boulder Chop
House, the DiNapoli Ristorante, Amante Coffee and Brasserie 1010. Additionally,
several redevelopment projects have been completed and several are underway within the mortgaged property's immediate neighborhood. These developing projects include mixed-use developments characterized by underground parking, restaurants and retail space on the main level and office space and condos on the upper level. The mortgaged property is in close proximity to the University of Colorado and has unobstructed views of Boulder's signature mountain range, the Flatirons. Lastly, the mortgaged property is well served by the Denver
International Airport, which is located approximately 45 miles to the southeast from the hotel.

THE MARKET(1). The mortgaged property is located within the Boulder metropolitan statistical area ("MSA") in downtown Boulder, Colorado. The University of
Colorado is the MSA's largest employer and the Boulder MSA is the home of the regional offices for several multinational corporations, including Sun
Microsystems, IBM, Level 3 Communications and Seagate Technology. The historic
Pearl Street pedestrian mall is the MSA's most unique shopping district and is a destination for many tourists in the Boulder area as it contains an eclectic offering of shops, restaurants and entertainment venues. Additionally, approximately one mile east of the Pearl Street Mall is a new retail district called Twenty Ninth Street and offers a variety of local and national upscale specialty stores, restaurants, approximately 150,000 square feet of Class "A"
office space and several entertainment venues.

According to a monthly market analysis report, dated January 31, 2007, within the property's competitive set of hotels (Millenium Hotels Harvest House
Boulder, Hotel Boulderado, Marriott Boulder, Westin Westminister, Omni
Interlocken Resort and Renaissance Boulder Suites), annual occupancies for the related hotels have remained stable (56.6% in 2005 year-to-date to 55.0% in 2006 year-to-date). Additionally, ADR for the competitive set has risen from $110.66 in 2005 year-to-date to $124.86 in 2006 year-to-date. Like occupancy and ADR,
RevPAR for the competitive set increased from $62.67 in 2005 year-to-date to
$68.73 in 2006 year-to-date. For 2006 year-to-date, The St. Julien Hotel & Spa's
ADR ($162.43) and RevPAR ($86.36) numbers are significantly higher than the property's competitive set of hotels.

PROPERTY MANAGEMENT. The mortgaged property is managed by St. Julien Hotel
Company LLC, a Colorado limited liability company, under a management agreement that terminates five years after the commencement date. However, the management agreement will be automatically extended for up to five one-year extension periods unless prior notice is given by either party within the 60th day prior to the expiration of the then current term. The property manager is an affiliate of the borrower.

(1)   Certain information was obtained from the St. Julien Hotel & Spa mortgaged property appraisal, dated February 21, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-42

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

         [MAP INDICATING THE LOCATION OF ST. JULIEN HOTEL & SPA OMITTED]

                                     A-3-43

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              MARRIOTT - FARMINGTON
--------------------------------------------------------------------------------

                   [2 PHOTOS OF MARRIOTT - FARMINGTON OMITTED]

                                     A-3-44

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              MARRIOTT - FARMINGTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $44,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $43,879,038
% OF POOL BY IPB:                      1.3%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              Columbia Properties
                                       Hartford, LLC
SPONSOR:                               Columbia Sussex
                                       Corporation
ORIGINATION DATE:                      02/27/07
INTEREST RATE:                         5.87000%
INTEREST-ONLY PERIOD:                  N/A
MATURITY DATE:                         03/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                357 months
CALL PROTECTION:                       L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Springing
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL          MONTHLY
                                                    ----------------------------
TAXES:                                               $142,000           $35,500
INSURANCE(1):                                         $94,629                $0
FF&E(2):                                              $54,491           $54,491
OTHER(3):                                                  $0         Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 381
LOCATION:                              Farmington, CT
YEAR BUILT/RENOVATED:                  1982/2006
OCCUPANCY(4):                          56.7%
OCCUPANCY DATE:                        03/31/07
HISTORICAL NOI:
  2005:                                $5,536,940
  2006:                                $4,938,738
UW REVENUES:                           $16,387,198
UW EXPENSES:                           $11,270,121
UW NOI:                                $5,117,077
UW NET CASH FLOW:                      $4,461,589
APPRAISED VALUE
   (AS-STABILIZED)(5):                 $61,100,000
APPRAISAL DATE(5):                     01/01/09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $115,168
CUT-OFF DATE LTV(5):                   71.8%
MATURITY DATE LTV(5):                  60.9%
UW DSCR:                               1.43x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PROPERTY HISTORICAL OPERATING STATISTICS(6)

             OCCUPANCY(6)                                       ADR                                          REVPAR
---------------------------------------   -----------------------------------------------   ----------------------------------------
   2005       2006      2007      UW         2005         2006        2007         UW        2005       2006       2007        UW
------------------------------------------------------------------------------------------------------------------------------------

   72.8%     62.2%     56.7%     62.0%     $ 113.60     $ 119.72    $ 124.05    $ 128.00    $ 82.68    $ 74.42    $ 70.35    $ 79.36
------------------------------------------------------------------------------------------------------------------------------------

(1)   50% of the yearly insurance premiums were collected at closing. This is a static amount and the related borrower will be responsible for paying the premium. Notwithstanding, if there is an Event of Default or the related borrower fails to pay the premiums when due or fails to provide evidence to the mortgagee that such payments have been made, the mortgagee can require the borrower to place 1/12th of the annual insurance premiums into the impound account on a monthly basis.

(2)   The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis, which monthly amount will be reset on
      May 1st of each base year. Upon an Event of Default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(3)   Should Columbia Sussex no longer be in control of the related borrower and the loan subsequently produces an UW DSCR of less than 1.15x for two consecutive quarters, the mortgagee will sweep all excess cash flow until the property achieves a 1.30x UW DSCR for two consecutive quarters.

(4)   Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(5)   The Appraised Value, Appraisal Date, Cut-off Date LTV, and Maturity Date
      LTV are based upon the property stabilizing in January 2009. The As-Is
      Appraisal Value, Appraisal Date, Cut-Off Date LTV and Maturity Date LTV
      equal $56,800,000, January 1, 2007, 77.3% and 65.5%, respectively.

(6)   The information herein represents the trailing 12-months ending March 31,
      2007 for each respective year. The decline in occupancy between 2005 and
      2007 is a result of rooms being taken off line between June 2005 and April
      2006 due to a major renovation program and new supply entering the market
      (405 room Marriot Hartford and 119 room Courtyard by Marriott Farmington).

                                     A-3-45

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              MARRIOTT - FARMINGTON
--------------------------------------------------------------------------------

THE LOAN. The Marriott - Farmington loan is secured by a first lien mortgage in a fee interest in a 381-room, full-service hotel located in Farmington,
Connecticut.

THE BORROWER. The borrower, Columbia Properties Hartford, LLC, is a single purpose entity that is 100% owned by CSC Holdings, LLC. CSC Holdings, LLC is 99%
owned by 1998 William J. Yung & Martha A. Yung Family Trust as a non-managing member and 1% owned by Columbia Sussex Corporation as a managing member.
Columbia Sussex Corporation is the loan sponsor and the guarantor under the non-recourse carveouts.

THE SPONSOR. Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns 83 hotels and casinos (32,202 rooms) in 33 states and in Saint Maarten,
Grand Cayman and Canada. Columbia Sussex Corporation operates a total of 40
Marriott Franchise hotels (approximately 12,020 rooms) and is the largest franchisee of full service Marriott hotels in the United States.

THE PROPERTY(1,2). The Marriott - Farmington opened in 1982 as a Marriott.
Between 2005 and 2006, approximately $4,500,000 was spent on renovations to the mortgaged property's meeting space, guest rooms (floors, bathrooms, furniture, fixtures, bedding package, window treatments and carpet), general building (new central fire alarm system and sprinkler system), lobby, restaurant and lounge, pool and parking lot. Overall, the improvements consist of two interconnected buildings. A four-story main building contains 306 guestrooms. This building consists of four interconnected wings (A, B, C and D) which are built around a central outdoor swimming pool. A second standalone building (known as the "E"
wing) features three-stories, and houses the hotel's remaining 75 rooms. These two buildings are interconnected by an internal walkway. A parking garage featuring approximately 107 spaces is located on the ground level below the guestrooms in the "E" wing in addition to 420 surface spaces. The guest rooms consist of 201 king rooms, 175 double/double rooms, 3 one-bedroom suites and 2 two-bedroom suites. The hotel contains a 150 seat, full-service restaurant, a
114 seat lounge, approximately 13,736 square feet of meeting space, a fitness center, business center, and indoor and outdoor pool, a jogging trail and two tennis courts.

The Marriott - Farmington is located within the Farm Springs office park in the
Township of Farmington in Hartford county. Office buildings and green areas surround the hotel. Major tenants in the office park include United
Technologies, Otis Elevators, Carrier Corporation, Hartford Insurance Group and
Royal and Sun Alliance.

Based on the trailing 12-month period ending March 31, 2007, the mortgaged property achieved an occupancy rate, ADR and RevPAR penetration of 102.4%,
111.1% and 113.8%, respectively. The mortgaged property's market demand is segmented into commercial (70%), meeting and group (25%) and leisure (5%).

The mortgaged property operates under a long-term, 20-year franchise agreement
(originally executed on January 6, 2005) with Marriott International, Inc.

THE MARKET(2). The Marriott - Farmington is located approximately 10 miles southwest of downtown Hartford, along Interstate 84 in Farmington, Connecticut.
The mortgaged property's lodging market is defined as the Greater Hartford market and consists of the upscale full-service and focused-service lodging facilities located within the Farmington, Cromwell and Downtown Hartford submarkets. Recent changes in supply to the greater market include the closing and subsequent re-opening of the 392-room Hilton Hartford, and the opening of the 405-room Marriott Harford and the opening of the 119-room Courtyard
Farmington. Since 2000, market occupancies within this market have remained in the mid-to-low 60% range with ADR growing 11.8% from 2000 to the year-to-date period ending October 2006. Furthermore, ADR has increased by 13.1% for the
Year-to-Date period ending October 2006 versus the same period in 2005. During this same period, RevPAR has grown 7.5% to $73.19 from $68.08.

In 2006, the Marriott - Farmington's primary competitors (Marriott Hartford,
Hilton Hartford, Crowne Plaza Hartford, Sheraton East Hartford and Courtyard
Farmington) achieved an overall occupancy of 60.2% at an average rate of
$122.87, yielding a RevPAR of $73.95.

PROPERTY MANAGEMENT. The mortgaged property is managed by Columbia Sussex
Corporation, an affiliate of the borrower.

(1)   Certain information was obtained from the Marriott - Farmington Smith
      Travel Research Report, dated March 31, 2007.

(2)   Certain information was obtained from the Marriott - Farmington appraisal, dated December 20, 2006. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-46

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              MARRIOTT - FARMINGTON
--------------------------------------------------------------------------------

         [MAP INDICATING THE LOCATION OF MARRIOTT - FARMINGTON OMITTED]

                                     A-3-47

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

                  [3 PHOTOS OF DOUBLETREE GUEST SUITES OMITTED]

                                     A-3-48

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $39,800,000
CUT-OFF DATE PRINCIPAL
   BALANCE:                            $39,800,000
% OF POOL BY IPB:                      1.2%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Plymouth Meeting Crescent Hotel LP
SPONSOR:                               The LCP Group, L.P. & Crescent
                                       Hotels & Resorts, LLC
ORIGINATION DATE:                      05/04/07
INTEREST RATE:                         5.60250%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         06/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       $3,356,000
ADDITIONAL DEBT TYPE:                  Mezzanine Loan
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL       MONTHLY
                                                       -------------------------
TAXES:                                                   $375,365       $41,707
INSURANCE:                                               $147,309       $12,810
CAPEX:                                                         $0       $45,479
ENGINEERING:                                              $94,375            $0
OTHER(1):                                              $3,316,000            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 253
LOCATION:                              Plymouth Meeting, PA
YEAR BUILT/RENOVATED:                  1987/2005
OCCUPANCY(2):                          71.3%
OCCUPANCY DATE(2):                     01/31/07
HISTORICAL NOI:
  2005:                                $3,758,396
TTM AS OF (01/31/07):                  $3,857,539
UW REVENUES:                           $13,643,723
UW EXPENSES:                           $9,208,278
UW NOI(3):                             $4,435,445
UW NET CASH FLOW:                      $3,889,696
APPRAISED VALUE (AS-
   STABILIZED)(4):                     $52,600,000
APPRAISAL DATE(4):                     03/20/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $157,312
CUT-OFF DATE LTV(4):                   75.7%
MATURITY DATE LTV(4):                  70.4%
UW IO DSCR:                            1.72x
UW DSCR:                               1.42x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PROPERTY HISTORICAL OPERATING STATISTICS(5)

               OCCUPANCY                                        ADR                                         REVPAR
----------------------------------------   ---------------------------------------------   -----------------------------------------
  2004       2005      2006       UW         2004        2005        2006         UW         2004       2005       2006        UW
------------------------------------------------------------------------------------------------------------------------------------

  74.4%     73.8%     70.3%     72.00%     $ 121.00    $ 131.56    $ 139.32    $ 150.00    $ 90.03    $ 97.13    $ 97.96    $ 108.00
------------------------------------------------------------------------------------------------------------------------------------

(1)   The $3,316,000 amount represents the related borrower's planned property improvements for the mortgaged property. Upon the mortgagee's receipt of evidence that the borrower's property improvement plan improvement has been completed, the mortgagee will release these funds to the borrower.

(2)   Occupancy represents the mortgaged property's average occupancy over the trailing 12-month period ending on the Occupancy Date.

(3)   The increase in underwritten NOI is attributable to anticipated improvements to Occupancy and ADR related to the related borrower's dedication to remodeling the mortgaged property. Since 2003, approximately
      $3.5 million has been spent in renovations on the interior of the guestrooms, meeting rooms, common areas, lobby, restaurant and lounge and minor roof and pool repairs. Additionally, there are plans for additional renovations for the mortgaged property over the next year at a total cost of approximately $2.8 million.

(4)   The appraised value presented is based on the "as-stabilized" value and not the "as-is" value. The "as-is" value is $47,800,000, which represents a Cut-off Date LTV of 83.3% and a Maturity Date LTV of 77.5%.
      Incorporating the $3.3 million holdback for planned property improvements, the resulting Cut-off Date LTV and Maturity Date LTV equate to 77.9% and
      72.4%, respectively.

(5)   According to the Doubletree Guest Suites operating statements, dated
      December 31, 2006, the information presented represents the trailing
      12-month period ending on the Occupancy Date.

                                     A-3-49

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                            DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

THE LOAN. The Doubletree Guest Suites loan is secured by a first-lien mortgage in a fee interest in a 253-room full-service hotel located in Plymouth Meeting,
Pennsylvania.

THE BORROWER. The related borrower is Plymouth Meeting Crescent Hotel LP, a special-purpose entity controlled by LCP Group, L.P. LCP Group, L.P. is a private real estate advisory firm that has been acquiring, syndicating and overseeing major real estate properties since 1973 and is a major investor in
Crescent Hotels & Resorts, the property manager of the mortgaged property.
Additionally, in 1993, LCP Group, L.P. created Lexington Corporate Properties
Trust, a NYSE-listed REIT (NYSE: "LXP").

THE PROPERTY. The mortgaged property is a 253-room, full-service hotel built in
1987 and situated on an approximately 7.90 acre site in Plymouth Meeting,
Pennsylvania. Additional amenities in the hotel include an indoor pool, fitness center, the Brandywine Hunt Club and Grille, the Atrium Lounge, business center and meeting/banquet space.

The guestrooms are located on all seven floors of the mortgaged property and are in various stages of renovation and will include new hard and soft goods including drapes, bedding, tables, wallpaper, wall-prints, chairs, tables, new flat panel televisions, armoires, dressers and lighting. There are 202 guestrooms with king-sized beds, 48 of the guestrooms have two double beds and three of the guestrooms are specifically designed for handicap guests.

Since 2003, approximately $3.5 million has been spent in renovations on the interior of the guestrooms, meeting rooms, common areas, lobby, restaurant and lounge and minor roof and pool repairs. Additionally, there are plans for additional renovations for the mortgaged property over the next year at a total cost of approximately $2.8 million.

THE MARKET(1). The Doubletree Guest Suites mortgaged property is located in the township of Plymouth Meeting, which is approximately 15 miles northwest of the
Philadelphia central business district. Several interstates provide excellent access to the mortgaged property, including Interstate Highway 476, Interstate
Highway 76 and Interstate Highway 276. The mortgaged property is located across the street from Plymouth Meeting Mall, a 110-store regional mall anchored by
Macy's. Further, the hotel is located along Germantown Pike, a main, four-lane roadway which accommodates approximately 38,000 vehicles daily. Hotel demand for the neighborhood is primarily generated by a heavy concentration of office development, as well as retail shopping opportunities provided by nearby
Plymouth Meeting Mall.

According to a recent monthly market analysis report, dated January 31, 2007, there are six hotel properties that are considered direct competitors of the mortgaged property. This competitive set has a total of 1,239 guestrooms: Valley
Forge Suites (229 guestrooms), Courtyard Philadelphia Plymouth Meeting (157 guestrooms), Marriott Philadelphia West (286 guestrooms), Hyatt Summerfield
Suites Plymouth Meeting (131 guestrooms), Radnor Hotel (171 guestrooms) and
Sheraton Hotel Park Ridge & Conference Center (265 guestrooms). Collectively, for this competitive set, occupancy, ADR and RevPAR numbers for 2006 running
12-months were approximately 68.5%, $130.06 and $89.10, respectively. For 2006 running 12-months, the Doubletree Guest Suite's occupancy, ADR and RevPAR numbers were significantly higher at 72.1%, $133.55 and $96.27, respectively.
According to the appraisal, with respect to the greater Philadelphia lodging market, occupancy has remained relatively stable since 2004 ranging from approximately 69.1% to 70.8%. Additionally, both ADR and RevPAR for the
Philadelphia hotel segment has been steadily increasing each year since 2003 and such trends are expected to continue through 2012.

PROPERTY MANAGEMENT. The mortgaged property is managed by Crescent Hotels &
Resorts ("Crescent"). Crescent operates asset management hotels under the various flags associated with Marriott, Holiday Inn, Ramada, Comfort Inn,
Quality Inn, Candlewood Suites, Cendant and Choice, as well as independent properties. Crescent also operates hotels for third-party investors and lenders, and is actively pursuing additional acquisitions and management contracts.
Crescent currently owns or operates 35 upscale and mid-market hotels and resorts with approximately 5,400 rooms in 18 states.

(1)   Certain information was obtained from the Doubletree Guest Suites mortgaged property appraisal, dated March 20, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-50

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

        [MAP INDICATING THE LOCATION OF DOUBLETREE GUEST SUITES OMITTED]

                                     A-3-51

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                       TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

            [2 PHOTOS OF TEMPLE U HEALTH SYSTEM HEADQUARTERS OMITTED]

                                     A-3-52

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                       TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $38,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $38,000,000
% OF POOL BY IPB:                      1.2%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Hunting Fox Associates III, L.P.
SPONSOR(1):                            Preferred Real Estate
                                       Investments, Inc.
ORIGINATION DATE:                      04/19/07
INTEREST RATE:                         5.74350%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         05/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL        MONTHLY
                                                       -------------------------
TAXES:                                                     $7,990        $2,663
INSURANCE:                                                $55,210        $5,521
CAPEX:                                                         $0        $4,427
ENGINEERING:                                             $161,346            $0
OTHER(2):                                              $4,560,435            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - Suburban
SQUARE FOOTAGE:                        265,634
LOCATION:                              Philadelphia, PA
YEAR BUILT/RENOVATED:                  1920/2006
OCCUPANCY(3):                          89.8%
OCCUPANCY DATE:                        06/01/07
NUMBER OF TENANTS:                     1
UW REVENUES:                           $3,951,703
UW EXPENSES:                           $668,551
UW NOI:                                $3,283,152
UW NET CASH FLOW:                      $3,097,209
APPRAISED VALUE:                       $48,000,000
APPRAISAL DATE:                        10/26/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $143
CUT-OFF DATE LTV:                      79.2%
MATURITY DATE LTV:                     73.8%
UW IO DSCR:                            1.40x
UW DSCR:                               1.16x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS

                                             RATINGS        SQUARE        % OF         BASE RENT
TENANT NAME                                MOODY'S/S&P       FEET          GLA            PSF          LEASE EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------

TEMPLE UNIVERSITY HEALTH SYSTEM, INC.         Ba2/NR        265,634      100.0%         $ 13.00               2021(4)
-----------------------------------------------------------------------------------------------------------------------------

(1)   The carve out guarantors of the related borrower are Michael O'Neil,
      Nimish Sanghrajka and Erik Kolar. Michael O'Neil and Ninish Sanghrajka are
      each executives at Preferred Real Estate Investments, LLC.

(2)   Under the terms of the related mortgage loan documents, the borrower has deposited with the mortgagee $200,000 for certain green space allowance funds, $900,000 for certain tax credit funds and $3,460,435 for the maximum amount of free rent claimed by Temple University Health System,
      Inc. ("Temple") under its sub-lease. Upon satisfaction of certain conditions set forth in the related loan documents, the mortgagee will release these funds to Temple or the borrower if the borrower has paid such amounts directly to Temple.

(3)   Temple currently occupies approximately 238,493 square feet at the mortgaged property and has the option under its sub-lease to occupy the remaining approximately 27,141 square feet of the mortgaged property in
      2010.

(4)   Temple has two extension options of 5 years each at the end of the initial term of the sub-lease. Further, for historic tax credit purposes, the entire mortgaged property is subject to a master lease between the related borrower and, its affiliate Hunting Fox TCI III, L. P. that extends through 2034. All rents under the Temple sub-lease with Hunting Fox TCI
      III, L.P. are deposited directly into a lockbox account controlled by the mortgagee and the related borrower. Hunting Fox TCI III, L.P., the tenant under the master lease, has agreed that upon the occurrence of an Event of
      Default under the loan all rents paybable by Temple under the sub-lease may be applied to the mortgage debt in such order and priority as the mortgagee requires. Temple has the option to terminate the sub-lease on the 7th and 10th years of the sub-lease term with not less than 365 days notice and payment of additional costs totaling $8.8 million and $6.28 million if exercised in the 7th and 10th year, respectively.

                                     A-3-53

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                       TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

THE LOAN. The Temple U Health Systems Headquarters mortgage loan is secured by a first lien mortgage in a fee interest in a four-story, Class "A" office building containing approximately 265,634 square feet of net rentable area located in
Philadelphia, Pennsylvania.

THE BORROWER. The borrower, Hunting Fox Associates III, L.P., is sponsored by
Preferred Real Estate Investments, Inc. ("Preferred"). Preferred is a
diversified investment firm with more than $1.5 billion in assets under management. Preferred acquires real estate investments including operating business entities, development land, and commercial real estate and has developed over 17 million square feet of commercial/industrial space. Preferred currently manages a portfolio of over 12 million square feet. The carve out guarantors are Michael O'Neil (CEO of Prefered Real Estate Investments), Nimish
Sanghrajka (Chariman of Prefered Real Estate Investments) and Erik Kolar.

THE PROPERTY. The Temple U Health Systems Headquarters mortgaged property is a four-story Class "A" office building which contains approximately 265,634 square feet located in Philadelphia, Pennsylvania. The mortgaged property is part of the Budd Commerce Center, a conglomeration of 20 buildings totaling over 2.4 million square feet on approximately 75 acres located in the Allegheny West section of Philadelphia. The building was constructed in 1920, and was renovated in 2006 as part of an urban redevelopment of the site at which time over $28 million was invested in the improvements.

The Budd Commerce Center is occupied by many regional and national tenants including GRM Information Systems, Fresenius Medical Care, and the Salvation
Army. The Salvation Army is in the process of developing a community center, due to open in 2008, on an approximate 12.4 acre section of the Budd site which will include an educational center, aquatics center, gymnasium and performing arts center. Other developments in the planning stages at the Budd site include additional office space, multifamily housing, and a gaming facility developed by
Trump Entertainment.

The Allegheny West section of Philadelphia is located in upper North
Philadelphia, and is easily accessed via Route 1, Interstate 76, Roosevelt
Boulevard and the Schuylkill Expressway. Additionally, the mortgaged property is located within three blocks of the Broad Street subway stop and the community is serviced by seven bus lines operated by SEPTA. Development plans are in progress for a new SEPTA rail station adjacent to the property.

SIGNIFICANT TENANTS. Temple University Health System, Inc. ("Temple") is a
network of academic and community hospitals founded in 1892 associated with the
Temple University School of Medicine which provides primary and secondary healthcare services to residents in the Philadelphia County area. Temple provides nationally recognized expertise in Pulmonolgy, Cardiology, Sports
Medicine and other specialty fields, and is a significant provider of emergency and pediatric care to the Philadelphia community. Temple is the sole tenant at the property and has a lease extending through 2021, with two successive extension options with terms of five years each. The healthcare provider's master lease was signed in 2005 and the company has been in occupancy since
April of 2007, at which time Temple consolidated all of its administrative offices to this location in an effort to expand patent care capacity in other facilities. The property was developed as a single tenant facility for Temple, but is readily convertible to allow for multi-tenant use.

THE MARKET(1). The Temple U Health Systems Headquarters mortgaged property is located in the Philadelphia non-CBD office market, which consists of approximately 23.4 million square feet located outside of the Center City area of Philadelphia. Within the non-CBD market the mortgaged property is located in the North Philadelphia submarket which contains approximately 12.7 million square feet of net rentable area.

As of Q3 2006 the submarket exhibited occupancy of approximately 85.1%, whereas the overall Philadelphia market had an 86.7% occupancy rate in the same period.
The average quoted asking rental rate for Class "A" office space throughout the
Philadelphia market as of Q3 2006 was approximately $24.02 per square foot, while within the suburban submarkets the average quoted rate was approximately
$20.90 per square foot. The property has an average rental rate of $13.00 per square foot, and is approximately 89.8% occupied.

THE PROPERTY MANAGEMENT. The mortgaged property is managed by Preferred Asset
Management, LLC, an affiliate of the borrower.

(1)   Certain information was obtained from the Temple U Health System
      Headquarters mortgaged property appraisal, dated October 26, 2006. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-54

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                      TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

  [MAP INDICATING THE LOCATION OF TEMPLE U HEALTH SYSTEM HEADQUARTERS OMITTED]

                                     A-3-55

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               MARRIOTT - MEMPHIS
--------------------------------------------------------------------------------

                       [2 PHOTOS AND 1 MAP INDICATING THE
                     LOCATION OF MARRIOTT - MEMPHIS OMITTED]

                                     A-3-56

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               MARRIOTT - MEMPHIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $38,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $38,000,000
% OF POOL BY IPB:                      1.2%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              CP Memphis Properties, LLC
SPONSOR:                               Columbia Sussex Corporation
ORIGINATION DATE:                      04/26/07
INTEREST RATE:                         5.82000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         05/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Springing
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL        MONTHLY
                                                   -----------------------------
TAXES:                                                 $184,716         $36,943
INSURANCE(1):                                           $49,175              $0
FF&E(2):                                                $43,870         $43,870
OTHER(3):                                                    $0       Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 319
LOCATION:                              Memphis, TN
YEAR BUILT/RENOVATED:                  1986/2005
OCCUPANCY(4):                          68.1%
OCCUPANCY DATE:                        03/31/07
HISTORICAL NOI:
  2006:                                $3,686,779
TTM AS OF 02/28/07                     $3,817,379
UW REVENUES:                           $13,160,880
UW EXPENSES:                           $9,041,827
UW NOI:                                $4,119,053
UW NET CASH FLOW:                      $3,592,618
APPRAISED VALUE
   (AS-STABILIZED)(5):                 $50,600,000
APPRAISAL DATE(5):                     04/01/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $119,122
CUT-OFF DATE LTV(5):                   75.1%
MATURITY DATE LTV(5):                  75.1%
UW DSCR(6):                            1.60x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PROPERTY HISTORICAL OPERATING STATISTICS(7)

               OCCUPANCY                                       ADR                                          REVPAR
--------------------------------------   ----------------------------------------------   ------------------------------------------
  2005       2006      2007      UW         2005        2006         2007         UW        2005         2006       2007       UW
------------------------------------------------------------------------------------------------------------------------------------

  65.7%     67.4%     68.1%     68.0%     $ 98.20     $ 100.72     $ 111.27    $ 120.00    $ 64.51     $ 67.92    $ 75.81    $ 81.60
------------------------------------------------------------------------------------------------------------------------------------

(1)   50% of the yearly insurance premiums were collected at closing. This is a static amount and the related borrower will be responsible for paying the premium. Notwithstanding, if there is an Event of Default or the related borrower fails to pay the premiums when due or fails to provide evidence to the mortgagee that such payments have been made, the mortgagee can require the borrower to place 1/12th of the annual insurance premiums into the impound account on a monthly basis.

(2)   The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis, which monthly amount will be reset on
      May 1st of each year. Upon an Event of Default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing,
      Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(3)   Should Columbia Sussex no longer be in control of the borrower and the loan subsequently produces an UW DSCR of less than 1.15x on a 30-year amortization schedule for two consecutive quarters, the mortgagee will sweep all excess cash flow until the property achieves a 1.25x UW DSCR for two consecutive quarters on a 30-year amortization schedule.

(4)   Occupancy represents the property's average occupancy over the trailing
      12-month period ending on the Occupancy Date.

(5)   The Appraised Value, Appraisal Date, Cut-off Date LTV, and Maturity Date
      LTV are based upon the property stabilizing in April 2008. The As-Is
      Appraisal Value, Appraisal Date, Cut-Off Date LTV and Maturity Date LTV
      equal $49,100,000, April 1, 2007, 77.4% and 77.4%, respectively.

(6)   The UW DSCR on a 30-year amortization schedule equals 1.34x.

(7)   The information herein represents the trailing 12-months ending March 31,
      2007 for each respective year.

                                     A-3-57

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              HARRISBURG PORTFOLIO
--------------------------------------------------------------------------------

             [4 PHOTOS AND 1 MAP INDICATING THE LOCATION OF VARIOUS
              MORTGAGED PROPERTIES OF HARRISBURG PORTFOLIO OMITTED]

                                     A-3-58

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              HARRISBURG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $36,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $36,500,000
% OF POOL BY IPB:                      1.1%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              Harrisburg Realty Associates LP
                                       and Camp Hill Realty Associates LP
SPONSOR:                               Jacob Weinreb
ORIGINATION DATE:                      03/30/07
INTEREST RATE:                         5.86027%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         04/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX(1):                           Cash Management Agreement
ADDITIONAL DEBT:                       $3,500,000
ADDITIONAL DEBT TYPE:                  Mezzanine Loan
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                     ---------------------------
TAXES:                                                  $331,814        $40,474
INSURANCE:                                               $18,621        $56,207
CAPEX:                                                    $5,942         $5,942
TI/LC:                                                   $22,281        $22,281
OTHER(2):                                             $2,320,655             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Office - Suburban
SQUARE FOOTAGE:                        356,502
LOCATION:                              Various, PA
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             98.1%
OCCUPANCY DATE:                        03/27/07
NUMBER OF TENANTS:                     27
HISTORICAL NOI:
  2005:                                $1,454,324
  2006:                                $1,850,373
UW REVENUES:                           $6,132,579
UW EXPENSES:                           $2,648,427
UW NOI(3):                             $3,484,152
UW NET CASH FLOW:                      $3,145,475
APPRAISED VALUE:                       $46,700,000
APPRAISAL DATE:                        02/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $102
CUT-OFF DATE LTV:                      78.2%
MATURITY DATE LTV:                     73.0%
UW IO DSCR:                            1.45x
UW DSCR:                               1.22x
--------------------------------------------------------------------------------

(1)   At closing, the related borrower established a deposit account and an operating account with Sovereign Bank, as deposit bank. The borrower is obligated to deposit (or cause to be deposited) all rents received from the mortgaged property into the deposit account. Pursuant to a written agreement with the deposit bank, the deposit account is under the sole control of the lender, however, the deposit bank is authorized to transfer all funds on deposit in the deposit account to the related borrower's operating account until the deposit bank receives notice from the lender that a cash management period has commenced. After receipt of such notice, the deposit bank is required to deliver all funds in the deposit account to an account designated by the lender. Lender may send such notice upon the occurrence of any of the following events: (a) the occurrence of a default under the loan documents, (b) the debt service coverage ratio
      (including debt service on the mezzanine financing) of the property is less than 1.03x for two consecutive calendar quarters; (c) Highmark Inc.'s failure to renew its lease at lease one year in advance of its termination date; (d) Highmark Inc.'s exercise of its right to terminate up to 20,000 square feet of its space; (e) Deloitte & Touche's exercise of its right to terminate up to 17,718 square feet of its space; or (f) the occurrence of a default under the mezzanine loan.

(2)   First Master Lease Reserve. At origination, the borrower deposited with lender reserves totaling $715,526 representing three years of master lease payments less 2007 rent to be paid by Highmark, Inc. on 14,500 square feet of space at 150 Corporate Center Drive. The First Master Lease has an
      annual rent of $253,750, $266,510, $279,850, $293,915, and $308,560, over each of the five years of the First Master Lease term, respectively. The
      First Master Lease is between the borrower as landlord and the seller of the Harrisburg Portfolio properties as the tenant.

      Second Master Lease Reserve. At origination, the borrower deposited with lender reserves totaling $843,978 representing 3 years of master lease payments on 15,295 square feet of space at 300 Corporate Circle. The
      Second Master Lease has annual rent of $267,663, $281,122, $295,194,
      $310,030, and $325,478, over each of the five years of the Second Master
      Lease term, respectively. The Second Master Lease is between the borrower as landlord and the seller of the Harrisburg Portfolio properties as the tenant.

      Third Master Lease Reserve. At origination, the borrower deposited with lender reserves totaling $761,151 representing three years of master lease payments less the 2007 rent to be paid by Clear Channel on 17,858 square feet of space at 600 Corporate Circle. The Third Master Lease has an annual rent of $330,373, commences in January 1, 2008 and has a 5 year term. The Third Master Lease is between the borrower as landlord and the seller of the Harrisburg Portfolio properties as the tenant. The approximately 17,858 square feet of space is currently occupied by Clear
      Channel through December 31, 2007. As of origination, the tenant has not indicated that they will vacate this space.

(3)   The UW NOI figure accounts for several events occurring at the mortgaged property since the 2006 figure was calculated: (i) new leases with rent commencement dates beginning in 2007 totaling approximately $1,275,030
      (Deloitte & Touche and Bar Pirsum, LP), (ii) new leases with rent commencement occurring after January, 1, 2006 totaling approximately
      $113,519 and (iii) a master lease space at the 300 Corporate Center Drive
      Property was underwritten accounting for approximately $267,662 in increased underwritten rent.

-------------------------------------------------------------------------------------
                                PORTFOLIO SUMMARY(1)

                                                YEAR BUILT/     SQUARE
PROPERTY NAME                   LOCATION       YEAR RENOVATED     FEET     OCCUPANCY
-------------------------------------------------------------------------------------

150 CORPORATE CENTER DRIVE    Camp Hill, PA         1988         39,401        94.1%
200 CORPORATE CENTER DRIVE    Camp Hill, PA         1986         60,000       100.0%
300 CORPORATE CENTER DRIVE    Camp Hill, PA      1989/2005      175,280       100.0%
-------------------------------------------------------------------------------------
WEST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                    274,681        99.2%
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
2401 PARK DRIVE               Harrisburg, PA        1985         10,074       100.0%
2404 PARK DRIVE               Harrisburg, PA        1986         11,000       100.0%
600 CORPORATE CIRCLE          Harrisburg, PA     1978/1999       17,858       100.0%
800 CORPORATE CIRCLE          Harrisburg, PA        1978         24,862       100.0%
500 NATIONWIDE DRIVE          Harrisburg, PA     1977/1996       18,027        75.5%
-------------------------------------------------------------------------------------
EAST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                     81,821        94.6%
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
HARRISBURG PORTFOLIO TOTAL/WEIGHTED AVERAGE:                    356,502        98.1%
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                        TOP                   % OF     ALLOCATED LOAN
PROPERTY NAME                          TENANT                 GLA         BALANCE
-------------------------------------------------------------------------------------

150 CORPORATE CENTER DRIVE     Prudential Insurance Co.       27.7%      $ 4,300,000
200 CORPORATE CENTER DRIVE          Highmark, Inc.           100.0%        6,250,000
300 CORPORATE CENTER DRIVE   Deloitte & Touche, USA, LLP      45.2%       17,430,000
-------------------------------------------------------------------------------------
WEST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                             $27,980,000
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
2401 PARK DRIVE              Systems Services Integration      66.8%      $1,250,000
2404 PARK DRIVE                Amerihealth Mercy Health       100.0%       1,170,000
600 CORPORATE CIRCLE                Clear Channel             100.0%       1,720,000
800 CORPORATE CIRCLE                Bar Pirsum, LP             50.3%       2,580,000
500 NATIONWIDE DRIVE            Paychex North America          50.7%       1,800,000
-------------------------------------------------------------------------------------
EAST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                              $8,520,000
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
HARRISBURG PORTFOLIO TOTAL/WEIGHTED AVERAGE:                             $36,500,000
-------------------------------------------------------------------------------------

(1)   Upon partial defeasance of an amount equal to 125% of the applicable allocated loan amount (or such greater amount as may be necessary such that the debt service coverage ratio (including debt service on the permitted mezzanine financing) for the remaining property is no less than
      1.10x), either the West Shore Portfolio or the East Shore Portfolio may be
      released from the lien of the mortgage.

                                     A-3-59

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                            BRONX APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

                   [2 PHOTOS AND 1 MAP INDICATING THE LOCATION
                      OF BRONX APARTMENT PORTFOLIO OMITTED]

                                     A-3-60

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                            BRONX APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $36,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $36,500,000
% OF POOL BY IPB:                      1.1%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              Fordham Fulton LLC
SPONSOR:                               Mark Karasick
ORIGINATION DATE:                      04/27/07
INTEREST RATE:                         5.74000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         05/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Springing
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                     ---------------------------
TAXES:                                                  $303,845        $50,641
INSURANCE:                                               $74,959        $24,986
CAPEX:                                                $1,225,000             $0
ENGINEERING:                                             $23,375             $0
OTHER(2):                                                     $0      Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Multifamily - Mid/High rise
UNITS:                                 490
LOCATION:                              Bronx, NY
YEAR BUILT/RENOVATED:                  Various /1997
OCCUPANCY:                             95.5%
OCCUPANCY DATE:                        02/13/07
UW REVENUES:                           $4,839,032
UW EXPENSES:                           $1,773,427
UW NOI:                                $3,065,605
UW NET CASH FLOW:                      $2,943,105
APPRAISED VALUE:                       $47,300,000
APPRAISAL DATE:                        02/09/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                $74,490
CUT-OFF DATE LTV:                      77.2%
MATURITY DATE LTV:                     77.2%
UW DSCR(1):                            1.39x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                PORTFOLIO SUMMARY

                                                          % OF TOTAL
PROPERTY NAME                 YEAR BUILT    # OF UNITS       UNITS       OCCUPANCY
-----------------------------------------------------------------------------------

530-540 EAST 169TH STREET        1965          321           65.5%         95.6%
480-490 EAST 188TH STREET        1967          169           34.5%         95.3%
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        490                         95.5%
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                             AVERAGE RENT
                                     ----------------------------
                                       ONE       TWO      THREE     ALLOCATED LOAN
PROPERTY NAME               STUDIO   BEDROOM   BEDROOM   BEDROOM        AMOUNT
-----------------------------------------------------------------------------------

530-540 EAST 169TH STREET    $586     $784     $  989     $1,133      $23,400,000
480-490 EAST 188TH STREET    $650     $817     $1,080     $1,313       13,100,000
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      $600     $797     $1,014     $1,220      $36,500,000
-----------------------------------------------------------------------------------

(1)   The UW DSCR on a 30-year amortization schedule equals 1.15x.

(2)   Commencing upon the earlier of (i) if the trailing quarterly DSCR (based upon a 30-year amortization schedule) for each of the two previous consecutive calendar quarters is less than 1.05x and ending when the trailing quarterly DSCR (based upon a 30-year amortization schedule) has, for two consecutive calendar quarters, been equal to or greater than 1.10x or (ii) the occurrence of an Event of Default, borrower will deliver to lender for deposit to the cash collateral reserve an amount equal to the net cash flow for the calendar month prior to the month in which such
      Payment Date occurs.

                                     A-3-61

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                                 PEARTREE SQUARE
--------------------------------------------------------------------------------

     [1 PHOTO AND 1 MAP INDICATING THE LOCATION OF PEARTREE SQUARE OMITTED]

                                     A-3-62

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                                 PEARTREE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $35,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $35,500,000
% OF POOL BY IPB:                      1.1%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              Plaza Co-op City LLC
SPONSOR:                               Bernard J. Rosenshein
ORIGINATION DATE:                      02/22/07
INTEREST RATE:                         5.67000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         03/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(89),O(4)
LOCK BOX:                              Springing
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Loan
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL      MONTHLY
                                                         -----------------------
TAXES:                                                    $71,426       $17,856
INSURANCE:                                                $55,687       $11,228
CAPEX:                                                     $1,746        $1,746
OTHER(2):                                                      $0     Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        139,646
LOCATION:                              Bronx, NY
YEAR BUILT/RENOVATED:                  1999
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        02/01/07
HISTORICAL NOI:
  2005:                                $2,872,633
  2006:                                $2,920,855
UW REVENUES:                           $3,701,958
UW EXPENSES:                           $654,795
UW NOI:                                $3,047,163
UW NET CASH FLOW:                      $2,983,627
APPRAISED VALUE:                       $45,700,000
APPRAISAL DATE:                        11/20/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                $254
CUT-OFF DATE LTV:                      77.7%
MATURITY DATE LTV:                     77.7%
UW DSCR(3):                            1.46x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                    RATINGS
TENANT NAME                       MOODY'S/S&P     SQUARE FEET     % OF GLA     BASE RENT PSF(4)   LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------

SUPER STOP & SHOP                  Ba1/BBB--         55,000        39.4%           $ 20.89                2021
NATIONAL WHOLESALE LIQUIDATORS                       50,068        35.9%           $ 15.00                2025
------------------------------------------------------------------------------------------------------------------------

(1)   Provided the related borrower is under the control of Bernard J.
      Rosenshein, future Mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio
      ("LTV") must not exceed 90%, (ii) the debt service coverage ratio ("DSCR")
      shall be equal to or greater than 1.10x based on a 30-year amortization schedule, and (iii) borrower shall cause to be delivered written confirmation from the rating agencies that the permitted mezzanine loan will not result in the downgrade, withdrawal, or qualification of the ratings in effect immediately prior thereto for any securities issued in connection with the securitization.

(2)   At the mortgagee's option, commencing upon the mortgagee's determination that DSCR for each of the two calendar quarters was less than 1.15x and continuing until the mortgagee determines that DSCR for each of the previous two calendar quarters was greater than or equal to 1.20x, the mortgagee will sweep all excess cash flow.

(3)   The underwritten DSCR on a 30-year amortization schedule equals 1.21x.

(4)   Base Rent per square foot represents the current in-place rent. The underwritten base rent for Super Shop & Stop represents the average rent paid by the tenant over the term of the Peartree Square loan.

                                     A-3-63

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          LINCOLN PLACE SHOPPING CENTER
--------------------------------------------------------------------------------

                 [3 PHOTOS AND 1 MAP INDICATING THE LOCATION OF
                     LINCOLN PLACE SHOPPING CENTER OMITTED]

                                     A-3-64

                                                               JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          LINCOLN PLACE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $35,432,000
CUT-OFF DATE PRINCIPAL BALANCE:        $35,432,000
% OF POOL BY IPB:                      1.1%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Cole MT Fairview Heights IL, LLC
SPONSOR:                               Cole Operating Partnership II, LP
ORIGINATION DATE:                      04/05/07
INTEREST RATE:                         5.69550%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         05/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              No
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL         MONTHLY
                                                    ----------------------------
TAXES:                                                $347,233          $31,567
INSURANCE:                                             $44,948           $4,086
CAPEX:                                                      $0           $1,475
TI/LC:                                                      $0          $11,660
OTHER(1):                                             $257,550               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE(2):                     184,656
LOCATION:                              Fairview Heights, IL
YEAR BUILT/RENOVATED:                  1999/2005
OCCUPANCY:                             98.3%
OCCUPANCY DATE:                        03/09/07
NUMBER OF TENANTS:                     18
HISTORICAL NOI:
  2005:                                $2,870,142
  2006:                                $2,984,871
AVERAGE IN-LINE SALES/SF(3):           $318
UW REVENUES:                           $3,720,984
UW EXPENSES:                           $729,871
UW NOI:                                $2,991,112
UW NET CASH FLOW:                      $2,883,185
APPRAISED VALUE:                       $44,290,000
APPRAISAL DATE:                        03/05/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(4):               $192
CUT-OFF DATE LTV:                      80.0%
MATURITY DATE LTV:                     80.0%
UW DSCR:                               1.41x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS

                             RATINGS                      % OF       BASE RENT
    TENANT NAME           MOODY'S/S&P(5)    TOTAL SF    TOTAL SF        PSF       SALES PSF    LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------

KOHLS (GROUND LEASE)          A3/A-          86,584       NAP         $  6.13       $269              2020
ULTIMATE ELECTRONICS                         31,984      17.3%        $ 11.50       $722              2018
MARSHALLS                     A3/A           30,000      16.2%        $  9.75       $145              2012
LINENS 'N THINGS(6)           B3/B           28,023      15.2%        $ 11.00       $103              2013
OFFICE DEPOT                Baa3/BBB-        20,769      11.2%        $ 11.70       $200              2017
OLD NAVY                     Ba1/BB+         20,000      10.8%        $ 13.50       $503              2012
SUPERMARKET OF SHOES          B1/BB          15,150       8.2%        $ 17.00       $124              2012
---------------------------------------------------------------------------------------------------------------------

(1)   The $257,550 holdback may be released by the mortgagee at any time after
      December 1, 2007 if Supermarket of Shoes has not elected to exercise its early termination option.

(2)   Does not include the 86.584 square foot Kohls space. Kohls is on a ground lease and owns the improvements.

(3)   The average in-line sales per square foot value includes only those tenants (6 total tenants) with available annual sales numbers for calculation purposes. There can be no assurance that such values accurately reflect the average in-line sales per square foot for all the tenants for the mortgaged property.

(4)   The Cut-off Date Loan/SF equals $130 per square foot with the inclusion of the Kohls space.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the related lease.

(6)   The square feet for Linens 'n Things does not include approximately 420 square feet of storage space at the mortgaged property.

                                     A-3-65

                                                               JPMCC 2007-CIBC19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-66

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

Annex B-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

  LOAN #       SELLER      PROPERTY NAME                         STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

    13          CIBC       Bronx Apartment Portfolio             Various
  13.01                    530-540 East 169th Street             530-540 East 169th Street
  13.02                    480-490 East 188th Street             480-490 East 188th Street
    18          JPMCB      Pike Run Village                      40 Pike Run Road
    24          JPMCB      Zidan-Springhill and Walnut Creek     Various
  24.01                    Walnut Creek                          4600 Colter Drive
  24.02                    Country Lakes                         9701 East 30th Street
  24.03                    Hamilton Square                       808 Clubhouse Drive West
    30          JPMCB      Park Terrace                          4080 West First Street
    33          CIBC       Campus Hill Apartments Portfolio      Various
    37          JPMCB      Del Prado Anaheim                     1616 South Euclid Street
    44          JPMCB      Zidan/Van Rooy Apartment Portfolio    Various
  44.01                    Springhill                            6495 Piping Rock Lane
  44.02                    Sandstone                             1039 Paz Drive North
    48          CIBC       Bluff at Vista Ridge                  625 East Vista Ridge Mall Drive
    50          CIBC       The Greentree Place Apartments        250 South Elizabeth Way
    55          CIBC       Glen Arbor Apartments                 1900 Stevens Road
    60          JPMCB      Shady Oaks                            5097 East Shady Oaks Road
    61          JPMCB      Chowder Bay Apartments                4700 South Rio Grande Avenue
    63          JPMCB      Water's Edge Apartments               936 Waterview Way
    64          JPMCB      Park Place Apartments                 66, 92, 108 Devir Street
    65          CIBC       Moon Valley                           1001 5th Street West
    71          CIBC       535 Broadway                          535 Broadway
    74          JPMCB      Town & Country                        815 East Oakton Street
    84          CIBC       The Fremont Building                  1501 16th Street
    86          JPMCB      Farmington Estates                    3308 Kehm Boulevard and Susan Circle Drive
    90          JPMCB      York                                  650 York Creek Drive Northwest
    92          CIBC       River Ranch Apartments                5100 River Valley Boulevard
    93          JPMCB      Greenbriar Hills Apartments           110 Falls Terrace
   106          CIBC       Beaver Brook Village                  91-101 Mill Street
   108          CIBC       Willow Pointe Apartments              13717 Northwest 2nd Avenue
   113          CIBC       Woodbury Apartments                   802 Barry Street
   114          JPMCB      Pleasant Valley                       2999 McCool Road
   124          JPMCB      Midway Estates                        3308 Kehm Boulevard
   125          JPMCB      Edgebrook                             1801 DeKalb Avenue
   126          JPMCB      Kingsway Estates                      38455 North Sheridan Road
   128          JPMCB      Brookmeadow                           143 Brookmeadow North Lane Southwest
   133          CIBC       Frances Way Villas Apartments         900 Frances Way
   135          JPMCB      Maple Grove Estates                   3800 Belvidere Road
   136          JPMCB      New Town Properties                   3236 Canal Street
   138          CIBC       Mesa Verde Apartments                 9700 West 51st Place
   139          CIBC       Villas De Nolana                      121 East Quamasia Avenue
   145          JPMCB      Shoreline Terrace                     38569 - 38619 North Sheridan Road
   146          JPMCB      Brookwood MHC                         825 1st Avenue East
   149          JPMCB      Woodfield                             6111 Woodfield Drive Southeast
   151          CIBC       Cathedral Court Apartments            900 Cathedral Street
   154          JPMCB      Pleasant Ridge                        27W370 Geneva Road
   162          JPMCB      University Park Apartments Purdue     1823 South River Road
   163          JPMCB      Valley Oaks                           6208 Lawn Avenue
   179          JPMCB      Hollywood Estates                     144 Hollywood Boulevard
   180          JPMCB      Colonial Estates                      14139 Western Avenue
   183          JPMCB      Carriage Court Apartments             11580 Olde Gate Drive
   187          JPMCB      North Creek MHC                       7408 North Creek Drive
   194          JPMCB      Sunny Acres Estates                   200 Franklin Drive
   195          JPMCB      Timber Ridge Apartments               5920 Vermillion Street
   202          JPMCB      Brighton Court Apartments             1550 Bell Street
   205          JPMCB      Beyerwood Apartments                  1900 Nester Place
   206          JPMCB      Countryside  Portfolio                Various
  206.01                   Countryside                           2400 5th Avenue South
  206.02                   WRBCO Inc                             1147 Rural Street
   207          CIBC       Windrush Apartments                   4322 Kostoryz Road
   210          JPMCB      109 Highland Avenue                   109 Highland Avenue and 25-33 Lee Street
   218          CIBC       Cole Gardens Apartments               2800-2808 Jasper Road Southeast
   223          JPMCB      Regency Apartments                    251 Andrews Street
   225          JPMCB      Redwood                               15242 East 1830 North Road
   226          JPMCB      3145 Rochambeau Avenue                3145 Rochambeau Avenue
   229          CIBC       Casa di Citta Apartments              32 East Warren Street
   231          JPMCB      Riviera Heights MHC                   1001 Gibraltor Avenue North
   234          JPMCB      Village at Wingfield Apartments       1302, 1306, 1310, 1314,1402, 1406, 1410, 1414 North Main Street
   236          JPMCB      Country Club Terrace MHC              448 California Street
   238          CIBC       La Carre Apartments                   774 Northern Avenue

                                                                                              NUMBER OF      PROPERTY
  LOAN #   CITY                         STATE        ZIP CODE      COUNTY                    PROPERTIES      TYPE
-----------------------------------------------------------------------------------------------------------------------------------

    13     Bronx                          NY          Various      Bronx                          2          Multifamily
  13.01    Bronx                          NY           10456       Bronx                          1          Multifamily
  13.02    Bronx                          NY           10458       Bronx                          1          Multifamily
    18     Belle Mead                     NJ           08502       Somerset                       1          Multifamily
    24     Various                        IN          Various      Various                        3          Multifamily
  24.01    Kokomo                         IN           46902       Howard                         1          Multifamily
  24.02    Indianapolis                   IN           46229       Marion                         1          Multifamily
  24.03    Westfield                      IN           46074       Hamilton                       1          Multifamily
    30     Santa Ana                      CA           92703       Orange                         1          Manufactured Housing
    33     Syracuse                       NY           13210       Onondaga                       1          Multifamily
    37     Anaheim                        CA           92802       Orange                         1          Manufactured Housing
    44     Various                        IN          Various      Various                        2          Multifamily
  44.01    Indianapolis                   IN           46254       Marion                         1          Multifamily
  44.02    Greenwood                      IN           46142       Johnson                        1          Multifamily
    48     Lewisville                     TX           75067       Denton                         1          Multifamily
    50     Chandler                       AZ           85225       Maricopa                       1          Multifamily
    55     Woodbridge                     VA           22191       Prince William                 1          Multifamily
    60     Minooka                        IL           60447       Grundy                         1          Manufactured Housing
    61     Orlando                        FL           32839       Orange                         1          Multifamily
    63     Champaign                      IL           61822       Champaign                      1          Multifamily
    64     Malden                         MA           02148       Middlesex                      1          Multifamily
    65     Sonoma                         CA           95476       Sonoma                         1          Manufactured Housing
    71     New York                       NY           10012       New York                       1          Mixed Use
    74     Des Plaines                    IL           60018       Cook                           1          Manufactured Housing
    84     Sacramento                     CA           95814       Sacramento                     1          Mixed Use
    86     Park City                      IL           60085       Lake                           1          Manufactured Housing
    90     Comstock Park                  MI           49321       Kent                           1          Multifamily
    92     Fort Worth                     TX           76132       Tarrant                        1          Multifamily
    93     Watertown                      CT           06779       Litchfield                     1          Multifamily
   106     Dracut                         MA           01826       Middlesex                      1          Mixed Use
   108     Vancouver                      WA           98685       Clark                          1          Multifamily
   113     Corpus Christi                 TX           78411       Nueces                         1          Multifamily
   114     Portage                        IN           46368       Porter                         1          Manufactured Housing
   124     Park City                      IL           60085       Lake                           1          Manufactured Housing
   125     Sycamore                       IL           60178       Dekalb                         1          Manufactured Housing
   126     Beach Park                     IL           60087       Lake                           1          Manufactured Housing
   128     Grandville                     MI           49418       Ottawa                         1          Multifamily
   133     Richardson                     TX           75081       Dallas                         1          Multifamily
   135     Park City                      IL           60085       Lake                           1          Manufactured Housing
   136     Saint Charles                  MO           63301       Saint Charles                  1          Multifamily
   138     Arvada                         CO           80002       Jefferson                      1          Multifamily
   139     McAllen                        TX           78504       Hidalgo                        1          Multifamily
   145     Beach Park                     IL           60099       Lake                           1          Manufactured Housing
   146     West Fargo                     ND           58078       Cass                           1          Manufactured Housing
   149     Grand Rapids                   MI           49548       Kent                           1          Multifamily
   151     Baltimore                      MD           21201       Baltimore City                 1          Multifamily
   154     West Chicago                   IL           60185       Dupage                         1          Manufactured Housing
   162     Westville                      IN           46391       La Porte                       1          Multifamily
   163     La Grange                      IL           60525       Cook                           1          Manufactured Housing
   179     Anderson                       IN           46016       Madison                        1          Manufactured Housing
   180     Blue Island                    IL           60406       Cook                           1          Manufactured Housing
   183     Springdale                     OH           45246       Hamilton                       1          Multifamily
   187     Lakeville                      MN           55024       Dakota                         1          Manufactured Housing
   194     Monteno                        IL           60950       Kankakee                       1          Manufactured Housing
   195     Fort Worth                     TX           76119       Tarrant                        1          Multifamily
   202     Amarillo                       TX           79106       Potter                         1          Multifamily
   205     Philadelphia                   PA           19115       Philadelphia                   1          Multifamily
   206     Various                     Various        Various      Various                        2          Manufactured Housing
  206.01   Fargo                          ND           58103       Cass                           1          Manufactured Housing
  206.02   Aurora                         IL           60505       Kane                           1          Manufactured Housing
   207     Corpus Christi                 TX           78415       Nueces                         1          Multifamily
   210     Somerville, Cambridge          MA       02143, 02139    Middlesex                      1          Multifamily
   218     Washington                     DC           20020       District of Columbia           1          Multifamily
   223     Massena                        NY           13662       St. Lawrence                   1          Multifamily
   225     Pontiac                        IL           61764       Livingston                     1          Mixed Use
   226     Bronx                          NY           10467       Bronx                          1          Multifamily
   229     Columbus                       OH           43215       Franklin                       1          Multifamily
   231     Fargo                          ND           58102       Cass                           1          Manufactured Housing
   234     Webb City                      MO           64870       Jasper                         1          Multifamily
   236     Hutchinson                     MN           55350       McLeod                         1          Manufactured Housing
   238     Clarkston                      GA           30021       Dekalb                         1          Multifamily

           PROPERTY                                           CURRENT            CURRENT        INTEREST
  LOAN #   SUBTYPE                                          BALANCE ($)      BALANCE/UNIT ($)   RATE (%)          NOTE DATE
---------------------------------------------------------------------------------------------------------------------------------

    13     Mid/High Rise                                     36,500,000                74,490    5.7400           04/27/07
  13.01    Mid/High Rise                                     23,400,000                72,897    5.7400           04/27/07
  13.02    Mid/High Rise                                     13,100,000                77,515    5.7400           04/27/07
    18     Garden                                            34,846,323                65,748    5.6040           03/29/07
    24     Garden                                            29,200,000                46,645    5.5900           02/02/07
  24.01    Garden                                            10,300,000                42,917    5.5900           02/02/07
  24.02    Garden                                            10,100,000                54,891    5.5900           02/02/07
  24.03    Garden                                             8,800,000                43,564    5.5900           02/02/07
    30     Manufactured Housing                              26,480,000               138,639    5.6150           04/25/07
    33     Student Housing                                   24,700,000                39,903    6.2100           05/23/07
    37     Manufactured Housing                              21,350,000               164,231    5.6150           04/25/07
    44     Garden                                            19,100,000                39,139    5.5900           02/02/07
  44.01    Garden                                            10,900,000                35,855    5.5900           02/02/07
  44.02    Garden                                             8,200,000                44,565    5.5900           02/02/07
    48     Garden                                            18,000,000                66,176    5.8400           02/16/07
    50     Garden                                            17,400,000                67,969    5.6100           04/18/07
    55     Garden                                            16,000,000                76,555    5.6400           04/19/07
    60     Manufactured Housing                              15,200,000                41,758    5.7912           03/14/07
    61     Garden                                            15,200,000                50,000    5.5770           03/22/07
    63     Garden                                            15,000,000                75,000    5.7740           03/30/07
    64     Garden                                            15,000,000               127,119    5.9550           03/06/07
    65     Manufactured Housing                              15,000,000                60,729    5.7000           04/09/07
    71     Multifamily/Retail                                14,000,000                   833    5.6200           03/16/07
    74     Manufactured Housing                              13,280,000                42,977    5.7912           03/14/07
    84     Multifamily/Retail                                12,000,000               173,913    5.6300           05/01/07
    86     Manufactured Housing                              11,704,000                52,018    5.7912           03/14/07
    90     Garden                                            11,500,000                36,859    5.8500           02/27/07
    92     Garden                                            11,400,000                41,912    5.7800           04/30/07
    93     Garden                                            11,000,000                60,440    5.8435           02/13/07
   106     Multifamily/Retail                                 9,500,000                   130    5.7000           03/19/07
   108     Garden                                             9,300,000                68,382    5.8000           05/16/07
   113     Garden                                             8,800,000                30,769    5.7300           03/30/07
   114     Manufactured Housing                               8,648,000                26,366    5.7912           03/14/07
   124     Manufactured Housing                               8,120,000                41,856    5.7912           03/14/07
   125     Manufactured Housing                               8,120,000                32,874    5.7912           03/14/07
   126     Manufactured Housing                               8,000,000                41,451    5.7912           03/14/07
   128     Garden                                             7,800,000                36,792    5.8500           02/27/07
   133     Garden                                             7,500,000                37,500    6.1800           05/15/07
   135     Manufactured Housing                               7,300,000                33,796    5.7912           03/14/07
   136     Garden                                             7,168,000               108,606    5.6020           04/30/07
   138     Garden                                             7,000,000                25,547    5.9200           04/26/07
   139     Garden                                             6,994,821                58,290    6.4200           05/01/07
   145     Manufactured Housing                               6,560,000                39,048    5.8212           03/14/07
   146     Manufactured Housing                               6,500,000                17,105    5.6290           03/28/07
   149     Garden                                             6,400,000                38,095    5.8500           02/27/07
   151     Mid/High Rise                                      6,400,000               110,345    5.8400           03/14/07
   154     Manufactured Housing                               6,230,000                43,873    5.7912           03/14/07
   162     Garden                                             5,800,000                90,625    5.6260           03/15/07
   163     Manufactured Housing                               5,680,000                43,030    5.7912           03/14/07
   179     Manufactured Housing                               5,360,000                22,149    5.7812           03/14/07
   180     Manufactured Housing                               5,280,000                28,852    5.7912           03/14/07
   183     Garden                                             5,200,000                43,333    5.6250           03/13/07
   187     Manufactured Housing                               5,000,000                30,303    5.6490           03/28/07
   194     Manufactured Housing                               4,650,000                24,734    5.7912           03/14/07
   195     Garden                                             4,600,000                21,698    5.7450           04/10/07
   202     Garden                                             4,400,000                26,190    5.8260           04/13/07
   205     Garden                                             4,250,000                42,500    5.6040           03/28/07
   206     Manufactured Housing                               4,200,000                15,217    5.6290           03/29/07
  206.01   Manufactured Housing                               2,850,000                13,902    5.6290           03/29/07
  206.02   Manufactured Housing                               1,350,000                19,014    5.6290           03/29/07
   207     Garden                                             4,200,000                26,250    5.7300           03/30/07
   210     Mid/High Rise                                      4,100,000                57,746    5.7915           03/29/07
   218     Garden                                             3,960,000                60,000    6.2400           05/11/07
   223     Garden                                             3,500,000                39,773    5.9220           03/13/07
   225     Manufactured Housing/Self Storage                  3,472,000                 9,618    5.7912           03/14/07
   226     Garden                                             3,440,000                73,191    5.5670           02/12/07
   229     Garden                                             3,011,000               115,808    5.8800           03/22/07
   231     Manufactured Housing                               3,000,000                18,405    5.6390           03/28/07
   234     Garden                                             2,904,392                45,381    6.0865           02/02/07
   236     Manufactured Housing                               2,600,000                12,207    5.6290           03/28/07
   238     Garden                                             2,400,000                50,000    5.8100           03/09/07

                 UW          CURRENT                                        LOAN           TOTAL UNIT/
  LOAN #      DSCR (X)       LTV (%)          REM. TERM      REM. AMORT     GROUP         BEDS/PADS/SF
------------------------------------------------------------------------------------------------------

    13            1.39          77.2                119               0       2                    490
  13.01           1.39          77.2                119               0                            321
  13.02           1.39          77.2                119               0                            169
    18            1.27          43.6                118             238       2                    530
    24            1.25          78.4                117             360       2                    626
  24.01           1.25          78.4                117             360                            240
  24.02           1.25          78.4                117             360                            184
  24.03           1.25          78.4                117             360                            202
    30            1.28          80.0                119               0       2                    191
    33            1.21          77.9                120             360       2                    619
    37            1.26          79.1                119               0       2                    130
    44            1.25          79.7                117             360       2                    488
  44.01           1.25          79.7                117             360                            304
  44.02           1.25          79.7                117             360                            184
    48            1.06          70.3                117             360       2                    272
    50            1.20          75.7                119               0       2                    256
    55            1.16          65.3                119               0       2                    209
    60            1.36          79.4                118               0       2                    364
    61            1.31          79.6                118               0       2                    304
    63            1.39          78.9                118               0       2                    200
    64            1.18          76.7                118             360       2                    118
    65            1.23          70.4                119               0       2                    247
    71            1.28          68.0                118             360       1                 16,800
    74            1.41          79.8                118               0       2                    309
    84            1.24          69.6                119             360       1                     69
    86            1.39          79.0                118               0       2                    225
    90            1.17          78.8                117             360       2                    312
    92            1.48          79.2                119               0       2                    272
    93            1.11          79.1                117             360       2                    182
   106            1.20          76.9                118             360       1                 73,285
   108            1.16          72.1                120             360       2                    136
   113            1.31          79.6                118             360       2                    286
   114            1.41          79.8                118               0       2                    328
   124            1.36          79.4                118               0       2                    194
   125            1.36          79.4                118               0       2                    247
   126            1.39          79.0                118               0       2                    193
   128            1.17          78.8                117             360       2                    212
   133            1.15          75.8                 60             360       2                    200
   135            1.39          79.0                118               0       2                    216
   136            1.15          80.0                119             360       2                     66
   138            1.23          45.8                119             360       2                    274
   139            1.14          72.9                114             359       2                    120
   145            1.36          79.4                118               0       2                    168
   146            1.60          68.4                118               0       2                    380
   149            1.17          78.8                117             360       2                    168
   151            1.23          80.0                118               0       2                     58
   154            1.39          79.0                118               0       2                    142
   162            1.25          75.0                118             360       2                     64
   163            1.41          79.8                118               0       2                    132
   179            1.40          80.0                118               0       2                    242
   180            1.41          79.8                118               0       2                    183
   183            1.22          79.7                118             360       2                    120
   187            1.67          73.5                118               0       2                    165
   194            1.41          79.8                118               0       2                    188
   195            1.24          76.7                119             360       2                    212
   202            1.17          78.6                119             360       2                    168
   205            1.27          79.8                118             360       2                    100
   206            1.80          70.1                118               0       2                    276
  206.01          1.80          70.1                118               0                            205
  206.02          1.80          70.1                118               0                             71
   207            1.20          79.5                118             360       2                    160
   210            1.31          61.7                118             360       2                     71
   218            1.41          80.0                 84             360       2                     66
   223            1.29          77.6                118             360       2                     88
   225            1.39          79.0                118               0       2                    361
   226            1.19          80.0                117             360       2                     47
   229            1.18          75.8                 58             360       2                     26
   231            1.63          75.6                118               0       2                    163
   234            1.15          74.9                117             357       2                     64
   236            1.60          53.1                118               0       2                    213
   238            1.15          80.0                118             360       2                     48

                         PAD                               STUDIO                            ONE BEDROOM
              ---------------------------     ---------------------------------     ------------------------------

                    NO. OF       AVERAGE             NO. OF            AVERAGE             NO. OF         AVERAGE
  LOAN #              PADS      PAD RENT            STUDIOS        STUDIO RENT         1-BR UNITS       1-BR RENT
------------------------------------------------------------------------------------------------------------------

    13                   0             0                 62                600                243             797
  13.01                  0             0                 48                586                145             784
  13.02                  0             0                 14                650                 98             817
    18                   0             0                  0                  0                286           1,144
    24                   0             0                 18                392                122             533
  24.01                  0             0                  0                  0                 56             576
  24.02                  0             0                  0                  0                  0               0
  24.03                  0             0                 18                392                 66             497
    30                 191         1,069                  0                  0                  0               0
    33                   0             0                  0                  0                  0               0
    37                 130         1,219                  0                  0                  0               0
    44                   0             0                  0                  0                184             447
  44.01                  0             0                  0                  0                144             436
  44.02                  0             0                  0                  0                 40             485
    48                   0             0                  0                  0                176             746
    50                   0             0                  0                  0                112             707
    55                   0             0                  0                  0                 25             744
    60                 364           445                  0                  0                  0               0
    61                   0             0                  0                  0                192             582
    63                   0             0                  0                  0                 48             725
    64                   0             0                  1              1,145                 25           1,286
    65                 247           661                  0                  0                  0               0
    71                   0             0                  0                  0                  0               0
    74                 309           502                  0                  0                  0               0
    84                   0             0                  8                908                 24           1,152
    86                 225           555                  0                  0                  0               0
    90                   0             0                  0                  0                 72             519
    92                   0             0                  0                  0                216             573
    93                   0             0                  0                  0                 96             722
   106                   0             0                  0                  0                 10             896
   108                   0             0                  0                  0                 32             757
   113                   0             0                  0                  0                149             639
   114                 328           325                  0                  0                  0               0
   124                 194           509                  0                  0                  0               0
   125                 247           386                  0                  0                  0               0
   126                 193           524                  0                  0                  0               0
   128                   0             0                  0                  0                 56             493
   133                   0             0                  0                  0                 24             609
   135                 216           490                  0                  0                  0               0
   136                   0             0                  0                  0                  8             903
   138                   0             0                  0                  0                 96             600
   139                   0             0                  0                  0                 48             665
   145                 168           530                  0                  0                  0               0
   146                 380           258                  0                  0                  0               0
   149                   0             0                  0                  0                 33             501
   151                   0             0                  0                  0                 48             802
   154                 142           472                  0                  0                  0               0
   162                   0             0                  0                  0                  0               0
   163                 132           485                  0                  0                  0               0
   179                 242           250                  0                  0                  0               0
   180                 183           450                  0                  0                  0               0
   183                   0             0                  0                  0                 46             742
   187                 165           367                  0                  0                  0               0
   194                 188           335                  0                  0                  0               0
   195                   0             0                  0                  0                112             378
   202                   0             0                  0                  0                120             433
   205                   0             0                  0                  0                 82             557
   206                 276           558                  0                  0                  0               0
  206.01               205           219                  0                  0                  0               0
  206.02                71           339                  0                  0                  0               0
   207                   0             0                  0                  0                 73             640
   210                   0             0                  0                  0                 28             858
   218                   0             0                  0                  0                  0               0
   223                   0             0                  0                  0                  2             525
   225                   0           294                  0                  0                  0               0
   226                   0             0                  4                747                 31             854
   229                   0             0                  0                  0                 16           1,016
   231                 163           236                  0                  0                  0               0
   234                   0             0                  0                  0                  0               0
   236                 213           225                  0                  0                  0               0
   238                   0             0                  0                  0                  1             529

                      TWO BEDROOM                       THREE BEDROOM                      FOUR BEDROOM
              -----------------------------     ------------------------------     ------------------------------

                    NO. OF         AVERAGE             NO. OF         AVERAGE             NO. OF         AVERAGE
  LOAN #        2-BR UNITS       2-BR RENT         3-BR UNITS       3-BR RENT         4-BR UNITS       4-BR RENT
-----------------------------------------------------------------------------------------------------------------

    13                 156           1,014                 29           1,220                  0               0
  13.01                113             989                 15           1,133                  0               0
  13.02                 43           1,080                 14           1,313                  0               0
    18                 240           1,526                  4           1,649                  0               0
    24                 345             625                141             734                  0               0
  24.01                150             657                 34             796                  0               0
  24.02                 92             615                 92             709                  0               0
  24.03                103             586                 15             749                  0               0
    30                   0               0                  0               0                  0               0
    33                   0               0                  0               0                619             527
    37                   0               0                  0               0                  0               0
    44                 292             560                 12             752                  0               0
  44.01                160             547                  0               0                  0               0
  44.02                132             575                 12             752                  0               0
    48                  84             998                 12           1,533                  0               0
    50                 120             821                 24             979                  0               0
    55                  88             842                 60             929                 36           1,080
    60                   0               0                  0               0                  0               0
    61                  88             733                 24             901                  0               0
    63                 124             858                 28           1,033                  0               0
    64                  92           1,147                  0               0                  0               0
    65                   0               0                  0               0                  0               0
    71                   0               0                  0               0                  0               0
    74                   0               0                  0               0                  0               0
    84                  37           1,354                  0               0                  0               0
    86                   0               0                  0               0                  0               0
    90                 240             583                  0               0                  0               0
    92                  56             752                  0               0                  0               0
    93                  86             863                  0               0                  0               0
   106                  26           1,275                  5           1,383                  0               0
   108                  83             819                 21             950                  0               0
   113                 137             758                  0               0                  0               0
   114                   0               0                  0               0                  0               0
   124                   0               0                  0               0                  0               0
   125                   0               0                  0               0                  0               0
   126                   0               0                  0               0                  0               0
   128                 156             542                  0               0                  0               0
   133                 112             691                 64             795                  0               0
   135                   0               0                  0               0                  0               0
   136                  52           1,211                  6           1,389                  0               0
   138                 154             717                 24             897                  0               0
   139                  57             815                 15           1,077                  0               0
   145                   0               0                  0               0                  0               0
   146                   0               0                  0               0                  0               0
   149                 135             577                  0               0                  0               0
   151                  10           1,303                  0               0                  0               0
   154                   0               0                  0               0                  0               0
   162                  48             935                 16           1,230                  0               0
   163                   0               0                  0               0                  0               0
   179                   0               0                  0               0                  0               0
   180                   0               0                  0               0                  0               0
   183                  74             767                  0               0                  0               0
   187                   0               0                  0               0                  0               0
   194                   0               0                  0               0                  0               0
   195                 100             493                  0               0                  0               0
   202                  48             593                  0               0                  0               0
   205                  18             613                  0               0                  0               0
   206                   0               0                  0               0                  0               0
  206.01                 0               0                  0               0                  0               0
  206.02                 0               0                  0               0                  0               0
   207                  87             777                  0               0                  0               0
   210                  40             921                  3             983                  0               0
   218                  52             691                 14             715                  0               0
   223                  82             610                  4             808                  0               0
   225                   0               0                  0               0                  0               0
   226                  11             935                  1               0                  0               0
   229                  10           1,488                  0               0                  0               0
   231                   0               0                  0               0                  0               0
   234                  64             538                  0               0                  0               0
   236                   0               0                  0               0                  0               0
   238                  47             620                  0               0                  0               0

                         UTILITIES                 ELEVATOR
  LOAN #                TENANT PAYS                 PRESENT      LOAN NO.
---------------------------------------------------------------------------

    13          Electirc, Gas, Sewer, Water           Yes          13
  13.01         Electirc, Gas, Sewer, Water           Yes         13.01
  13.02         Electric, Gas, Sewer, Water           Yes         13.02
    18                 Electric, Gas                  No           18
    24                    Various                     No           24
  24.01                Electric, Gas                  No          24.01
  24.02                   Electric                    No          24.02
  24.03                Electric, Gas                  No          24.03
    30              Electric, Gas Water               NAP          30
    33                 Electric, Gas                  No           33
    37                 Electric, Gas                  NAP          37
    44                 Electric, Gas                  No           44
  44.01                Electric, Gas                  No          44.01
  44.02                Electric, Gas                  No          44.02
    48             Electric, Water, Sewer             No           48
    50             Electric, Sewer, Water             No           50
    55                    Electric                    No           55
    60                 Electric, Gas                  NAP          60
    61             Electric, Sewer, Water             No           61
    63                    Electric                    No           63
    64                    Electric                    Yes          64
    65                 Electric, Gas                  NAP          65
    71                                                NAP          71
    74                 Electric, Gas                  NAP          74
    84          Electric, Gas, Water, Sewer           Yes          84
    86                 Electric, Gas                  NAP          86
    90                    Electric                    No           90
    92                Electric, Water                 No           92
    93                    Electric                    No           93
   106          Electric, Gas, Sewer, Water           Yes          106
   108             Electric, Water, Sewer             No           108
   113              Electric, Gas, Sewer              No           113
   114                 Electric, Gas                  NAP          114
   124                 Electric, Gas                  NAP          124
   125                 Electric, Gas                  NAP          125
   126                 Electric, Gas                  NAP          126
   128          Electric, Gas, Sewer, Water           No           128
   133             Electric, Sewer, Water             No           133
   135                 Electric, Gas                  NAP          135
   136          Electric, Gas, Sewer, Water           No           136
   138                 Electric, Gas                  Yes          138
   139                    Electric                    No           139
   145                 Electric, Gas                  NAP          145
   146                 Electric, Gas                  NAP          146
   149                    Electric                    No           149
   151                    Electric                    Yes          151
   154                 Electric, Gas                  NAP          154
   162                 Electric, Gas                  No           162
   163                 Electric, Gas                  NAP          163
   179          Electric, Gas, Sewer, Water           NAP          179
   180                 Electric, Gas                  NAP          180
   183              Electric, Gas, Water              No           183
   187             Electric, Sewer, Water             NAP          187
   194                 Electric, Gas                  NAP          194
   195                Electric, Water                 No           195
   202          Electric, Gas, Water, Sewer           No           202
   205                 Electric, Gas                  No           205
   206                 Electric, Gas                  NAP          206
  206.01               Electric, Gas                  NAP        206.01
  206.02               Electric, Gas                  NAP        206.02
   207                      None                      No           207
   210                 Electric, Gas                  No           210
   218                  Elecric, Gas                  No           218
   223                 Electric, Gas                  No           223
   225                    Electric                    NAP          225
   226                    Electric                    No           226
   229          Electric, Gas, Sewer, Water           No           229
   231                 Electric, Gas                  NAP          231
   234                 Electric, Gas                  No           234
   236          Electric, Gas, Water, Sewer           NAP          236
   238          Electric, Gas, Sewer, Water           No           238

Footnotes to Annex B

1.	In determining the average rent for units in a multifamily property having a given number of bedrooms (referred to as ‘‘bedroom type’’), as set forth in Annex B, the rent used is the ‘‘Contract Rent’’, defined as the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules have been applied:

(a)	The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property, or was computed by the appraiser of the mortgaged property based upon a borrower-certified rent roll.

(b)	Rent concessions were not considered, i.e., Contract Rent was not reduced by any rent concessions delineated in the borrower rent-roll.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex C-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
USA

Administrator:                          ABN AMRO ACCT:             Analyst:
Tim Cutsinger 312.904.6342   REPORTING PACKAGE TABLE OF CONTENTS   Patrick Gong 714.259.6253
tim.cutsinger@abnamro.com                                          patrick.gong@abnamro.com

Issue Id:           JP07CB19

Monthly Data File
Name:               JP07CB19_200707_3.ZIP

                                                         Page(s)
                                                         ------
Statements to Certificateholders                         Page 2
Cash Recon                                               Page 3
Bond Interest Reconciliation                             Page 4
Bond Interest Reconciliation                             Page 5
Shortfall Summary Report                                 Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8
Mortgage Loan Characteristics                            Page 9-11
Delinquent Loan Detail                                   Page 12
Loan Level Detail                                        Page 13
Realized Loss Detail                                     Page 14
Collateral Realized Loss                                 Page 15
Appraisal Reduction Detail                               Page 16
Material Breaches Detail                                 Page 17
Historical Collateral Prepayment                         Page 18
Specially Serviced (Part I) - Loan Detail                Page 19
Specially Serviced (Part II) - Servicer Comments         Page 20
Summary of Loan Maturity Extensions                      Page 21
Rating Information                                       Page 22
Other Related Information                                Page 23

Closing Date:

First Payment Date:           12-Jul-2007

Rated Final Payment Date:

Determination Date:           6-Jul-2007

                             Trust Collection Period
                              6/7/2007 - 7/6/2007

                           PARTIES TO THE TRANSACTION

DEPOSITOR          J.P. Morgan Chase Commercial Mortgage Securities Corp.
MASTER SERVICER    Capmark Finance Inc./Wells Fargo Bank, N.A.
RATING AGENCY      Moody's Investors Service, Inc./Standard & Poor's Rating
                   Services
SPECIAL SERVICER   LNR Partners, Inc.
TRUSTEE            ABN AMRO LaSalle Bank N.A.
UNDERWRITER        J.P. Morgan Securities Inc./CIBC World Markets Corp.

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site      www.etrustee.net

Servicer Web Site     www.capmark.com, www.wellsfargo.com

LaSalle Factor Line   800.246.5761

                                                                    PAGE 1 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:

        ORIGINAL                      PRINCIPAL
          FACE    OPENING  PRINCIPAL     ADJ.       NEGATIVE   CLOSING   INTEREST     INTEREST   PASS-THROUGH
CLASS  VALUE (1)  BALANCE   PAYMENT    OR LOSS   AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE
-------------------------------------------------------------------------------------------------------------

CUSIP                                                                                            Next Rate(3)
-------------------------------------------------------------------------------------------------------------
Total
=============================================================================================================

                                                 Total P&I Payment

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                 0.00
Less Deferred Interest                     0.00
Less PPIS Reducing Scheduled Int           0.00
Plus Gross Advance Interest                0.00
Less ASER Interest Adv Reduction           0.00
Less Other Interest Not Advanced           0.00
Less Other Adjustment                      0.00
-----------------------------------------------
Total                                      0.00
===============================================
UNSCHEDULED INTEREST:
Prepayment Penalties                       0.00
Yield Maintenance Penalties                0.00
Other Interest Proceeds                    0.00
-----------------------------------------------
Total                                      0.00
===============================================
Less Fee Paid To Servicer                  0.00
Less Fee Strips Paid by Servicer           0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                     0.00
Workout Fees                               0.00
Liquidation Fees                           0.00
Interest Due Serv on Advances              0.00
Non Recoverable Advances                   0.00
Misc. Fees & Expenses                      0.00
-----------------------------------------------
Total Unscheduled Fees & Expenses          0.00
===============================================
Total Interest Due Trust                   0.00
===============================================
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                0.00
Fee Strips                                 0.00
Misc. Fees                                 0.00
Interest Reserve Withholding               0.00
Plus Interest Reserve Deposit              0.00
-----------------------------------------------
Total                                      0.00
===============================================

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                0.00
Advanced Scheduled Principal               0.00
-----------------------------------------------
Scheduled Principal                        0.00
-----------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                               0.00
Prepayments in Full                        0.00
Liquidation Proceeds                       0.00
Repurchase Proceeds                        0.00
Other Principal Proceeds                   0.00
-----------------------------------------------
Total Unscheduled Principal                0.00
===============================================
Remittance Principal                       0.00
-----------------------------------------------
Remittance P&I Due Trust                   0.00
-----------------------------------------------
Remittance P&I Due Certs                   0.00
-----------------------------------------------

                             POOL BALANCE SUMMARY

                                Balance   Count
-----------------------------------------------
Beginning Pool                    0.00      0
Scheduled Principal               0.00      0
Unscheduled Principal             0.00      0
Deferred Interest                 0.00
Liquidations                      0.00      0
Repurchases                       0.00      0
-----------------------------------------------
Ending Pool                       0.00      0
-----------------------------------------------

                           Servicing Advance Summary

                                Amount
--------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              SERVICING FEE SUMMARY

Current Servicing Fees                     0.00
Plus Fees Advanced for PPIS                0.00
Less Reduction for PPIS                    0.00
Plus Delinquent Servicing Fees             0.00
-----------------------------------------------
Total Servicing Fees                       0.00
===============================================

                              CAP LEASE ACCRETION

Accretion Amt                              0.00
Distributable Interest                     0.00
Distributable Principal                    0.00

                                  PPIS SUMMARY

Gross PPIS                                 0.00
Reduced by PPIE                            0.00
Reduced by Shortfalls in Fees              0.00
Reduced by Other Amounts                   0.00
-----------------------------------------------
PPIS Reducing Scheduled Interest           0.00
-----------------------------------------------
PPIS Reducing Servicing Fee                0.00
-----------------------------------------------
PPIS Due Certificate                       0.00
-----------------------------------------------

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                           Principal   Interest
-----------------------------------------------
Prior Outstanding             0.00       0.00
Plus Current Period           0.00       0.00
Less Recovered                0.00       0.00
Less Non Recovered            0.00       0.00
Ending Outstanding            0.00       0.00

                                                                    PAGE 3 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

          Accrual                             Accrued      Total      Total
       ------------  Opening  Pass-Through  Certificate   Interest   Interest
Class  Method  Days  Balance      Rate        Interest   Additions  Deductions
------------------------------------------------------------------------------

                                 Current    Remaining           Credit
       Distributable  Interest    Period   Outstanding         Support
        Certificate    Payment  Shortfall    Interest   ---------------------
Class     Interest     Amount    Recovery   Shorfalls   Original  Current (1)
-----------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                       Additions
                           ----------------------------------------------------------------
                                            Interest
         Prior    Current                   Accrual                               Other
       Interest  Interest  Prior Interest   on Prior  Prepayment     Yield       Interest
Class  Due Date  Due Date   Shortfall Due  Shortfall   Premiums   Maintenance  Proceeds (1)
-------------------------------------------------------------------------------------------

                 Deductions
       -------------------------------
                  Deferred &  Interest  Distributable  Interest
       Allocable  Accretion     Loss     Certificate    Payment
Class    PPIS     Interest     Expense    Interest      Amount
---------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                       Delinquency Aging Categories
              --------------------------------------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure     REO
Distribution  --------------  ---------------  ----------------  -----------  ----------
   Date         #  Balance      #  Balance       #  Balance      #  Balance   #  Balance
----------------------------------------------------------------------------------------

                        Special Event Categories (1)
              ---------------------------------------------
              Modifications  Specially Serviced  Bankruptcy
Distribution  -------------  ------------------  ----------
   Date         #   Balance     #  Balance       #  Balance
-----------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                         Appraisal   Liquidations   Realized
              Ending Pool (1)   Payoffs (2)  Penalties  Reduct. (2)       (2)      Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ---------------  ------------  ---------  -----------  ------------  ----------  --------------  ------------------
   Date          #  Balance    #  Balance    #  Amount  #  Balance   #  Balance     #  Amount      Life          Coupon  Remit
---------------------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                 Weighted Average
Current Scheduled  # of   Scheduled    % of   ----------------------
     Balance       Loans   Balance   Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------
                     0        0      0.00%
--------------------------------------------------------------------

Average Schedule Balance      0
Maximum Schedule Balance
Minimum Schedule Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                Weighted Average
Fully Amortizing  # of   Scheduled   % of    ----------------------
Mortgage Loans    Loans   Balance   Balance  Term  Coupon  PFY DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------
                     0        0      0.00%
-------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                Weighted Average
Current Mortgage  # of   Scheduled    % of   ----------------------
 Interest Rate    Loans   Balance   Balance  Term  Coupon  PFY DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------
                     0        0      0.00%
-------------------------------------------------------------------

Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                              Weighted Average
    Balloon     # of   Scheduled    % of   ----------------------
Mortgage Loans  Loans   Balance   Balance  Term  Coupon  PFY DSCR
-----------------------------------------------------------------

-----------------------------------------------------------------
                   0          0     0.00%
-----------------------------------------------------------------

                                                                    PAGE 9 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (Cutoff)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

  Geographic     # of    Scheduled     % of
   Location      Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                                                                   PAGE 10 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS
                           DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                           DISTRIBUTION OF AMORTIZATION TYPE

 Amortization     # of   Scheduled     % of
     Types       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                           DISTRIBUTION OF LOAN SEASONING

   Number of      # of   Scheduled     % of
    Months       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
     Year        Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2007          0         0        0.00%      0    0.00%    0.00
     2008          0         0        0.00%      0    0.00%    0.00
     2009          0         0        0.00%      0    0.00%    0.00
     2010          0         0        0.00%      0    0.00%    0.00
     2011          0         0        0.00%      0    0.00%    0.00
     2012          0         0        0.00%      0    0.00%    0.00
     2013          0         0        0.00%      0    0.00%    0.00
     2014          0         0        0.00%      0    0.00%    0.00
     2015          0         0        0.00%      0    0.00%    0.00
     2016          0         0        0.00%      0    0.00%    0.00
     2017          0         0        0.00%      0    0.00%    0.00
2018 & Greater     0         0        0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                                                                   PAGE 11 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

            Paid               Outstanding  Out. Property                  Special
Disclosure  Thru  Current P&I      P&I        Protection   Loan Status     Servicer    Foreclosure  Bankruptcy   REO
 Control #  Date    Advance     Advances**     Advances      Code (1)   Transfer Date      Date        Date     Date
--------------------------------------------------------------------------------------------------------------------

TOTAL

(1) :LEGEND :  A. IN GRACE PERIOD

               B. LATE PAYMENT BUT < 1 MONTH DELINQ.

               1. DELINQ. 1 MONTH

               2. DELINQ. 2 MONTHS

               3. DELINQUENT 3 + MONTHS

               4. PERFORMING MATURED BALLOON

               5. NON PERFORMING MATURED BALLOON

               7. FORECLOSURE

               9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                             Operating             Ending                                               Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR    Date     Location   Balance   Rate     P&I        Amount     Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. In Grace Period

              B. Late Payment but < 1 month delinq

              1. Delinquent 1 month

              2. Delinquent 2 months

              3. Delinquent 3+ months

              4. Performing Matured Balloon

              5. Non Performing Matured Ballon

              7. Foreclosure

              9. REO

                                                                   PAGE 13 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                                                Gross                                 Net
                                                               Proceeds                            Proceeds
                                                                 as a                                as a
                                          Beginning              % of     Aggregate       Net        % of
        Disclosure  Appraisal  Appraisal  Scheduled   Gross     Sched.   Liquidation  Liquidation   Sched.   Realized
Period  Control #      Date      Value     Balance   Proceeds  Balance    Expenses *   Proceeds    Balance     Loss
---------------------------------------------------------------------------------------------------------------------

CURRENT TOTAL

CUMULATIVE

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                               Prior
                                              Realized
                     Beginning                 Loss              Amounts
                      Balance    Aggregate    Applied          Covered by
                      of the     Realized       to        Overcollateralization
Prospectus            Loan at      Loss     Certificates     and other Credit
   ID       Period  Liquidation  on Loans       A                  B
-------------------------------------------------------------------------------

CUMULATIVE

              Interest                    Additional
            (Shortages)/  Modification  (Recoveries)/     Current     Recoveries
              Excesses    Adjustments/     Expenses      Realized         of      (Recoveries)/
               applied     Appraisal     Applied to        Loss        Realized   Realized Loss
            to Realized    Reduction       Realized      Applied        Losses      Applied to
Prospectus     Losses      Adjustment       Losses         to          paid as     Certificate
   ID            C             D              E        Certificates*    Cash         Interest
-----------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields
---------------------
         A             Prior Realized Loss Applied to Certificates

         B             Reduction to Realized Loss applied to bonds (could
                       represent OC, insurance policies, reserve accounts, etc)

         C             Amounts classified by the Master as interest adjustments
                       from general collections on a loan with a Realized Loss

         D             Adjustments that are based on principal haircut or future
                       interest foregone due to modification

         E             Realized Loss Adjustments, Supplemental Recoveries or
                       Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date    Life              Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
             MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

              Ending   Material
Disclosure  Principal   Breach   Material Breach and Material Document Defect
 Control #   Balance     Date                     Description
-----------------------------------------------------------------------------

        Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
 Control #  Period  Balance  Type  Amount   Amount     Date       Date      Type     Location
----------------------------------------------------------------------------------------------

                                 CURRENT

                                 CUMULATIVE

                                                                   PAGE 18 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
           SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                        Loan          Balance                          Remaining
Disclosure  Servicing  Status   ----------------             Maturity  ---------  Property    Geo.                NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Note Rate    Date    Life         Type    Location  NOI  DSCR  Date
---------------------------------------------------------------------------------------------------------------------

(1) Legend:   A. P&I Adv - in Grace Period

              B. P&I Adv - < one month delinq

              1. P&I Adv - delinquent 1 month

              2. P&I Adv - delinquent 2 months

              3. P&I Adv - delinquent 3+ months

              4. Mat. Balloon/Assumed P&I

              5. Non Performing Mat. Balloon

              7. Foreclosure

              9. REO

                                                                   PAGE 19 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure  Resolution
Control #    Strategy   Comments
--------------------------------

                                                                   PAGE 20 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P     FITCH    MOODY'S     S&P
--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 24

[LaSalle Bank LOGO]          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19          Statement Date:   12-Jul-07
ABN AMRO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:     12-Jul-07
                                                     SERIES 2007-CIBC19                                  Prior Payment:          N/A
                                                                                                         Next Payment:     13-Aug-07
                                                                                                         Record Date:      29-Jun-07

                                 ABN AMRO ACCT:
                            OTHER RELATED INFORMATION

                                  SWAP CONTRACT

               Accrual Days   Notional   Rate   Amount
------------------------------------------------------
Fixed Payer:
Float Payer:

                                  SWAP CONTRACT

                     Yield Maintenance                Special
 Amount    Amount   Prepayment Premiums   Shortfall   Payment
Received    Paid            Paid            Amount    Amount
-------------------------------------------------------------

                                                                   PAGE 24 OF 24

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                 --------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o     multifamily and commercial mortgage loans, including participations therein;

      o     mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o     direct obligations of the United States or other government agencies; or

      o     a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                  MARCH 9, 2007

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 129 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS..........................................................1
RISK FACTORS...................................................................9
     Risks to the Mortgaged Properties Relating to Terrorist Attacks and
       Foreign Conflicts.......................................................9
     Your Ability to Resell Certificates May Be Limited Because of Their
       Characteristics.........................................................9
     The Assets of the Trust Fund May Not Be Sufficient to Pay Your
       Certificates...........................................................10
     Prepayments of the Mortgage Assets Will Affect the Timing of Your
       Cash Flow and May Affect Your Yield ...................................10
     Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.....12
     Commercial and Multifamily Mortgage Loans Have Risks That May Affect

     Mortgaged Properties Leased to Borrowers or Borrower Affiliated

     Failure to Comply with Environmental Law May Result in Additional Losses.21
     Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged
       Properties.............................................................21
     Poor Property Management May Adversely Affect the Performance of the
       Related Mortgaged Property ............................................22
     Property Value May Be Adversely Affected Even When Current Operating
       Income Is Not..........................................................22
     Mortgage Loans Secured by Leasehold Interests May Expose Investors to

     One Action Jurisdiction May Limit the Ability of the Servicer to
       Foreclose on a Mortgaged Property .....................................24
     Rights Against Tenants May Be Limited if Leases Are Not Subordinate
       to Mortgage or Do Not Contain Attornment Provisions ...................24
     If Mortgaged Properties Are Not in Compliance With Current Zoning
       Laws Restoration Following a Casualty Loss May Be Limited..............25
     Inspections of the Mortgaged Properties Will Be Limited..................25
     Compliance with Americans with Disabilities Act May Result in

     Bankruptcy Proceedings Could Adversely Affect Payments on Your
       Certificates...........................................................27
     Risks Relating to Enforceability of Yield Maintenance Charges,

     Book-Entry System for Certain Classes May Decrease Liquidity and
       Delay Payment..........................................................29
     Delinquent and Non-Performing Mortgage Loans Could Adversely Affect
       Payments on Your Certificates .........................................30

                                      iii

     In The Event of an Early Termination of a Swap Agreement Due to Certain
       Swap Termination Events, a Trust May Be Required to Make a Large
       Termination Payment to any Related Swap Counterparty...................30
     Your Securities Will Have Greater Risk if an Interest Rate Swap
       Agreement Terminates...................................................30
     Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have
       Tendered Your Reset Rate Certificates .................................30
     If a Failed Remarketing Is Declared, You Will Be Required To Rely On
       a Sale Through the Secondary Market If You Wish To Sell Your Reset

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                       v

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.....................  Mortgage pass-through certificates, issuable in series.

Depositor.................................  J.P. Morgan Chase Commercial Mortgage Securities Corp., a
                                            wholly owned subsidiary of JPMorgan Chase Bank, National
                                            Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware
                                            corporation.

Sponsor...................................  The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see "The
                                            Sponsor" in this prospectus.

Issuing Entity............................  For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see
                                            "Issuing Entity" in this prospectus.

Master Servicer...........................  The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master
                                            servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer..........................  One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any
                                            series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets..........................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A.  Mortgage Assets.......................  The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                            o    residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                            o    office buildings, shopping centers, retail stores and
                                                 establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks
                                                 and

                                        1

                                                 manufactured housing communities, warehouse facilities,
                                                 mini-warehouse facilities, self-storage facilities,
                                                 industrial plants, parking lots, mixed use or various other types of income-producing properties described in this
                                                 prospectus or unimproved land.

                                            If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be
                                            guaranteed only to the extent specified in the related
                                            prospectus supplement. If so specified in the related
                                            prospectus supplement, some mortgage loans may be delinquent.
                                            In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                            As described in the related prospectus supplement, a mortgage loan:

                                            o    may provide for no accrual of interest or for accrual of
                                                 interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the
                                                 borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable
                                                 mortgage interest rate;

                                            o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of
                                                 certain events, and may permit negative amortization;

                                            o    may be fully amortizing or partially amortizing or
                                                 non-amortizing, with a balloon payment due on its stated
                                                 maturity date;

                                            o    may prohibit prepayments over its term or for a certain
                                                 period and/or require payment of a premium or a yield
                                                 maintenance penalty in connection with certain prepayments;
                                                 and

                                            o    may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or
                                                 at another interval specified in the related prospectus
                                                 supplement.

                                            Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See
                                            "Description of the Trust Funds--Mortgage Loans" in this
                                            prospectus.

                                            If so specified in the related prospectus supplement, the
                                            mortgage assets with respect to a series of certificates may also include, or consist of:

                                            o    private mortgage participations, mortgage pass-through
                                                 certificates or other mortgage-backed securities; or

                                        2

                                            o    Certificates insured or guaranteed by any of the Federal
                                                 Home Loan Mortgage Corporation, the Federal National
                                                 Mortgage Association, the Governmental National Mortgage
                                                 Association or the Federal Agricultural Mortgage
                                                 Corporation.

                                            Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans
                                            contained in this prospectus. See "Description of the Trust
                                            Funds--MBS" in this prospectus.

B.  Certificate Account...................  Each trust fund will include one or more certificate accounts established and maintained on behalf of the
                                            certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the
                                            extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any
                                            interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate
                                            accounts. A certificate account may be maintained as an
                                            interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of
                                            the Pooling Agreements--Certificate Account" in this prospectus.

C.  Other Accounts .......................  The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a
                                            remarketing fee account.

D.  Credit Support........................  If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of
                                            certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related
                                            information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk Factors--Credit
                                            Support May Not Cover Losses," "Description of the Trust
                                            Funds--Credit Support" and "Description of Credit Support" in
                                            this prospectus.

E.  Cash Flow Agreements..................  If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements,
                                            interest

                                        3

                                            rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The
                                            principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In
                                            addition, the related prospectus supplement will contain
                                            certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                            Funds--Cash Flow Agreements" in this prospectus.

Description of Certificates...............  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related
                                            prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                            As described in the related prospectus supplement, the
                                            certificates of each series, may consist of one or more classes of certificates that, among other things:

                                            o    are senior or subordinate to one or more other classes of
                                                 certificates in entitlement to certain distributions on the certificates;

                                            o    are principal-only certificates entitled to distributions
                                                 of principal, with disproportionately small, nominal or no distributions of interest;

                                            o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no
                                                 distributions of principal;

                                            o    provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of
                                                 certain events, such as the retirement of one or more other classes of certificates of that series;

                                            o    provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    provide for controlled distributions of principal to be
                                                 made based on a specified schedule or other methodology,
                                                 subject to available funds; or

                                            o    provide for distributions based on collections of
                                                 prepayment premiums or yield maintenance penalties on the
                                                 mortgage assets in the related trust fund.

                                        4

                                            Each class of certificates, other than interest-only
                                            certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated
                                            principal balance. Each class of certificates, other than
                                            principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each
                                            class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable
                                            pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a
                                            variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                            The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See
                                            "Risk Factors--The Assets of the Trust Fund May Not Be Sufficient
                                            to Pay Your Certificates" and "Description of the Certificates"
                                            in this prospectus.

Distributions of Interest on the
   Certificates...........................   Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable
                                             pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual
                                             certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise
                                             deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement.
                                             See "Risk Factors--Prepayments of the Mortgage Assets Will
                                             Affect the Timing of Your Cash Flow and May Affect Your Yield";
                                             "Yield and Maturity Considerations" and "Description of the
                                             Certificates--Distributions of Interest on the Certificates" in
                                             this prospectus.

Distributions of Principal of the
   Certificates...........................   Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The
                                             principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                        5

                                            Distributions of principal with respect to one or more classes of certificates may:

                                            o    be made at a rate that is faster, and, in some cases,
                                                 substantially faster, than the rate at which payments or
                                                 other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    or may be made at a rate that is slower, and, in some
                                                 cases, substantially slower, than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    not commence until the occurrence of certain events, such
                                                 as the retirement of one or more other classes of
                                                 certificates of the same series;

                                            o    be made, subject to certain limitations, based on a
                                                 specified principal payment schedule resulting in a
                                                 controlled amortization class of certificates; or

                                            o    be contingent on the specified principal payment schedule
                                                 for a controlled amortization class of the same series and the rate at which payments and other collections of
                                                 principal on the mortgage assets in the related trust fund are received.

                                            See "Description of the Certificates--Distributions of Principal
                                            on the Certificates" in this prospectus.

Advances..................................  If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to
                                            delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If
                                            provided in the prospectus supplement for a series of
                                            certificates, any entity making these advances may be entitled to receive interest on those advances while they are
                                            outstanding, payable from amounts in the related trust fund.
                                            If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any
                                            comparable advancing obligation will be described in the
                                            related prospectus supplement. See "Description of the
                                            Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination...............................  If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the
                                            principal balance of a specified class or classes of
                                            certificates by a specified percentage or amount, the party specified in the

                                        6

                                            prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the
                                            Certificates--Termination" in this prospectus.

Registration of Book-Entry
   Certificates...........................   If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The
                                             Depository Trust Company. Each class of book-entry
                                             certificates will be initially represented by one or more
                                             certificates registered in the name of a nominee of The
                                             Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this
                                             prospectus. See "Risk Factors--Book-Entry System for Certain
                                             Classes May Decrease Liquidity and Delay Payment" and
                                             "Description of the Certificates--Book-Entry Registration and
                                             Definitive Certificates" in this prospectus.

Certain Federal Income Tax
   Consequences ..........................   The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a
                                             "REMIC") under the provisions of the Internal Revenue Code.
                                             The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See
                                             "Certain Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or
                                            arrangements are invested, that are subject to ERISA or
                                            Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under
                                            ERISA or the Internal Revenue Code. See "Certain ERISA
                                            Considerations" in this prospectus and in the related
                                            prospectus supplement.

Legal Investment..........................  The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related
                                            securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.  If your investment
                                            activities are subject to legal investment laws and
                                            regulations, regulatory capital requirements or review by
                                            regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the
                                            suitability and consequences to

                                        7

                                            you of the purchase, ownership and sale of the offered
                                            certificates.  See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating....................................  At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more
                                            nationally recognized statistical rating agencies.  See
                                            "Rating" in this prospectus and "Ratings" in the related
                                            prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o     The perceived liquidity of the certificates;

                                        9

      o     The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o     The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small
            fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o     The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.
            Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o     The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

      o     The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o     A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o     A class of certificates that entitles the holders of the
            certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o     principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o     the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o     perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and
            unemployment rates;

      o     local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o     demographic factors;

      o     consumer confidence;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     in the case of rental properties, the rate at which new rentals occur; and

      o     the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o     Changes in general or local economic conditions and/or specific industry segments;

      o     Declines in real estate values;

      o     Declines in rental or occupancy rates;

      o     Increases in interest rates, real estate tax rates and other operating expenses;

      o     Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     Acts of God; and

      o     Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o     Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o     Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o     The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o     Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     Construction of competing hotels or resorts;

      o     Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o     Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o     Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o     operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     The fair market value of the related mortgaged property;

      o     The level of available mortgage interest rates at the time of sale or refinancing;

      o     The borrower's equity in the related mortgaged property;

      o     The borrower's financial condition;

      o     The operating history and occupancy level of the related mortgaged property;

      o     Tax laws with respect to certain residential properties;

      o     Reductions in government assistance/rent subsidy programs;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o     Prevailing general and regional economic conditions; and

      o     The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re leased;

      o     leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;

      o     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o     rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o     fire;

      o     lightning;

      o     explosion;

                                       21

      o     smoke;

      o     windstorm and hail; and

      o     riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o     operating the properties;

      o     providing building services;

      o     establishing and implementing the rental structure;

      o     managing operating expenses;

      o     responding to changes in the local market; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o     the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o     potential environmental legislation or liabilities or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o     generally, will not be subject to offset by losses from other activities;

      o     if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o     if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce periodic payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o     the aggregate amount of distributions on the offered certificates;

      o     their yield to maturity;

      o     the rate of principal payments; and

      o     their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o     the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o     your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o     your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
            Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o     you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
            organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
            organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.    various types of multifamily or commercial mortgage loans,

      2.    mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.    a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o     Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o     Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o     non-cash items such as depreciation and amortization,

      o     capital expenditures, and

      o     debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o     the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
            Property to

      o     the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

            (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
            and

            (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o     the cost replacement method which calculates the cost of replacing the property at that date,

      o     the income capitalization method which projects value based upon the property's projected net cash flow, or

      o     upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

      o     will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o     may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o     may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o     the type or types of property that provide security for repayment of the mortgage loans,

      o     the earliest and latest origination date and maturity date of the mortgage loans,

      o     the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o     the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
            Loan-to-Value Ratio of the mortgage loans,

      o     the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

                                       34

      o     with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o     information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o     the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
            Service Coverage Ratios, and the weighted average of the Debt
            Service Coverage Ratios, and

      o     the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o     private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o     certificates insured or guaranteed by the Federal Home Loan Mortgage
            Corporation ("FHLMC"), the Federal National Mortgage Association
            ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
            the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the

                                       35

requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o     the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o     the original and remaining term to stated maturity of the MBS, if applicable,

      o     the pass-through or bond rate of the MBS or the formula for determining the rates,

      o     the payment characteristics of the MBS,

      o     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o     a description of the credit support, if any,

      o     the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o     the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o     the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
            Prospectus Supplements" above, and

      o     the characteristics of any cash flow agreements that relate to the
            MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the

                                       36

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any

                                       37

series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in

                                       38

respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o     the availability of mortgage credit,

      o     the relative economic vitality of the area in which the Mortgaged
            Properties are located,

      o     the quality of management of the Mortgaged Properties,

      o     the servicing of the mortgage loans,

      o     possible changes in tax laws and other opportunities for investment,

      o     the existence of Lock-out Periods,

      o     requirements that principal prepayments be accompanied by Prepayment
            Premiums, and

      o     by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no

                                       39

representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may

                                       40

expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.
Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or
"shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.
Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be

                                       41

expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       42

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.    Excess Funds, or

      3.    any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase &
Co., a Delaware corporation whose principal office is located in New York, New
York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

                                       43

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o     are senior (collectively, "Senior Certificates") or subordinate
            (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o     are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no
            distributions of interest;

                                       44

      o     are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o     provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o     provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o     provide for distributions based on collections of Prepayment
            Premiums on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to

                                       45

the address of that certificateholder as it appears on the certificate register;
provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.    based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.    equal to the principal balances of one or more other classes of certificates of the same series, or

      3.    an amount or amounts specified in the applicable prospectus supplement.

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus

                                       46

supplement. See "Risk Factors--Prepayments of the Mortgage Assets Will Affect
the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity
Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o     "30/360" which means that interest is calculated on the basis of a
            360-day year consisting of twelve 30-day months;

      o     "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o     "Actual/365 (fixed) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o     "Actual/Actual (accrual basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o     "Actual/Actual (payment basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or
            366 days if the interest period ends in a leap year, as the case may be; and

      o     "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International
            Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

            o     where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

            o     where the accrual period is longer than the determination
                  period during which the accrual period ends, the sum of:

                        (1)   the number of days in such accrual period falling
                              in the determination period in which the accrual
                              period begins divided by the product of (x) the
                              number of days in such determination period and
                              (y) the number of distribution dates that would
                              occur in one calendar year; and

                        (2)   the number of days in such accrual period falling
                              in the next determination period divided by the
                              product of (x) the number of days in such
                              determination period and (y) the number of
                              distribution dates that would occur in one
                              calendar year;

                                       47

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o     "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus
            supplement.

      o     "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o     "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

                                       48

      o     If the rate described above is not published in H.15(519) by 3:00
            p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--
            Financial". The "Bond Equivalent Yield" will be calculated as follows:

                  Bond Equivalent Yield =       N x D
                                          --------------- x 100
                                             360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o     If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o     The Commercial Paper Rate will be subject to a lock-in period of six
            New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o     If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o     If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o     If the rate described above is not displayed on the relevant page by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o     If the applicable rate described above is not published in H.15(519)
            or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States
            Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated
            CMT Money line Telerate Page shown above and published in H.15(519).

      o     If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and

                                       49

            will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the
            United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o     If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary
            United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o     If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o     If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
            City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15
            Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
            (Effective)".

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o     If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest

                                       50

determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S.
Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o     If the rate described above is not published in H.15(519) prior to
            3:00 p.m., New York City time, on the relevant interest
            determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime
            Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime
            Loan."

      o     If the above rate is not published in either H.15(519), H.15 Daily
            Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
            Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o     If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a
            360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o     If the selected banks are not quoting as mentioned above, the Prime
            Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the

                                       51

certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS

      If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o     when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o     when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
            and

      o     when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under
            "--Determination of Interest Rates--Day Count Basis; Interest Rate
            Change Dates; Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o     an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o     accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

                                       52

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o     the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o     the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o     at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o     at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will

                                       53

establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o     the expected weighted average life of that class of reset rate certificates;

      o     the name and contact information of the remarketing agents;

      o     the next reset date and reset period;

      o     the applicable minimum denomination and additional increments;

      o     if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o     the interest rate mode, i.e., fixed rate or floating rate;

      o     if in floating rate mode, the applicable interest rate index;

      o     if in floating rate mode, the interval between interest rate change dates;

      o     if in floating rate mode, the applicable interest rate determination date;

      o     if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o     whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o     the applicable interest rate day count convention;

      o     the related all-hold rate, if applicable; and

      o     the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

                                       54

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

            TIMING                                    EVENT

                                 -----------------------------------------------
  Thirty to Fifteen Calendar         (Trustee to provide notices to clearing
  Days Prior to Remarketing          agencies specifying the identity of the
   Terms Determination Date                    remarketing agents)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                       REMARKETING TERMS DETERMINATION DATE
                                 (Notices sent to reset rate certificate holders
 At Least Eight Business Days     stating the new terms of the reset rate notes,
     Prior to Reset Date             including the related all-hold rate, if
                                                   applicable)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                   NOTICE DATE
                                  (Hold notices due from reset rate certificate
  Six Business Days Prior to      holders, if applicable, or they are deemed to
          Reset Date                  have tendered their reset rate notes;
                                    remarketing agents determine the amount of
                                 remarketed reset rate notes available for sale)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                            SPREAD DETERMINATION DATE
                                    (Based on market conditions, the spread or
                                  fixed rate is determined by remarketing agents
 Three Business Days Prior to         for the next reset period or a failed
          Reset Date              remarketing is declared, identity of any swap
                                 counterparty (or counterparties) is determined;
                                 and the related failed remarketing rate for the
                                      next reset period will be determined)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                    RESET DATE
                                     (New terms of the remarketed reset rate
                                     certificates become effective; any swap
          Reset Date                 agreement for previous reset period may
                                    terminate; any new swap agreement for next
                                   reset period becomes effective; payments to
                                          tendering certificateholders)
                                 -----------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing.  There will be a failed remarketing if:

      o     the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o     the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o     either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o     one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
            "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o     certain conditions specified in the related remarketing agreement are not satisfied; or

      o     any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o     all holders of that class will retain their reset rate certificates;

      o     the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o     the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o     any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o     the applicable spread as determined by the remarketing agents on the spread determination date; and

      o     the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance.
            However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o     the next succeeding reset date;

      o     the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o     if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o     inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

      o     request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC,
            Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread
            determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

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      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o     the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o     if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o     if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o     information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o     if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o     if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o     the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative
            amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual
            Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

                                       61

      o     if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o     the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o     if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o     to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

      o     the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o     the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o     the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
            DTC, the Participants holding beneficial interests in the Book-Entry
            Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

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      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o     the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o     the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

      o     the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.    the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.    applicable law, and

      3.    the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

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master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.    all payments on account of principal, including principal
            prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

            of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
            Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged
            Properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.    any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.    any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.    all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any
            Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
            "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.    any amounts paid by the master servicer to cover Prepayment Interest
            Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses"
            in this prospectus;

      9.    to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11.   any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to the certificateholders on each distribution date;

      2.    to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.    to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
            Respect of Delinquencies" in this prospectus, the reimbursement to be made out of

                                       70

            amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.    to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
            Liquidation Proceeds and Insurance and Condemnation Proceeds
            collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.    to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
            above made by it and/or any servicing expenses referred to in clause
            (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate
            Certificates of the related series;

      6.    if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3)
            above made by it and the servicing expenses described in clause (4)
            above incurred by it while they remain outstanding and unreimbursed;

      7.    if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.    to reimburse the master servicer, the special servicer, the
            Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
            Regarding the Master Servicer and the Depositor" in this prospectus;

      9.    if described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under
            "--Certain Matters Regarding the Trustee" in this prospectus;

      11.   if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13.   to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       71

      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
            Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15.   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income
            Tax Consequences--Federal Income Tax Consequences for REMIC
            Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
            certificateholders;

      18.   to make any other withdrawals permitted by the related Pooling
            Agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

                                       74

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.    to cure any ambiguity,

      2.    to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.    to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.    to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.    modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o     the nature and amount of coverage under the credit support,

      o     any conditions to payment under the credit support not otherwise described in this prospectus,

      o     any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o     the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not
            Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

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CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

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landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

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the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

                                       83

the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

                                       84

may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o     may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o     may result in a release or threatened release of any hazardous material, or

      o     may give rise to any environmental claim or demand,

      o     may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of
            manufacturing, industrial, treatment, storage or disposal activity.
            Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

                                       88

to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

                                       89

A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

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Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.    the making of an election,

      2.    compliance with the Pooling Agreement and any other governing documents and

      3.    compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each
            REMIC Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.    the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than
            125% with respect to the real property security), or

      2.    substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o     a mortgage in default or as to which default is reasonably foreseeable,

      o     mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o     a mortgage that was fraudulently procured by the mortgagor, and

      o     a mortgage that was not in fact principally secured by real property
            (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.    the sum of (a) the present value of all of the remaining
            distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

      2.    the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.    the yield to maturity of the Regular Certificate at the issue date,

      2.    events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.    the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.    the issue price does not exceed the original principal balance by more than a specified amount, and

      2.    the interest compounds or is payable at least annually at current values of

                                       97

            (a)   one or more "qualified floating rates,"

            (b)   a single fixed rate and one or more qualified floating rates,

            (c)   a single "objective rate," or

            (d)   a single fixed rate and a single objective rate that is a
                  "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.    if a Regular Certificate is held as part of a "conversion
            transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.    to the extent that the gain does not exceed the excess, if any, of
            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.    all bad loans will be deductible as business bad debts, and

      3.    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.    "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any
            organization (other than a farmers' cooperative described in Code
            Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

      2.    "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
            Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a
            Pass-Through Entity, and

      3.    an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

                                       106

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

            (i)   the present value of any consideration given to the transferee to acquire the interest;

            (ii)  the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale  or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                       108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.    the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective
            (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
            Startup Day,

            (b) foreclosure, default or imminent default of a qualified mortgage,

            (c) bankruptcy or insolvency of the REMIC Pool, or

            (d) a qualified (complete) liquidation,

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.    the receipt of compensation for services or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

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due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.    during the three months following the Startup Day,

      2.    made to a qualified reserve fund by a Residual Certificateholder,

      3.    in the nature of a guarantee,

      4.    made to facilitate a qualified liquidation or clean-up call, and

      5.    as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

                                       111

classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

                                       112

current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

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Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.    Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
            Certificate is of the type described in that section of the Code.

      2.    Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
            Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of
            Code Section 856(c)(3)(B).

      3.    Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
            860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

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      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                       115

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

                                       116

      The certificates will be subject to those rules if:

      1.    we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.    the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
            Certificates--Recharacterization of Servicing Fees" above), and

      3.    certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.    one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.    a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

      On January 24, 2006, the Treasury published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.    through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................50
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................54
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................48
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................48
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Euroclear.....................................................................54
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................54
Record Date...................................................................45
Reference Banks...............................................................48
Reform Act....................................................................94
Registration Statement.......................................................127
Regular Certificateholder.....................................................94

                                       129

Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................44
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................44
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                       130

The attached diskette contains a Microsoft Excel1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2007-CIBC19.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to this prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

1	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. We are not offering these certificates in any jurisdiction where the offer is not permitted.

Prospectus Supplement

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until September 6, 2007.

$3,025,841,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage Securities Corp.

Depositor

J.P. Morgan Chase
Commercial Mortgage
Securities Trust 2007-CIBC19

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19

Class A-1	$52,983,000
Class A-2	$151,614,000
Class A-3	$180,000,000
Class A-4	$1,195,030,000
Class A-SB	$117,589,000
Class A-1A	$595,708,000
Class X	$3,275,606,503
Class A-M	$327,561,000
Class A-J	$262,048,000
Class B	$24,567,000
Class C	$36,851,000
Class D	$32,756,000
Class E	$49,134,000

PROSPECTUS SUPPLEMENT

JPMorgan

CIBC World Markets

Bear, Stearns & Co. Inc.

June 5, 2007